                                                               EXHIBIT 17(b)(iv)

[Front cover page]
Galaxy Tax-Exempt Bond Funds
The Galaxy Fund




Prospectus
___________, 2000


Galaxy Tax-Exempt Bond Fund
Galaxy New Jersey Municipal Bond Fund
Galaxy New York Municipal Bond Fund
Galaxy Connecticut Municipal Bond Fund
Galaxy Massachusetts Municipal Bond Fund
Galaxy Rhode Island Municipal Bond Fund


Retail A Shares and Retail B Shares




As with all mutual funds, the Securities and Exchange Commission has not approved or disapproved any shares of these Funds or determined if this prospectus is accurate or complete. Anyone who tells you otherwise is committing a crime.

Contents



Contents
--------

1        Introduction
3        Galaxy Tax-Exempt Bond Fund
8        Galaxy New Jersey Municipal Bond Fund

13       Galaxy New York Municipal Bond Fund
18       Galaxy Connecticut Municipal Bond Fund
23       Galaxy Massachusetts Municipal Bond Fund
29       Galaxy Rhode Island Municipal Bond Fund

33       Additional information about risk

34       Fund management

35       How to invest in the Funds
35       How sales charges work
38       Buying, selling and exchanging shares

39                How to buy shares

40                How to sell shares

42                How to exchange shares

42                Other transaction policies

44       Dividends, distributions and taxes

46       Galaxy investor programs

48       How to reach Galaxy
49       Financial highlights

RISK/RETURN SUMMARY


INTRODUCTION


This prospectus describes the Galaxy Tax-Exempt Bond Funds. The Funds invest primarily in municipal securities, which are debt obligations of state and local governments and other political or public bodies or agencies. The interest paid on municipal securities is generally exempt from federal income tax and, in some cases, from state and local income tax.


On the following pages, you'll find important information about each of the Galaxy Tax-Exempt Bond Funds, including:


- the Fund's investment objective (sometimes called the Fund's goal) and the main investment strategies used by the Fund's investment adviser in trying to achieve that objective
-      the main risks associated with an investment in the Fund
- the Fund's past performance measured on both a year-by-year and long-term basis
-      the fees and expenses that you will pay as an investor in the Fund



[Sidenote:]
TAX-EQUIVALENT YIELD
One way to understand the tax advantages of a tax-exempt fund is to compare its after-tax return to that of a taxable investment. For example, suppose a taxable fund pays a return of 10%. If you're in the 36% federal income tax bracket, the fund's return after taxes is 6.4%. When a tax-exempt fund pays a return of 10%, you don't pay tax. So if you're in the 36% tax bracket, that's the equivalent of earning about 15.6% on a taxable fund. If you're in a low tax bracket, however, it may not be helpful to invest in a tax-exempt fund if you can achieve a higher after-tax return from a taxable investment.


WHICH FUND IS RIGHT FOR YOU?

The Funds are designed for investors who are looking for income that's free of federal income tax and who can accept fluctuations in price and yield. A Fund that specializes in a particular state is best suited to residents of that state who are also looking for income that is free of the state's income tax. TAX-EXEMPT FUNDS ARE NOT APPROPRIATE INVESTMENTS FOR TAX-DEFERRED RETIREMENT ACCOUNTS, SUCH AS IRAS, BECAUSE THEIR RETURNS BEFORE TAXES ARE GENERALLY LOWER THAN THOSE OF TAXABLE FUNDS.


THE FUNDS' INVESTMENT ADVISER


Fleet Investment Advisors Inc. (the "Adviser") is the investment adviser for all of these Funds. The Adviser, an indirect wholly-owned subsidiary of FleetBoston Corporation, was established in 1984 and has its main office at 75 State Street, Boston, Massachusetts 02109. The Adviser also provides investment management and advisory services to individual and institutional clients and manages the other Galaxy investment portfolios. As of December 31, 1999, the Adviser managed over $__ billion in assets.



AN INVESTMENT IN THE FUNDS ISN'T A FLEET BANK DEPOSIT AND IT ISN'T INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. YOU COULD LOSE MONEY BY INVESTING IN THE FUNDS.

Galaxy Tax-Exempt Bond Fund


THE FUND'S INVESTMENT OBJECTIVE

The Fund seeks to provide shareholders with as high a level of current interest income free of federal income tax as is consistent with preservation of capital.


THE FUND'S MAIN INVESTMENT STRATEGIES

The Fund normally invests at least 80% of its total assets in municipal securities that pay interest which is exempt from regular federal income tax, primarily bonds (normally 65% of total assets). Under normal conditions, the Fund will invest no more than 20% of its total assets in taxable obligations, such as U.S. Government obligations, money market instruments and repurchase agreements.

Municipal securities purchased by the Fund may include general obligation securities, revenue securities and private activity bonds. The interest on private activity bonds may be subject to the federal alternative minimum tax. Investments in private activity bonds will not be treated as investments in municipal securities for purposes of the 80% requirement stated above.


In selecting portfolio securities for the Fund, the Adviser evaluates the suitability of available bonds according to such factors as creditworthiness, maturity, liquidity and interest rates. It also determines the appropriate allocation of the Fund's assets among various geographic regions, issuers, and industry sectors.



Nearly all of the Fund's investments will be of investment grade quality. These are securities which have one of the top four ratings assigned by Standard & Poor's Ratings Group (S&P) or Moody's Investors Service, Inc. (Moody's), or are unrated securities determined by the Adviser to be of comparable quality. Under normal market conditions, the Fund will invest at least 65% of its total assets in securities that have one of the top three ratings assigned by S&P or Moody's or unrated securities determined by the Adviser to be of comparable quality. Occasionally, the rating of a security held by the Fund may be downgraded to below investment grade. If that happens, the Fund doesn't have to sell the security unless the Adviser determines that under the circumstances the security is no longer an appropriate investment for the Fund. However, the Fund will sell promptly any securities that are not rated investment grade by either
S&P or Moody's if the securities exceed 5% of the Fund's net assets.


The Fund's average weighted maturity will vary from time to time depending on current economic and market conditions and the Adviser's assessment of probable changes in interest rates.

The Fund will sell a portfolio security when, as a result of changes in the economy or the performance of the security or other circumstances, the Adviser believes that holding the security is no longer consistent with the Fund's investment objective.


[Sidenote:]
MUNICIPAL SECURITIES
State and local governments issue municipal securities to raise money to finance public works, to repay outstanding obligations, to raise funds for general operating expenses and to make loans to other public institutions. Some municipal securities, known as private activity bonds, are backed by private entities and are used to finance various non-public projects. Municipal securities, which can be issued as bonds, notes or commercial paper, usually have fixed interest rates, although some have interest rates that change from time to time.

[Sidenote:]
TYPES OF MUNICIPAL SECURITIES
GENERAL OBLIGATION securities are secured by the issuer's full faith, credit and taxing power. REVENUE OBLIGATION securities are usually payable only from revenues derived from specific facilities or revenue sources. PRIVATE ACTIVITY BONDS are usually revenue obligations since they are typically payable by the private user of the facilities financed by the bonds.


[Sidenote:]
AVERAGE WEIGHTED MATURITY
Average weighted maturity gives you the average time until all debt securities in a Fund come due or MATURE. It is calculated by averaging the time to maturity of all debt securities held by a Fund with each maturity "weighted" according to the percentage of assets it represents.



[Sidenote:]
DURATION
Duration is an approximate measure of the price sensitivity of a fund to changes in interest rates. Unlike maturity which measures only the time until final payment, duration gives you the average time it takes to receive all expected cash flows (including interest payments, prepayments and final payments) on the debt obligations held by a fund.


THE MAIN RISKS OF INVESTING IN THE FUND

All mutual funds are affected by changes in the economy and swings in investment markets.

In addition, the Fund also carries the following main risks:

- INTEREST RATE RISK - The prices of debt securities, including municipal securities, tend to move in the opposite direction to interest rates. When rates are rising, the prices of debt securities tend to fall. When rates are falling, the prices of debt securities tend to rise. Generally, the longer the time until maturity, the more sensitive the price of a debt security is to interest rate changes.
- CREDIT RISK - The value of debt securities, including municipal securities, also depends on the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities will fall. Debt securities which have the lowest of the top four ratings assigned by S&P or Moody's have speculative characteristics. Changes in the economy are more likely to affect the ability of issuers of these securities to make payments of principal and interest than is the case with higher-rated securities. The ability of a state or local government issuer to make payments can be affected by many factors, including economic conditions, the flow of tax revenues and changes in the level of federal, state or local aid. Some municipal obligations are payable only from limited revenue sources or private entities.

- PREPAYMENT/EXTENSION RISK - Changes in interest rates may cause certain municipal securities held by the Fund to be paid off much sooner or later than expected, which could adversely affect the Fund's value. In the event that a security is paid off sooner than expected because of a decline in interest rates, the Fund may be unable to recoup all of its initial investment and may also suffer from having to reinvest in lower-yielding securities. In the event of a later than expected payment because of a rise in interest rates, the value of the obligation will decrease and the Fund may suffer from the inability to invest in higher-yielding securities.

- SELECTION OF INVESTMENTS - The Adviser evaluates the risks and rewards presented by all securities purchased by the Fund and how they advance the Fund's investment objective. It's possible, however, that these evaluations will prove to be inaccurate.



HOW THE FUND HAS PERFORMED

The bar chart and the table below show how the Fund has performed in the past and give some indication of the risk of investing in the Fund. Both assume that all dividends and distributions are reinvested in the Fund. How the Fund has performed in the past doesn't necessarily show how it will perform in the future.


YEAR-BY-YEAR TOTAL RETURNS - CALENDAR YEARS

The bar chart shows how the performance of Retail A Shares has varied from year to year.The returns for Retail B Shares were different than the figures shown because each class of shares has different expenses. The figures don't include any sales charges that investors pay when buying or selling shares of the Fund. If sales charges were included, the returns would be lower.



[Sidenote:]
Best quarter:                          % for the quarter ending           ,
Worst quarter:                         % for the quarter ending           ,



[bar chart goes here]


----------------------------------------------------------------------------------------------------------------------
1992             1993           1994            1995            1996          1997           1998         1999
----------------------------------------------------------------------------------------------------------------------
9.25%           11.95%         -5.37%          15.79%           3.31%         8.72%          5.73%            %
----------------------------------------------------------------------------------------------------------------------


AVERAGE ANNUAL TOTAL RETURNS


The table shows the Fund's average annual total returns (after taking into account any sales charges) for the periods ended December 31, 1999, as compared to a broad-based market index. The returns for Retail A Shares of the Fund for periods prior to December 1, 1995 have been restated to include the effect of the maximum 3.75% front-end sales charge which went into effect on that date.



-----------------------------------------------------------------------------------------------------------------
                                       1 year                5 years                  Since inception
-----------------------------------------------------------------------------------------------------------------
Retail A Shares                              %                      %              % (12/30/91)
-----------------------------------------------------------------------------------------------------------------
Retail B Shares                              %                      %              % (3/4/96)
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
Lehman Brothers Municipal                                                          % (since 12/31/91)
Bond Index                                   %                      %              % (since 2/29/96)
-----------------------------------------------------------------------------------------------------------------


For current yield information, please call 1-877-BUY-GALAXY (1-877-289-4252).


[Sidenote:]
The Lehman Brothers Municipal Bond Index is an unmanaged index which tracks the performance of municipal bonds.


FEES AND EXPENSES OF THE FUND


The following tables show the fees and expenses you may pay when you buy and hold shares of the Fund.


Shareholder fees (fees paid directly from your investment)

------------------------------------------------------------------------------------
                        Maximum sales charge           Maximum deferred
                        (load) on purchases            sales charge (load)
                        shown as a % of the            shown as a % of the
                        offering price                 offering price or sale
                                                       price, whichever is
                                                       less
------------------------------------------------------------------------------------
Retail A Shares         3.75%(1)                       None(2)

------------------------------------------------------------------------------------
Retail B Shares         None                           5.00%(3)

------------------------------------------------------------------------------------


Annual Fund operating expenses (expenses deducted from the Fund's assets)



------------------------------------------------------------------------------------------
                                                                            Total
                                          Distribution                      Fund
                        Management        and service         Other         operating
                        fees              (12b-1) fees        expenses      expenses
------------------------------------------------------------------------------------------
Retail A Shares         0.75%(4)          None                      %            %(4)

------------------------------------------------------------------------------------------
Retail B Shares         0.75%(4)          0.80%                     %            %(4)

------------------------------------------------------------------------------------------


(1) Reduced sales charges may be available. See "How to invest in the Funds - How sales charges work."

(2)  Except for investments of $500,000 or more. See "How to invest in the Funds
     - How sales charges work."

(3) This amount applies if you sell your shares in the first year after purchase and gradually declines to 1% in the sixth year after purchase. After six years, your Retail B Shares will automatically convert to Retail A Shares. See "How to invest in the Funds - How sales charges work."

(4)  The Adviser is waiving a portion of the Management fees so that such fees
     are expected to be      %. Total Fund operating expenses after this waiver
     are expected to be      % for

     Retail A Shares and     % for Retail B Shares. This fee waiver may be
     revised or discontinued at any time.


EXAMPLE

This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:
-      you invest $10,000 for the periods shown
-      you reinvest all dividends and distributions in the Fund
-      you sell all your shares at the end of the periods shown
-      your investment has a 5% return each year
-      your Retail B Shares convert to Retail A Shares after six years
-      the Fund's operating expenses remain the same

Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:


-------------------------------------------------------------------------------------------------------------
                               1 year               3 years              5 years              10 years
-------------------------------------------------------------------------------------------------------------
Retail A Shares                  $                     $                     $                     $
-------------------------------------------------------------------------------------------------------------
Retail B Shares                  $                     $                     $                     $
-------------------------------------------------------------------------------------------------------------


If you hold Retail B Shares, you would pay the following expenses if you didn't sell your shares:


-------------------------------------------------------------------------------------------------------------
Retail B Shares                  $                     $                     $                     $
-------------------------------------------------------------------------------------------------------------



[Sidenote:]
PORTFOLIO MANAGER
The Adviser's Tax-Exempt Investment Policy Committee is responsible for the day-to-day management of the Fund's investment portfolio.

Galaxy New Jersey Municipal Bond Fund


THE FUND'S INVESTMENT OBJECTIVE

The Fund seeks as high a level of current interest income exempt from federal income tax and, to the extent possible, from New Jersey personal income tax, as is consistent with relative stability of principal.


THE FUND'S MAIN INVESTMENT STRATEGIES

The Fund normally invests at least 80% of its total assets in municipal securities that pay interest which is exempt from regular federal income tax, and at least 65% of its total assets in New Jersey municipal securities, which are securities issued by the State of New Jersey and other government issuers and that pay interest which is exempt from both federal income tax and New Jersey personal income tax. Under normal conditions, the Fund will invest no more than 20% of its total assets in taxable obligations, such as U.S. Government obligations, money market instruments and repurchase agreements.

Municipal securities purchased by the Fund may include general obligation securities, revenue securities and private activity bonds. The interest on private activity bonds may be subject to the federal alternative minimum tax. Investments in private activity bonds will not be treated as investments in municipal securities for purposes of the 80% requirement stated above.


In selecting portfolio securities for the Fund, the Adviser evaluates the suitability of available bonds according to such factors as creditworthiness, maturity, liquidity and interest rates. It also determines the appropriate allocation of the Fund's assets among various issuers and industry sectors.



Nearly all of the Fund's investments will be of investment grade quality. These are securities which have one of the top four ratings assigned by Standard & Poor's Ratings Group (S&P) or Moody's Investors Service, Inc. (Moody's), or are unrated securities determined by the Adviser to be of comparable quality. Under normal market conditions, the Fund will invest at least 65% of its total assets in securities that have one of the top three ratings assigned by S&P or Moody's or unrated securities determined by the Adviser to be of comparable quality. Occasionally, the rating of a security held by the Fund may be downgraded to below investment grade. If that happens, the Fund doesn't have to sell the security, unless the Adviser determines that under the circumstances the security is no longer an appropriate investment for the Fund. However, the Fund will sell promptly any securities that are not rated investment grade by S&P or Moody's if the securities exceed 5% of the Fund's net assets. The Fund's average weighted maturity will vary from time to time depending on current economic and market conditions and the Adviser's assessment of probable changes in interest rates.


The Fund will sell a portfolio security when, as a result of changes in the economy or the performance of the security or other circumstances, the Adviser believes that holding the security is no longer consistent with the Fund's investment objective.

[Sidenote:]
AVERAGE WEIGHTED MATURITY
Average weighted maturity gives you the average time until all debt securities in a fund come due or mature. It is calculated by averaging the time to maturity of all debt securities held by a fund with each maturity "weighted" according to the percentage of assets it represents.


THE MAIN RISKS OF INVESTING IN THE FUND

All mutual funds are affected by changes in the economy and by swings in investment markets.

In addition, the Fund also carries the following main risks:

- INTEREST RATE RISK - The prices of debt securities, including municipal securities, tend to move in the opposite direction to interest rates. When rates are rising, the prices of debt securities tend to fall. When rates are falling, the prices of debt securities tend to rise. Generally, the longer the time until maturity, the more sensitive the price of a debt security is to interest rate changes.
- CREDIT RISK - The value of debt securities, including municipal securities, also depends on the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities will fall. Debt securities which have the lowest of the top four ratings assigned by S&P or Moody's have speculative characteristics. Changes in the economy are more likely to affect the ability of issuers of these securities to make payments of principal and interest than is the case with higher-rated securities. The ability of a state or local government issuer to make payments can be affected by many factors, including economic conditions, the flow of tax revenues and changes in the level of federal, state or local aid. Some municipal obligations are payable only from limited revenue sources or private entities.

- PREPAYMENT/EXTENSION RISK - Changes in interest rates may cause certain municipal securities held by the Fund to be paid off much sooner or later than expected, which could adversely affect the Fund's value. In the event that a security is paid off sooner than expected because of a decline in interest rates, the Fund may be unable to recoup all of its initial investment and may also suffer from having to reinvest in lower-yielding securities. In the event of a later than expected payment because of a rise in interest rates, the value of the obligation will decrease and the Fund may suffer from the inability to invest in higher-yielding securities.

- LACK OF DIVERSIFICATION - The Fund is not diversified, which means that it can invest a large percentage of its assets in a small number of issuers. As a result, a change in the value of any one investment held by the Fund may affect the overall value of the Fund more than it would affect a diversified fund which holds more investments.
- SINGLE STATE RISK - Because the Fund invests primarily in New Jersey municipal securities, it is likely to be especially susceptible to economic, political and regulatory events that affect New Jersey. Other considerations affecting the Fund's investments in New Jersey municipal securities are summarized in the Statement of Additional Information.
- SELECTION OF INVESTMENTS - The Adviser evaluates the risks and rewards presented by all securities purchased by the Fund and how they advance the Fund's investment objective. It's possible, however, that these evaluations will prove to be inaccurate.

HOW THE FUND HAS PERFORMED


The bar chart and the table below show how the Fund has performed in the past and give some indication of the risk of investing in the Fund. Both assume that all dividends and distributions are reinvested in the Fund. How the Fund has performed in the past doesn't necessarily show how it will perform in the future.



YEAR-BY-YEAR TOTAL RETURNS - CALENDAR YEARS



The bar chart shows the performance of Retail A Shares during the last calendar year. The figures don't include any sales charges that investors pay when buying or selling shares of the Fund. If sales charges were included, the returns would be lower.



[Sidenote:]
Best quarter:                          % for the quarter ending           ,
Worst quarter:                         % for the quarter ending           ,



[bar chart goes here]



--------------
    1999
--------------
        %
--------------



AVERAGE ANNUAL TOTAL RETURNS

The table shows the Fund's average annual total returns (after taking into account any sales charges) for the periods ended December 31, 1999, as compared to a broad-based market index.


-------------------------------------------------------------------------------------------
                                        1 year                   Since inception
-------------------------------------------------------------------------------------------
Retail A Shares                              %               % (4/3/98)
-------------------------------------------------------------------------------------------
Lehman Brothers Municipal
Bond Index                                   %               % (since 3/31/98)
-------------------------------------------------------------------------------------------



For current yield information, please call 1-877-BUY-GALAXY (1-877-289-4252).



[Sidenote:]
Lehman Brothers Municipal Bond Index is an unmanaged index which tracks the performance of municipal bonds.

FEES AND EXPENSES OF THE FUND


The following tables show the fees and expenses you may pay when you buy and hold shares of the Fund.



Shareholder fees (fees paid directly from your investment)


------------------------------------------------------------------------------------
                        Maximum sales charge           Maximum deferred
                        (load) on purchases            sales charge (load)
                        shown as a % of the            shown as a % of the
                        offering price                 offering price or sale
                                                       price, whichever is
                                                       less
------------------------------------------------------------------------------------
Retail A Shares         3.75%(1)                       None(2)
------------------------------------------------------------------------------------


Annual Fund operating expenses (expenses deducted from the Fund's assets)



------------------------------------------------------------------------------------------
                                                                            Total
                                                                            Fund
                        Management        Distribution        Other         operating
                        fees              (12b-1) fees        expenses      expenses
------------------------------------------------------------------------------------------
Retail A Shares         0.75%(3)          None                     %(3)          %(3)

------------------------------------------------------------------------------------------


(1) Reduced sales charges may be available. See "How to invest in the Funds - How sales charges work."
(2)  Except for investments of $500,000 or more. See "How to invest in the Funds
     - How sales charges work."

(3)  The Adviser is waiving a portion of the Management fees so that such fees
     are expected to be      %. The Fund's administrator is waiving a portion of
     the administration fees and reimbursing certain expenses so that Other
     expenses are expected to be      %. Total Fund operating expenses after
     these waivers and reimbursements are expected to be      %. These fee
     waivers and expense reimbursements may be revised or discontinued at any time.


EXAMPLE

This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:
-      you invest $10,000 for the periods shown
-      you reinvest all dividends and distributions in the Fund
-      you sell all your shares at the end of the periods shown
-      your investment has a 5% return each year
-      the Fund's operating expenses remain the same

Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:

-------------------------------------------------------------------------------------------------------------
                               1 year               3 years              5 years              10 years
-------------------------------------------------------------------------------------------------------------
Retail A Shares                 $                      $                    $                     $
-------------------------------------------------------------------------------------------------------------


[Sidenote:]
PORTFOLIO MANAGER
The Adviser's Tax-Exempt Investment Policy Committee is responsible for the day-to-day management of the Fund's investment portfolio.

Galaxy New York Municipal Bond Fund


THE FUND'S INVESTMENT OBJECTIVE

The Fund seeks as high a level of current interest income exempt from federal income tax and, to the extent possible, from New York State and New York City personal income tax, as is consistent with relative stability of principal.


THE FUND'S MAIN INVESTMENT STRATEGIES

The Fund normally invests at least 80% of its total assets in municipal securities that pay interest which is exempt from regular federal income tax, and at least 65% of its total assets in New York municipal securities, which are securities issued by the State of New York and other government issuers and that pay interest which is exempt from federal income tax and New York State and New York City personal income tax. Under normal conditions, the Fund will invest no more than 20% of its total assets in taxable obligations, such as U.S. Government obligations, money market instruments and repurchase agreements.

Municipal securities purchased by the Fund may include general obligation securities and private activity bonds. The interest on private activity bonds may be subject to the federal alternative minimum tax. Investments in private activity bonds will not be treated as investments in municipal securities for purposes of the 80% requirement stated above.


In selecting portfolio securities for the Fund, the Adviser evaluates the suitability of available bonds according to such factors as creditworthiness, maturity, liquidity, and interest rates. It also determines the appropriate allocation of the Fund's assets among various issuers and industry sectors.



Nearly all of the Fund's investments will be of investment grade quality. These are securities which have one of the top four ratings assigned by Standard & Poor's Ratings Group (S&P) or Moody's Investors Service, Inc. (Moody's), or are unrated securities determined by the Adviser to be of comparable quality. Under normal market conditions, the Fund will invest at least 65% of its total assets in securities that have one of the top three ratings assigned by S&P or Moody's or unrated securities determined by the Adviser to be of comparable quality. Occasionally, the rating of a security held by the Fund may be downgraded to below investment grade. If that happens, the Fund doesn't have to sell the security unless the Adviser determines that under the circumstances the security is no longer an appropriate investment for the Fund. However, the Fund will sell promptly any securities that are not rated investmetn grade by S&P or Moody's if the securities exceed 5% of the Fund's net assets.


The Fund's average weighted maturity will vary from time to time depending on current economic and market conditions and the Adviser's assessment of probable changes in interest rates.

The Fund will sell a portfolio security when, as a result of changes in the economy or the performance of the security or other circumstances, the Adviser believes that holding the security is no longer consistent with the Fund's investment objective.

[Sidenote:]
AVERAGE WEIGHTED MATURITY
Average weighted maturity gives you the average time until all debt securities in a fund come due or mature. It is calculated by averaging the time to maturity of all debt securities held by a fund with each maturity "weighted" according to the percentage of assets it represents.


THE MAIN RISKS OF INVESTING IN THE FUND

All mutual funds are affected by changes in the economy and swings in investment markets.

In addition, the Fund also carries the following main risks:

- INTEREST RATE RISK - The prices of debt securities, including municipal securities, tend to move in the opposite direction to interest rates. When rates are rising, the prices of debt securities tend to fall. When rates are falling, the prices of debt securities tend to rise. Generally, the longer the time until maturity, the more sensitive the price of a debt security is to interest rate changes.
- CREDIT RISK - The value of debt securities, including municipal securities, also depends on the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities will fall. Debt securities which have the lowest of the top four ratings assigned by S&P or Moody's have speculative characteristics. Changes in the economy are more likely to affect the ability of issuers of these securities to make payments of principal and interest than is the case with higher-rated securities. The ability of a state or local government issuer to make payments can be affected by many factors, including economic conditions, the flow of tax revenues and changes in the level of federal, state or local aid. Some municipal obligations are payable only from limited revenue sources or private entities.

- PREPAYMENT/EXTENSION RISK - Changes in interest rates may cause certain municipal securities held by the Fund to be paid off much sooner or later than expected, which could adversely affect the Fund's value. In the event that a security is paid off sooner than expected because of a decline in interest rates, the Fund may be unable to recoup all of its initial investment and may also suffer from having to reinvest in lower-yielding securities. In the event of a later than expected payment because of a rise in interest rates, the value of the obligation will decrease and the Fund may suffer from the inability to invest in higher-yielding securities.

- LACK OF DIVERSIFICATION - The Fund is not diversified, which means that it can invest a large percentage of its assets in a small number of issuers. As a result, a change in the value of any one investment held by the Fund may affect the overall value of the Fund more than it would affect a diversified fund which holds more investments.
- SINGLE STATE RISK - Because the Fund invests primarily in New York municipal securities, the Fund's ability to achieve its investment objective is dependent upon the ability of the issuers of New York municipal securities to meet their continuing obligations for the payment of principal and interest. New York State and New York City face long-term economic problems that could seriously affect their ability and that of other issuers of New York municipal securities to meet their financial obligations. Other considerations affecting the

       Fund's investments in New York municipal securities are summarized in the Statement of Additional Information.

- SELECTION OF INVESTMENTS - The Adviser evaluates the risks and rewards presented by all securities purchased by the Fund and how they advance the Fund's investment objective. It's possible, however, that these evaluations will prove to be inaccurate.


HOW THE FUND HAS PERFORMED


The bar chart and the table below show how the Fund has performed in the past and give some indication of the risk of investing in the Fund. Both assume that all dividends and distributions are reinvested in the Fund. How the Fund has performed in the past doesn't necessarily show how it will perform in the future.


YEAR-BY-YEAR TOTAL RETURNS - CALENDAR YEARS

The bar chart shows how the performance of Retail A Shares has varied from year to year. The figures don't include any sales charges that investors pay when buying or selling shares of the Fund. If sales charges were included, the returns would be lower.



[Sidenote:]
Best quarter:                          % for the quarter ending           ,
Worst quarter:                         % for the quarter ending           ,



[bar chart goes here]



----------------------------------------------------------------------------------------------------------------------
     1992            1993           1994          1995           1996          1997           1998          1999
----------------------------------------------------------------------------------------------------------------------
     8.29%          12.30%         -7.26%        16.85%          3.38%         8.66%          5.96%             %
----------------------------------------------------------------------------------------------------------------------


AVERAGE ANNUAL TOTAL RETURNS


The table shows the Fund's average annual total returns (after taking into account any sales charges) for the periods ended December 31, 1999, as compared to a broad-based market index. The returns for Retail A Shares of the Fund for periods prior to December 1, 1995 have been restated to include the effect of the maximum 3.75% front-end sales charge which went into effect on that date.



------------------------------------------------------------------------------------------------------------------
                                      1 year                  5 years                   Since inception
------------------------------------------------------------------------------------------------------------------
Retail A Shares                             %                       %                 % (12/31/91)
------------------------------------------------------------------------------------------------------------------
Lehman Brothers
Municipal Bond
Index                                       %                        %                % (since 12/31/91)
------------------------------------------------------------------------------------------------------------------

For current yield information, please call 1-877-BUY-GALAXY (1-877-289-4252).



[Sidenote:]
The Lehman Brothers Municipal Bond Index is an unmanaged index which tracks the performance of municipal bonds.


FEES AND EXPENSES OF THE FUND


The following tables show the fees and expenses you may pay when you buy and hold shares of the Fund.



Shareholder fees (fees paid directly from your investment)


------------------------------------------------------------------------------------
                        Maximum sales charge           Maximum deferred
                        (load) on purchases            sales charge (load)
                        shown as a % of the            shown as a % of the
                        offering price                 offering price or sale
                                                       price, whichever is
                                                       less
------------------------------------------------------------------------------------
Retail A Shares         3.75%(1)                       None(2)
------------------------------------------------------------------------------------


Annual Fund operating expenses (expenses deducted from the Fund's assets)



------------------------------------------------------------------------------------------
                                                                            Total
                                                                            Fund
                        Management        Distribution        Other         operating
                        fees              (12b-1) fees        expenses      expenses
------------------------------------------------------------------------------------------
Retail A Shares         0.75%(3)          None                      %            %(3)

------------------------------------------------------------------------------------------


(1) Reduced sales charges may be available. See "How to invest in the Funds - How sales charges work."
(2) Except for investments of $500,000 or more. See "How to invest in the Funds - How sales charges work."

(3)  The Adviser is waiving a portion of the Management fees so that such fees
     are expected to be      %. Total Fund operating expenses after this waiver
     are expected to be      %. This fee waiver may be revised or discontinued
     at any time.


EXAMPLE

This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:
-      you invest $10,000 for the periods shown
-      you reinvest all dividends and distributions in the Fund
-      you sell all your shares at the end of the periods shown

-      your investment has a 5% return each year
-      the Fund's operating expenses remain the same

Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:


-------------------------------------------------------------------------------------------------------------
                               1 year               3 years              5 years              10 years
-------------------------------------------------------------------------------------------------------------
Retail A Shares                  $                     $                    $                      $
-------------------------------------------------------------------------------------------------------------



[Sidenote:]
PORTFOLIO MANAGER
The Adviser's Tax-Exempt Investment Policy Committee is responsible for the day-to-day management of the Fund's investment portfolio.

Galaxy Connecticut Municipal Bond Fund


THE FUND'S INVESTMENT OBJECTIVE

The Fund seeks as high a level of current interest income exempt from federal income tax and, to the extent possible, from Connecticut personal income tax, as is consistent with relative stability of principal.


THE FUND'S MAIN INVESTMENT STRATEGIES


The Fund normally invests at least 80% of its total assets in municipal securities that pay interest which is exempt from regular federal income tax, and at least 65% of its total assets in Connecticut municipal securities, which are securities issued by the State of Connecticut and other government issuers and that pay interest which is exempt from both federal income tax and Connecticut state income tax on individuals, trusts and estates. Under normal conditions, the Fund will invest no more than 20% of its total assets in taxable obligations, such as U.S. Government obligations, money market instruments and repurchase agreements.


Municipal securities purchased by the Fund may include general obligation securities, revenue securities and private activity bonds. The interest on private activity bonds may be subject to the federal alternative minimum tax. Investments in private activity bonds will not be treated as investments in municipal securities for purposes of the 80% requirement stated above.


In selecting portfolio securities for the Fund, the Adviser evaluates the suitability of available bonds according to such factors as creditworthiness, maturity, liquidity, and interest rates. It also determines the appropriate allocation of the Fund's assets among various issuers and industry sectors.



Nearly all of the Fund's investments will be of investment grade quality. These are securities which have one of the top four ratings assigned by Standard & Poor's Ratings Group (S&P) or Moody's Investors Service, Inc. (Moody's), or are unrated securities determined by the Adviser to be of comparable quality. Under normal market conditions, the Fund will invest at least 65% of its total assets in securities that have one of the top three ratings assigned by S&P or Moody's or unrated securities determined by the Adviser to be of comparable quality. Occasionally, the rating of a security held by the Fund may be downgraded to below investment grade. If that happens, the Fund doesn't have to sell the security unless the Adviser determines that under the circumstances the security is no longer an appropriate investment for the Fund. However, the Fund will sell promptly any securities that are not rated investment grade by S&P or Moody's if the securities exceed 5% of the Fund's net assets.


The Fund's average weighted maturity will vary from time to time depending on current market conditions and the Adviser's assessment of probable changes in interest rates.

The Fund will sell a portfolio security when, as a result of changes in the economy or the performance of the security or other circumstances, the Adviser believes that holding the security is no longer consistent with the Fund's investment objective.

[Sidenote:]
AVERAGE WEIGHTED MATURITY
Average weighted maturity gives you the average time until all debt securities in a fund come due or mature. It is calculated by averaging the time to maturity of all debt securities held by a fund with each maturity "weighted" according to the percentage of assets it represents.


THE MAIN RISKS OF INVESTING IN THE FUND

All mutual funds are affected by changes in the economy and swings in investment markets.

In addition, the Fund also carries the following main risks:

- INTEREST RATE RISK - The prices of debt securities, including municipal securities, tend to move in the opposite direction to interest rates. When rates are rising, the prices of debt securities tend to fall. When rates are falling, the prices of debt securities tend to rise. Generally, the longer the time until maturity, the more sensitive the price of a debt security is to interest rate changes.
- CREDIT RISK - The value of debt securities, including municipal securities, also depends on the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities will fall. Debt securities which have the lowest of the top four ratings assigned by S&P or Moody's have speculative characteristics. Changes in the economy are more likely to affect the ability of issuers of these securities to make payments of principal and interest than is the case with higher-rated securities. The ability of a state or local government issuer to make payments can be affected by many factors, including economic conditions, the flow of tax revenues and changes in the level of federal, state or local aid. Some municipal obligations are payable only from limited revenue sources or by private entities.

- PREPAYMENT/EXTENSION RISK - Changes in interest rates may cause certain municipal securities held by the Fund to be paid off much sooner or later than expected, which could adversely affect the Fund's value. In the event that a security is paid off sooner than expected because of a decline in interest rates, the Fund may be unable to recoup all of its initial investment and may also suffer from having to reinvest in lower-yielding securities. In the event of a later than expected payment because of a rise in interest rates, the value of the obligation will decrease and the Fund may suffer from the inability to invest in higher-yielding securities.

- LACK OF DIVERSIFICATION - The Fund is not diversified, which means that it can invest a large percentage of its assets in a small number of issuers. As a result, a change in the value of any one investment held by the Fund may affect the overall value of the Fund more than it would affect a diversified fund which holds more investments.
- SINGLE STATE RISK - Because the Fund invests primarily in Connecticut municipal securities, it is likely to be especially susceptible to economic, political and regulatory events that affect Connecticut. Other considerations affecting the Fund's investments in Connecticut municipal securities are summarized in the Statement of Additional Information.
- SELECTION OF INVESTMENTS - The Adviser evaluates the risks and rewards presented by all securities purchased by the Fund and how they advance the Fund's investment objective. It's possible, however, that these evaluations will prove to be inaccurate.

HOW THE FUND HAS PERFORMED

The bar chart and the table below show how the Fund has performed in the past and give some indication of the risk of investing in the Fund. Both assume that all dividends and distributions are reinvested in the Fund. How the Fund has performed in the past doesn't necessarily show how it will perform in the future.



YEAR-BY-YEAR TOTAL RETURNS - CALENDAR YEARS



The bar chart shows how the performance of Retail A Shares has varied from year to year. The figures don't include any sales charges that investors pay when buying or selling shares of the Fund. If sales charges were included, the returns would be lower.



[Sidenote:]
Best quarter:                          % for the quarter ending           ,
Worst quarter:                         % for the quarter ending           ,



[bar chart goes here]



----------------------------------------------------------------------------------------------------------------------
        1994                1995                1996               1997                1998               1999
----------------------------------------------------------------------------------------------------------------------
       -8.07%              18.02%               3.35%              8.61%               5.84%                  %
----------------------------------------------------------------------------------------------------------------------


AVERAGE ANNUAL TOTAL RETURNS


The table shows the Fund's average annual total returns (after taking into account any sales charges) for the periods ended December 31, 1999, as compared to a broad-based market index. The returns for Retail A Shares of the Fund for periods prior to December 1, 1995 have been restated to include the effect of the maximum 3.75% front-end sales charge which went into effect on that date.



---------------------------------------------------------------------------------------------------------------
                                      1 year                  5 years                 Since inception
---------------------------------------------------------------------------------------------------------------
Retail A Shares                             %                        %              % (3/16/93)
---------------------------------------------------------------------------------------------------------------
Lehman Brothers
Municipal Bond
Index                                       %                        %              % (since 3/31/93)
---------------------------------------------------------------------------------------------------------------



For current yield information, please call 1-877-BUY-GALAXY (1-877-289-4252).

[Sidenote:]
The Lehman Brothers Municipal Bond Index is an unmanaged index which tracks the performance of municipal bonds.


FEES AND EXPENSES OF THE FUND


The following tables show the fees and expenses you may pay when you buy and hold shares of the Fund.



Shareholder fees (fees paid directly from your investment)


------------------------------------------------------------------------------------
                        Maximum sales charge           Maximum deferred
                        (load) on purchases            sales charge (load)
                        shown as a % of the            shown as a % of the
                        offering price                 offering price or sale
                                                       price, whichever is
                                                       less
------------------------------------------------------------------------------------
Retail A Shares         3.75%(1)                       None (2)
------------------------------------------------------------------------------------

Annual Fund operating expenses (expenses deducted from the Fund's assets)

------------------------------------------------------------------------------------------
                                                                            Total
                                                                            Fund
                        Management        Distribution        Other         operating
                        fees              (12b-1) fees        expenses      expenses
------------------------------------------------------------------------------------------
Retail A Shares         0.75%(3)          None                      %           %(3)
------------------------------------------------------------------------------------------


(1) Reduced sales charges may be available. See "How to invest in the Funds - How sales charges work."
(2) Except for investments of $500,000 or more. See "How to invest in the Funds - How sales charges work."

(3)  The Adviser is waiving a portion of the Management fees so that such fees
     are expected to be      %. Total Fund operating expenses after this waiver
     are expected to be      %. This fee waiver may be revised or discontinued
     at any time.


EXAMPLE

This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:
-      you invest $10,000 for the periods shown
-      you reinvest all dividends and distributions in the Fund
-      you sell all your shares at the end of the periods shown
-      your investment has a 5% return each year

-      the Fund's operating expenses remain the same

Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:


-------------------------------------------------------------------------------------------------------------
                        1 year                3 years              5 years               10 years
-------------------------------------------------------------------------------------------------------------
Retail A Shares         $                     $                    $                     $
-------------------------------------------------------------------------------------------------------------



[Sidenote:]
PORTFOLIO MANAGER
Adviser's Tax-Exempt Investment Policy Committee is responsible for the day-to-day management of the Fund's investment portfolio.

Galaxy Massachusetts Municipal Bond Fund


THE FUND'S INVESTMENT OBJECTIVE

The Fund seeks as high a level of current interest income exempt from federal income tax and, to the extent possible, from Massachusetts personal income tax, as is consistent with relative stability of principal.


THE FUND'S MAIN INVESTMENT STRATEGIES

The Fund normally invests at least 80% of its total assets in municipal securities that pay interest which is exempt from regular federal income tax, and at least 65% of its total assets in Massachusetts municipal securities, which are securities issued by the Commonwealth of Massachusetts and other government issuers and that pay interest which is exempt from both federal income tax and Massachusetts personal income tax. Under normal conditions, the Fund will invest no more than 20% of its total assets in taxable obligations, such as U.S. Government obligations, money market instruments and repurchase agreements.

Municipal securities purchased by the Fund may include general obligation securities, revenue securities and private activity bonds. The interest on private activity bonds may be subject to the federal alternative minimum tax. Investments in private activity bonds will not be treated as investments in municipal securities for purposes of the 80% requirement stated above.


In selecting portfolio securities for the Fund, the Adviser evaluates the suitability of available bonds according to such factors as creditworthiness, maturity, liquidity, and interest rates. It also determines the appropriate allocation of the Fund's assets among various issuers and industry sectors.



Nearly all of the Fund's investments will be of investment grade quality. These are securities which have one of the top four ratings assigned by Standard & Poor's Ratings Group (S&P) or Moody's Investors Service, Inc. (Moody's), or are unrated securities determined by the Adviser to be of comparable quality. Under normal market conditions, the Fund will invest at least 65% of its total assets in securities that have one of the top three ratings assigned by S&P or Moody's or unrated securities determined by the Adviser to be of comparable quality. Occasionally, the rating of a security held by the Fund may be downgraded to below investment grade. If that happens, the Fund doesn't have to sell the security unless the Adviser determines that under the circumstances the security is no longer an appropriate investment for the Fund. However, the Fund will sell promptly any securities that are not rated investment grade by S&P or Moody's if the securities exceed 5% of the Fund's net assets.


The Fund's average weighted maturity will vary from time to time depending on current economic and market conditions and the Adviser's assessment of probable changes in interest rates.

The Fund will sell a portfolio security when, as a result of changes in the economy or the performance of the security or other circumstances, the Adviser believes that holding the security is no longer consistent with the Fund's investment objective.

[Sidenote:]
AVERAGE WEIGHTED MATURITY
Average weighted maturity gives you the average time until all debt securities in a fund come due or mature. It is calculated by averaging the time to maturity of all debt securities held by a fund with each maturity "weighted" according to the percentage of assets it represents.


THE MAIN RISKS OF INVESTING IN THE FUND

All mutual funds are affected by changes in the economy and swings in investment markets.

In addition, the Fund also carries the following main risks:

- INTEREST RATE RISK - The prices of debt securities, including municipal securities, tend to move in the opposite direction to interest rates. When rates are rising, the prices of debt securities tend to fall. When rates are falling, the prices of debt securities tend to rise. Generally, the longer the time until maturity, the more sensitive the price of a debt security is to interest rate changes.
- CREDIT RISK - The value of debt securities, including municipal securities, also depends on the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities will fall. Debt securities which have the lowest of the top four ratings assigned by S&P or Moody's have speculative characteristics. Changes in the economy are more likely to affect the ability of issuers of these securities to make payments of principal and interest than is the case with higher-rated securities. The ability of a state or local government issuer to make payments can be affected by many factors, including economic conditions, the flow of tax revenues and changes in the level of federal, state or local aid. Some municipal obligations are payable only from limited revenue sources or by private entities.

- PREPAYMENT/EXTENSION RISK - Changes in interest rates may cause certain municipal securities held by the Fund to be paid off much sooner or later than expected, which could adversely affect the Fund's value. In the event that a security is paid off sooner than expected because of a decline in interest rates, the Fund may be unable to recoup all of its initial investment and may also suffer from having to reinvest in lower-yielding securities. In the event of a later than expected payment because of a rise in interest rates, the value of the obligation will decrease and the Fund may suffer from the inability to invest in higher-yielding securities.

- LACK OF DIVERSIFICATION - The Fund is not diversified, which means that it can invest a large percentage of its assets in a small number of issuers. As a result, a change in the value of any one investment held by the Fund may affect the overall value of the Fund more than it would affect a diversified fund which holds more investments.
- SINGLE STATE RISK - Because the Fund invests primarily in Massachusetts municipal securities, it is likely to be especially susceptible to economic, political and regulatory events that affect Massachusetts. Other considerations affecting the Fund's investments in Massachusetts municipal securities are summarized in the Statement of Additional Information.
- SELECTION OF INVESTMENTS - The Adviser evaluates the risks and rewards presented by all securities purchased by the Fund and how they advance the Fund's investment objective. It's possible, however, that these evaluations will prove to be inaccurate.

HOW THE FUND HAS PERFORMED

The bar chart and the table below show how the Fund has performed in the past and give some indication of the risk of investing in the Fund. Both assume that all dividends and distributions are reinvested in the Fund. How the Fund has performed in the past doesn't necessarily show how it will perform in the future.


YEAR-BY-YEAR TOTAL RETURNS - CALENDAR YEARS

The bar chart shows how the performance of Retail A Shares has varied from year to year. The figures don't include any sales charges that investors pay when buying or selling shares of the Fund. If sales charges were included, the returns would be lower than shown.



[Sidenote:]
Best quarter:                          % for the quarter ending           ,
Worst quarter:                         % for the quarter ending           ,



[bar chart goes here]



-----------------------------------------------------------------------------------
     1994           1995         1996          1997         1998          1999
-----------------------------------------------------------------------------------
    -7.71%         17.15%        3.04%        8.95%         5.63%             %
-----------------------------------------------------------------------------------


AVERAGE ANNUAL TOTAL RETURNS

The table shows the Fund's average annual total returns (after taking into account any sales charges) for the periods ended December 31, 1999, as compared to a broad-based market index. The returns for Retail A Shares of the Fund for periods prior to December 1, 1995 have been restated to include the effect of the maximum 3.75% front-end sales charge which went into effect on that date.


-------------------------------------------------------------------------------------------------------------
                             1 year                     5 years               Since inception
-------------------------------------------------------------------------------------------------------------
Retail A Shares                                              %                     % (3/12/93)
-------------------------------------------------------------------------------------------------------------
Lehman Brothers Municipal
Bond Index
                                  %                          %                     % (since 2/28/93)
-------------------------------------------------------------------------------------------------------------



For current yield information, please call 1-877-BUY-GALAXY (1-877-289-4252).

[Sidenote:]
The Lehman Brothers Municipal Bond Index is an unmanaged index which tracks the performance of municipal bonds.



FEES AND EXPENSES OF THE FUND

The following tables show the fees and expenses you may pay when you buy and hold shares of the Fund.

Shareholder fees (fees paid directly from your investment)


------------------------------------------------------------------------------------
                        Maximum sales charge           Maximum deferred
                        (load) on purchases            sales charge (load)
                        shown as a % of the            shown as a % of the
                        offering price                 offering price or sale
                                                       price, whichever is
                                                       less
------------------------------------------------------------------------------------
Retail A Shares         3.75%(1)                       None(2)
------------------------------------------------------------------------------------


Annual Fund operating expenses (expenses deducted from the Fund's assets)



------------------------------------------------------------------------------------------
                                                                            Total
                                                                            Fund
                        Management        Distribution        Other         operating
                        fees              (12b-1) fees        expenses      expenses
------------------------------------------------------------------------------------------
Retail A Shares         0.75%(3)          None                      %            %(3)

------------------------------------------------------------------------------------------


(1) Reduced sales charges may be available. See "How to invest in the Funds - How sales charges work."

(2) Except for investments of $500,000 or more. See "How to invest in the Funds - How sales charges work."

(3)  The Adviser is waiving a portion of the Management fees so that such fees
     are expected to be      %. Total Fund operating expenses after this waiver
     are expected to be      %. This fee waiver may be revised or discontinued
     at any time.


EXAMPLE

This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:
-      you invest $10,000 for the periods shown
-      you reinvest all dividends and distributions in the Fund
-      you sell all your shares at the end of the periods shown
-      your investment has a 5% return each year
-      the Fund's operating expenses remain the same.

Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:


-------------------------------------------------------------------------------------------------------------
                        1 year                3 years              5 years               10 years
-------------------------------------------------------------------------------------------------------------
Retail A Shares         $                     $                    $                     $
-------------------------------------------------------------------------------------------------------------

[Sidenote:]
PORTFOLIO MANAGER
The Adviser's Tax-Exempt Investment Policy Committee is responsible for the day-to-day management of the Fund's investment portfolio.

Galaxy Rhode Island Municipal Bond Fund


THE FUND'S INVESTMENT OBJECTIVE

The Fund seeks as high a level of current interest income exempt from federal income tax and, to the extent possible, from Rhode Island personal income tax, as is consistent with relative stability of principal.


THE FUND'S MAIN INVESTMENT STRATEGIES

The Fund normally invests at least 80% of its total assets in municipal securities that pay interest which is exempt from regular federal income tax, and at least 65% of its total assets in Rhode Island municipal securities, which are securities issued by the State of Rhode Island and other government issuers and that pay interest which is exempt from both federal income tax and Rhode Island personal income tax. Under normal conditions, the Fund will invest no more than 20% of its total assets in taxable obligations, such as U.S. Government obligations, money market instruments and repurchase agreements.

Municipal securities purchased by the Fund may include general obligation securities, revenue securities and private activity bonds. The interest on private activity bonds may be subject to the federal alternative minimum tax. Investments in private activity bonds will not be treated as investments in municipal securities for purposes of the 80% requirement stated above.


In selecting portfolio securities for the Fund, the Adviser evaluates the suitability of available bonds according to such factors as creditworthiness, maturity, liquidity, and interest rates. It also determines the appropriate allocation of the Fund's assets among various issuers and industry sectors.



Nearly all of the Fund's investments will be of investment grade quality. These are securities which have one of the top four ratings assigned by Standard & Poor's Ratings Group (S&P) or Moody's Investors Service, Inc. (Moody's), or are unrated securities determined by the Adviser to be of comparable quality. Under normal market conditions, the Fund will invest at least 65% of its total assets in securities that have one of the top three ratings assigned by S&P or Moody's or unrated securities determined by the Adviser to be of comparable quality. Occasionally, the rating of a security held by the Fund may be downgraded to below investment grade. If that happens, the Fund doesn't have to sell the security unless the Adviser determines that under the circumstances the security is no longer an appropriate investment for the Fund. However, the Fund will sell promptly any securities that are not rated investmetn grade by S&P or Moody's if the securities exceed 5% of the Fund's net assets.


The Fund's average weighted maturity will vary from time to time depending on economic and market conditions and the Adviser's assessment of probable changes in interest rates.

The Fund will sell a portfolio security when, as a result of changes in the economy or the performance of the security or other circumstances, the Adviser believes that holding the security is no longer consistent with the Fund's investment objective.

[Sidenote:]
AVERAGE  WEIGHTED MATURITY:
Average weighted maturity gives you the average time until all debt securities in a fund come due or mature. It is calculated by averaging the time to maturity of all debt securities held by a fund with each maturity "weighted" according to the percentage of assets it represents.



THE MAIN RISKS OF INVESTING IN THE FUND

All mutual funds are affected by changes in the economy and swings in investment markets.

In addition, the Fund also carries the following main risks:

- INTEREST RATE RISK - The prices of debt securities, including municipal securities, tend to move in the opposite direction to interest rates. When rates are rising, the prices of debt securities tend to fall. When rates are falling, the prices of debt securities tend to rise. Generally, the longer the time until maturity, the more sensitive the price of a debt security is to interest rate changes.
- CREDIT RISK - The value of debt securities, including municipal securities, also depends on the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities will fall. Debt securities which have the lowest of the top four ratings assigned by S&P or Moody's have speculative characteristics. Changes in the economy are more likely to affect the ability of issuers of these securities to make payments of principal and interest than is the case with higher-rated securities. The ability of a state or local government issuer to make payments can be affected by many factors, including economic conditions, the flow of tax revenues and changes in the level of federal, state or local aid. Some municipal obligations are payable only from limited revenue sources or by private entities.

- PREPAYMENT/EXTENSION RISK - Changes in interest rates may cause certain municipal securities held by the Fund to be paid off much sooner or later than expected, which could adversely affect the Fund's value. In the event that a security is paid off sooner than expected because of a decline in interest rates, the Fund may be unable to recoup all of its initial investment and may also suffer from having to reinvest in lower-yielding securities. In the event of a later than expected payment because of a rise in interest rates, the value of the obligation will decrease and the Fund may suffer from the inability to invest in higher-yielding securities.

- LACK OF DIVERSIFICATION - The Fund is not diversified, which means that it can invest a large percentage of its assets in a small number of issuers. As a result, a change in the value of any one investment held by the Fund may affect the overall value of the Fund more than it would affect a diversified fund which holds more investments.
- SINGLE STATE RISK - Because the Fund invests primarily in Rhode Island municipal securities, it is likely to be especially susceptible to economic, political and regulatory events that affect Rhode Island. Other considerations affecting the Fund's investments in Rhode Island municipal securities are summarized in the Statement of Additional Information.
- SELECTION OF INVESTMENTS - The Adviser evaluates the risks and rewards presented by all securities purchased by the Fund and how they advance the Fund's investment objective. It's possible, however, that these evaluations will prove to be inaccurate.

HOW THE FUND HAS PERFORMED

The bar chart and the table below show how the Fund has performed in the past and give some indication of the risk of investing in the Fund. Both assume that all dividends and distributions are reinvested in the Fund. How the Fund has performed in the past doesn't necessarily show how it will perform in the future.


YEAR-BY-YEAR TOTAL RETURNS - CALENDAR YEARS

The bar chart shows how the performance of Retail A Shares has varied from year to year. The figures don't include any sales charges that investors pay when buying or selling shares of the Fund. If sales charges were included, the returns would be lower.



[Sidenote:]
Best quarter:                          % for the quarter ending           ,
Worst quarter:                         % for the quarter ending           ,



[bar chart goes here]


---------------------------------------------------------------------
     1995           1996         1997          1998         1999
---------------------------------------------------------------------
    14.32%          3.63%        8.54%         5.87%            %
---------------------------------------------------------------------



AVERAGE ANNUAL TOTAL RETURNS


The table shows the Fund's average annual total returns (after taking into account any sales charges) for the periods ended December 31, 1999, as compared to a broad-based market index. The returns for Retail A Shares of the Fund for periods prior to December 1, 1995 have been restated to include the effect of the maximum 3.75% front-end sales charge which went into effect on that date.



------------------------------------------------------------------------------------------------------------------------

                             1 year                     5 years                          Since inception
------------------------------------------------------------------------------------------------------------------------
Retail A Shares                   %                          %                                % (12/20/94)
------------------------------------------------------------------------------------------------------------------------
Lehman Brothers
Municipal Bond
Index                             %                          %                                % (since 12/31/94)
------------------------------------------------------------------------------------------------------------------------



[Sidenote:]
The Lehman Brothers Municipal Bond Index is an unmanaged index which tracks the performance of municipal bonds.

FEES AND EXPENSES OF THE FUND


The following tables show the fees and expenses you may pay when you buy and hold shares of the Fund.



Shareholder fees (fees paid directly from your investment)


------------------------------------------------------------------------------------
                        Maximum sales charge           Maximum deferred
                        (load) on purchases            sales charge (load)
                        shown as a % of the            shown as a % of the
                        offering price                 offering price or sale
                                                       price, whichever is
                                                       less
------------------------------------------------------------------------------------
Retail A Shares         3.75%(1)                       None(2)
------------------------------------------------------------------------------------


Annual Fund operating expenses (expenses deducted from the Fund's assets)



------------------------------------------------------------------------------------------
                                                                            Total
                                                                            Fund
                        Management        Distribution        Other         operating
                        fees              (12b-1) fees        expenses      expenses
------------------------------------------------------------------------------------------
Retail A Shares         0.75%(3)          None                      %            %(3)
------------------------------------------------------------------------------------------


(1) Reduced sales charges may be available. See "How to invest in Funds - How sales charges work."
(2) Except for investments of $500,000 or more. See "How to invest in the Funds - How sales charges work."

(3)  The Adviser is waiving a portion of the Management fees so that such fees
     are expected to be      %. Total Fund operating expenses after this waiver
     are expected to be      %. This fee waiver may be revised or discontinued
     at any time.


EXAMPLE


This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:
-      you invest $10,000 for the periods shown
-      you reinvest all dividends and distributions in the Fund
-      you sell all your shares at the end of the periods shown
-      your investment has a 5% return each year
-      the Fund's operating expenses remain the same


Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:


-------------------------------------------------------------------------------------------------------------
                        1 year                3 years              5 years               10 years
-------------------------------------------------------------------------------------------------------------


                                      -32-

-------------------------------------------------------------------------------------------------------------
Retail A Shares         $                     $                    $                     $
-------------------------------------------------------------------------------------------------------------



[Sidenote:]
PORTFOLIO MANAGER
The Adviser's Tax-Exempt Investment Policy Committee is responsible for the day-to-day management of the Fund's investment portfolio.

ADDITIONAL INFORMATION ABOUT RISK



The main risks associated with an investment in each of the Galaxy Tax-Exempt Bond Funds have been described above. The following supplements that discussion.


TEMPORARY DEFENSIVE POSITIONS

Each Fund may temporarily hold up to 100% of its total assets in investments that are not part of its main investment strategy to try to avoid losses during unfavorable market conditions. These investments may include cash (which will not earn any income) and taxable investments, such as money market instruments and debt securities issued or guaranteed by the U.S. Government or its agencies, in excess of 20% of its total assets. This strategy could prevent a Fund from achieving its investment objective.


OTHER TYPES OF INVESTMENTS

This prospectus describes each Fund's main investment strategies and the particular types of securities in which the Fund mainly invests. Each Fund may, from time to time, pursue other investment strategies and make other types of investments in support of its overall investment goal. These supplemental investment strategies which are not considered to be main investment strategies by the Fund - and the risks involved - are described in detail in the Statement of Additional Information (SAI) which is referred to on the back cover of this prospectus.

FUND MANAGEMENT


ADVISER


The Adviser, subject to the general supervision of Galaxy's Board of Trustees, manages each Fund in accordance with its investment objective and policies, makes decisions with respect to, and places orders for, all purchases and sales of portfolio securities, and maintains related records.


ALLOCATION OF ORDERS FOR PORTFOLIO SECURITIES

The Adviser may allocate orders for the purchase and sale of portfolio securities to certain financial institutions, including those that are affiliated with the Adviser or that have sold shares of the Funds, to the extent permitted by law or by order of the Securities and Exchange Commission. The Adviser will allocate orders to such institutions only if it believes that the quality of the transaction and the commission are comparable to what they would be with other qualified brokerage firms.


MANAGEMENT FEES

The management fees paid to the Adviser by the Funds during the last fiscal year are set forth below.



--------------------------------------------------------------------------------------------------------------
Fund                                                 Management fee as a % of average net assets
--------------------------------------------------------------------------------------------------------------
Tax-Exempt Bond                                            %
--------------------------------------------------------------------------------------------------------------
New Jersey Municipal Bond                                  %
--------------------------------------------------------------------------------------------------------------
New York Municipal Bond                                    %
--------------------------------------------------------------------------------------------------------------
Connecticut Municipal Bond                                 %
--------------------------------------------------------------------------------------------------------------
Massachusetts Municipal Bond                               %
--------------------------------------------------------------------------------------------------------------
Rhode Island Municipal Bond                                %
--------------------------------------------------------------------------------------------------------------

HOW TO INVEST IN THE FUNDS


All of the Funds offer Retail A Shares. The Tax-Exempt Bond Fund also offers Retail B Shares.


HOW SALES CHARGES WORK

You will normally pay a sales charge to invest in the Funds. If you buy Retail A Shares of a Fund, you'll usually pay a sales charge (sometimes called a front-end load) at the time you buy your shares. If you buy Retail B Shares of the Tax-Exempt Bond Fund, you may have to pay a contingent deferred sales charge (sometimes called a back-end load or CDSC) when you sell your shares. This section explains these two options.


[Sidenote:]
NET ASSET VALUE
The price you pay for your shares is based on the net asset value per share
(NAV). It's the value of a Fund's assets attributable to Retail A Shares or Retail B Shares, minus the value of the Fund's liabilities attributable to Retail A Shares or Retail B Shares, divided by the number of Retail A Shares or Retail B Shares held by investors.


RETAIL A SHARES

The table below shows the sales charge you'll pay if you buy Retail A Shares of the Funds. The offering price is the NAV of the shares purchased, plus any applicable sales charge.

------------------------------------------------------------------------------------------------

                                           Total sales charge
------------------------------------------------------------------------------------------------
Amount of your investment             As a % of the offering         As a % of your
                                      price per share                investment
------------------------------------------------------------------------------------------------
Less than $50,000                     3.75%                          3.90%
------------------------------------------------------------------------------------------------
$50,000 but less than
$100,000                              3.50%                          3.63%
------------------------------------------------------------------------------------------------
$100,000 but less than
$250,000                              3.00%                          3.09%
------------------------------------------------------------------------------------------------
$250,000 but less than
$500,000                              2.50%                          2.56%
------------------------------------------------------------------------------------------------
$500,000 and over                     0.00%(1)                       0.00%(1)
------------------------------------------------------------------------------------------------


(1) There is no front-end sales charge on investments in Retail A Shares of $500,000 or more. However, if you sell the shares within one year after buying them, you'll pay a CDSC of 1% of the offering price or 1% of the net asset value of your shares, whichever is less, unless the shares were sold because of the death or disability of the shareholder. In addition, Galaxy will waive the 1% CDSC on your initial sale of shares. This waiver will not apply to amounts reinvested within one year following your initial sale of shares.


Galaxy's distributor may from time to time implement programs under which a broker-dealer's sales force may be eligible to win nominal awards for certain sales efforts. If any such program is made available to any broker-dealer, it will be made available to all broker-dealers on the same terms. Payments made under such programs are made by Galaxy's distributor out of its own assets and not out of the assets of the Funds. These programs will not change the price of Retail A Shares or the amount that the Funds will receive from such sales.

Certain affiliates of the Adviser may, at their own expense, provide additional compensation to affiliated broker-dealers whose customers purchase significant amounts of Retail A Shares of one or more Funds and to unaffiliated broker-dealers whose customers purchase Retail A Shares of one or more of the Funds. Such compensation will not represent an additional expense to the Funds or their shareholders, since it will be paid from the assets of the Adviser's affiliates.

There's no sales charge when you buy Retail A Shares if:


-      you buy shares by reinvesting your dividends and distributions
- you buy shares with money from another Galaxy Fund on which you've already paid a sales charge (as long as you buy the new shares within 90 days after selling your other shares)
- you're an investment professional who places trades for your clients and charges them a fee.
- you buy shares under an all-inclusive fee program (sometimes called a "wrap fee program") offered by a broker-dealer or other financial institution
-      you were a Galaxy shareholder before December 1, 1995
- you previously paid a sales charge for the shares of another mutual fund company (as long as you buy the Galaxy shares within 60 days of selling your other shares)



[Sidenote:]
Ask your investment professional or Galaxy's distributor, or consult the SAI, for other instances in which the sales load on Retail A Shares is waived. When you buy your shares, you must tell your investment professional or Galaxy's distributor that you qualify for a sales load waiver. To contact Galaxy's distributor call 1-877-BUY- GALAXY (1-877-289-4252).


RETAIL B SHARES

If you buy Retail B Shares of the Tax-Exempt Bond Fund, you won't pay a CDSC unless you sell your shares within six years of buying them. The following table shows the schedule of CDSC charges:

------------------------------------------------------------------------------------------------------------
If you sell all your shares                       You'll pay a CDSC of
------------------------------------------------------------------------------------------------------------
during the first year                             5.00%
------------------------------------------------------------------------------------------------------------
during the second year                            4.00%
------------------------------------------------------------------------------------------------------------
during the third year                             3.00%
------------------------------------------------------------------------------------------------------------
during the fourth year                            3.00%
------------------------------------------------------------------------------------------------------------
during the fifth year                             2.00%
------------------------------------------------------------------------------------------------------------
during the sixth year                             1.00%
------------------------------------------------------------------------------------------------------------
after the sixth year                              None
------------------------------------------------------------------------------------------------------------

For purposes of calculating the CDSC, all purchases made during a calendar month are considered to be made on the first day of that month. The CDSC is based on the value of the Retail B Shares on the date that they are sold or the original cost of the shares, whichever is lower. To keep your CDSC as low as possible each time you sell shares, Galaxy will first sell any shares in your account that are not subject to a CDSC. If there are not enough of these, Galaxy will sell those shares that have the lowest CDSC. There is no CDSC on Retail B Shares that you acquire by reinvesting your dividends and distributions. In addition, there's no CDSC when Retail B Shares are sold because of the death or disability of a shareholder and in certain other circumstances such as exchanges. Ask your investment professional or Galaxy's distributor, or consult the SAI, for other instances in which the CDSC is waived. To contact Galaxy's distributor, call 1-877-BUY-GALAXY (1-877-289-4252).


DISTRIBUTION AND SHAREHOLDER SERVICE FEES

Retail A Shares of the Funds can pay shareholder service fees at an annual rate of up to 0.50% of each Fund's Retail A Share assets. The Fund does not intend to pay more than 0.15% in shareholder service fees with respect to Retail A Shares during the current fiscal year.

Retail B Shares of the Tax-Exempt Bond Fund pay distribution and shareholder service (12b-1) fees at an annual rate of up to 1.15% of the Fund's Retail B Share assets. The Fund does not intend to pay more than 0.80% in distribution and shareholder service (12b-1) fees during the current fiscal year. Galaxy has adopted a plan under Rule 12b-1 that allows the Tax-Exempt Bond Fund to pay fees from its Retail B Share assets for selling and distributing Retail B Shares and for services provided to shareholders. Because 12b-1 fees are paid on an ongoing basis, over time they increase the cost of your investment and may cost more than paying other sales charges.


CONVERTING RETAIL B SHARES TO RETAIL A SHARES

Six years after you buy Retail B Shares of the Tax-Exempt Bond Fund, they will automatically convert to Retail A Shares of the Fund. This allows you to benefit from the lower annual expenses of Retail A Shares.

CHOOSING BETWEEN RETAIL A SHARES AND RETAIL B SHARES

Retail B Shares are subject to higher fees than Retail A Shares. For this reason, Retail A Shares can be expected to pay higher dividends than Retail B Shares. However, because Retail A Shares are subject to an initial sales charge which is deducted at the time you purchase Retail A Shares (unless you qualify for a sales load waiver), you will have less of your purchase price invested in a particular Fund if you purchase Retail A Shares than if you purchase Retail B Shares of the Fund.


In deciding whether to buy Retail A Shares or Retail B Shares of the Tax-Exempt Bond Fund, you should consider how long you plan to hold the shares. Over time, the higher fees on Retail B Shares may equal or exceed the initial sales charge and fees for Retail A Shares. Retail A Shares may be a better choice if you qualify to have the sales charge reduced or eliminated or if you plan to sell your shares within one or two years. Consult your financial professional for help in choosing the appropriate share class.


BUYING, SELLING AND EXCHANGING SHARES

You can buy and sell Retail A Shares and Retail B Shares of the Funds on any day that the Funds are open for business, which is any day that the New York Stock Exchange is open. The New York Stock Exchange is generally open for trading every Monday through Friday, except for national holidays.

Retail A Shares and Retail B Shares have different prices. The price at which you buy shares is the NAV next determined after your order is accepted, plus any applicable sales charge. The price at which you sell shares is the NAV next determined after receipt of your order in proper form as described below, less any applicable CDSC in the case of Retail B Shares of the Tax-Exempt Bond Fund. NAV is determined on each day the New York Stock Exchange is open for trading at the close of regular trading that day (usually 4:00 p.m. Eastern time). If market prices are readily available for securities owned by the Fund, they're valued at those prices. If market prices are not readily available for some securities, they are valued at fair value under the supervision of Galaxy's Board of Trustees.


[Sidenote:]
MINIMUM INVESTMENT AMOUNTS
The minimum initial investment to open a Fund account is:
-      $2,500 for regular accounts
-      $100 for college savings accounts


There is generally no minimum initial investment if you participate in the Automatic Investment Program. You generally can make additional investments for as little as $100. See GALAXY INVESTOR PROGRAMS below for information on other minimums for initial and additional investments.


Usually, you must keep at least $250 in your account. If your account falls below $250 because you sell or exchange shares, Galaxy may redeem your shares and close your account. Galaxy will give you 60 days' notice in writing before closing your account.


HOW TO BUY SHARES

You can buy shares through your financial institution or directly from Galaxy's distributor by calling 1-877-BUY-GALAXY (1-877-289-4252). A broker or agent who places orders on your behalf may charge you a separate fee for their services.

BUYING BY MAIL
Complete an account application and mail it, together with a check payable to each Fund in which you want to invest, to:

The Galaxy Fund
P.O. Box 6520
Providence, RI  02940-6520

To make additional investments, send your check to the address above along with one of the following:

- The detachable form that's included with your Galaxy statement or your confirmation of a prior transaction
- A letter stating the amount of your investment, the name of the Fund you want to invest in, and your account number


If your check is returned because of insufficient funds, Galaxy will cancel your order.

BUYING BY WIRE
To make an initial or additional investment by wire, send U.S. funds through the Federal Reserve System to Fleet National Bank as agent for Galaxy's distributor. You should wire money and registration instructions to:

Fleet National Bank
75 State Street
Boston, MA  02109
ABA #0110-0013-8
DDA #79673-5702
Ref: The Galaxy Fund
   (Account number)
   (Account registration)

Before making an initial investment by wire, you must complete an account application and send it to The Galaxy Fund, P.O. Box 6520, Providence, RI 02940-6520. Your order will not be effected until the completed account application is received by Galaxy. Call Galaxy's distributor at 1-877-BUY-GALAXY (1-877-289-4252) for an account application.

Your financial institution may charge you a fee for sending funds by wire.

CUSTOMERS OF FINANCIAL INSTITUTIONS
If you are a customer of a financial institution such as a bank, savings and loan association or broker-dealer, including a financial institution affiliated with the Adviser, you should place your order through your financial institution. Your financial institution is responsible for sending your order to Galaxy's distributor and wiring the money to Galaxy's custodian. For details, please contact your financial institution.


DISCOUNT PLANS

You may have the sales charges on purchases of Retail A Shares reduced or waived completely through the discount plans described below:

- RIGHTS OF ACCUMULATION - You can add the value of the Retail A Shares that you already own in any Galaxy Fund that charges a sales load to your next investment in Retail A Shares for purposes of calculating the sales charge.
- LETTER OF INTENT - You can purchase Retail A Shares of any Galaxy Fund that charges a sales load over a 13-month period and receive the same sales charge as if all of the shares had been purchased at the same time. To participate, complete the Letter of Intent section on the account application.
- REINVESTMENT PRIVILEGE - You can reinvest some or all of the money that you receive when you sell Retail A Shares of the Funds in Retail A Shares of any Galaxy Fund within 90 days without paying a sales charge.
- GROUP SALES - If you belong to a qualified group with 50,000 or more members, you can buy Retail A Shares at a reduced sales charge, based on the number of qualified group members.


[Sidenote:]
You must tell your investment professional or Galaxy's distributor when you buy your shares that you want to take advantage of any of these discount plans. See the SAI for additional requirements that may apply. To contact Galaxy's distributor call 1-877-BUY-GALAXY (1-877-289-4252).


HOW TO SELL SHARES

You can sell your shares in several ways: by mail, by telephone, by wire, or through your financial institution.

SELLING BY MAIL
Send your request in writing to:

The Galaxy Fund
P.O. Box 6520
Providence, RI 02940-6520


You must include the following:
-      The name of the Fund
-      The number of shares or the dollar amount you want to sell

-      Your account number
-      Your Social Security number or tax identification number
- The signatures of each registered owner of the account (the signatures must match the names on the account registration)

Additional documents may be required for certain types of shareholders, such as corporations, partnerships, executors, trustees, administrators or guardians.


[Sidenote:]
SIGNATURE GUARANTEES
When selling your shares by mail or by phone, you must have your signature guaranteed if:
-      you're selling shares worth more than $50,000
- you want Galaxy to send your money to an address other than the address on your account, unless your assets are transferred to a successor custodian

- you want Galaxy to send your money to the address on your account that's changed within the last 30 days


-      you want Galaxy to make the check payable to someone else

Your signature must be guaranteed by a bank that's a member of the FDIC, a trust company, a member firm of a national securities exchange or any other eligible institution. A notarized signature is not sufficient.


SELLING BY PHONE
You can sell shares by calling Galaxy's distributor at 1-877-BUY-GALAXY (1-877-289-4252) unless you tell Galaxy on the account application or in writing that you don't want this privilege. If you have difficulty getting through to Galaxy because of unusual market conditions, consider selling your shares by mail or wire.

SELLING BY WIRE
Notify Galaxy's distributor by phone or wire that you wish to sell shares and have the sale proceeds wired to your account at any financial institution in the U.S. To be eligible to use this privilege, you must complete the appropriate section on the account application or notify Galaxy in writing (with a signature guarantee). Your sale proceeds must be more than $1,000.

The sale proceeds must be paid to the same bank and account you named on your application or in your written instructions.

CUSTOMERS OF FINANCIAL INSTITUTIONS
Please contact your financial institution for information on how to sell your shares. The financial institution is responsible for sending your order to Galaxy's distributor and for crediting your account with the proceeds. Galaxy doesn't charge a fee for wiring sale proceeds to your financial institution, but your financial institution may charge you a fee.

HOW TO EXCHANGE SHARES

You may exchange Retail A Shares of a Fund having a value of at least $100 for Retail A Shares of any other Galaxy Fund or for shares of any other Fund that's managed by the Adviser or any of its affiliates in which you have an existing account. You won't pay a sales charge for exchanging your Retail A Shares.

You may exchange Retail B Shares of the Tax-Exempt Bond Fund for Retail B Shares of any other Galaxy Fund. You won't pay a CDSC when you exchange your Retail B Shares. However, when you sell the Retail B Shares you acquired in the exchange, you'll pay a contingent deferred sales charge based on the date you bought the Retail B Shares which you exchanged.

TO EXCHANGE SHARES:
- call Galaxy's distributor or use the InvestConnect voice response line at 1-877-BUY-GALAXY (1-877-289-4252)


-      send your request in writing to:


       The Galaxy Fund
       P.O. Box 6520
       Providence, RI 02940-6520

-      ask your financial institution

Galaxy doesn't charge any fee for making exchanges but your financial institution might do so. You are generally limited to three exchanges per year. Galaxy may change or cancel the exchange privilege with 60 days' advance written notice to shareholders.


OTHER TRANSACTION POLICIES

If Galaxy doesn't receive full payment for your order to buy shares within three business days of the order date, Galaxy won't accept your order. Galaxy will advise you if this happens and return any payment it may eventually receive. You can only invest in shares of the Funds that are legally available in your state.

Galaxy may refuse any order to buy shares. Galaxy doesn't issue a certificate when you buy shares but it does keep a record of shares issued to investors.

Galaxy may refuse your order to sell or exchange shares by wire or telephone if it believes it is advisable to do so. Galaxy or its distributor may change or cancel the procedures for selling or exchanging shares by wire or telephone at any time without notice.

If you sell or exchange shares by telephone, you may be responsible for any fraudulent telephone orders as long as Galaxy has taken reasonable precautions to verify your identity, such as requesting information about the way in which your account is registered or about recent transactions in your account.

Galaxy normally pays you cash when you sell your shares, but it has the right to deliver securities owned by a Fund instead of cash. When you sell these securities, you'll pay brokerage charges.

Sales proceeds are normally sent to you within three business days but Galaxy reserves the right to send sales proceeds within seven days if sending proceeds earlier could adversely affect a Fund.

If any shares that you're selling are part of an investment you've paid for with a personal check, Galaxy will delay sending your sales proceeds until the check clears, which can take up to 15 days from the purchase date.

Galaxy reserves the right to vary or waive any minimum investment requirement.

DIVIDENDS, DISTRIBUTIONS AND TAXES


DIVIDENDS AND CAPITAL GAINS DISTRIBUTIONS

The Funds generally declare dividends from net investment income daily and pay them monthly. They normally distribute net capital gains annually. It's expected that the Funds' annual distributions will be mainly income dividends. Dividends and distributions are paid in cash unless you indicate in the account application or in a letter to Galaxy that you want to have dividends and distributions reinvested in additional shares.


FEDERAL TAXES


It is expected that the Funds will distribute dividends derived from interest earned on exempt securities, and these "exempt-interest dividends" will be exempt income for shareholders for federal income tax purposes. However, distributions, if any, derived from net capital gains of each Fund will generally be taxable to you as capital gains. Dividends, if any, derived from short-term capital gains or taxable interest income will be taxable to you as ordinary income. You will be notified annually of the tax status of distributions to you.


You should note that if you purchase shares just prior to a capital gain distribution, the purchase price will reflect the amount of the upcoming distribution, but you will be taxed on the entire amount of the distribution received, even though, as an economic matter, the distribution simply constitutes a return of capital. This is known as "buying into a dividend."

You will recognize taxable gain or loss on a sale, exchange or redemption of your shares, including an exchange for shares of another Fund, based on the difference between your tax basis in the shares and the amount you receive for them. (To aid in computing your tax basis, you generally should retain your account statements for the periods during which you held shares.) Generally, this gain or loss will be long-term or short-term depending on whether your holding period for the shares exceeds 12 months except that any loss realized on shares held for six months or less will be treated as a long-term capital loss to the extent of any capital gain dividends that were received on the shares. If you receive an exempt-interest dividend with respect to any share and the share is held by you for six months or less, any loss on the sale or exchange of the share will be disallowed to the extent of such dividend amount.

Interest on indebtedness incurred by a shareholder to purchase or carry shares of a Fund generally will not be deductible for federal income tax purposes.

You should note that a portion of the exempt-interest dividends paid by each Fund may constitute an item of tax preference for purposes of determining federal alternative minimum tax liability. Exempt-interest dividends will also be considered along with other adjusted gross income in determining whether any Social Security or railroad retirement payments received by you are subject to federal income taxes.

STATE AND LOCAL TAXES



Dividends paid by the Tax-Exempt Bond Fund that are attributable to interest earned by the Fund may be taxable to shareholders under state or local law. Each state-specific Fund intends to comply with certain state and/or local tax requirements so that its income and dividends will be exempt from the applicable state and/or local taxes described above in the description for such Fund. Dividends, if any, derived from interest on securities other than the state-specific municipal securities in which each Fund primarily invests will be subject to the particular state's taxes.



MISCELLANEOUS


The foregoing is only a summary of certain tax considerations under current law, which may be subject to change in the future. You should consult your tax adviser for further information regarding federal, state, local and/or foreign tax consequences relevant to your specific situation.

GALAXY INVESTOR PROGRAMS


It's also easy to buy or sell shares of the Funds by using one of the programs described below. Just tell Galaxy the amount and how frequently you want to buy or sell shares and Galaxy does the rest. For further information on any of these programs, call Galaxy's distributor at 1-877-BUY-GALAXY (1-877-289-4252) or your financial institution.


AUTOMATIC INVESTMENT PROGRAM

You can make automatic investments from your bank account every month or every quarter. You can choose to make your investment on any day of the month or quarter. The minimum investment is $50 a month or $150 a quarter.


PAYROLL DEDUCTION PROGRAM

You can make regular investments from your paycheck. The minimum investment is $25 per pay period. Send a completed Galaxy Payroll Deduction Application to your employer's payroll department. They'll arrange to have your investment deducted from your paycheck.


COLLEGE INVESTMENT PROGRAM

The minimum for initial and additional investments through the College Investment Program is $100 unless you participate in the Automatic Investment Program, in which case the minimum for initial and additional investments is $50.


DIRECT DEPOSIT PROGRAM

This program lets you deposit your social security payments in your Fund account automatically. There's no minimum deposit. You can cancel the program by notifying the Social Security Administration in writing.


SYSTEMATIC WITHDRAWAL PLAN

You can make regular withdrawals from your investment account every month, every quarter, every six months or once a year. You need a minimum account balance of $10,000 to participate in the plan. No CDSC will be charged on withdrawals of Retail B Shares of the Tax-Exempt Bond Fund made through the plan that don't annually exceed 12% of your account's value.

You may cancel your participation in any of these programs, other than the Direct Deposit Program, by writing to Galaxy at:

       The Galaxy Fund
       P.O. Box 6520
       Providence, RI 02940-6520


Please allow at least five days for the cancellation to be processed.

HOW TO REACH GALAXY



THROUGH YOUR FINANCIAL INSTITUTION

Your financial institution can help you buy, sell or exchange shares and can answer questions about your account.


GALAXY SHAREHOLDER SERVICES

Call Galaxy's distributor at 1-877-BUY-GALAXY (1-877-289-4252), Monday through Friday, 8 a.m. to 6 p.m. (Eastern time) for help from a Galaxy representative.


INVESTCONNECT

InvestConnect is Galaxy's Shareholder Voice Response System. Call
1-877-BUY-GALAXY (1-877-289-4252) from any touch-tone phone for automated access to account information and current Fund prices and performance, or to place orders to sell or exchange shares. It's available 24 hours a day, seven days a week.

If you live outside the United States, you can contact Galaxy by calling 1-508-871-4121.


THE INTERNET


Please visit Galaxy's website at: www.galaxyfunds.com



[Sidenote:]
Galaxy also offer a TDD service for the hearing impaired. Just call 1-800-696-6515, 24 hours a day, seven days a week.

FINANCIAL HIGHLIGHTS



The financial highlights tables shown below will help you understand the financial performance for the Funds' Retail A and Retail B Shares for the past five years (or the period since a particular Fund began operations or a particular class of shares was first offered). Certain information reflects the financial performance of a single Retail A Share or Retail B Share. The total returns in the tables represent the rate that an investor would have earned (or lost) on an investment in Retail A Shares and/or Retail B Shares of each Fund, assuming all dividends and distributions were reinvested. The information for the fiscal year ended October 31, 1999 has been audited by _________________, independent auditors, whose report, along with the Funds' financial statements, are included in the Funds' Annual Report and are incorporated by reference into the SAI. The Annual Report and SAI are available free of charge upon request. The information for the fiscal years ended October 31, 1995, 1996, 1997 and 1998 was audited by Galaxy's former auditors, _________________.

                           Galaxy Tax-Exempt Bond Fund
                (For a share outstanding throughout each period)



                                                                            For the year ending October 31,
                                                ------------------------------------------------------------------------------------

                                                            1999                        1998                        1997
                                                     -------------------         -------------------         -------------------
                                                     Retail       Retail         Retail       Retail         Retail       Retail
                                                    A Shares     B Shares       A Shares     B Shares       A Shares     B Shares
                                                    --------     --------       --------     --------       --------     --------
Net asset value, beginning of period .........                                  $  11.06     $ 11.06        $  10.78     $ 10.78
Income from investment operations:                                                  0.48        0.42            0.50        0.43

   Net investment income(2) ..................
   Net realized and unrealized gain                                                 0.34        0.33            0.29        0.29
     (loss) on investments ...................

Total from investment operations .............                                      0.82        0.75            0.79        0.72

                                                                                   (0.49)      (0.42)          (0.50)      (0.43)
Less dividends:
  Dividends from net investment
   income ....................................
     Dividends from net realized
       capital gains .........................                                     (0.09)      (0.09)          (0.01)      (0.01)
     Dividends in excess of
       net realized capital gains ............                                        --          --              --          --
Total dividends ..............................                                     (0.58)      (0.51)          (0.51)      (0.44)

                                                                                    0.24        0.24            0.28        0.28

Net increase (decrease) in net asset
     value ...................................
Net asset value, end of period ...............                                  $  11.30     $ 11.30        $  11.06     $ 11.06
                                                                                --------     --------       --------     --------
  Total return(3) ............................                                      7.60%       6.95%           7.49%       6.83%
Ratios/supplemental data:                                                       $ 24,764     $ 2,715        $ 25,465     $ 1,690
  Net assets, end of period (000's) ..........
Ratios to average net assets:                                                       4.32%       3.71%           4.60%       3.95%
   Net investment income including
     Reimbursement/waiver ....................
      Operating expenses including                                                  0.94%       1.55%           0.95%       1.60%
      Reimbursement/waiver ...................
      Operating expenses excluding                                                  1.15%       1.76%           1.18%       1.83%
     Reimbursement/waiver ....................
   Portfolio turnover rate ...................                                        59%         59%             78%         78%

                                                                         1996                  1995
                                                                  -------------------         ------
                                                                  Retail       Retail         Retail
                                                                 A Shares     B Shares(1)    A Shares
                                                                 --------     -----------    --------
Net asset value, beginning of period .........                   $  10.78     $  10.94       $   9.99
Income from investment operations:                                   0.50         0.27           0.52

   Net investment income(2) ..................
   Net realized and unrealized gain                                    --        (0.16)          0.79
     (loss) on investments ...................

Total from investment operations .............                       0.50         0.11           1.31

                                                                    (0.50)       (0.27)         (0.52)
Less dividends:
  Dividends from net investment
   income ....................................
     Dividends from net realized
       capital gains .........................                         --           --             --
     Dividends in excess of
       net realized capital gains ............                         --           --             --
Total dividends ..............................                      (0.50)       (0.27)         (0.52)

                                                                       --        (0.16)          0.79

Net increase (decrease) in net asset
     value ...................................
Net asset value, end of period ...............                   $  10.78     $  10.78       $  10.78
  Total return(3) ............................                       4.77%        1.08%(4)      13.40%
                                                                 --------     --------       --------
Ratios/supplemental data:                                        $ 28,339     $    787       $ 31,609
  Net assets, end of period (000's) ..........
Ratios to average net assets:                                        4.68%        4.08%(5)       4.99%
   Net investment income including
     Reimbursement/waiver ....................
      Operating expenses including                                   0.93%        1.57%(5)       0.91%
      Reimbursement/waiver ...................
      Operating expenses excluding                                   1.18%        1.77%(5)       1.24%
     Reimbursement/waiver ....................
   Portfolio turnover rate ...................                         15%          15%            11%


-------------------------------------

(1)  The Fund began offering Retail B Shares on March 4, 1996.

(2) Net investment income per share before reimbursement/waiver of fees by the Adviser and/or the Fund's administrator for Retail A Shares for the years ended October 31, 1999, 1998, 1997, 1996 and 1995 was $___, $0.46, $0.47,
     $0.48 and $0.48 , respectively. Net investment income per share before reimbursement/waiver of fees by the Adviser and/or the Fund's administrator for Retail B Shares for the years ended October 31, 1999, 1998 and 1997 and the period ended October 31, 1996 was $___, $0.40, $0.40 and $0.25, respectively.

(3) Calculation does not include the effect of any sales charge for Retail A Shares and Retail B Shares.
(4)  Not annualized.
(5)  Annualized.

                      Galaxy New Jersey Municipal Bond Fund
                 (For a share outstanding throughout the period)



                                                                 For the year ending         For the period ending
                                                                   October 31, 1999             October 31,1998(1)
                                                                   ----------------             ----------------
                                                                                 Retail A Shares
                                                                                 ---------------
Net asset value, beginning of period........................                                          $10.00
Income from investment operations:
   Net investment income(2).................................                                            0.20
   Net realized and unrealized gain on investments..........                                            0.24

   Total from investment operations.........................                                            0.44

Less dividends:
   Dividends from net investment income.....................                                           (0.20)
   Dividends from net realized capital gains................                                              --

 Total dividends............................................                                           (0.20)

Net increase in net asset value.............................                                            0.24
Net asset value, end of period..............................                                          $10.24
                                                                                                      ------

Total return(3).............................................                                            4.34%

  Ratios/supplemental data:
   Net assets, end of period (000's)........................                                            $815
Ratios to average net assets:
   Net investment income including reimbursement/waiver.....                                            3.62%(5)
   Operating expenses including reimbursement/waiver........                                            1.09%(5)
   Operating expenses excluding reimbursement/waiver........                                            3.65%(5)
Portfolio turnover rate.....................................                                              53%(4)


---------------------------

(1)  The Fund commenced operations on April 3, 1998.

(2) Net investment income per share before reimbursement/waiver of fees by the Adviser and/or the Fund's administrator for Retail A Shares for the periods ended October 31, 1999 and 1998 was $___ and $0.06, respectively.

(3) Calculation does not include the effect of any sales charge for Retail A Shares.
(4)  Not annualized.
(5)  Annualized.

                       Galaxy New York Municipal Bond Fund
                (For a share outstanding throughout each period)



                                                                               For the year ending October 31,
                                                        -------------------------------------------------------------------------

                                                            1999           1998           1997           1996           1995
                                                         ----------     ----------     ----------     ----------     ----------
                                                           Retail         Retail         Retail         Retail         Retail
                                                          A Shares       A Shares       A Shares       A Shares       A Shares
                                                         ----------     ----------     ----------     ----------     ----------
Net asset value, beginning of period ..............                     $    11.09     $    10.75     $    10.78     $     9.89
  Income from investment operations:                                          0.48           0.49           0.48           0.49
   Net investment income(1) .......................
   Net realized and unrealized gain                                           0.35           0.34          (0.03)          0.89
     (loss) on investments ........................
                                                                              0.83           0.83           0.45           1.38
 Total from investment operations .................
                                                                             (0.48)         (0.49)         (0.48)         (0.49)
 Less dividends:
   Dividends from net investment
     Income .......................................
   Dividends from net realized capital gains ......                             --             --             --             --
 Total dividends ..................................                          (0.48)         (0.49)         (0.48)         (0.49)
                                                                              0.35           0.34          (0.03)          0.89
 Net increase (decrease) in net asset
     value ........................................
 Net asset value, end of period ...................                     $    11.44     $    11.09     $    10.75     $    10.78
                                                                        ----------     ----------     ----------     ----------
  Total return(2) .................................                           7.65%          7.93%          4.31%         14.03%
 Ratios/supplemental data:                                              $   48,218     $   38,434     $   40,154     $   42,870
   Net assets, end of period (000's) ..............
  Ratios to average net assets:                                               4.27%          4.52%          4.50%          4.73%
   Net investment income including
     Reimbursement/waiver .........................
    Operating expenses including                                              0.87%          0.94%          0.95%          0.92%
     Reimbursement/waiver .........................
    Operating expenses excluding                                              1.20%          1.26%          1.35%          1.31%
     Reimbursement/waiver .........................
  Portfolio turnover rate .........................                             27%            61%            12%             5%


-----------------------------------------


1 Net investment income per share for Retail A Shares before reimbursement/waiver of fees by the Adviser and/or the Fund's administrator for the years ended October 31, 1999, 1998, 1997, 1996 and 1995 was $___,
     $0.45, $0.45, $0.44 and $0.44 , respectively.

2    Calculation does not include the effect of any sales charge for Retail A
     Shares.

                     Galaxy Connecticut Municipal Bond Fund
                (For a share outstanding throughout each period)



                                                                       For the year ending October 31,
                                                   -------------------------------------------------------------------------
                                                        1999           1998           1997          1996           1995
                                                     ---------      ---------      ---------     ---------      --------
                                                      Retail          Retail         Retail        Retail        Retail
                                                     A Shares        A Shares       A Shares      A Shares      A Shares
                                                     ---------      ---------      ---------     ---------      --------
Net asset value, beginning of period .......                         $  10.47      $   10.14      $  10.13       $  9.22
  Income from investment operations:                                     0.43           0.45          0.42          0.44
   Net investment income(1) ................
   Net realized and unrealized gain                                      0.35           0.33          0.01          0.91
     (loss) on investments .................
                                                                         0.78           0.78          0.43          1.35
 Total from investment operations ..........
                                                                        (0.43)         (0.45)        (0.42)        (0.44)
 Less dividends:
   Dividends from net investment
     Income ................................
   Dividends from net realized capital gains                               --             --            --            --
 Total dividends ...........................                            (0.43)         (0.45)        (0.42)        (0.44)
                                                                         0.35           0.33         (0.01)         0.91
 Net increase (decrease) in net asset
     Value .................................
Net asset value, end of period .............                        $   10.82      $   10.47     $   10.14     $   10.13
                                                                    ---------     ----------     ---------     ---------
  Total return(2) ...........................                            7.58%          7.86%         4.32%        14.94%
 Ratios/supplemental data:                                          $  24,856     $   23,355     $  23,244     $  18,066
   Net assets, end of period (000's) .......
  Ratios to average net assets:                                          4.02%          4.30%         4.13%         4.53%
   Net investment income including
     Reimbursement/waiver ..................
    Operating expenses including                                         0.88%          0.70%         0.70%         0.68%
     Reimbursement/waiver ..................
    Operating expenses excluding                                         1.31%          1.31%         1.38%         1.48%
     Reimbursement/waiver ..................
  Portfolio turnover rate ..................                               46%            42%            3%            7%


-----------------------------------


(1) Net investment income per share for Retail A Shares before reimbursement/waiver of fees by the Adviser and/or the Fund's administrator for the years ended October 31, 1999, 1998, 1997, 1996 and 1995 was $___,
     $0.38, $0.38, $0.35 and $0.37 , respectively.

(2) Calculation does not include the effect of any sales charge for Retail A Shares.

                    Galaxy Massachusetts Municipal Bond Fund
                (For a share outstanding throughout each period)



                                                                       For the year ending October 31,
                                                   -------------------------------------------------------------------------
                                                        1999           1998           1997          1996           1995
                                                     ---------      ---------      ---------     ---------      --------
                                                      Retail          Retail         Retail        Retail        Retail
                                                     A Shares        A Shares       A Shares      A Shares      A Shares
                                                     ---------      ---------      ---------     ---------      --------
Net asset value, beginning of period.........                       $   10.25      $    9.94     $    9.98      $   9.12
  Income from investment operations:                                     0.46           0.45          0.43          0.44
   Net investment income(1) .................
   Net realized and unrealized gain                                      0.27           0.32         (0.04)         0.86
     (loss) on investments...................
                                                                         0.73           0.77          0.39          1.30
 Total from investment operations............
                                                                        (0.45)         (0.46)        (0.43)        (0.44)
 Less dividends:
   Dividends from net investment
     income..................................
   Dividends from net realized capital gains.                              --             --            --            --
 Total dividends.............................                           (0.45)         (0.46)        (0.43)        (0.44)
                                                                         0.28           0.31         (0.04)         0.86
 Net increase (decrease) in net asset
     value...................................
Net asset value, end of period...............                       $   10.53      $   10.25     $    9.94      $   9.98
                                                                    ---------      ---------     ---------      --------
  Total return(2) ............................                           7.22%          7.92%         4.05%        14.52%
 Ratios/supplemental data:                                          $  44,189      $  33,318     $  26,275      $ 16,113
   Net assets, end of period (000's).........
  Ratios to average net assets:                                          4.30%          4.38%         4.42%         4.56%
   Net investment income including
     Reimbursement/waiver....................
    Operating expenses including                                         0.78%          0.63%         0.66%         0.70%
     Reimbursement/waiver....................
    Operating expenses excluding                                         1.21%          1.20%         1.32%         1.58%
     Reimbursement/waiver....................
  Portfolio turnover rate....................                              44%            48%           16%           19%


----------------------------------


1 Net investment income per share for Retail A Shares before reimbursement/waiver of fees by the Adviser and/or the Fund's administrator for the years ended October 31, 1999, 1998, 1997, 1996 and 1995 was $___,
     $0.41, $0.39, $0.37 and $0.36 , respectively.

2    Calculation does not include the effect of any sales charge for Retail A
     Shares.

                     Galaxy Rhode Island Municipal Bond Fund
                (For a share outstanding throughout each period)



                                                                       For the year ending October 31,
                                                     ----------------------------------------------------------------------------
                                                        1999           1998           1997          1996    For the period ending
                                                     ---------      ---------      ---------     ---------   October 31, 1995(1)
                                                      Retail          Retail         Retail        Retail   ---------------------
                                                     A Shares        A Shares       A Shares      A Shares    Retail A Shares
                                                     ---------      ---------      ---------     ---------  ---------------------
Net asset value, beginning of period..........                      $   10.91      $   10.65     $   10.67      $  10.00
Income from investment operations:                                       0.50           0.48          0.51          0.44
   Net investment income(2)...................
   Net realized and unrealized gain                                      0.29           0.32          0.03          0.67
     on investments...........................
                                                                         0.79           0.80          0.54          1.11
Total from investment operations..............
                                                                        (0.50)         (0.50)        (0.51)        (0.44)
Less dividends:
   Dividends from net investment
     income...................................
   Dividends from net realized capital gains..                          (0.02)         (0.04)        (0.05)           --
Total dividends...............................                          (0.52)         (0.54)        (0.56)        (0.44)
                                                                         0.27           0.26         (0.02)         0.67
Net increase (decrease) in net asset
     value....................................
Net asset value, end of period................                      $   11.18      $   10.91     $   10.65      $  10.67
                                                                    ---------      ---------     ---------      --------
Total return3                                                            7.35%          7.78%         5.22%        11.29%(4)
Ratios/supplemental data:                                           $  20,210      $  17,134     $  14,900      $ 10,850
   Net assets, end of period (000's)..........
Ratios to average net assets:                                            4.52%          4.50%         4.78%         5.13%(5)
   Net investment income including
     Reimbursement/waiver.....................
   Operating expenses including                                          0.81%          0.83%         0.77%         0.40%(5)
     Reimbursement/waiver.....................
   Operating expenses excluding                                          1.23%          1.34%         1.34%         2.25%(5)
     Reimbursement/waiver.....................
Portfolio turnover rate.......................                            41%             19%           13%           34%(4)


-------------------------------------

(1)  The Fund commenced operations on December 20, 1994.

(2) Net investment income per share for Retail A Shares before reimbursement/waiver of fees by the Adviser and/or the Fund's administrator for the years ended October 31, 1999, 1998, 1997 and 1996 and for the period ended October 31, 1995 was $___, $0.45, $0.43, $0.45 and $0.28,
     respectively.

(3) Calculation does not include the effect of any sales charge for Retail A Shares.
(4)  Not annualized.
(5)  Annualized.

[Back Cover Page]

Where to find more information

You'll find more information about the Funds in the following documents:

ANNUAL AND SEMI-ANNUAL REPORTS
Galaxy's annual and semi-annual reports contain more information about each Fund and a discussion about the market conditions and investment strategies that had a significant effect on each Fund's performance during the last fiscal year.

STATEMENT OF ADDITIONAL INFORMATION (SAI)
The SAI contains detailed information about the Funds and their policies. By law, it's incorporated by reference into (considered to be part of) this prospectus.

You can get a free copy of these documents, request other information about the Funds and make shareholder inquiries by calling Galaxy at 1-877-BUY-GALAXY (1-877-289-4252) or writing to:

The Galaxy Fund
P.O. Box 6520
Providence, RI 02940-6520

If you buy your shares through a financial institution, you may contact your institution for more information.

You can write to the Securities and Exchange Commission (SEC) Public Reference Section and ask them to mail you information about the Funds, including the SAI. They'll charge you a fee for this service. You can also visit the SEC Public Reference Room and copy the documents while you're there. For information about the operation of the Public Reference Room, call the SEC.


Public Reference Section of the SEC
Washington, DC 20549-0102
1-202-942-8090.



Reports and other information about the Funds are also available on the EDGAR Database on the SEC's website at http://www.sec.gov. Copies of this information may also be obtained, after paying a duplicating fee, by electronic request to the SEC's e-mail address at publicinfo@sec.gov.


Galaxy's Investment Company Act File No. is 811-4636.

[Front cover page]
Galaxy Tax-Exempt Bond Funds
The Galaxy Fund






Prospectus

_________, 2000



Galaxy Tax-Exempt Bond Fund
Galaxy New Jersey Municipal Bond Fund
Galaxy New York Municipal Bond Fund
Galaxy Connecticut Municipal Bond Fund
Galaxy Massachusetts Municipal Bond Fund
Galaxy Rhode Island Municipal Bond Fund


Trust Shares







As with all mutual funds, the Securities and Exchange Commission has not approved or disapproved any shares of these Funds or determined if this prospectus is accurate or complete. Anyone who tells you otherwise is committing a crime.

Contents

CONTENTS

1        Risk/return summary
1        Introduction
3        Galaxy Tax-Exempt Bond Fund
7        Galaxy New Jersey Municipal Bond Fund
11       Galaxy New York Municipal Bond Fund
15       Galaxy Connecticut Municipal Bond Fund
19       Galaxy Massachusetts Municipal Bond Fund
23       Galaxy Rhode Island Municipal Bond Fund

28       Additional information about risk



29       Fund Management

30       How to invest in the funds
30       Buying and selling shares
31            How to buy shares
31            How to sell shares
31            Other transaction policies

32       Dividends, distributions and taxes



 34     Financial highlights

RISK/RETURN SUMMARY


INTRODUCTION

This prospectus describes the Galaxy Tax-Exempt Bond Funds. The Funds invest primarily in municipal securities, which are debt obligations of state and local governments and other political or public bodies or agencies. The interest paid on municipal securities is generally exempt from federal income tax and, in some cases, from state and local income tax.

On the following pages, you'll find important information about each of the Galaxy Tax-Exempt Bond Funds, including:


- the Fund's investment objective (sometimes called the Fund's goal) and the main investment strategies used by the Fund's investment adviser in trying to achieve that objective
-    the main risks associated with an investment in the Fund
- the Fund's past performance measured on both a year-by-year and long-term basis
-    the fees and expenses that you will pay as an investor in the Fund



[Sidenote:]
TAX-EQUIVALENT YIELD
One way to understand the tax advantages of a tax-exempt fund is to compare its after-tax return to that of a taxable investment. For example, suppose a taxable fund pays a return of 10%. If you're in the 36% federal income tax bracket, the fund's return after taxes is 6.4%. When a tax-exempt fund pays a return of 10%, you don't pay tax. So if you're in the 36% tax bracket, that's the equivalent of earning about 15.6% on a taxable fund. If you're in a low tax bracket, however, it may not be helpful to invest in a tax-exempt fund if you can achieve a higher after-tax return from a taxable investment.


WHICH FUND IS RIGHT FOR YOU?

The Funds are designed for investors who are looking for income that's free of federal income tax and who can accept fluctuations in price and yield. A Fund that specializes in a particular state is best suited to residents of that state who are also looking for income that is free of the state's income tax. TAX-EXEMPT FUNDS ARE NOT APPROPRIATE INVESTMENTS FOR TAX-DEFERRED RETIREMENT ACCOUNTS, SUCH AS IRAS, BECAUSE THEIR RETURNS BEFORE TAXES ARE GENERALLY LOWER THAN THOSE OF TAXABLE FUNDS.

THE FUNDS' INVESTMENT ADVISER


Fleet Investment Advisors Inc. (the "Adviser") is the investment adviser for all of these Funds. The Adviser, an indirect wholly-owned subsidiary of FLEETBOSTON Corporation, was established in 1984 and has its main office at 75 State Street, Boston, Massachusetts 02109. The Adviser also provides investment management and advisory services to individual and institutional clients and manages the other Galaxy investment portfolios. As of December 31, 1999, the Adviser managed over $______ billion in assets.



AN INVESTMENT IN THE FUNDS ISN'T A FLEET BANK DEPOSIT AND IT ISN'T INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. YOU COULD LOSE MONEY BY INVESTING IN THE FUNDS.

Galaxy Tax-Exempt Bond Fund


THE FUND'S INVESTMENT OBJECTIVE

The Fund seeks to provide shareholders with as high a level of current interest income free of federal income tax as is consistent with preservation of capital.


THE FUND'S MAIN INVESTMENT STRATEGIES

The Fund normally invests at least 80% of its total assets in municipal securities that pay interest which is exempt from regular federal income tax, primarily bonds (normally 65% of total assets). Under normal conditions, the Fund will invest no more than 20% of its total assets in taxable obligations, such as U.S. Government obligations, money market instruments and repurchase agreements.

Municipal securities purchased by the Fund may include general obligation securities, revenue securities and private activity bonds. The interest on private activity bonds may be subject to the federal alternative minimum tax. Investments in private activity bonds will not be treated as investments in municipal securities for purposes of the 80% requirement stated above.

In selecting portfolio securities for the Fund, the Adviser evaluates the suitability of available bonds according to such factors as creditworthiness, maturity, liquidity and interest rates. It also determines the appropriate allocation of the Fund's assets among various geographic regions, issuers and industry sectors.

Nearly all of the Fund's investments will be of investment grade quality. These are securities which have one of the top four ratings assigned by Standard & Poor's Ratings Group (S&P) or Moody's Investors Service, Inc. (Moody's), or are unrated securities determined by the Adviser to be of comparable quality. Under normal market conditions, the Fund will invest at least 65% of its total assets in securities that have one of the top three ratings assigned by S&P or Moody's, or unrated securities determined by the Adviser to be of comparable quality. Occasionally, the rating of a security held by the Fund may be downgraded below investment grade. If that happens, the Fund doesn't have to sell the security, unless the Adviser determines that under the circumstances the security is no longer an appropriate investment for the Fund. However, the Fund will sell promptly any securities that are not rated investment grade by S&P or Moody's if the securities exceed 5% of the Fund's net assets.

The Fund's average weighted maturity will vary from time to time depending on current economic and market conditions and the Adviser's assessment of probable changes in interest rates.

The Fund will sell a portfolio security when, as a result of changes in the economy or the performance of the security or other circumstances, the Adviser believes that holding the security is no longer consistent with the Fund's investment objective.


[Sidenote:]
MUNICIPAL SECURITIES
State and local governments issue municipal securities to raise money to finance public works, to repay outstanding obligations, to raise funds for general operating expenses and to make loans to other public institutions. Some municipal securities, known as private activity bonds, are backed by private entities and are used to finance various non-public projects. Municipal securities, which can be issued as bonds, notes or commercial paper, usually have fixed interest rates, although some have interest rates that change from time to time.

[Sidenote:]
TYPES OF MUNICIPAL SECURITIES
GENERAL OBLIGATION securities are secured by the issuer's full faith, credit and taxing power. REVENUE OBLIGATION securities are usually payable only from revenues derived from specific facilities or revenue sources. PRIVATE ACTIVITY BONDS are usually revenue obligations since they are typically payable by the private user of the facilities financed by the bonds.


[Sidenote:]
AVERAGE WEIGHTED MATURITY
average weighted maturity gives you the average time until all debt securities in a fund come due or MATURE. It is calculated by averaging the time to maturity of all debt securities held by a Fund with each maturity "weighted" according to the percentage of assets it represents.



[Sidenote:]
DURATION

Duration is an approximate measure of the price sensitivity of a fund to changes in interest rates. Unlike maturity which measures only the time until final payment, duration gives you the average time it takes to receive all expected cash flows (including interest payments, prepayments and final payments) on the debt obligations held by a fund.


THE MAIN RISKS OF INVESTING IN THE FUND

All mutual funds are affected by changes in the economy and swings in investment markets.

In addition, the Fund also carries the following Main risks:

- INTEREST RATE RISK - The prices of debt securities, including municipal securities, tend to move in the opposite direction to interest rates. When rates are rising, the prices of debt securities tend to fall. When rates are falling, the prices of debt securities tend to rise. Generally, the longer the time until maturity, the more sensitive the price of a debt security is to interest rate changes.
- CREDIT RISK - The value of debt securities, including municipal securities, also depends on the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities will fall. Debt securities which have the lowest of the top four ratings assigned by S&P or Moody's have speculative characteristics. Changes in the economy are more likely to affect the ability of issuers of these securities to make payments of principal and interest than is the case with higher-rated securities. The ability of a state or local government issuer to make payments can be affected by many factors, including economic conditions, the flow of tax revenues and changes in the level of federal, state or local aid. Some municipal obligations are payable only from limited revenue sources or private entities.

- PREPAYMENT/EXTENSION RISK - Changes in interest rates may cause certain municipal securities held by the Fund to be paid off much sooner or later than expected, which could adversely affect the Fund's value. In the event that a security is paid off sooner than expected because of a decline in interest rates, the Fund may be unable to recoup all of its initial investment and may also suffer from having to reinvest in lower-yielding securities. In the event of a later than expected payment because of a rise in interest rates, the value of the obligation will decrease and the Fund may suffer from the inability to invest in higher-yielding securities.

- SELECTION OF INVESTMENTS - The Adviser evaluates the risks and rewards presented by all securities purchased by the Fund and how they advance the Fund's investment objective. It's possible, however, that these evaluations will prove to be inaccurate.


HOW THE FUND HAS PERFORMED

The bar chart and the table below show how the Fund has performed in the past and give some indication of the risk of investing in the Fund. Both assume that all dividends and distributions are reinvested in the Fund. How the Fund has performed in the past doesn't necessarily show how it will perform in the future.

YEAR-BY-YEAR TOTAL RETURNS - CALENDAR YEARS

The bar chart shows how the performance of Trust Shares has varied from year to year.


[SIDENOTE:]

BEST QUARTER:                           % FOR THE QUARTER ENDING              ,
-------------                       ------------------------------------------------
WORST QUARTER:                          % FOR THE QUARTER ENDING              ,
--------------                      ------------------------------------------------


[bar chart goes here]



    1992          1993        1994        1995         1996        1997        1998         1999
-------------- ----------- ----------- ------------ ----------- ----------- ------------ -----------
    9.25%        11.95%      -5.35%      16.04%       3.57%       8.99%        5.96%           %
-------------- ----------- ----------- ------------ ----------- ----------- ------------ -----------


AVERAGE ANNUAL TOTAL RETURNS


The table shows the Fund's average annual total returns for the periods ended December 31, 1999, as compared to a broad-based market index.




----------------------------------- ------------------ ------------------- ------------------------------
                                         1 year             5 years               Since inception
----------------------------------- ------------------ ------------------- ------------------------------
Trust Shares                                  %                 %                   % (12/30/91)
----------------------------------- ------------------ ------------------- ------------------------------
Lehman Brothers Municipal Bond
Index                                         %                  %                % (since 12/31/91)
----------------------------------- ------------------ ------------------- ------------------------------



For current yield information, please call 1-877-BUY-GALAXY (1-877-289-4252).

[Sidenote:]
The Lehman Brothers Municipal Bond Index is an unmanaged index which tracks the performance of municipal bonds.


FEES AND EXPENSES OF THE FUND

The following table shows the fees and expenses you may pay when you buy and hold shares of the Fund.

Annual Fund operating expenses (expenses deducted from the Fund's assets)



----------------------- ------------------- ------------------- -------------- -----------------------------
                        Management          Distribution        Other          Total Fund operating
                        fees                (12b-1) fees        expenses       expenses
----------------------- ------------------- ------------------- -------------- -----------------------------

Trust Shares            0.75%(1)            None                     %             %(1)
----------------------- ------------------- ------------------- -------------- -----------------------------


(1) The Adviser is waiving a portion of the Management fees so that such fees are expected to be ____%. Total Fund operating expenses after this waiver are expected to be ____%. This fee waiver may be revised or discontinued at any time.


EXAMPLE


This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:
- you invest $10,000 for the periods shown
- you reinvest all dividends and distributions in the Fund
- you sell all your shares at the end of the periods shown
- your investment has a 5% return each year
- the Fund's operating expenses remain the same


Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:


----------------------- --------------------- -------------------- --------------------- --------------------
                               1 year               3 years              5 years              10 years
----------------------- --------------------- -------------------- --------------------- --------------------
Trust Shares                    $                   $                    $                     $
----------------------- --------------------- -------------------- --------------------- --------------------


[Sidenote:]

 PORTFOLIO MANAGER


The Adviser's Tax-Exempt Investment Policy Committee is responsible for the day-to-day management of the Fund's investment portfolio.

Galaxy New Jersey Municipal Bond Fund


THE FUND'S INVESTMENT OBJECTIVE

The Fund seeks as high a level of current interest income exempt from federal income tax and, to the extent possible, from New Jersey personal income tax, as is consistent with relative stability of principal.


THE FUND'S MAIN INVESTMENT STRATEGIES

The Fund normally invests at least 80% of its total assets in municipal securities that pay interest which is exempt from regular federal income tax, and at least 65% of its total assets in New Jersey municipal securities, which are securities issued by the State of New Jersey and other government issuers and that pay interest which is exempt from both federal income tax and New Jersey personal income tax. Under normal conditions, the Fund will invest no more than 20% of its total assets in taxable obligations, such as U.S. Government obligations, money market instruments and repurchase agreements.

Municipal securities purchased by the Fund may include general obligation securities, revenue securities and private activity bonds. The interest on private activity bonds may be subject to the federal alternative minimum tax. Investments in private activity bonds will not be treated as investments in municipal securities for purposes of the 80% requirement stated above.


In selecting portfolio securities for the Fund, the Adviser evaluates the suitability of available bonds according to such factors as creditworthiness, maturity, liquidity and interest rates. It also determines the appropriate allocation of the Fund's assets among various issuers and industry sectors.


Nearly all of the Fund's investments will be of investment grade quality. These are securities which have one of the top four ratings assigned by Standard & Poor's Ratings Group (S&P) or Moody's Investors Service, Inc. (Moody's), or unrated securities determined by the Adviser to be of comparable quality. Under normal market conditions, the Fund will invest at least 65% of its total assets in securities that have one of the top three ratings assigned by S&P or Moody's or ARE unrated securities determined by the Adviser to be of comparable quality. Occasionally, the rating of a security held by the Fund may be downgraded TO below investment grade. If that happens, the Fund doesn't have to sell the security, unless the Adviser determines that under the circumstances the security is no longer an appropriate investment for the Fund. However, the Fund will sell promptly any securities that are not rated investment grade by S&P or Moody's if the securities exceed 5% of the Fund's net assets.

The Fund's average weighted maturity will vary from time to time depending on current economic and market conditions and the Adviser's assessment of probable changes in interest rates.

The Fund will sell a portfolio security when, as a result of changes in the economy or the performance of the security or other circumstances, the Adviser believes that holding the security is no longer consistent with the Fund's investment objective.

[Sidenote:]
AVERAGE WEIGHTED MATURITY
Average weighted maturity gives you the average time until all debt securities in a fund come due or MATURE. It is calculated by averaging the time to maturity of all debt securities held by a fund with each maturity "weighted" according to the percentage of assets it represents.


THE MAIN RISKS OF INVESTING IN THE FUND

All mutual funds are affected by changes in the economy and by swings in investment markets.

In addition, the Fund also carries the following main risks:

- INTEREST RATE RISK - The prices of debt securities, including municipal securities, tend to move in the opposite direction to interest rates. When rates are rising, the prices of debt securities tend to fall. When rates are falling, the prices of debt securities tend to rise. Generally, the longer the time until maturity, the more sensitive the price of a debt security is to interest rate changes.
- CREDIT RISK - The value of debt securities, including municipal securities, also depends on the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities will fall. Debt securities which have the lowest of the top four ratings assigned by S&P or Moody's have speculative characteristics. Changes in the economy are more likely to affect the ability of issuers of these securities to make payments of principal and interest than is the case with higher-rated securities. The ability of a state or local government issuer to make payments can be affected by many factors, including economic conditions, the flow of tax revenues and changes in the level of federal, state or local aid. Some municipal obligations are payable only from limited revenue sources or private entities.
- PREPAYMENT/EXTENSION RISK - Changes in interest rates may cause certain municipal securities held by the Fund to be paid off much sooner or later than expected, which could adversely affect the Fund's value. IN THE EVENT THAT A SECURITY IS PAID OFF SOONER THAN EXPECTED BECAUSE OF A DECLINE IN INTEREST RATES, THE FUND MAY BE UNABLE TO RECOUP ALL OF ITS INITIAL INVESTMENT AND MAY ALSO SUFFER FROM HAVING TO REINVEST IN LOWER-YIELDING SECURITIES. IN THE EVENT OF A LATER THAN EXPECTED PAYMENT BECAUSE OF A RISE IN INTEREST RATES, THE VALUE OF THE OBLIGATION WILL DECREASE AND THE FUND MAY SUFFER FROM THE INABILITY TO INVEST IN HIGHER-YIELDING SECURITIES.
- LACK OF DIVERSIFICATION - The Fund is not diversified, which means that it can invest a large percentage of its assets in a small number of issuers. As a result, a change in the value of any one investment held by the Fund may affect the overall value of the Fund more than it would affect a diversified fund which holds more investments.

- SINGLE STATE RISK - Because the Fund invests primarily in New Jersey municipal securities, it is likely to be especially susceptible to economic, political and regulatory events that affect New Jersey. Other considerations affecting the Fund's investments in New Jersey municipal securities are summarized in the Statement of Additional Information.

- SELECTION OF INVESTMENTS - The Adviser evaluates the risks and rewards presented by all securities purchased by the Fund and how they advance the Fund's investment objective. It's possible, however, that these evaluations will prove to be inaccurate.

HOW THE FUND HAS PERFORMED


The Bar Chart and the Table Below Show How the Fund has Performed in the Past and give some indication of the risk of investing in the Fund. Both Assume That All Dividends and Distributions are Reinvested in the Fund How the fund has performed in the past doesn't necessarily show how it will perform in the future.

YEAR-BY-YEAR TOTAL RETURNS - CALENDAR YEARS

THE BAR CHART SHOWS THE PERFORMANCE OF TRUST SHARES DURING THE LAST CALENDAR
YEAR.


[SIDENOTE:]

BEST QUARTER:                           % FOR THE QUARTER ENDING              ,
-------------                       ------------------------------------------------
WORST QUARTER:                          % FOR THE QUARTER ENDING              ,
--------------                      ------------------------------------------------


[BAR CHART GOES HERE]

--------------
    1999
--------------
       %
--------------

AVERAGE ANNUAL TOTAL RETURNS

The table shows the fund's average annual total returns for the periods ended December 31, 1999, as compared to a broad-based market index.


----------------------------------- ------------------ ------------------------------
                                         1 YEAR               SINCE INCEPTION
----------------------------------- ------------------ ------------------------------
TRUST SHARES                                  %                   % (4/3/98)
----------------------------------- ------------------ ------------------------------
LEHMAN BROTHERS
MUNICIPAL BOND INDEX                          %                % (SINCE 3/31/98)
----------------------------------- ------------------ ------------------------------

For current yield information, PLEASE call 1-877-BUY-GALAXY (1-877-289-4252).


[Sidenote:]
THE LEHMAN BROTHERS MUNICIPAL BOND INDEX IS AN UNMANAGED INDEX WHICH TRACKS THE PERFORMANCE OF MUNICIPAL BONDS.

FEES AND EXPENSES OF THE FUND


The following table shows the fees and expenses you may pay when you buy and hold shares of the Fund.


Annual Fund operating expenses (expenses deducted from the Fund's assets)


----------------------- ------------------- ------------------- -------------- -----------------------------
                        Management          Distribution        Other          Total Fund operating
                        fees                (12b-1) fees        expenses       expenses
----------------------- ------------------- ------------------- -------------- -----------------------------
Trust Shares            0.75%(1)            None                     %(1)          %(1)
----------------------- ------------------- ------------------- -------------- -----------------------------



(1) The Adviser is waiving a portion of the Management fees so that such fees are expected to be ____%. The Fund's administrator is waiving a portion of the administration fees and reimbursing certain expenses so that Other expenses are expected to be ____%. Total Fund operating expenses after these waivers and reimbursements are expected to be ____%. These fee waivers and expense reimbursements may be revised or discontinued at any time.




EXAMPLE


This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:
-    you invest $10,000 for the periods shown
-    you reinvest all dividends and distributions in the Fund
-    you sell all your shares at the end of the periods shown
-    your investment has a 5% return each year
-    the Fund's operating expenses remain the same


Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:


----------------------- --------------------- -------------------- --------------------- --------------------
                               1 year               3 years              5 years              10 years
----------------------- --------------------- -------------------- --------------------- --------------------
Trust Shares                   $                   $                     $                    $
----------------------- --------------------- -------------------- --------------------- --------------------



[Sidenote:]

 PORTFOLIO MANAGER

The Adviser's Tax-Exempt Investment Policy Committee is responsible for the day-to-day management of the Fund's investment portfolio.

Galaxy New York Municipal Bond Fund


THE FUND'S INVESTMENT OBJECTIVE

The Fund seeks as high a level of current interest income exempt from federal income tax and, to the extent possible, from New York State and New York City personal income tax, as is consistent with relative stability of principal.


THE FUND'S MAIN INVESTMENT STRATEGIES

The Fund normally invests at least 80% of its total assets in municipal securities that pay interest which is exempt from regular federal income tax, and at least 65% of its total assets in New York municipal securities, which are securities issued by the State of New York and other government issuers and that pay interest which is exempt from federal income tax and New York State and New York City personal income tax. Under normal conditions, the Fund will invest no more than 20% of its total assets in taxable obligations, such as U.S. Government obligations, money market instruments and repurchase agreements.

Municipal securities purchased by the Fund may include general obligation securities and private activity bonds. The interest on private activity bonds may be subject to the federal alternative minimum tax. Investments in private activity bonds will not be treated as investments in municipal securities for purposes of the 80% requirement stated above.

In selecting portfolio securities for the Fund, the Adviser evaluates the suitability of available bonds according to such factors as creditworthiness, maturity, liquidity and interest rates. It also determines the appropriate allocation of the Fund's assets among various issuers and industry sectors.


Nearly all of the Fund's investments will be of investment grade quality. These are securities which have one of the top four ratings assigned by Standard & Poor's Ratings Group (S&P) or Moody's Investors Service, Inc. (Moody's), or are unrated securities determined by the Adviser to be of comparable quality. Under normal market conditions, the Fund will invest at least 65% of its total assets in securities that have one of the top three ratings assigned by S&P or Moody's or unrated securities determined by the Adviser to be of comparable quality. Occasionally, THE RATING OF a security held by the Fund may be downgraded to below investment grade. If that happens, the Fund doesn't have to sell the security, unless the Adviser determines that under the circumstances the security is no longer an appropriate investment for the Fund. However, the Fund will sell promptly any securities that are not rated investment grade by S&P or Moody's if the securities exceed 5% of the Fund's net assets.


The Fund's average weighted maturity will vary from time to time depending on current economic and market conditions and the Adviser's assessment of probable changes in interest rates.

The Fund will sell a portfolio security when, as a result of changes in the economy or the performance of the security or other circumstances, the Adviser believes that holding the security is no longer consistent with the Fund's investment objective.

[Sidenote:]
AVERAGE WEIGHTED MATURITY
Average weighted maturity gives you the average time until all debt securities in a fund come due or MATURE. It is calculated by averaging the time to maturity of all debt securities held by a fund with each maturity "weighted" according to the percentage of assets it represents.


THE MAIN RISKS OF INVESTING IN THE FUND

All mutual funds are affected by changes in the economy and swings in investment markets.

In addition, the Fund also carries the following main risks:
- INTEREST RATE RISK - The prices of debt securities, including municipal securities, tend to move in the opposite direction to interest rates. When rates are rising, the prices of debt securities tend to fall. When rates are falling, the prices of debt securities tend to rise. Generally, the longer the time until maturity, the more sensitive the price of a debt security is to interest rate changes.
- CREDIT RISK - The value of debt securities, including municipal securities, also depends on the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities will fall. Debt securities which have the lowest of the top four ratings assigned by S&P or Moody's have speculative characteristics. Changes in the economy are more likely to affect the ability of issuers of these securities to make payments of principal and interest than is the case with higher-rated securities. The ability of a state or local government issuer to make payments can be affected by many factors, including economic conditions, the flow of tax revenues and changes in the level of federal, state or local aid. Some municipal obligations are payable only from limited revenue sources or private entities.
- PREPAYMENT/EXTENSION RISK - Changes in interest rates may cause certain municipal securities held by the Fund to be paid off much sooner or later than expected, which could adversely affect the Fund's value. IN THE EVENT THAT A SECURITY IS PAID OFF SOONER THAN EXPECTED BECAUSE OF A DECLINE IN INTEREST RATES, THE FUND MAY BE UNABLE TO RECOUP ALL OF ITS INITIAL INVESTMENT AND MAY ALSO SUFFER FROM HAVING TO REINVEST IN LOWER-YIELDING SECURITIES. IN THE EVENT OF A LATER THAN EXPECTED PAYMENT BECAUSE OF A RISE IN INTEREST RATES, THE VALUE OF THE OBLIGATION WILL DECREASE AND THE FUND MAY SUFFER FROM THE INABILITY TO INVEST IN HIGHER-YIELDING SECURITIES.
- LACK OF DIVERSIFICATION - The Fund is not diversified, which means that it can invest a large percentage of its assets in a small number of issuers. As a result, a change in the value of any one investment held by the Fund may affect the overall value of the Fund more than it would affect a diversified fund which holds more investments.
- SINGLE STATE RISK - Because the Fund invests primarily in New York municipal securities, the Fund's ability to achieve its investment objective is dependent upon the ability of the issuers of New York municipal securities to meet their continuing obligations for the payment of principal and interest. New York State and New York City face long-term economic problems that could seriously affect their ability and that of other issuers of New York municipal securities to meet their financial obligations. Other considerations affecting the

     Fund's investments in New York municipal securities are summarized in the Statement of Additional Information.
- SELECTION OF INVESTMENTS - The Adviser evaluates the risks and rewards presented by all securities purchased by the Fund and how they advance the Fund's investment objective. It's possible, however, that these evaluations will prove to be inaccurate.



HOW THE FUND HAS PERFORMED

The bar chart and table below show how the Fund has performed in the past and give some indication of the risk of investing in the Fund. Both assume that all dividends and distributions are reinvested in the Fund. How the Fund has performed in the past doesn't necessarily show how it will perform in the future.

YEAR-BY-YEAR TOTAL RETURNS - CALENDAR YEARS

The bar chart shows how the performance of Trust Shares has varied from year to year.

[SIDENOTE:]

BEST QUARTER:                           % FOR THE QUARTER ENDING           ,
-------------                       ---------------------------------------------
WORST QUARTER:                          % FOR THE QUARTER ENDING           ,
--------------                      ---------------------------------------------

[bar chart goes here]


    1992          1993        1994        1995         1996        1997        1998         1999
-------------- ----------- ----------- ------------ ----------- ----------- ------------ -----------
    8.29%        12.30%      -7.26%      17.09%       3.62%       8.89%        6.13%           %
-------------- ----------- ----------- ------------ ----------- ----------- ------------ -----------


AVERAGE ANNUAL TOTAL RETURNS


The table shows the Fund's average annual total returns for the periods ended DECEMBER 31, 1999, as compared to a broad-based market index.



----------------------------------- ------------------ ------------------- ------------------------------
                                         1 year             5 years               Since inception
----------------------------------- ------------------ ------------------- ------------------------------
Trust Shares                                  %                 %                   % (12/31/91)
---------------------------------- ------------------ ------------------- ------------------------------
Lehman Brothers
Municipal Bond Index                          %                  %                  % (since
                                                                                       12/31/91)
----------------------------------- ------------------ ------------------- ------------------------------


FOR CURRENT YIELD INFORMATION, PLEASE CALL 1-877-BUY-GALAXY (1-877-289-4252).

[Sidenote:]
THE LEHMAN BROTHERS MUNICIPAL BOND INDEX IS AN UNMANAGED INDEX WHICH TRACKS THE PERFORMANCE OF MUNICIPAL BONDS.


FEES AND EXPENSES OF THE FUND


The following table shows the fees and expenses you may pay when you buy and hold shares of the Fund.


Annual Fund operating expenses (expenses from the Fund's assets)


----------------------- ------------------- ------------------- -------------- -----------------------------
                        Management          Distribution        Other          Total Fund operating
                        fees                (12b-1) fees        expenses       expenses
----------------------- ------------------- ------------------- -------------- -----------------------------
Trust Shares            0.75%(1)            None                    %              %(1)
----------------------- ------------------- ------------------- -------------- -----------------------------



(1) The Adviser is waiving a portion of the Management fees so that such fees are expected to be ____%. Total Fund operating expenses after this waiver are expected to be ____%. This fee waiver may be revised or discontinued at any time.



EXAMPLE


This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:
-    you invest $10,000 for the periods shown
-    you reinvest all dividends and distributions in the Fund
-    you sell all your shares at the end of the periods shown
-    your investment has a 5% return each year
-    the Fund's operating expenses remain the same


Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:


----------------------- --------------------- -------------------- --------------------- --------------------
                               1 year               3 years              5 years              10 years
----------------------- --------------------- -------------------- --------------------- --------------------
Trust Shares                    $                   $                    $                    $
----------------------- --------------------- -------------------- --------------------- --------------------



[Sidenote:]
 PORTFOLIO MANAGER

The Adviser's Tax-Exempt Investment Policy Committee is responsible for the day-to-day management of the Fund's investment portfolio.

Galaxy Connecticut Municipal Bond Fund


THE FUND'S INVESTMENT OBJECTIVE

The Fund seeks as high a level of current interest income exempt from federal income tax and, to the extent possible, from Connecticut personal income tax, as is consistent with relative stability of principal.


THE FUND'S MAIN INVESTMENT STRATEGIES

The Fund normally invests at least 80% of its total assets in municipal securities that pay interest which is exempt from regular federal income tax, and at least 65% of its total assets in Connecticut municipal securities, which are securities issued by the State of Connecticut and other government issuers and that pay interest which is exempt from both federal income tax and Connecticut state income tax on individuals, trusts and estates. Under normal conditions, the Fund will invest no more than 20% of its total assets in taxable obligations, such as U.S. Government obligations, money market instruments and repurchase agreements.

Municipal securities purchased by the Fund may include general obligation securities, revenue securities and private activity bonds. The interest on private activity bonds may be subject to the federal alternative minimum tax. Investments in private activity bonds will not be treated as investments in municipal securities for purposes of the 80% requirement stated above.

In selecting portfolio securities for the Fund, the Adviser evaluates the suitability of available bonds according to such factors as creditworthiness, maturity, liquidity and interest rates. It also determines the appropriate allocation of the Fund's assets among various issuers and industry sectors.

Nearly all of the Fund's investments will be of investment grade quality. These are securities which have one of the top four ratings assigned by Standard & Poor's Ratings Group (S&P) or Moody's Investors Service, Inc. (Moody's), or are unrated securities determined by the Adviser to be of comparable quality. Under normal market conditions, the Fund will invest at least 65% of its total assets in securities that have one of the top three ratings assigned by S&P or Moody's or unrated securities determined by the Adviser to be of comparable quality. Occasionally, THE RATING OF a security held by the Fund may be downgraded below investment grade. If that happens, the Fund doesn't have to sell the security, unless the Adviser determines that under the circumstances the security is no longer an appropriate investment for the Fund. However, the Fund will sell promptly any securities that are not rated investment grade by S&P or Moody's if the securities exceed 5% of the Fund's net assets.

The Fund's average weighted maturity will vary from time to time depending on current market conditions and the Adviser's assessment of probable changes in interest rates.

The Fund will sell a portfolio security when, as a result of changes in the economy or the performance of the security or other circumstances, the Adviser believes that holding the security is no longer consistent with the Fund's investment objective.

[Sidenote:]
AVERAGE WEIGHTED MATURITY
Average weighted maturity gives you the average time until all debt securities in a fund come due or MATURE. It is calculated by averaging the time to maturity of all debt securities held by a fund with each maturity "weighted" according to the percentage of assets it represents.


THE MAIN RISKS OF INVESTING IN THE FUND

All mutual funds are affected by changes in the economy and swings in investment markets.


In addition, the Fund also carries the following MAIN risks:


- INTEREST RATE RISK - The prices of debt securities, including municipal securities, tend to move in the opposite direction to interest rates. When rates are rising, the prices of debt securities tend to fall. When rates are falling, the prices of debt securities tend to rise. Generally, the longer the time until maturity, the more sensitive the price of a debt security is to interest rate changes.
- CREDIT RISK - The value of debt securities, including municipal securities, also depends on the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities will fall. Debt securities which have the lowest of the top four ratings assigned by S&P or Moody's have speculative characteristics. Changes in the economy are more likely to affect the ability of issuers of these securities to make payments of principal and interest than is the case with higher-rated securities. The ability of a state or local government issuer to make payments can be affected by many factors, including economic conditions, the flow of tax revenues and changes in the level of federal, state or local aid. Some municipal obligations are payable only from limited revenue sources or by private entities.

- PREPAYMENT/EXTENSION RISK - Changes in interest rates may cause certain municipal securities held by the Fund to be paid off much sooner or later than expected, which could adversely affect the Fund's value. In the event that a security is paid off sooner than expected because of a decline in interest rates, the Fund may be unable to recoup all of its initial investment and may also suffer from having to reinvest in lower-yielding securities. In the event of a later than expected payment because of a rise in interest rates, the value of the obligation will decrease and the Fund may suffer from the inability to invest in higher-yielding securities.

- LACK OF DIVERSIFICATION - The Fund is not diversified, which means that it can invest a large percentage of its assets in a small number of issuers. As a result, a change in the value of any one investment held by the Fund may affect the overall value of the Fund more than it would affect a diversified fund which holds more investments.

- SINGLE STATE RISK - Because the Fund invests primarily in Connecticut municipal securities, it is likely to be especially susceptible to economic, political and regulatory events that affect Connecticut. Other considerations AFFECTING the Fund's investments in Connecticut municipal securities are summarized in the Statement of Additional Information.

- SELECTION OF INVESTMENTS - The Adviser evaluates the risks and rewards presented by all securities purchased by the Fund and how they advance the Fund's investment objective. It's possible, however, that these evaluations will prove to be inaccurate.

HOW THE FUND HAS PERFORMED

The bar chart and the table below show how the Fund has performed in the past and give some indication of the risk of investing in the Fund. Both assume that all dividends and distributions are reinvested in the Fund. How the Fund has performed in the past doesn't necessarily show how it will perform in the future.

YEAR-BY-YEAR TOTAL RETURNS - CALENDAR YEARS

The bar chart shows how the performance of Trust Shares has varied from year to year.


[SIDENOTE:]

BEST QUARTER:                           % FOR THE QUARTER ENDING          ,
-------------                       --------------------------------------------
WORST QUARTER:                          % FOR THE QUARTER ENDING          ,
--------------                      --------------------------------------------


[bar chart goes here]


    1994          1995        1996        1997         1998        1999
-------------- ----------- ----------- ------------ ----------- -----------
   -8.01%        18.29%      3.56%        8.81%       6.07%           %
-------------- ----------- ----------- ------------ ----------- -----------


AVERAGE ANNUAL TOTAL RETURNS


The table shows the Fund's average annual total returns for the periods ended December 31, 1999, as compared to a broad-based market index.



----------------------------------- ------------------ ------------------- ------------------------------
                                         1 year             5 years               Since inception
----------------------------------- ------------------ ------------------- ------------------------------
Trust Shares                                  %                 %                    % (3/16/93)
----------------------------------- ------------------ ------------------- ------------------------------
Lehman Brothers
Municipal Bond Index                          %                 %                % (Since 3/31/93)
----------------------------------- ------------------ ------------------- ------------------------------


FOR CURRENT YIELD INFORMATION, PLEASE CALL 1-877-BUY-GALAXY (1-877-289-4252).


[SIDENOTE:]
THE LEHMAN BROTHERS MUNICIPAL BOND INDEX IS AN UNMANAGED INDEX WHICH TRACKS THE PERFORMANCE OF MUNICIPAL BONDS.


FEES AND EXPENSES OF THE FUND

The following TABLE SHOWS the fees and expenses you may pay when you buy and hold shares of the Fund.



Annual Fund operating expenses (expenses deducted from the Fund's assets)



----------------------- ------------------- ------------------- -------------- -----------------------------
                        Management fees     Distribution        Other          Total Fund operating
                                            (12b-1) fees        expenses       expenses
----------------------- ------------------- ------------------- -------------- -----------------------------
Trust Shares            0.75%(1)            None                     %             %(1)
----------------------- ------------------- ------------------- -------------- -----------------------------



(1) The Adviser is waiving a portion of the Management fees so that such fees are expected to be ____%. Total Fund operating expenses after this waiver are expected to be ____%. This fee waiver may be revised or discontinued at any time.


EXAMPLE


This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:
-    you invest $10,000 for the periods shown
-    you reinvest all dividends and distributions in the Fund
-    you sell all your shares at the end of the periods shown
-    your investment has a 5% return each year
-    the Fund's operating expenses remain the same


Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:


----------------------- --------------------- -------------------- --------------------- --------------------
                               1 year               3 years              5 years              10 years
----------------------- --------------------- -------------------- --------------------- --------------------
Trust Shares                   $                   $                     $                    $
----------------------- --------------------- -------------------- --------------------- --------------------



[Sidenote:]
 PORTFOLIO MANAGER

The Adviser's Tax-Exempt Investment Policy Committee is responsible for the day-to-day management of the Fund's investment portfolio.

Galaxy Massachusetts Municipal Bond Fund


THE FUND'S INVESTMENT OBJECTIVE

The Fund seeks as high a level of current interest income exempt from federal income tax and, to the extent possible, from Massachusetts personal income tax, as is consistent with relative stability of principal.


THE FUND'S MAIN INVESTMENT STRATEGIES

The Fund normally invests at least 80% of its total assets in municipal securities that pay interest which is exempt from regular federal income tax, and at least 65% of its total assets in Massachusetts municipal securities, which are securities issued by the Commonwealth of Massachusetts and other government issuers and that pay interest which is exempt from both federal income tax and Massachusetts personal income tax. Under normal conditions, the Fund will invest no more than 20% of its total assets in taxable obligations, such as U.S. Government obligations, money market instruments and repurchase agreements.

Municipal securities purchased by the Fund may include general obligation securities, revenue securities and private activity bonds. The interest on private activity bonds may be subject to the federal alternative minimum tax. Investments in private activity bonds will not be treated as investments in municipal securities for purposes of the 80% requirement stated above.

In selecting portfolio securities for the Fund, the Adviser evaluates the suitability of available bonds according to such factors as creditworthiness, maturity, liquidity and interest rates. It also determines the appropriate allocation of the Fund's assets among various issuers and industry sectors.

Nearly all of the Fund's investments will be of investment grade quality. These are securities which have one of the top four ratings assigned by Standard & Poor's Ratings Group (S&P) or Moody's Investors Service, Inc. (Moody's), ARE or unrated securities determined by the Adviser to be of comparable quality. Under normal market conditions, the Fund will invest at least 65% of its total assets in securities that have one of the top three ratings assigned by S&P or Moody's or unrated securities determined by the Adviser to be of comparable quality. Occasionally, THE RATING OF a security held by the Fund may be downgraded below investment grade. If that happens, the Fund doesn't have to sell the security, unless the Adviser determines that under the circumstances the security is no longer an appropriate investment for the Fund. However, the Fund will sell promptly any securities that are noted rated investment grade by S&P or Moody's if the securities exceed 5% of the Fund's net assets.

The Fund's average weighted maturity will vary from time to time depending on current economic and market conditions and the Adviser's assessment of probable changes in interest rates.

The Fund will sell a portfolio security when, as a result of changes in the economy or the performance of the security or other circumstances, the Adviser believes that holding the security is no longer consistent with the Fund's investment objective.

[Sidenote:]
AVERAGE WEIGHTED MATURITY
Average weighted maturity gives you the average time until all debt securities in a fund come due or MATURE. It is calculated by averaging the time to maturity of all debt securities held by a fund with each maturity "weighted" according to the percentage of assets it represents.


THE MAIN RISKS OF INVESTING IN THE FUND

All mutual funds are affected by changes in the economy and swings in investment markets.

In addition, the Fund also carries the following main risks:

- INTEREST RATE RISK - The prices of debt securities, including municipal securities, tend to move in the opposite direction to interest rates. When rates are rising, the prices of debt securities tend to fall. When rates are falling, the prices of debt securities tend to rise. Generally, the longer the time until maturity, the more sensitive the price of a debt security is to interest rate changes.
- CREDIT RISK - The value of debt securities, including municipal securities, also depends on the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities will fall. Debt securities which have the lowest of the top four ratings assigned by S&P or Moody's have speculative characteristics. Changes in the economy are more likely to affect the ability of issuers of these securities to make payments of principal and interest than is the case with higher-rated securities. The ability of a state or local government issuer to make payments can be affected by many factors, including economic conditions, the flow of tax revenues and changes in the level of federal, state or local aid. Some municipal obligations are payable only from limited revenue sources or by private entities.

- PREPAYMENT/EXTENSION RISK - Changes in interest rates may cause certain municipal securities held by the Fund to be paid off much sooner or later than expected, which could adversely affect the Fund's value. In the event that a security is paid off sooner than expected because of a decline in interest rates, the Fund may be unable to recoup all of its initial investment and may also suffer from having to reinvest in lower-yielding securities. In the event of a later than expected payment because of a rise in interest rates, the value of the obligation will decrease and the Fund may suffer from the inability to invest in higher-yielding securities.

- LACK OF DIVERSIFICATION - The Fund is not diversified, which means that it can invest a large percentage of its assets in a small number of issuers. As a result, a change in the value of any one investment held by the Fund may affect the overall value of the Fund more than it would affect a diversified fund which holds more investments.

- SINGLE STATE RISK - Because the Fund invests primarily in Massachusetts municipal securities, it is likely to be especially susceptible to economic, political and regulatory events that affect Massachusetts. Other considerations AFFECTING the Fund's investments in Massachusetts municipal securities are summarized in the Statement of Additional Information.

- SELECTION OF INVESTMENTS - The Adviser evaluates the risks and rewards presented by all securities purchased by the Fund and how they advance the Fund's investment objective. It's possible, however, that these evaluations will prove to be inaccurate.

HOW THE FUND HAS PERFORMED

The bar chart and the table below show how the Fund has performed in the past and give some indication of the risk of investing in the Fund. Both assume that all dividends and distributions are reinvested in the Fund. How the Fund has performed in the past doesn't necessarily show how it will perform in the future.

YEAR-BY-YEAR TOTAL RETURNS - CALENDAR YEARS

The bar chart shows how the performance of Trust Shares has varied from year to year.


[SIDENOTE:]

BEST QUARTER:                           % FOR THE QUARTER ENDING           ,
-------------                       ---------------------------------------------
WORST QUARTER:                          % FOR THE QUARTER ENDING           ,
--------------                      ---------------------------------------------


[bar chart goes here]


    1994          1995        1996        1997         1998        1999
-------------- ----------- ----------- ------------ ----------- -----------
   -7.71%        17.40%      3.26%        9.09%       5.83%           %
-------------- ----------- ----------- ------------ ----------- -----------


AVERAGE ANNUAL TOTAL RETURNS


The table shows the Fund's average annual total returns for the periods ended December 31, 1999, as compared to a broad-based market index.



----------------------------------- ------------------ ------------------- ------------------------------
                                         1 year             5 years               Since inception
----------------------------------- ------------------ ------------------- ------------------------------
Trust Shares                                  %                  %                    % (3/12/93)
----------------------------------- ------------------ ------------------- ------------------------------
Lehman Brothers
Municipal Bond Index                          %                  %               % (since 2/28/93)
----------------------------------- ------------------ ------------------- ------------------------------


FOR CURRENT YIELD INFORMATION, PLEASE CALL 1-877-BUY-GALAXY (1-877-289-4252).


[SIDENOTE:]
THE LEHMAN BROTHERS MUNICIPAL BOND INDEX IS AN UNMANAGED INDEX WHICH TRACKS THE PERFORMANCE OF MUNICIPAL BONDS.


FEES AND EXPENSES OF THE FUND

The following table shows the fees and expenses you may pay when you buy and hold shares of the Fund.


Annual Fund operating expenses (expenses deducted from the Fund's assets)


----------------------- ------------------- ------------------- -------------- -----------------------------
                        Management          Distribution        Other          Total Fund operating
                        fees                (12b-1) fees        expenses       expenses
----------------------- ------------------- ------------------- -------------- -----------------------------
Trust Shares            0.75%(1)            None                      %              %(1)

----------------------- ------------------- ------------------- -------------- -----------------------------




(1) The Adviser is waiving a portion of the Management fees so that such fees are expected to be _____%. Total Fund operating expenses after this waiver are expected to be _____%. This fee waiver may be revised or discontinued at any time.


EXAMPLE


This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:
-    you invest $10,000 for the periods shown
-    you reinvest all dividends and distributions in the Fund
-    you sell all your shares at the end of the periods shown
-    your investment has a 5% return each year
-    the Fund's operating expenses remain the same


Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:




----------------------- --------------------- -------------------- --------------------- --------------------
                               1 year               3 years              5 years              10 years
----------------------- --------------------- -------------------- --------------------- --------------------

Trust Shares                    $                   $                    $                    $
----------------------- --------------------- -------------------- --------------------- --------------------



[Sidenote:]
 PORTFOLIO MANAGER

The Adviser's Tax-Exempt Investment Policy Committee is responsible for the day-to-day management of the Fund's investment portfolio.

Galaxy Rhode Island Municipal Bond Fund


THE FUND'S INVESTMENT OBJECTIVE

The Fund seeks as high a level of current interest income exempt from federal income tax and, to the extent possible, from Rhode Island personal income tax, as is consistent with relative stability of principal.


THE FUND'S MAIN INVESTMENT STRATEGIES

The Fund normally invests at least 80% of its total assets in municipal securities that pay interest which is exempt from regular federal income tax, and at least 65% of its total assets in Rhode Island municipal securities, which are securities issued by the State of Rhode Island and other government issuers and that pay interest which is exempt from both federal income tax and Rhode Island personal income tax. Under normal conditions, the Fund will invest no more than 20% of its total assets in taxable obligations, such as U.S. Government obligations, money market instruments and repurchase agreements.

Municipal securities purchased by the Fund may include general obligation securities, revenue securities and private activity bonds. The interest on private activity bonds may be subject to the federal alternative minimum tax. Investments in private activity bonds will not be treated as investments in municipal securities for purposes of the 80% requirement stated above.

In selecting portfolio securities for the Fund, the Adviser evaluates the suitability of available bonds according to such factors as creditworthiness, maturity, liquidity and interest rates. It also determines the appropriate allocation of the Fund's assets among various issuers and industry sectors.


Nearly all of the Fund's investments will be of investment grade quality. These are securities which have one of the top four ratings assigned by Standard & Poor's Ratings Group (S&P) or Moody's Investors Service, Inc. (Moody's), or ARE unrated securities determined by the Adviser to be of comparable quality. Under normal market conditions, the Fund will invest at least 65% of its total assets in securities that have one of the top three ratings assigned by S&P or Moody's or unrated securities determined by the Adviser to be of comparable quality. Occasionally, the rating of a security held by the Fund may be downgraded below investment grade. If that happens, the Fund doesn't have to sell the security, unless the Adviser determines that under the circumstances the security is no longer an appropriate investment for the Fund. However, the Fund will sell promptly any securities that are not rated investment grade by S&P or Moody's if the securities exceed 5% of the Fund's net assets.


The Fund's average weighted maturity will vary from time to time depending on economic and market conditions and the Adviser's assessment of probable changes in interest rates.

The Fund will sell a portfolio security when, as a result of changes in the economy or the performance of the security or other circumstances, the Adviser believes that holding the security is no longer consistent with the Fund's investment objective.

[Sidenote:]
AVERAGE WEIGHTED MATURITY
Average weighted maturity gives you the average time until all debt securities in a fund come due or MATURE. It is calculated by averaging the time to maturity of all debt securities held by a fund with each maturity "weighted" according to the percentage of assets it represents.


THE MAIN RISKS OF INVESTING IN THE FUND

All mutual funds are affected by changes in the economy and swings in investment markets.

In addition, the Fund also carries the following main risks:

- INTEREST RATE RISK - The prices of debt securities, including municipal securities, tend to move in the opposite direction to interest rates. When rates are rising, the prices of debt securities tend to fall. When rates are falling, the prices of debt securities tend to rise. Generally, the longer the time until maturity, the more sensitive the price of a debt security is to interest rate changes.
- CREDIT RISK - The value of debt securities, including municipal securities, also depends on the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities will fall. Debt securities which have the lowest of the top four ratings assigned by S&P or Moody's have speculative characteristics. Changes in the economy are more likely to affect the ability of issuers of these securities to make payments of principal and interest than is the case with higher-rated securities. The ability of a state or local government issuer to make payments can be affected by many factors, including economic conditions, the flow of tax revenues and changes in the level of federal, state or local aid. Some municipal obligations are payable only from limited revenue sources or by private entities.

- PREPAYMENT/EXTENSION RISK - Changes in interest rates may cause certain municipal securities held by the Fund to be paid off much sooner or later than expected, which could adversely affect the Fund's value. In the event that a security is paid off sooner than expected because of a decline in interest rates, the Fund may be unable to recoup all of its initial investment and may also suffer from having to reinvest in lower-yielding securities. In the event of a later than expected payment because of a rise in interest rates, the value of the obligation will decrease and the Fund may suffer from the inability to invest in higher-yielding securities.

- LACK OF DIVERSIFICATION - The Fund is not diversified, which means that it can invest a large percentage of its assets in a small number of issuers. As a result, a change in the value of any one investment held by the Fund may affect the overall value of the Fund more than it would affect a diversified fund which holds more investments.

- SINGLE STATE RISK - Because the Fund invests primarily in Rhode Island municipal securities, it is likely to be especially susceptible to economic, political and regulatory events that affect Rhode Island. Other considerations AFFECTING the Fund's investments in Rhode Island municipal securities are summarized in the Statement of Additional Information.


- SELECTION OF INVESTMENTS - The Adviser evaluates the RISKS and rewards presented by all securities purchased by the Fund and how they advance the Fund's investment objective. It's possible, however, that these evaluations will prove to be inaccurate.

HOW THE FUND HAS PERFORMED

The bar chart and the table below show how the Fund has performed in the past and give some indication of the risk of investing in the Fund. Both assume that all dividends and distributions are reinvested in the Fund. How the Fund has performed in the past doesn't necessarily show how it will perform in the future.

As of the date of this prospectus, the Fund had not offered Trust Shares to investors. The returns below represent the returns for Retail A Shares of the Fund which are offered in a separate prospectus. Retail A Shares and Trust Shares of the Fund have returns that are substantially the same because they represent interests in the same portfolio securities and differ only to the extent that they bear separate expenses. Unlike Trust Shares, Retail A Shares of the Fund are also subject to a front-end sales charge on purchases and, in certain cases, to a contingent deferred sales charge at the time shares are sold.

YEAR-BY-YEAR RETURNS

The bar chart shows how the performance of Retail A Shares has varied from year to year. The figures don't include any sales charges that investors pay when buying or selling Retail A Shares of the Fund. If sales charges were included, the returns would be lower.

[SIDENOTE:]

BEST QUARTER:                           % FOR THE QUARTER ENDING          ,
-------------                       --------------------------------------------
WORST QUARTER:                          % FOR THE QUARTER ENDING          ,
--------------                      --------------------------------------------


[bar chart goes here]


-------------- ----------- ----------- ------------ -----------
    1995         1996        1997        1998         1999
     ----         ----        ----        ----         ---
-------------- ----------- ----------- ------------ -----------
   14.32%        3.63%       8.54%        5.87%           %
-------------- ----------- ----------- ------------ -----------


AVERAGE ANNUAL TOTAL RETURNS


The table shows the Fund's average annual total returns (after taking into account any sales charges) for the periods ended December 31, 1999, as compared to a broad-based market index.



----------------------------------- ------------------------ ------------------------- -------------------------------
                                            1 year                   5 YEARS                  Since inception
----------------------------------- ------------------------ ------------------------- -------------------------------
Retail A Shares                                  %                        %                      % (12/20/94)
----------------------------------- ------------------------ ------------------------- -------------------------------
Lehman Brothers
Municipal Bond Index                             %                        %                   % (since 12/31/94)
----------------------------------- ------------------------ ------------------------- -------------------------------

[SIDENOTE:]
The Lehman Brothers Municipal Bond Index is an unmanaged index which tracks the performance of municipal bonds.



FEES AND EXPENSES OF THE FUND


The following table shows the fees and expenses you may pay when you buy and hold shares of the Fund.


Annual Fund operating expenses (expenses deducted from the Fund's assets)


----------------------- ------------------- ------------------- -------------- -----------------------------
                        Management          Distribution        Other          Total Fund operating
                        fees                (12b-1) fees        expenses       expenses
----------------------- ------------------- ------------------- -------------- -----------------------------
Trust Shares            0.75%(1)            None                     %              %(1)
----------------------- ------------------- ------------------- -------------- -----------------------------



(1) The Adviser is waiving a portion of the Management fees so that such fees are expected to be ____%. Total Fund operating expenses after this waiver are expected to be ____%. This fee waiver may be revised or discontinued at any time.




EXAMPLE


This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:
-    you invest $10,000 for the periods shown
-    you reinvest all dividends and distributions in the Fund
-    you sell all your shares at the end of the periods shown
- your investment has a 5% return each year o the Fund's operating expenses remain the same


Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:


----------------------- --------------------- -------------------- --------------------- --------------------
                               1 year               3 years              5 years              10 years
----------------------- --------------------- -------------------- --------------------- --------------------
Trust Shares                    $                   $                    $                    $
----------------------- --------------------- -------------------- --------------------- --------------------


[Sidenote:]
PORTFOLIO MANAGER
The adviser's tax-exempt investment policy committee is responsible for the day-to-day management of the fund's investment portfolio.

ADDITIONAL INFORMATION ABOUT RISK


The main risks associated with an investment in each of the Galaxy Tax-Exempt Bond Funds have been described above. The following supplements that discussion.


TEMPORARY DEFENSIVE POSITIONS

Each Fund may temporarily hold up to 100% of its total assets in investments that are not part of its main investment strategy to try to avoid losses during unfavorable market conditions. These investments may include cash (which will not earn any income) and taxable investments, such as money market instruments and debt securities issued or guaranteed by the U.S. Government or its agencies, in excess of 20% of its total assets.
This strategy could prevent a Fund from achieving its investment objective.


OTHER TYPES OF INVESTMENTS

This prospectus describes each Fund's main investment strategies and the particular types of securities in which each Fund mainly invests. Each Fund may, from time to time, pursue other investment strategies and make other types of investments in support of its overall investment goal. These supplemental investment strategies, which are not considered to be main investment strategies of the Fund - and the risks involved - are described in detail in the Statement of Additional Information (SAI) which is referred to on the back cover of this prospectus.

 FUND MANAGEMENT



ADVISER


The Adviser, subject to the general supervision of Galaxy's Board of Trustees, manages each Fund in accordance with its investment objective and policies, makes decisions with respect to, and places orders for, all purchases and sales of portfolio securities, and maintains related records.



ALLOCATION OF ORDERS FOR PORTFOLIO SECURITIES

The Adviser may allocate orders for the purchase and sale of portfolio securities to certain financial institutions, including those that are affiliated with the Adviser or that have sold shares of the Funds, to the extent permitted by law or by order of the Securities and Exchange Commission. The Adviser will allocate orders to such institutions only if it believes that the quality of the transaction and the commission are comparable to what they would be with other qualified brokerage firms.


MANAGEMENT FEES


The management fees paid to the Adviser by the Funds during the last fiscal year are set forth below.



------------------------------------------------------- -----------------------------------------------------------
Fund                                                    Management fee as a % of average net assets
------------------------------------------------------- -----------------------------------------------------------
Tax-Exempt Bond                                              %
------------------------------------------------------- -----------------------------------------------------------
New Jersey Municipal Bond                                    %
------------------------------------------------------- -----------------------------------------------------------
New York Municipal Bond                                      %
------------------------------------------------------- -----------------------------------------------------------
Connecticut Municipal Bond                                   %
------------------------------------------------------- -----------------------------------------------------------
Massachusetts Municipal Bond                                 %
------------------------------------------------------- -----------------------------------------------------------
Rhode Island Municipal Bond                                  %
------------------------------------------------------- -----------------------------------------------------------

HOW TO INVEST IN THE FUNDS


BUYING AND SELLING SHARES


Trust Shares of the Funds are available for purchase by investors maintaining a qualified account at a bank or trust institution, including subsidiaries of FleetBoston Corporation. Qualified accounts include discretionary investment management accounts, custodial accounts and agency accounts. Your institution can provide more information about which types of accounts are eligible.


You can buy and sell Trust Shares of the Funds on any business day. A business day is any day that Galaxy's distributor, Galaxy's custodian and your institution are open for business.

The price at which you buy shares is the net asset value (NAV) per share next determined after your order is accepted. The price at which you sell shares is the NAV per share next determined after receipt of your order. NAV is determined on each day the New York Stock Exchange is open for trading at the close of regular trading that day (usually 4:00 p.m. Eastern time). The New York Stock Exchange is generally open for trading every Monday through Friday, except for national holidays.

If market prices are readily available for securities owned by the Fund, they're valued at those prices. If market prices are not readily available for some securities, they are valued at fair value under the supervision of Galaxy's Board of Trustees.


[Sidenote:]
NET ASSET VALUE
The price you pay for your shares is based on the net asset value per share
(NAV). It's the value of a Fund's assets attributable to Trust Shares, minus the value of the Fund's liabilities attributable to Trust Shares, divided by the number of Trust Shares held by investors.

[Sidenote:]
INVESTMENT MINIMUMS

Galaxy does not have any minimum investment requirements for initial or additional investments in Trust Shares but financial institutions may . They may also require you to maintain a minimum account balance.



HOW TO BUY SHARES

You can buy Trust Shares by following the procedures established by your financial institution. Your financial institution is responsible for sending your order to Galaxy's distributor and wiring payment to Galaxy's custodian. The institution holds the shares in your name and receives all confirmations of purchases and sales.

HOW TO SELL SHARES


You can sell Trust Shares by following the procedures established by your financial institution. Your financial institution is responsible for sending your order to Galaxy's distributor and for crediting your account with the proceeds. Galaxy doesn't charge for wiring sale proceeds to your financial institution, but your financial institution may do so. Contact your financial institution for more information.



OTHER TRANSACTION POLICIES

If Galaxy doesn't receive full payment for your order to buy shares by 4:00 p.m. on the next business day, Galaxy won't accept your order. Galaxy will advise your institution if this happens.

Galaxy may refuse any order to buy shares. Galaxy doesn't issue a certificate when you buy shares but it does keep a record of shares issued to investors.

Sales proceeds are normally wired to your institution on the next business day but Galaxy reserves the right to send sales proceeds within seven days if sending proceeds earlier could adversely affect a Fund.

Galaxy may ask for any information it might reasonably need to make sure that you've authorized a sale of shares.

Galaxy may close any account after 60 days' written notice if the value of the account drops below $250 as a result of selling shares.

DIVIDENDS, DISTRIBUTIONS AND TAXES


DIVIDENDS AND CAPITAL GAINS DISTRIBUTIONS

The Funds generally declare dividends from net investment income daily and pay them monthly. They normally distribute net capital gains annually. It's expected that the Funds' annual distributions will be mainly income dividends. Dividends and distributions are paid in cash unless you indicate in the account application or in a letter to Galaxy that you want to have dividends and distributions reinvested in additional shares.


FEDERAL TAXES

It is expected that the Funds will distribute dividends derived from interest earned on exempt securities, and these "exempt-interest dividends" will be exempt income for shareholders for federal income tax purposes. However, distributions, if any, derived from net capital gains of each Fund will generally be taxable to you as capital gains. Dividends, if any, derived from short-term capital gains or taxable interest income will be taxable to you as ordinary income. You will be notified annually of the tax status of distributions to you.

You should note that if you purchase shares just prior to a capital gain distribution, the purchase price will reflect the amount of the upcoming distribution, but you will be taxed on the entire amount of the distribution received, even though, as an economic matter, the distribution simply constitutes a return of capital. This is known as "buying into a dividend."


You will recognize taxable gain or loss on a sale or redemption of your shares, based on the difference between your tax basis in the shares and the amount you receive for them. (To aid in computing your tax basis, you generally should retain your account statements for the periods during which you held shares.) Generally, this gain or loss will be long-term or short-term depending on whether your holding period for the shares exceeds 12 months, except that any loss realized on shares held for six months or less will be treated as a long-term capital loss to the extent of any capital gain dividends that were received on the shares. Moreover, if you receive an exempt-interest dividend with respect to any share and the share is held by you for six months or less, any loss on the sale or exchange of the share will be disallowed to the extent of such dividend amount.


Interest on indebtedness incurred by a shareholder to purchase or carry shares of a Fund generally will not be deductible for federal income tax purposes.

You should note that a portion of the exempt-interest dividends paid by each Fund may constitute an item of tax preference for purposes of determining federal alternative minimum tax liability. Exempt-interest dividends will also be considered along with other adjusted gross income in determining whether any Social Security or railroad retirement payments received by you are subject to federal income taxes.

STATE AND LOCAL TAXES


Dividends paid by the Tax-Exempt Bond Fund that are attributable to interest earned by the Fund may be taxable to shareholders under state or local law. Each state-specific Fund intends to comply with certain state and/or local tax requirements so that its dividends will be exempt from the applicable state and/or local taxes described above in the description for such Fund. Dividends, if any, derived from interest on securities other than the state-specific municipal securities in which each Fund primarily invests or from any capital gains, will be subject to the particular state's taxes.



MISCELLANEOUS


The foregoing is only a summary of certain tax considerations under current law, which may be subject to change in the future. You should consult your tax adviser for further information regarding federal, state, local and/or foreign tax consequences relevant to your specific situation.

FINANCIAL HIGHLIGHTS



The financial highlights tables shown below will help you understand the financial performance for the Funds' Trust Shares for the past five years (or the period since a particular Fund began operations). As of the date of this Prospectus, Trust Shares of the Rhode Island Municipal Bond Fund had not been offered to investors. The financial highlights table shown below with respect to the Rhode Island Municipal Bond Fund reflects the financial performance of the Fund's Retail A Shares and is intended to provide you with a long-term perspective as to the Fund's financial history. Certain information in the financial highlights tables reflects the financial performance of a single Trust Share or, in the case of the Rhode Island Municipal Bond Fund, a single Retail A Share. The total returns in the tables represent the rate that an investor would have earned (or lost) on an investment in Trust Shares (Retail A Shares in the case of the Rhode Island Municipal Bond Fund) of each Fund, assuming all dividends and distributions were reinvested. The information for the fiscal year ended October 31, 1999 has been audited by _______________, independent auditors, whose report, along with the Funds' financial statements, are included in the Funds' Annual Report and are incorporated by reference into the SAI. The Annual Report and SAI are available free of charge upon request. The information for the fiscal years ended october 31, 1995, 1996, 1997 and 1998 was audited by Galaxy's former auditors, ___________________.

                           Galaxy Tax-Exempt Bond Fund
                (For a share outstanding throughout each period)


                                                                             For the year ending October 31,
                                                      ------------------------------------------------------------------------------
                                                           1998             1998           1997           1996          1995
                                                           ----             ----           ----           ----          -----
                                                                                      Trust Shares
                                                      ------------------------------------------------------------------------------

Net asset value, beginning of period...............                          $11.06        $10.78         $10.78          $9.99
                                                                             ------        ------         ------          ------
Income from investment operations:
   Net investment income(1)........................                            0.50          0.53           0.53           0.54
   Net realized and unrealized gain (loss)
     on investments................................                            0.34          0.29             --           0.79
                                                                               ----          ----           ----           -----
Total from investment operations...................                            0.84          0.82           0.53           1.33
                                                                               ----          ----           ----           ----
Less dividends:
  Dividends from net investment income.............                           (0.51)        (0.53)         (0.53)         (0.54)
  Dividends from net realized capital gains........                           (0.09)        (0.01)            --             --
  Dividends in excess of net realized capital gains                             --             --             --             --
                                                                              ------        ------         ------        -----
Total dividends....................................                           (0.60)        (0.54)         (0.53)        (0.54)
                                                                              ------        ------         ------        ------

Net increase (decrease) in net asset value.........                            0.24          0.28           --             0.79
                                                                              ------        ------        -------        ------
Net asset value, end of period.....................                          $11.30        $11.06         $10.78         $10.78
                                                                              ------        ------        -------        ------
  Total return....................................                            7.85%         7.75%          5.03%         13.62%
 Ratios/supplemental data:
  Net assets, end of period (000's)................                        $135,664      $122,218       $103,163        $91,740
                                                                                                                         ------
Ratios to average net assets:
  Net investment income including
     reimbursement/waiver..........................                           4.55%         4.85%          4.91%          5.18%
  Operating expenses including
     reimbursement/waiver..........................                           0.71%         0.70%          0.70%          0.72%
  Operating expenses excluding
     reimbursement/waiver..........................                           0.92%         0.96%          0.95%          0.97%
Portfolio turnover rate............................                             59%           78%            15%            11%
                                                                                                                          ------


-----------------------------


(1) Net investment income per share for Trust Shares before reimbursement/waiver of fees by the Adviser and/or the Fund's administrator for the years ended October 31, 1999, 1998, 1997, 1996 and 1995 was $____, $0.48, 0.51, $0.51 and $0.51, respectively.

                      Galaxy New Jersey Municipal Bond Fund
                 (For a share outstanding throughout the period)


                                                                                  FOR THE YEAR    FOR THE PERIOD
                                                                                  ENDING OCTOBER   ENDING OCTOBER
                                                                                        31,              31,
                                                                                  ---------------- ----------------
                                                                                       1999             1998(1)
                                                                                       ----             -----
                                                                                            TRUST SHARES
                                                                                            ------------
Net asset value, beginning of period............................................                         $10.00

Income from investment operations:
  Net investment income(2)......................................................                           0.21
  Net realized and unrealized gain on investments...............................                           0.24
Total from investment operations................................................                           0.45

Less dividends:
  Dividends from net investment income..........................................                          (0.21)
  Dividends from net realized capital gains.....................................

Total dividends................................................................                         (0.21)

Net increase in net asset value.................................................                           0.24

Net asset value, end of period..................................................                         $10.24

Total return....................................................................                           4.48%(3)

Ratios/supplemental data:
  Net assets, end of period (000's).............................................                         $7,701
Ratios to average net assets:
  Net investment income including reimbursement/waiver..........................                           3.79%(4)
  Operating expenses including reimbursement/waiver.............................                           0.92%(4)
  Operating expenses excluding reimbursement/waiver.............................                           2.07%(4)
Portfolio turnover rate.........................................................                             53%(3)



         ---------------------

        (1)       The Fund commenced operations on April 3, 1998.
        (2) Net investment income per share before reimbursement/waiver of fees by the Adviser and the Fund's administrator for Trust Shares for the periods ended October 31, 1999 and 1998 was $_____ and $0.15, respectively.
        (3)       Not annualized.
        (4)       Annualized.

                       Galaxy New York Municipal Bond Fund
                (For a share outstanding throughout each period)



                                                                        For the year ending October 31,
                                                 -------------------------------------------------------------------------------
                                                      1999             1998           1997           1996           1995
                                                      ----             ----           ----           ----           -----
                                                                                  Trust Shares
                                                 -------------------------------------------------------------------------------

Net asset value, beginning of period.............                       $11.09        $10.75         $10.78          $9.89
                                                                        ------        ------         ------          -----
Income from investment operations:
  Net investment income(1).......................                         0.50          0.52           0.51           0.51
  Net realized and unrealized gain (loss)
     on investments..............................                         0.35          0.34          (0.03)          0.89
                                                                        ------        ------         ------          -----
Total from investment operations.................                         0.85          0.86           0.48           1.40
                                                                        ------        ------         ------          -----
Less dividends:
  Dividends from net investment income...........                        (0.50)        (0.52)         (0.51)         (0.51)
  Dividends from net realized capital gains......                           --            --             --             --
                                                                        ------        ------         ------          -----
Total dividends..................................                        (0.50)        (0.52)         (0.51)        (0.51)
                                                                        ------        ------         ------          -----

Net increase (decrease) in net asset value.......                        0.35           0.34          (0.03)          0.89
                                                                        ------        ------         ------          -----
Net asset value, end of period...................                       $11.44        $11.09         $10.75         $10.78
                                                                        ------        ------         ------          -----
  Total return...................................                        7.82%          8.17%          4.55%         14.23%
 Ratios/supplemental data:
  Net assets, end of period (000's)..............                     $34,801        $27,562        $23,762        $23,077
Ratios to average net assets:
  Net investment income including
     reimbursement/waiver........................                        4.42%          4.75%          4.75%          4.91%
  Operating expenses including
     reimbursement/waiver........................                        0.72%          0.71%          0.70%          0.74%
  Operating expenses excluding
     reimbursement/waiver........................                        0.99%          1.02%          1.10%          1.07%
Portfolio turnover rate..........................                          27%            61%            12%             5%




-----------------------------


(1) Net investment income per share for Trust Shares before reimbursement/waiver of fees by the Adviser and/or the Fund's administrator for the years ended October 31, 1999, 1998, 1997, 1996 and 1995 was $____, $0.47, $0.49, $0.47 and $0.48 , respectively.

                     Galaxy Connecticut Municipal Bond Fund
                (For a share outstanding throughout each period)



                                                                             For the year ending October 31,
                                                      ------------------------------------------------------------------------------
                                                           1999             1998           1997           1996           1995
                                                           ----             ----           ----           ----           -----
                                                                                       Trust Shares
                                                      ------------------------------------------------------------------------------

Net asset value, beginning of period...............                         $10.47         $10.14         $10.13          $9.22
                                                                            ------         ------         ------         ------
Income from investment operations:
  Net investment income(1).........................                           0.45           0.47           0.44           0.46
  Net realized and unrealized gain (loss)
     on investments................................                           0.35           0.33           0.01           0.91
                                                                            ------         ------         ------         ------
Total from investment operations...................                           0.80           0.80           0.45           1.37
                                                                            ------         ------         ------         ------
Less dividends:
  Dividends from net investment income.............                          (0.45)         (0.47)         (0.44)         (0.46)
  Dividends from net realized capital gains........                             --             --             --             --
                                                                            ------         ------         ------         ------
Total dividends....................................                          (0.45)         (0.47)         (0.44)        (0.46)
                                                                            ------         ------         ------         ------

Net increase (decrease) in net asset value.........                           0.35           0.33           0.01           0.91
                                                                            ------         ------         ------         ------
Net asset value, end of period.....................                         $10.82         $10.47         $10.14         $10.13
                                                                            ------         ------         ------         ------
  Total return....................................                           7.81%          8.06%          4.54%         15.21%
 Ratios/supplemental data:
  Net assets, end of period (000's)................                        $13,913        $9,866         $6,348         $4,083

Ratios to average net assets:
  Net investment income including
     reimbursement/waiver..........................                           4.24%         4.51%          4.34%          4.76%
  Operating expenses including
     reimbursement/waiver..........................                           0.67%         0.49%          0.49%          0.45%
  Operating expenses excluding
     reimbursement/waiver..........................                           1.10%         1.10%          1.17%          1.24%
Portfolio turnover rate............................                             46%           42%             3%             7%




-----------------------------


(1) Net investment income per share for Trust Shares before reimbursement/waiver of fees by the Adviser and/or the Fund's administrator for the years ended October 31, 1999, 1998, 1997, 1996 and 1995 was $____ $0.40, $0.41, $0.37 and $0.38 , respectively.

                    Galaxy Massachusetts Municipal Bond Fund
                (For a share outstanding throughout each period)



                                                                             For the year ending October 31,
                                                      ------------------------------------------------------------------------------
                                                           1999             1998           1997           1996           1995
                                                           ----             ----           ----           ----           -----
                                                                                       Trust Shares
                                                      ------------------------------------------------------------------------------

Net asset value, beginning of period...............                        $10.25          $ 9.94         $ 9.98          $9.12
                                                                           ------          ------         ------          -----
Income from investment operations:
  Net investment income(1).........................                          0.47            0.46           0.46           0.45
  Net realized and unrealized gain (loss)
     on investments................................                          0.27            0.32          (0.04)          0.86
                                                                           ------          ------         ------          -----
Total from investment operations...................                          0.74            0.78           0.42           1.31
                                                                           ------          ------         ------          -----

Less dividends:
  Dividends from net investment income.............                         (0.46)          (0.47)         (0.46)         (0.45)
  Dividends from net realized capital gains........                             --              --           --             --
                                                                           ------          ------         ------          -----
Total dividends....................................                         (0.46)          (0.47)         (0.46)         (0.45)
                                                                           ------          ------         ------          -----
Net increase (decrease) in net asset value.........                          0.28            0.31          (0.04)          0.86
                                                                           ------          ------         ------          -----
Net asset value, end of period.....................                        $10.53          $10.25         $ 9.94          $9.98
                                                                           ------          ------         ------          -----
  Total return....................................                          7.42%            8.06%          4.27%         14.72%
 Ratios/supplemental data:
  Net assets, end of period (000's)................                      $23,371          $13,986        $11,047         $7,607
Ratios to average net assets:
  Net investment income including
     reimbursement/waiver..........................                         4.49%            4.57%          4.60%          4.73%
  Operating expenses including
     reimbursement/waiver..........................                         0.60%            0.44%          0.48%          0.52%
  Operating expenses excluding
     reimbursement/waiver..........................                         1.03%            1.01%          1.14%          1.31%
Portfolio turnover rate............................                           44%              48%            16%            19%



-----------------------------


(1) Net investment income per share for Trust Shares before reimbursement/waiver of fees by the Adviser and/or the Fund's administrator for the years ended October 31, 1999, 1998, 1997, 1996 and 1995 was $____, $0.42, $0.40, $0.40 and $0.38, respectively.

                     Galaxy Rhode Island Municipal Bond Fund
                 (For a share outstanding throughout the period)



                                                                   For the year ending October 31,                  Period ended
                                                   ----------------------------------------------------------------
                                                                                                                    October 31,
                                                        1999             1998            1997            1996          1995(1)
                                                        ----             ----            ----            ----          -------
                                                                                  Retail A Shares
                                                   ------------------------------------------------------------------------------

Net asset value, beginning of period............                        $10.91           $10.65           $10.67        $10.00
                                                                        ------           ------           ------        ------
Income from investment operations:
  Net investment income(2)......................                          0.50             0.48             0.51          0.44
Net realized and unrealized gain
     on investments.............................                          0.29             0.32             0.03          0.67
                                                                        ------           ------           ------        ------
Total from investment operations................                          0.79             0.80             0.54          1.11
                                                                        ------           ------           ------        ------
Less dividends:
  Dividends from net investment income..........                         (0.50)           (0.50)           (0.51)        (0.44)
  Dividends from net realized capital gains.....                         (0.02)           (0.04)           (0.05)           --
                                                                        ------           ------           ------        ------
Total dividends.................................                         (0.52)           (0.54)           (0.56)        (0.44)
                                                                        ------           ------           ------        ------
Net increase (decrease) in net asset value......                          0.27             0.26            (0.02)         0.67
                                                                        ------           ------           ------        ------
Net asset value, end of period..................                        $11.18           $10.91           $10.65        $10.67
                                                                        ------           ------           ------        ------
Total return(3).................................                          7.35%            7.78%            5.22%        11.29%(4)
Ratios/supplemental data:
  Net assets, end of period (000's).............                       $20,210          $17,134          $14,900       $10,850
Ratios to average net assets:
  Net investment income including
     reimbursement/waiver.......................                          4.52%            4.50%            4.78%         5.13%(5)
  Operating expenses including
     reimbursement/waiver.......................                          0.81%            0.83%            0.77%         0.40%(5)
  Operating expenses excluding
     reimbursement/waiver.......................                          1.23%            1.34%            1.34%         2.25%(5)
Portfolio turnover rate.........................                            41%              19%              13%           34%(4)


 ------------------------


(1)      The Fund commenced operations on December 20, 1994.
(2) Net investment income per share before reimbursement/waiver of fees by the Adviser and/or the Fund's administrator for the fiscal years ended October 31, 1999, 1998, 1997 and 1996 and for the period ended October 31, 1995 was $____, $0.45, $0.43, $0.45, and $0.28, respectively.
(3) Calculation does not include the effect of any sales charge for Retail A Shares.
(4)      Not annualized.
(5)      Annualized.

[Back Cover Page]

Where to find more information


You'll find more information about the Funds in the following documents:

ANNUAL AND SEMI-ANNUAL REPORTS
Galaxy's annual and semi-annual reports contain more information about each Fund and a discussion about the market conditions and investment strategies that had a significant effect on each Fund's performance during the last fiscal year.

STATEMENT OF ADDITIONAL INFORMATION (SAI)
The SAI contains detailed information about the Funds and their policies. By law, it's incorporated by reference into (considered to be part of) this prospectus.

You can get a free copy of these documents, request other information about the Funds and make shareholder inquiries by calling Galaxy at 1-877-BUY-GALAXY (1-877-289-4252) or writing to:

The Galaxy Fund
P.O. Box 6520
Providence, RI  02940-6520

If you buy your shares through a financial institution, you may contact your institution for more information.

You can write to the Securities and Exchange Commission (SEC) Public Reference Section and ask them to mail you information about the Funds, including the SAI. They'll charge you a fee for this service. You can also visit the SEC Public Reference Room and copy the documents while you're there. For information about the operation of the Public Reference Room, call the SEC.


Public Reference Section of the SEC
Washington, DC 20549- 0102
1-202-942-8090.


Reports and other information about the Funds are also available ON THE EDGAR DATABASE on the SEC's website at http://www.sec.gov. COPIES OF THIS INFORMATION MAY ALSO BE OBTAINED, AFTER PAYING A DUPLICATING FEE, BY ELECTRONIC REQUEST TO THE SEC'S E-MAIL ADDRESS AT PUBLICINFO@SEC.GOV.

Galaxy's Investment Company Act File No. is 811-4636.


[FLEET ASSIGNED CODE]

THE GALAXY FUND
STATEMENT OF ADDITIONAL INFORMATION

__________, 2000

GALAXY TAX-EXEMPT BOND FUND

RETAIL A SHARES, RETAIL B SHARES AND
TRUST SHARES

GALAXY NEW JERSEY MUNICIPAL BOND FUND
GALAXY NEW YORK MUNICIPAL BOND FUND
GALAXY CONNECTICUT MUNICIPAL BOND FUND
GALAXY MASSACHUSETTS MUNICIPAL BOND FUND
GALAXY RHODE ISLAND MUNICIPAL BOND FUND

RETAIL A SHARES AND TRUST SHARES

     This Statement of Additional Information is not a prospectus. The prospectuses for the Funds as listed below, as they may be supplemented or revised from time to time (the "Prospectuses"), as well as the Funds' Annual Report to Shareholders dated October 31, 1999 (the "Annual Report"), may be obtained, without charge by writing:


The Galaxy Fund
P.O. Box 6520
Providence, RI 02940-6520

or by calling 1-877-BUY-GALAXY (1-877-289-4252)

Current Prospectuses

- Prospectus for Retail A Shares of the Funds and Retail B Shares of the Tax-Exempt Bond Fund dated __________, 2000
-   Prospectus for Trust Shares of the Funds dated __________, 2000


         The________________ and the report thereon of______________________
The Galaxy Funds' independent accountants, are incorporated by reference into this Statement of Additional Information.

                                TABLE OF CONTENTS

                                                                          PAGE
GENERAL INFORMATION....................................................... 1
DESCRIPTION OF GALAXY AND ITS SHARES...................................... 1
INVESTMENT STRATEGIES, POLICIES AND RISKS................................. 4
  Tax-Exempt Bond Fund.....................................................4
  New Jersey Municipal Bond Fund...........................................5
  New York Municipal Bond Fund.............................................5
  Connecticut Municipal Bond Fund..........................................5
  Massachusetts Municipal Bond Fund........................................6
  Rhode Island Municipal Bond Fund.........................................7
  Special Considerations and Risks.........................................8
  Investment Quality.......................................................8
  General Risk Consideration...............................................8
  Other Investment Policies and Risk Considerations........................9
  Variable and Floating Rate Obligations...................................9
  U.S. Government Obligations and Money Market Instruments.................9
  Municipal Securities....................................................11
  Stand-by Commitments....................................................12
  Private Activity Bonds..................................................13
  Repurchase and Reverse Repurchase Agreements............................13
  Securities Lending......................................................14
  Investment Company Securities...........................................15
  Custodial Receipts and Certificates of Participation....................15
  Derivative Securities...................................................15
  Futures Contracts.......................................................16
  When-Issued, Forward Commitment and Delayed Settlement Transactions.....17
  Asset-Backed Securities.................................................18
  Mortgage-Backed Securities..............................................19
  Guaranteed Investment Contracts.........................................19
  Bank Investment Contracts...............................................20
  Special Considerations Relating to New Jersey Municipal Securities......20
  Special Considerations Relating to New York Municipal Securities........23
  Special Considerations Relating to Connecticut Municipal Securities.....35
  Portfolio Turnover......................................................38
INVESTMENT LIMITATIONS....................................................38
VALUATION OF PORTFOLIO SECURITIES.........................................41
ADDITIONAL PURCHASE AND REDEMPTION INFORMATION............................41
  Purchases Of Retail A Shares And Retail B Shares........................42
  General.................................................................42
  Customers of Institutions...............................................42
  Other Purchase Information..............................................43
  Applicable Sales Charge -- Retail A Shares..............................43
  Computation of Offering Price - Retail A Shares.........................44
  Quantity Discounts......................................................45

  Applicable Sales Charge - Retail B Shares...............................48
  Characteristics of Retail A Shares and Retail B Shares..................49
  Factors to Consider When Selecting Retail A Shares or Retail B Shares...49
  Purchases of Trust Shares...............................................50
  Redemption of Retail A Shares, Retail B Shares
  and Trust Shares........................................................51
INVESTOR PROGRAMS - RETAIL A SHARES AND RETAIL B SHARES...................52
  Exchange Privilege......................................................52
  Retirement Plans........................................................53
  Automatic Investment Program and Systematic Withdrawal Plan.............53
  Payroll Deduction Program...............................................54
  College Investment Program..............................................54
  Direct Deposit Program..................................................54
TAXES.....................................................................54
  State and Local.........................................................55
  Rider B.................................................................58
  Miscellaneous...........................................................58
TRUSTEES AND OFFICERS.....................................................58
  Shareholder and Trustee Liability.......................................62
INVESTMENT ADVISER........................................................62
  Authority to Act as Investment Adviser..................................65
ADMINISTRATOR.............................................................65
CUSTODIAN AND TRANSFER AGENT..............................................67
EXPENSES..................................................................68
PORTFOLIO TRANSACTIONS....................................................68
SHAREHOLDER SERVICES PLAN.................................................69
DISTRIBUTION AND SERVICES PLAN............................................71
DISTRIBUTOR...............................................................72
AUDITORS..................................................................74
COUNSEL...................................................................75
PERFORMANCE AND YIELD INFORMATION.........................................75
  Tax Equivalency Tables - New Jersey Municipal Bond and
      New York Municipal
      Bond Funds..........................................................82
Performance Reporting.....................................................85
MISCELLANEOUS.............................................................86
FINANCIAL STATEMENTS......................................................93
APPENDIX A...............................................................A-1
APPENDIX B...............................................................B-1

                               GENERAL INFORMATION


     This Statement of Additional Information should be read in conjunction with a current Prospectus. This Statement of Additional Information relates to the Prospectuses for Trust Shares and Retail A Shares of the six Funds listed on the cover page and Retail B Shares of the Tax-Exempt Bond Fund. The Tax-Exempt Bond Fund is the only Fund that currently offers Retail B Shares. The Tax-Exempt Bond Fund also offers Prime A Shares and Prime B Shares, which are described in a separate statement of additional information and related prospectus. As of the date of this Statement of Additional Information and the Prospectus for Trust Shares of the Funds, Trust Shares of the Rhode Island Municipal Bond Fund were not being offered to investors. This Statement of Additional Information is incorporated by reference in its entirety into the Prospectuses. No investment in shares of the Funds should be made without reading a Prospectus.



     SHARES OF THE FUNDS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, FLEETBOSTON CORPORATION OR ANY OF ITS AFFILIATES, FLEET
INVESTMENT ADVISORS INC., OR ANY FLEET BANK. SHARES OF THE FUNDS ARE NOT FEDERALLY INSURED BY, GUARANTEED BY, OBLIGATIONS OF OR OTHERWISE SUPPORTED BY THE U.S. GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENTAL AGENCY. INVESTMENT RETURN AND PRINCIPAL VALUE WILL VARY AS A RESULT OF MARKET CONDITIONS OR OTHER FACTORS SO THAT SHARES OF THE FUNDS, WHEN REDEEMED, MAY BE WORTH MORE OR LESS THAN THEIR ORIGINAL COST. AN INVESTMENT IN THE FUNDS INVOLVES INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF THE PRINCIPAL AMOUNT INVESTED.


                      DESCRIPTION OF GALAXY AND ITS SHARES

          The Galaxy Fund ("Galaxy") is an open-end management investment company currently offering shares of beneficial interest in twenty-nine investment portfolios: Money Market Fund, Government Fund, U.S. Treasury Fund, Tax-Exempt Fund, Connecticut Municipal Money Market Fund, Massachusetts Municipal Money Market Fund, Institutional Government Money Market Fund, Prime Reserves, Government Reserves, Tax-Exempt Reserves, Equity Value Fund, Equity Growth Fund, Equity Income Fund, International Equity Fund, Small Company Equity Fund, Asset Allocation Fund, Small Cap Value Fund, Growth and Income Fund, Strategic Equity Fund, Short-Term Bond Fund, Intermediate Government Income Fund, High Quality Bond Fund, Corporate Bond Fund, Tax-Exempt Bond Fund, New Jersey Municipal Bond Fund, New York Municipal Bond Fund, Connecticut Municipal Bond Fund, Massachusetts Municipal Bond Fund and Rhode Island Municipal Bond Fund. Galaxy is also authorized to issue shares of beneficial interest in two additional investment portfolios, the MidCap Equity Fund and the New York Municipal Money Market Fund. As of the date of this Statement of Additional Information, however, the MidCap Equity Fund and the New York Municipal Money Market Fund have not commenced investment operations.

          Galaxy was organized as a Massachusetts business trust on March 31, 1986. Galaxy's Declaration of Trust authorizes the Board of Trustees to classify or reclassify any unissued shares into one or more classes or series of shares by setting or changing in any one or more respects their respective preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. Pursuant to such authority, the Board of Trustees has authorized the issuance of an unlimited number of shares in each of the series in the Funds as follows: Class M - Series 1 shares (Trust Shares), Class M - Series 2 shares (Retail A Shares), Class M - Series 3 shares (Retail B Shares), Class M - Series 4 shares (Prime A Shares) and Class M - Series 5 shares (Prime B Shares), each series representing interests in the Tax-Exempt Bond Fund; Class O - Series 1 shares (Trust Shares) and Class O - Series 2 shares (Retail A Shares), each series representing interests in the New York Municipal Bond Fund; Class P Series 1 shares (Trust Shares) and Class P - Series 2 shares (Retail A Shares), each series representing interests in the Connecticut Municipal Bond Fund; Class Q - Series 1 shares (Trust Shares) and Class Q - Series 2 shares (Retail A Shares), each series representing interests in the Massachusetts Municipal Bond Fund; Class R
- Series 1 shares (Trust Shares) and Class R - Series 2 shares (Retail A Shares), each series representing interests in the Rhode Island Municipal Bond Fund; and Class Y - Series 1 shares (Trust Shares) and Class Y - Series 2 shares (Retail A Shares), each series representing interests in the New Jersey Municipal Bond Fund. The Tax-Exempt Bond Fund is classified as a diversified investment company and the New Jersey Municipal Bond, New York Municipal Bond, Connecticut Municipal Bond, Massachusetts Municipal Bond and Rhode Island Municipal Bond Funds are classified as non-diversified companies under the Investment Company Act of 1940, as amended (the "1940 Act").


     Each share of Galaxy (irrespective of series designation) has a par value of $.001 per share, represents an equal proportionate interest in the related investment portfolio with other shares of the same class (irrespective of series designation), and is entitled to such dividends and distributions out of the income earned on the assets belonging to such investment portfolio as are declared in the discretion of Galaxy's Board of Trustees.

         Shares have no preemptive rights and only such conversion or exchange rights as the Board of Trustees may grant in its discretion. When issued for payment as described in the Prospectuses, shares will be fully paid and non-assessable. Each series of shares in a Fund (i.e., Retail A Shares, Retail B Shares and Trust Shares) bear pro rata the same expenses and are entitled equally to the Fund's dividends and distributions except as follows. Each series will bear the expenses of any distribution and/or shareholder servicing plans applicable to such series. For example, as described below, holders of Retail A Shares will bear the expenses of the Shareholder Services Plan for Retail A Shares and Trust Shares (which is currently applicable only to Retail A Shares) and holders of Retail B Shares will bear the expenses of the Distribution and Services Plan for Retail B Shares. In addition, each series may incur differing transfer agency fees and may have differing sales charges. Standardized yield and total return quotations are computed separately for each series of shares. The differences in expenses paid by the respective series will affect their performance. See "Shareholder Services Plan" and Distribution and Services Plan" below.


     In the event of a liquidation or dissolution of Galaxy or an individual Fund, shareholders of a particular Fund would be entitled to receive the assets available for distribution belonging to such Fund, and a proportionate distribution, based upon the relative asset values of Galaxy's respective Funds, of any general assets of Galaxy not belonging to any particular Fund, which are available for distribution. Shareholders of a Fund are entitled to participate in the net distributable assets of the particular Fund involved in liquidation, based on the number of shares of the Fund that are held by each shareholder, except that each series of a Fund would be solely responsible for the Fund's payments under any distribution and/or shareholder servicing plan applicable to such series.

     Holders of all outstanding shares of a particular Fund will vote together in the aggregate and not by series on all matters, except that only shares of a particular series of a Fund will be entitled to vote on matters submitted to a vote of shareholders pertaining to any distribution and/or shareholder servicing plan for such series (e.g., only Retail A Shares and Trust Shares of a Fund will be entitled to vote on matters submitted to a vote of shareholders pertaining to Galaxy's Shareholder Services Plan for Retail A and Trust Shares and only Retail B Shares of a Fund will be entitled to vote on matters submitted to a vote of shareholders pertaining to Galaxy's Distribution and Services Plan for Retail B Shares). Further, shareholders of all of the Funds, as well as those of any other investment portfolio now or hereafter offered by Galaxy, will vote together in the aggregate and not separately on a Fund-by-Fund basis, except as otherwise required by law or when permitted by the Board of Trustees. Rule 18f-2 under the 1940 Act provides that any matter required to be submitted to the holders of the outstanding voting securities of an investment company such as Galaxy shall not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding shares of each Fund affected by the matter. A particular Fund is deemed to be affected by a matter unless it is clear that the interests of each Fund in the matter are substantially identical or that the matter does not affect any interest of the Fund. Under the Rule, the approval of an investment advisory agreement or any change in an investment objective or a fundamental investment policy would be effectively acted upon with respect to a Fund only if approved by a majority of the outstanding shares of such Fund (irrespective of series designation). However, the Rule also provides that the ratification of the appointment of independent public accountants, the approval of principal underwriting contracts, and the election of trustees may be effectively acted upon by shareholders of Galaxy voting without regard to class or series.

     Shareholders are entitled to one vote for each full share held, and a proportionate fractional vote for each fractional share held, and will vote in the aggregate and not by class or series, except as otherwise expressly required by law or when the Board of Trustees determines that the matter to be voted on affects only the interests of shareholders of a particular class or series. Voting rights are not cumulative and, accordingly, the holders of more than 50% in the aggregate of Galaxy's outstanding shares may elect all of the trustees, irrespective of the votes of other shareholders.

     Galaxy is not required under Massachusetts law to hold annual shareholder meetings and intends to do so only if required by the 1940 Act. Shareholders have the right to remove Trustees. Galaxy's Declaration of Trust provides that a meeting of shareholders shall be called by the Board of Trustees upon a written request of shareholders owning at least 10% of the outstanding shares of Galaxy entitled to vote.

     Galaxy's Declaration of Trust authorizes the Board of Trustees, without shareholder approval (unless otherwise required by applicable law), to (a) sell and convey the assets of a Fund to another management investment company for consideration which may include securities issued by the purchaser and, in connection therewith, to cause all outstanding shares of the Fund involved to be redeemed at a price which is equal to their net asset value and which may be paid in cash or by distribution of the securities or other consideration received from the sale and conveyance; (b) sell and convert a Fund's assets into money and, in connection therewith, to cause all outstanding shares of the Fund involved to be redeemed at their net asset value; or (c) combine the assets belonging to a Fund with the assets belonging to another Fund of Galaxy and, in connection therewith, to cause all outstanding shares of any Fund to be redeemed at their net asset value or converted into shares of another class of Galaxy's shares at the net asset value. In the event that shares are redeemed in cash at their net asset value, a shareholder may receive in payment for such shares, due to changes in the market prices of the Fund's portfolio securities, an amount that is more or less than the original investment. The exercise of such authority by the Board of Trustees will be subject to the provisions of the 1940 Act, and the Board of Trustees will not take any action described in this paragraph unless the proposed action has been disclosed in writing to the Fund's shareholders at least 30 days prior thereto.


                    INVESTMENT STRATEGIES, POLICIES AND RISKS

     Fleet Investment Advisors Inc. ("Fleet"), the Funds' investment adviser, will use its best efforts to achieve each Fund's investment objective, although such achievement cannot be assured. The investment objective of a Fund as described in its Prospectuses may not be changed without the approval of the holders of a majority of its outstanding shares (as defined under "Miscellaneous"). Except as noted herein under "New Jersey Municipal Bond Fund," "New York Municipal Bond Fund," "Connecticut Municipal Bond Fund," "Massachusetts Municipal Bond Fund" and "Rhode Island Municipal Bond Fund" and below under "Investment Limitations," a Fund's investment policies may be changed without shareholder approval. An investor should not consider an investment in the Funds to be a complete investment program. The following investment strategies, policies and risks supplement those set forth in the Funds' Prospectuses.

TAX-EXEMPT BOND FUND

     As a matter of fundamental policy that cannot be changed without the requisite consent of the Tax-Exempt Bond Fund's shareholders, the Fund will invest, except during temporary defensive periods, at least 80% of its total assets in debt obligations issued by or on behalf of states, territories and possessions of the United States, the District of Columbia and their respective authorities, agencies, instrumentalities and political subdivisions, the interest on which, in the opinion of bond counsel to the issuer, is exempt from regular federal income tax ("Municipal Securities"), primarily bonds (at least 65% under normal market conditions).

     Although there is no present intention to do so on a regular basis, the Fund may invest 25% or more of its assets in Municipal Securities the interest on which is paid solely from revenues on similar projects if such investment is deemed necessary or appropriate by Fleet. To the extent that 25% or more of the Fund's assets are invested in Municipal Securities payable from revenues on similar projects, the Fund will be subject to the particular risks presented by such projects to a greater extent than it would be if its assets were not so concentrated.

         See "Special Considerations and Risks" and "Other Investment Policies and Risk Considerations" below for information regarding additional investment policies of the Tax-Exempt Bond Fund.

NEW JERSEY MUNICIPAL BOND FUND

     As a matter of fundamental policy that cannot be changed without the requisite consent of the Fund's shareholders, the New Jersey Municipal Bond Fund will invest, except during temporary defensive periods, at least 80% of its total assets in Municipal Securities. The Fund expects that except during temporary defensive periods or when, in Fleet's opinion, suitable obligations are unavailable for investment, at least 65% of the Fund's total assets will be invested in Municipal Securities issued by or on behalf of the State of New Jersey, its political sub-divisions, authorities, agencies, instrumentalities and corporations, and certain other governmental issuers such as Puerto Rico, the interest on which, in the opinion of bond counsel to the issuer, is exempt from federal and New Jersey personal income taxes ("New Jersey Municipal Securities"). See "Other Investment Policies and Risk Considerations - Special Considerations Relating to New Jersey Municipal Securities" below for a discussion of certain risks in investing in New Jersey Municipal Securities. Dividends derived from interest on Municipal Securities other than New Jersey Municipal Securities will generally be exempt from regular federal income tax but may be subject to New Jersey personal income tax. See "Taxes" below.

     See "Special Considerations and Risks" and "Other Investment Policies and Risk Considerations" below for information regarding additional investment policies of the New Jersey Municipal Bond Fund.

NEW YORK MUNICIPAL BOND FUND

     As a matter of fundamental policy that cannot be changed without the requisite consent of the Fund's shareholders, the New York Municipal Bond Fund will invest, except during temporary defensive periods, at least 80% of its total assets in Municipal Securities, primarily in Municipal Securities issued by or on behalf of the State of New York, its political sub-divisions, authorities, agencies, instrumentalities and corporations, and certain other governmental issuers such as Puerto Rico, the interest on which, in the opinion of bond counsel to the issuer, is exempt from federal, New York State and New York City personal income taxes ("New York Municipal Securities"). See "Other Investment Policies and Risk Considerations - Special Considerations Relating to New York Municipal Securities" below for a discussion of certain risks in investing in New York Municipal Securities. Dividends derived from interest on Municipal Securities other than New York Municipal Securities will generally be exempt from regular federal income tax but may be subject to New York State and New York City personal income tax. See "Taxes" below.

     See "Special Considerations and Risks" and "Other Investment Policies and Risk Considerations" below for information regarding additional investment policies of the New York Municipal Bond Fund.

CONNECTICUT MUNICIPAL BOND FUND

     As a matter of fundamental policy that cannot be changed without the requisite consent of the Fund's shareholders, the Connecticut Municipal Bond Fund will invest, except during temporary defensive periods, at least 80% of its total assets in Municipal Securities, primarily in Municipal Securities issued by or on behalf of the State of Connecticut, its political sub-divisions, or any public instrumentality, state or local authority, district or similar public entity created under the laws of Connecticut and certain other governmental issuers such as Puerto Rico, the interest on which is, in the opinion of qualified legal counsel, exempt from federal income tax and from Connecticut personal income tax by virtue of federal law ("Connecticut Municipal Securities"). See "Other Investment Policies and Risk Considerations - Special Considerations Relating to Connecticut Municipal Securities" below, for a discussion of certain risks in investing in Connecticut Municipal Securities. Dividends derived from interest on Municipal Securities other than Connecticut Municipal Securities will generally be exempt from regular federal income tax but may be subject to Connecticut personal income tax. See "Taxes" below.

     See "Special Considerations and Risks" and "Other Investment Policies and Risk Considerations" below for information regarding additional investment policies of the Connecticut Municipal Bond Fund.

MASSACHUSETTS MUNICIPAL BOND FUND

     As a matter of fundamental policy that cannot be changed without the requisite consent of the Fund's shareholders, the Massachusetts Municipal Bond Fund will invest, except during temporary defensive periods, at least 80% of its total assets in Municipal Securities, primarily in Municipal Securities issued by or on behalf of the Commonwealth of Massachusetts, its political sub-divisions, authorities, agencies, instrumentalities and corporations, and certain other governmental issuers such as Puerto Rico, the interest on which, in the opinion of bond counsel to the issuer, is exempt from federal and Massachusetts personal income taxes ("Massachusetts Municipal Securities"). Dividends derived from interest on Municipal Securities other than Massachusetts Municipal Securities will generally be exempt from regular federal income tax but may be subject to Massachusetts personal income tax. See "Taxes" below.

     The Fund's ability to achieve its investment objective depends on the ability of issuers of Massachusetts Municipal Securities to meet their continuing obligations to pay principal and interest. Since the Fund invests primarily in Massachusetts Municipal Securities, the value of the Fund's shares may be especially affected by factors pertaining to the economy of Massachusetts and other factors specifically affecting the ability of issuers of Massachusetts Municipal Securities to meet their obligations. As a result, the value of the Fund's shares may fluctuate more widely than the value of shares of a portfolio investing in securities of issuers in a number of different states. The ability of Massachusetts and its political subdivisions to meet their obligations will depend primarily on the availability of tax and other revenues to those governments and on their fiscal conditions generally. The amount of tax and other revenues available to governmental issuers of Massachusetts Municipal Securities may be affected from time to time by economic, political and demographic conditions within Massachusetts. In addition, constitutional or statutory restrictions may limit a government's power to raise revenues or increase taxes. The availability of federal, state and local aid to an issuer of Massachusetts Municipal Securities may also affect that issuer's ability to meet its obligations. Payments of principal and interest on limited obligation bonds will depend on the economic condition of the facility or specific revenue source from whose revenues the payments will be made, which in turn could be affected by economic, political and demographic conditions in Massachusetts or a particular locality. Any reduction in the actual or perceived ability of an issuer of Massachusetts Municipal Securities to meet its obligations (including a reduction in the rating of its outstanding securities) would likely affect adversely the market value and marketability of its obligations and could affect adversely the values of other Massachusetts Municipal Securities as well.

     See "Special Considerations and Risks" and "Other Investment Policies and Risk Considerations" below for information regarding additional investment policies of the Massachusetts Municipal Bond Fund.

RHODE ISLAND MUNICIPAL BOND FUND

     As a matter of fundamental policy that cannot be changed without the requisite consent of the Fund's shareholders, the Rhode Island Municipal Bond Fund will invest, except during temporary defensive periods, at least 80% of its total assets in Municipal Securities, primarily in Municipal Securities issued by or on behalf of the State of Rhode Island, its political sub-divisions, authorities, agencies, instrumentalities and corporations, and certain other governmental issuers such as Puerto Rico, the interest on which, in the opinion of bond counsel to the issuer, is exempt from federal and Rhode Island personal income taxes ("Rhode Island Municipal Securities"). Dividends derived from interest on Municipal Securities other than Rhode Island Municipal Securities will generally be exempt from regular federal income tax but may be subject to Rhode Island personal income tax. See "Taxes" below.

     The Fund's ability to achieve its investment objective depends on the ability of issuers of Rhode Island Municipal Securities to meet their continuing obligations to pay principal and interest. Since the Fund invests primarily in Rhode Island Municipal Securities, the value of the Fund's shares may be especially affected by factors pertaining to the economy of Rhode Island and other factors specifically affecting the ability of issuers of Rhode Island Municipal Securities to meet their obligations. As a result, the value of the Fund's shares may fluctuate more widely than the value of shares of a portfolio investing in securities of issuers in a number of different states. The ability of Rhode Island and its political subdivisions to meet their obligations will depend primarily on the availability of tax and other revenues to those governments and on their fiscal conditions generally. The amount of tax and other revenues available to governmental issuers of Rhode Island Municipal Securities may be affected from time to time by economic, political and demographic conditions within Rhode Island. In addition, constitutional or statutory restrictions may limit a government's power to raise revenues or increase taxes. The availability of federal, state and local aid to an issuer of Rhode Island Municipal Securities may also affect that issuer's ability to meet its obligations. Payments of principal and interest on limited obligation bonds will depend on the economic condition of the facility or specific revenue source from whose revenues the payments will be made, which in turn could be affected by economic, political and demographic conditions in Rhode Island or a particular locality. Any reduction in the actual or perceived ability of an issuer of Rhode Island Municipal Securities to meet its obligations (including a reduction in the rating of its outstanding securities) would likely affect adversely the market value and marketability of its obligations and could affect adversely the value of other Rhode Island Municipal Securities as well.

     See "Special Considerations and Risks" and "Other Investment Policies and Risk Considerations" below for information regarding additional investment policies of the Rhode Island Municipal Bond Fund.

                        SPECIAL CONSIDERATIONS AND RISKS

INVESTMENT QUALITY

     Municipal Securities purchased by the Funds will consist primarily of issues which are rated at the time of purchase within the four highest rating categories assigned by S&P or Moody's or unrated instruments determined by Fleet to be of comparable quality. Municipal Securities rated within the four highest rating categories assigned by S&P ("AAA," "AA," "A" and "BBB") or Moody's ("Aaa," "Aa," "A" and "Baa") are considered to be investment grade. Municipal Securities rated in the lowest of the four highest rating categories assigned by S&P or Moody's are considered to have speculative characteristics, even though they are of investment grade quality, and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments than is the case with higher grade Municipal Securities. Such Municipal Securities will be purchased (and retained) only when Fleet believes the issuers have an adequate capacity to pay interest and repay principal. If the ratings of a particular Municipal Security purchased by a Fund are subsequently downgraded below the four highest ratings categories assigned by S&P or Moody's, such factor will be considered by Fleet in its evaluation of the overall merits of that Municipal Security, but such ratings will not necessarily result in an automatic sale of the Municipal Security. Under normal market and economic conditions, at least 65% of each Fund's total assets will be invested in Municipal Securities rated in the three highest rating categories assigned by S&P or Moody's. See Appendix A to this Statement of Additional Information for a description of S&P's and Moody's rating categories.

GENERAL RISK CONSIDERATION

     Generally, the market value of fixed income securities, such as Municipal Securities, in the Funds can be expected to vary inversely to changes in prevailing interest rates. During periods of declining interest rates, the market value of investment portfolios comprised primarily of fixed income securities, such as the Funds, will tend to increase, and during periods of rising interest rates, the market value will tend to decrease. In addition, during periods of declining interest rates, the yields of investment portfolios comprised primarily of fixed income securities will tend to be higher than prevailing market rates and, in periods of rising interest rates, yields will tend to be somewhat lower. Fixed income securities with longer maturities, which tend to produce higher yields, are subject to potentially greater capital appreciation and depreciation than obligations with shorter maturities. Changes in the financial strength of an issuer or changes in the ratings of any particular security may also offset the value of these investments. Fluctuations in the market value of fixed income securities subsequent to their acquisition will not offset cash income from such securities but will be reflected in a Fund's net asset value.

     Although no Fund presently intends to do so on a regular basis, each Fund may invest more than 25% of its assets in Municipal Securities the interest on which is paid solely from revenues on similar projects if such investment is deemed necessary or appropriate by Fleet. To the extent that a Fund's assets are concentrated in Municipal Securities payable from revenues on similar projects, the Fund will be subject to the particular risks presented by such projects to a greater extent than it would be if its assets were not so concentrated.

     The New Jersey Municipal Bond, New York Municipal Bond, Connecticut Municipal Bond, Massachusetts Municipal Bond and Rhode Island Municipal Bond Funds are classified as non-diversified investment companies under the 1940 Act. Investment return on a non-diversified portfolio typically is dependent upon the performance of a smaller number of securities relative to the number held in a diversified portfolio. Consequently, the change in value of any one security may affect the overall value of a non-diversified portfolio more than it would a diversified portfolio, and thereby subject the market-based net asset value per share of the non-diversified portfolio to greater fluctuations. In addition, a non-diversified portfolio may be more susceptible to economic, political and regulatory developments than a diversified investment portfolio with similar objectives may be.

                OTHER INVESTMENT POLICIES AND RISK CONSIDERATIONS

     Investment methods described in the Prospectuses and this Statement of Additional Information are among those which one or more of the Funds have the power to utilize. Some may be employed on a regular basis; others may not be used at all. Accordingly, reference to any particular method or technique carries no implication that it will be utilized or, if it is, that it will be successful.

VARIABLE AND FLOATING RATE OBLIGATIONS


     The Funds may purchase variable and floating rate instruments. If such an instrument is not rated, Fleet must determine that such instrument is comparable to rated instruments eligible for purchase by a Fund and will consider the earning power, cash flows and other liquidity ratios of the issuers and guarantors of such instruments and will continuously monitor their financial status in order to meet payment on demand.



     In determining average weighted portfolio maturity an instrument will usually be deemed to have a maturity equal to the longer of the period remaining until the next regularly scheduled interest rate adjustment or the time the Fund involved can receive payment of principal as specified in the instrument. Instruments which are U.S. Government obligations and certain variable rate instruments having a nominal maturity of 397 days or less when purchased by the Fund involved, however, will be deemed to have a maturity equal to the period remaining until the next interest rate adjustment.


U.S. GOVERNMENT OBLIGATIONS AND MONEY MARKET INSTRUMENTS

     The Funds may, in accordance with their investment policies, invest from time to time in obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities and in "money market" instruments, including bank obligations and commercial paper.

     Examples of the types of obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities (hereinafter, "U.S. Government obligations") that may be held by the Funds include, without limitation, direct obligations of the U.S. Treasury, and securities issued or guaranteed by the Federal Home Loan Banks, Federal Farm Credit Banks, Federal Land Banks, Federal Housing Administration, Farmers Home Administration, Export-Import Bank of the United States, Small Business Administration, Government National Mortgage Association, Federal National Mortgage Association, General Services Administration, Central Bank for Cooperatives, Federal Home Loan Mortgage Corporation, Federal Intermediate Credit Banks, Resolution Trust Corporation and Maritime Administration.

     U.S. Treasury securities differ only in their interest rates, maturities and time of issuance: Treasury Bills have initial maturities of one year or less; Treasury Notes have initial maturities of one to ten years; and Treasury Bonds generally have initial maturities of more than ten years. Obligations of certain agencies and instrumentalities of the U.S. Government, such as those of the Government National Mortgage Association, are supported by the full faith and credit of the U.S. Treasury; others, such as those of the Federal Home Loan Banks, are supported by the right of the issuer to borrow from the Treasury; others, such as those of the Federal National Mortgage Association, are supported by the discretionary authority of the U.S. Government to purchase the agency's obligations; still others, such as those of the Federal Home Loan Mortgage Corporation, are supported only by the credit of the instrumentality. No assurance can be given that the U.S. Government would provide financial support to U.S. Government-sponsored instrumentalities if it is not obligated to do so by law. Some of these instruments may be variable or floating rate instruments.

     Bank obligations include bankers' acceptances, negotiable certificates of deposit, and non-negotiable time deposits issued for a definite period of time and earning a specified return by a U.S. bank which is a member of the Federal Reserve System or is insured by the Federal Deposit Insurance Corporation ("FDIC"), or by a savings and loan association or savings bank which is insured by the FDIC. Bank obligations also include U.S. dollar-denominated obligations of foreign branches of U.S. banks or of U.S. branches of foreign banks, all of the same type as domestic bank obligations. Investments in bank obligations are limited to the obligations of financial institutions having more than $1 billion in total assets at the time of purchase. Investments by the Funds in non-negotiable time deposits are limited to no more than 5% of each such Fund's total assets at the time of purchase.

     Domestic and foreign banks are subject to extensive but different government regulation which may limit the amount and types of their loans and the interest rates that may be charged. In addition, the profitability of the banking industry is largely dependent upon the availability and cost of funds to finance lending operations and the quality of underlying bank assets.

     Investments in obligations of foreign branches of U.S. banks and of U.S. branches of foreign banks may subject a Fund to additional risks, including future political and economic developments, the possible imposition of withholding taxes on interest income, possible seizure or nationalization of foreign deposits, the possible establishment of exchange controls, or the adoption of other foreign governmental restrictions which might adversely affect the payment of principal and interest on such obligations. In addition, foreign branches of U.S. banks and U.S. branches of foreign banks may be subject to less stringent reserve requirements and to different accounting, auditing, reporting, and recordkeeping standards than those applicable to domestic branches of U.S. banks. The Funds will invest in the obligations of U.S. branches of foreign banks or foreign branches of U.S. banks only when Fleet believes that the credit risk with respect to the instrument is minimal.

     Commercial paper may include variable and floating rate instruments which are unsecured instruments that permit the indebtedness thereunder to vary. Variable rate instruments provide for periodic adjustments in the interest rate. Floating rate instruments provide for automatic adjustment of the interest rate whenever some other specified interest rate changes. Some variable and floating rate obligations are direct lending arrangements between the purchaser and the issuer and there may be no active secondary market. However, in the case of variable and floating rate obligations with a demand feature, a Fund may demand payment of principal and accrued interest at a time specified in the instrument or may resell the instrument to a third party. In the event that an issuer of a variable or floating rate obligation defaulted on its payment obligation, a Fund might be unable to dispose of the note because of the absence of a secondary market and could, for this or other reasons, suffer a loss to the extent of the default.

MUNICIPAL SECURITIES

     Municipal Securities acquired by the Funds include debt obligations issued by governmental entities to obtain funds for various public purposes, including the construction of a wide range of public facilities, the refunding of outstanding obligations, the payment of general operating expenses, and the extension of loans to public institutions and facilities. Private activity bonds that are issued by or on behalf of public authorities to finance various privately operated facilities are "Municipal Securities" if the interest paid thereon is exempt from regular federal income tax and not treated as a specific tax preference item under the federal alternative minimum tax.

     The two principal classifications of Municipal Securities which may be held by the Funds are "general obligation" securities and "revenue" securities. General obligation securities are secured by the issuer's pledge of its full faith, credit and taxing power for the payment of principal and interest. Revenue securities are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise tax or other specific revenue source such as the user of the facility being financed.

     Each Fund's portfolio may also include "moral obligation" securities, which are normally issued by special purpose public authorities. If the issuer of moral obligation securities is unable to meet its debt service obligations from current revenues, it may draw on a reserve fund, the restoration of which is a moral commitment but not a legal obligation of the state or municipality which created the issuer.

     There are, of course, variations in the quality of Municipal Securities, both within a particular category and between categories, and the yields on Municipal Securities depend upon a variety of factors, including general market conditions, the financial condition of the issuer, general conditions of the municipal bond market, the size of a particular offering, the maturity of the obligation, and the rating of the issue. The ratings of a nationally recognized statistical rating organization ("NRSRO"), such as Moody's and S&P, represent such NRSRO's opinion as to the quality of Municipal Securities. It should be emphasized that these ratings are general and are not absolute standards of quality. Municipal Securities with the same maturity, interest rate and rating may have different yields. Municipal Securities of the same maturity and interest rate with different ratings may have the same yield. Subsequent to its purchase by a Fund, an issue of Municipal Securities may cease to be rated or its rating may be reduced below the minimum rating required for purchase by the Fund.

     The payment of principal and interest on most Municipal Securities purchased by the Funds will depend upon the ability of the issuers to meet their obligations. Each state, the District of Columbia, each of their political subdivisions, agencies, instrumentalities and authorities and each multistate agency of which a state is a member is a separate "issuer" as that term is used in this Statement of Additional Information. The non-governmental user of facilities financed by private activity bonds is also considered to be an "issuer." An issuer's obligations under its Municipal Securities are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors, such as the federal Bankruptcy Code and laws, if any, which may be enacted by federal or state legislatures extending the time for payment of principal or interest, or both, or imposing other constraints upon enforcement of such obligations or upon the ability of municipalities to levy taxes. The power or ability of an issuer to meet its obligations for the payment of interest on and principal of its Municipal Securities may be materially adversely affected by litigation or other conditions.

     Among other instruments, the Funds may purchase short-term general obligation notes, tax anticipation notes, bond anticipation notes, revenue anticipation notes, tax-exempt commercial paper, construction loan notes and other forms of short-term loans. Such instruments are issued with a short-term maturity in anticipation of the receipt of tax funds, the proceeds of bond placements or other revenues. In addition, the Funds may invest in long-term tax-exempt instruments, such as municipal bonds and private activity bonds to the extent consistent with the limitations set forth for each Fund. See "Private Activity Bonds" below.

     From time to time, proposals have been introduced before Congress for the purpose of restricting or eliminating the federal income tax exemption for interest on Municipal Securities. For example, under the Tax Reform Act of 1986, interest on certain private activity bonds must be included in an investor's federal alternative minimum taxable income, and corporate investors must include all tax-exempt interest in their federal alternative minimum taxable income. Galaxy cannot, of course, predict what legislation may be proposed in the future regarding the income tax status of interest on Municipal Securities, or which proposals, if any, might be enacted. Such proposals, while pending or if enacted, might materially and adversely affect the availability of Municipal Securities for investment by the Funds and the liquidity and value of their respective portfolios. In such an event, each Fund would re-evaluate its investment objective and policies and consider possible changes in its structure or possible dissolution.

     Opinions relating to the validity of Municipal Securities and to the exemption of interest thereon from federal income tax are rendered by bond counsel to the respective issuers at the time of issuance. Neither the Funds nor Fleet will review the proceedings relating to the issuance of Municipal Securities or the bases for such opinions.

     VARIABLE AND FLOATING RATE MUNICIPAL SECURITIES. Municipal Securities purchased by the Funds may include rated and unrated variable and floating rate tax-exempt instruments. There may be no active secondary market with respect to a particular variable or floating rate instrument. Nevertheless, the periodic readjustments of their interest rates tend to assure that their value to a Fund will approximate their par value. Illiquid variable and floating rate instruments (instruments which are not payable upon seven days' notice and do not have an active trading market) that are acquired by the Funds are subject to the 10% (15% with respect to the New Jersey Municipal Bond Fund) limit described in Investment Limitation No. 3 under "Investment Limitations" below.

STAND-BY COMMITMENTS

     The Funds may acquire "stand-by commitments" with respect to Municipal Securities held by them. Under a stand-by commitment, a dealer agrees to purchase, at a Fund's option, specified Municipal Securities at a specified price. The Funds will acquire stand-by commitments solely to facilitate portfolio liquidity and do not intend to exercise their rights thereunder for trading purposes. The Funds expect that stand-by commitments will generally be available without the payment of any direct or indirect consideration. However, if necessary or advisable, a Fund may pay for a stand-by commitment either separately in cash or by paying a higher price for portfolio securities which are acquired subject to the commitment (thus reducing the yield otherwise available for the same securities). Where a Fund pays any consideration directly or indirectly for a stand-by commitment, its cost will be reflected as unrealized depreciation for the period during which the commitment is held by the Fund. Stand-by commitments acquired by a Fund would be valued at zero in determining the Fund's net asset value.

     Stand-by commitments are exercisable by a Fund at any time before the maturity of the underlying Municipal Security, and may be sold, transferred or assigned by the Fund only with respect to the underlying instruments. A Fund will enter into stand-by commitments only with banks and broker/dealers that present minimal credit risks. In evaluating the creditworthiness of the issuer of a stand-by commitment, Fleet will review periodically the issuer's assets, liabilities, contingent claims and other relevant financial information.

PRIVATE ACTIVITY BONDS

     Each Fund may invest in "private activity bonds," the interest on which, although exempt from regular federal income tax, may constitute an item of tax preference for purposes of the federal alternative minimum tax. Investments in such securities, however, will not be treated as investments in Municipal Securities for purposes of the 80% requirement mentioned above and, under normal conditions, will not exceed 20% of a Fund's total assets when added together with any taxable investments held by the Fund.

     Private activity bonds are or have been issued to obtain funds to provide, among other things, privately operated housing facilities, pollution control facilities, convention or trade show facilities, mass transit, airport, port or parking facilities and certain local facilities for water supply, gas, electricity or sewage or solid waste disposal. Private activity bonds are also issued to privately held or publicly owned corporations in the financing of commercial or industrial facilities. State and local governments are authorized in most states to issue private activity bonds for such purposes in order to encourage corporations to locate within their communities. The principal and interest on these obligations may be payable from the general revenues of the users of such facilities.

     Private activity bonds held by the Fund are in most cases revenue securities and are not payable from the unrestricted revenues of the issuer. Consequently, the credit quality of such private activity bonds is usually directly related to the credit standing of the corporate user of the facility involved.

REPURCHASE AND REVERSE REPURCHASE AGREEMENTS

     Each Fund may purchase portfolio securities subject to the seller's agreement to repurchase them at a mutually specified date and price ("repurchase agreements"). Repurchase agreements will be entered into only with financial institutions such as banks and broker/dealers which are deemed to be creditworthy by Fleet. No Fund will enter into repurchase agreements with Fleet or any of its affiliates. Unless a repurchase agreement has a remaining maturity of seven days or less or may be terminated on demand upon notice of seven days or less, the repurchase agreement will be considered an illiquid security and will be subject to the 10% (15% with respect to the New Jersey Municipal Bond Fund) limit described in Investment Limitation No. 3 under "Investment Limitations" below.

     The seller under a repurchase agreement will be required to maintain the value of the securities which are subject to the agreement and held by a Fund at not less than the agreed upon repurchase price. If the seller defaulted on its repurchase obligation, the Fund holding such obligation would suffer a loss to the extent that the proceeds from a sale of the underlying securities (including accrued interest) were less than the repurchase price (including accrued interest) under the agreement. In the event that such a defaulting seller filed for bankruptcy or became insolvent, disposition of such securities by the Fund might be delayed pending court action.

     The repurchase price under a repurchase agreement generally equals the price paid by a Fund plus interest negotiated on the basis of current short-term rates (which may be more or less than the rate on the securities underlying the repurchase agreement). Securities subject to repurchase agreements will be held by a Fund's custodian or sub-custodian in a segregated account or in the Federal Reserve/Treasury book-entry system. Repurchase agreements are considered to be loans by a Fund under the 1940 Act.

     Each Fund may also borrow funds for temporary purposes by selling portfolio securities to financial institutions such as banks and broker/dealers and agreeing to repurchase them at a mutually specified date and price ("reverse repurchase agreements"). Reverse repurchase agreements involve the risk that the market value of the securities sold by a Fund may decline below the repurchase price. A Fund would pay interest on amounts obtained pursuant to a reverse repurchase agreement. Whenever a Fund enters into a reverse repurchase agreement, it will place in a segregated custodial account liquid assets such as cash or liquid portfolio securities equal to the repurchase price (including accrued interest). The Fund will monitor the account to ensure such equivalent value is maintained. Reverse repurchase agreements are considered to be borrowings by a Fund under the 1940 Act.

SECURITIES LENDING

     Each Fund may lend its portfolio securities to financial institutions such as banks and broker/dealers in accordance with the investment limitations described below. Such loans would involve risks of delay in receiving additional collateral or in recovering the securities loaned or even loss of rights in the collateral, should the borrower of the securities fail financially. Any portfolio securities purchased with cash collateral would also be subject to possible depreciation. A Fund that loans portfolio securities would continue to accrue interest on the securities loaned and would also earn income on the loans. Any cash collateral received by a Fund would be invested in high quality, short-term "money market" instruments. Loans will generally be short-term, will be made only to borrowers deemed by Fleet to be of good standing and only when, in Fleet's judgment, the income to be earned from the loan justifies the attendant risks. The Funds currently intend to limit the lending of their portfolio securities so that, at any given time, securities loaned by a Fund represent not more than one-third of the value of its total assets.

INVESTMENT COMPANY SECURITIES

     The Funds may invest in securities issued by other investment companies which invest in high quality, short-term debt securities and which determine their net asset value per share based on the amortized cost or penny-rounding method, provided, however, that the Tax-Exempt Bond Fund may only invest in securities of other investment companies which invest in high quality short-term Municipal Securities and which determine their net asset value per share based on the amortized cost or penny-rounding method. Investments in other investment companies will cause a Fund (and, indirectly, the Fund's shareholders) to bear proportionately the costs incurred in connection with the investment companies' operations. Securities of other investment companies will be acquired by a Fund within the limits prescribed by the 1940 Act. Each Fund currently intends to limit its investments so that, as determined immediately after a securities purchase is made: (a) not more than 5% of the value of its total assets will be invested in the securities of any one investment company; (b) not more than 10% of the value of its total assets will be invested in the aggregate in securities of other investment companies as a group; (c) not more than 3% of the outstanding voting stock of any one investment company will be owned by the Fund; and (d) not more than 10% of the outstanding voting stock of any one closed-end investment company will be owned in the aggregate by the Fund, other investment portfolios of Galaxy, or any other investment companies advised by Fleet.

CUSTODIAL RECEIPTS AND CERTIFICATES OF PARTICIPATION

     Securities acquired by the Funds may be in the form of custodial receipts evidencing rights to receive a specific future interest payment, principal payment or both on certain Municipal Securities. Such obligations are held in custody by a bank on behalf of holders of the receipts. These custodial receipts are known by various names, including "Municipal Receipts," "Municipal Certificates of Accrual on Tax-Exempt Securities" ("M-CATS") and "Municipal Zero-Coupon Receipts." The Funds may also purchase from time to time certificates of participation that, in the opinion of counsel to the issuer, are exempt from federal income tax. A certificate of participation gives a Fund an undivided interest in a pool of Municipal Securities held by a bank. Certificates of participation may have fixed, floating or variable rates of interest. If a certificate of participation is unrated, Fleet will have determined that the instrument is of comparable quality to those instruments in which the Fund may invest pursuant to guidelines approved by Galaxy's Board of Trustees. For certain certificates of participation, a Fund will have the right to demand payment, on not more than 30 days' notice, for all or any part of the Fund's participation interest, plus accrued interest. As to these instruments, each Fund intends to exercise its right to demand payment as needed to provide liquidity, to maintain or improve the quality of its investment portfolio or upon a default (if permitted under the terms of the instrument).

DERIVATIVE SECURITIES

     The Funds may from time to time, in accordance with their respective investment policies, purchase certain "derivative" securities. Derivative securities are instruments that derive their value from the performance of underlying assets, interest rates, or indices, and include, but are not limited to, municipal bond index and interest rate futures and certain asset-backed and mortgage-backed securities.

     Derivative securities present, to varying degrees, market risk that the performance of the underlying assets, interest rates or indices will decline; credit risk that the dealer or other counterparty to the transaction will fail to pay its obligations; volatility and leveraging risk that, if interest rates change adversely, the value of the derivative security will decline more than the assets, rates or indices on which it is based; liquidity risk that the Funds will be unable to sell a derivative security when it wants because of lack of market depth or market disruption; pricing risk that the value of a derivative security will not correlate exactly to the value of the underlying assets, rates or indices on which it is based; and operations risk that loss will occur as a result of inadequate systems and controls, human error or otherwise. Some derivative securities are more complex than others, and for those instruments that have been developed recently, data are lacking regarding their actual performance over complete market cycles.

     Fleet will evaluate the risks presented by the derivative securities purchased by the Funds, and will determine, in connection with its day-to-day management of the Funds, how they will be used in furtherance of each Fund's investment objective. It is possible, however, that Fleet's evaluations will prove to be inaccurate or incomplete and, even when accurate and complete, it is possible that the Funds will, because of the risks discussed above, incur loss as a result of their investments in derivative securities.

FUTURES CONTRACTS

     Each Fund may purchase and sell municipal bond index futures contracts as a hedge against changes in market conditions. A municipal bond index assigns values daily to the municipal bonds included in the index based on the independent assessment of dealer-to-dealer municipal bond brokers. A municipal bond index futures contract represents a firm commitment by which two parties agree to take or make delivery of an amount equal to a specified dollar amount multiplied by the difference between the municipal bond index value on the last trading date of the contract and the price at which the futures contract is originally struck. No physical delivery of the underlying securities in the index is made.

     Each Fund may also enter into contracts for the future delivery of fixed income securities commonly known as interest rate futures contracts. Interest rate futures contracts are similar to municipal bond index futures contracts except that, instead of a municipal bond index, the "underlying commodity" is represented by various types of fixed-income securities.

     The Funds will not engage in futures transactions for speculation, but only to hedge against changes in the market values of securities which the Funds hold or intend to purchase. The Funds will engage in futures transactions only to the extent permitted by the Commodity Futures Trading Commission ("CFTC") and the Securities and Exchange Commission ("SEC"). The purchase of futures instruments in connection with securities which the Funds intend to purchase will require an amount of cash or other liquid assets, equal to the market value of the outstanding futures contracts, to be deposited in a segregated account to collateralize the position and thereby insure that the use of such futures is unleveraged. Each Fund will limit its hedging transactions in futures contracts so that, immediately after any such transaction, the aggregate initial margin that is required to be posted by the Fund under the rules of the exchange on which the futures contract is traded does not exceed 5% of the Fund's total assets after taking into account any unrealized profits and unrealized losses on the Fund's open contracts. In addition, no more than one-third of each Fund's total assets may be covered by such contracts.

     Transactions in futures as a hedging device may subject the Funds to a number of risks. Successful use of futures by the Funds is subject to the ability of Fleet to predict correctly movements in the direction of the market. In addition, there may be an imperfect correlation, or no correlation at all, between movements in the price of futures contracts and movements in the price of the instruments being hedged. There is no assurance that a liquid market will exist for any particular futures contract at any particular time. Consequently, a Fund may realize a loss on a futures transaction that is not offset by a favorable movement in the price of securities which it holds or intends to purchase or may be unable to close a futures position in the event of adverse price movements. Any income from investments in futures contracts will be taxable. Additional information concerning futures transactions, including special rules regarding the taxation of such transactions, is contained in this Statement of Additional Information and in Appendix B.

WHEN-ISSUED, FORWARD COMMITMENT AND DELAYED SETTLEMENT TRANSACTIONS

     Each Fund may purchase eligible securities on a "when-issued" basis and may purchase or sell securities on a "forward commitment" basis. Each Fund may also purchase or sell eligible securities on a "delayed settlement" basis. When-issued and forward commitment transactions, which involve a commitment by a Fund to purchase or sell particular securities with payment and delivery taking place at a future date (perhaps one or two months later), permit the Fund to lock in a price or yield on a security it owns or intends to purchase, regardless of future changes in interest rates. Delayed settlement describes settlement of a securities transaction in the secondary market which will occur sometime in the future. When-issued, forward commitment and delayed settlement transactions involve the risk, however, that the yield or price obtained in a transaction may be less favorable than the yield or price available in the market when the security delivery takes place. It is expected that forward commitments, when issued purchases and delayed settlements will not exceed 25% of the value of a Fund's total assets absent unusual market conditions. In the event a Fund's forward commitments, when-issued purchases and delayed settlements ever exceeded 25% of the value of its total assets, the Fund's liquidity and the ability of Fleet to manage the Fund might be adversely affected. The Funds do not intend to engage in when-issued purchases, forward commitments and delayed settlements for speculative purposes, but only in furtherance of their investment objectives.

     When a Fund agrees to purchase securities on a "when-issued," "forward commitment" or "delayed settlement" basis, the Fund's custodian will set aside cash or liquid portfolio securities equal to the amount of the commitment in a separate account. In the event of a decline in the value of the securities that the custodian has set aside, the Fund may be required to place additional assets in the separate account in order to ensure that the value of the account remains equal to the amount of the Fund's commitment. A Fund's net assets may fluctuate to a greater degree if it sets aside portfolio securities to cover such purchase commitments than if it sets aside cash. Because a Fund sets aside liquid assets to satisfy its purchase commitments in the manner described, its liquidity and ability to manage its portfolio might be adversely affected in the event its commitments to purchase "forward commitments," commitments to purchase "when-issued" securities or commitments to purchase securities on a "delayed settlement" basis exceeded 25% of the value of its assets.

     When a Fund engages in "when-issued," "forward commitment" or "delayed settlement" transactions, it relies on the seller to consummate the trade. Failure of the seller to do so may result in the Fund's incurring a loss or missing an opportunity to obtain a price considered to be advantageous for a security. For purposes of determining the average weighted maturity of a Fund's portfolio, the maturity of "when-issued" securities is calculated from the date of settlement of the purchase to the maturity date.

ASSET-BACKED SECURITIES

     Each Fund may purchase asset-backed securities, which represent a participation in, or are secured by and payable from, a stream of payments generated by particular assets, most often a pool of assets similar to one another. Assets generating such payments will consist of such instruments as motor vehicle installment purchase obligations, credit card receivables and home equity loans. Payment of principal and interest may be guaranteed up to certain amounts and for a certain time period by a letter of credit issued by a financial institution unaffiliated with entities issuing the securities. The estimated life of an asset-backed security varies with the prepayment experience with respect to the underlying debt instruments. The rate of such prepayments, and hence the life of the asset-backed security, will be primarily a function of current market rates, although other economic and demographic factors will be involved. A Fund will not invest more than 10% of its total assets in asset-backed securities.

     Asset-backed securities are generally issued as pass-through certificates, which represent undivided fractional ownership interests in an underlying pool of assets, or as debt instruments, which are also known as collateralized obligations, and are generally issued as the debt of a special purpose entity organized solely for the purpose of owning such assets and issuing such debt. Asset-backed securities are often backed by a pool of assets representing the obligations of a number of different parties.

     The yield characteristics of asset-backed securities differ from traditional debt securities. A major difference is that the principal amount of the obligations may be prepaid at any time because the underlying assets (i.e., loans) generally may be prepaid at any time. As a result, if an asset-backed security is purchased at a premium, a prepayment rate that is faster than expected will reduce yield to maturity, while a prepayment rate that is slower than expected will have the opposite effect of increasing yield to maturity. Conversely, if an asset-backed security is purchased at a discount, faster than expected prepayments will increase, while slower than expected prepayments, will decrease, yield to maturity.

     Prepayments on asset-backed securities generally increase with falling interest rates and decrease with rising interest rates; furthermore prepayment rates are influenced by a variety of economic and social factors. In general, the collateral supporting non-mortgage asset-backed securities is of shorter maturity than mortgage loans and is less likely to experience substantial prepayments. Like other fixed income securities, when interest rates rise, the value of an asset-backed security generally will decline; however, when interest rates decline, the value of an asset-backed security with prepayment features may not increase as much as that of other fixed income securities.

     Asset-backed securities are subject to greater risk of default during periods of economic downturn. Also, the secondary market for certain asset-backed securities may not be as liquid as the market for other types of securities, which could result in a Fund's experiencing difficulty in valuing or liquidating such securities. For these reasons, under certain circumstances, asset-backed securities may be considered illiquid securities.

MORTGAGE-BACKED SECURITIES

     Each Fund may invest in mortgage-backed securities (including collateralized mortgage obligations) that represent pools of mortgage loans assembled for sale to investors by various governmental agencies and government-related organizations, such as the Government National Mortgage Association, the Federal National Mortgage Association, and the Federal Home Loan Mortgage Corporation. Mortgage-backed securities provide a monthly payment consisting of interest and principal payments. Additional payments may be made out of unscheduled repayments of principal resulting from the sale of the underlying residential property, refinancing or foreclosure, net of fees or costs that may be incurred. Prepayments of principal on mortgage-backed securities may tend to increase due to refinancing of mortgages as interest rates decline. To the extent that the Fund purchases mortgage-backed securities at a premium, mortgage foreclosures and prepayments of principal by mortgagors (which may be made at any time without penalty) may result in some loss of the Fund's principal investment to the extent of the premium paid. The yield of a Fund that invests in mortgage-backed securities may be affected by reinvestment of prepayments at higher or lower rates than the original investment.

     Other mortgage-backed securities are issued by private issuers, generally originators of and investors in mortgage loans, including savings associations, mortgage bankers, commercial banks, investment bankers, and special purpose entities. These private mortgage-backed securities may be supported by U.S. Government mortgage-backed securities or some form of non-government credit enhancement. Mortgage-backed securities have either fixed or adjustable interest rates. The rate of return on mortgage-backed securities may be affected by prepayments of principal on the underlying loans, which generally increase as interest rates decline; as a result, when interest rates decline, holders of these securities normally do not benefit from appreciation in market value to the same extent as holders of other non-callable debt securities. In addition, like other debt securities, the value of mortgage-related securities, including government and government-related mortgage pools, generally will fluctuate in response to market interest rates.

GUARANTEED INVESTMENT CONTRACTS

     Each Fund may invest in guaranteed investment contracts ("GICs") issued by United States and Canadian insurance companies. Pursuant to GICs, a Fund makes cash contributions to a deposit fund of the insurance company's general account. The insurance company then credits to the Fund payments at negotiated, floating or fixed interest rates. A GIC is a general obligation of the issuing insurance company and not a separate account. The purchase price paid for a GIC becomes part of the general assets of the insurance company, and the contract is paid from the company's general assets. The Funds will only purchase GICs that are issued or guaranteed by insurance companies that at the time of purchase are rated at least AA by S&P or receive a similar high quality rating from a nationally recognized service which provides ratings of insurance companies. GICs are considered illiquid securities and will be subject to the Funds' 10% (15% with respect to the New Jersey Municipal Bond Fund) limitation on such investments, unless there is an active and substantial secondary market for the particular instrument and market quotations are readily available.

BANK INVESTMENT CONTRACTS

     Each Fund may invest in bank investment contracts ("BICs") issued by banks that meet the quality and asset size requirements for banks described above under "U.S. Government Obligations and Money Market Instruments." Pursuant to BICs, cash contributions are made to a deposit account at the bank in exchange for payments at negotiated, floating or fixed interest rates. A BIC is a general obligation of the issuing bank. BICs are considered illiquid securities and will be subject to the Funds' 10% (15% with respect to the New Jersey Municipal Bond
Fund) limitation on such investments, unless there is an active and substantial secondary market for the particular instrument and market quotations are readily available.

SPECIAL CONSIDERATIONS RELATING TO NEW JERSEY MUNICIPAL SECURITIES

     The New Jersey Municipal Bond Fund's ability to achieve its investment objective is dependent upon the ability of the issuers of New Jersey Municipal Securities to meet their continuing obligations for the payment of principal and interest. Since the Fund invests primarily in New Jersey Municipal Securities, the value of the Fund's shares may be especially affected by factors pertaining to the economy of New Jersey and other factors specifically affecting the ability of issuers of New Jersey Municipal Securities to meet their obligations.

     The State of New Jersey generally has a diversified economic base consisting of, among others, commerce and service industries, selective commercial agriculture, insurance, tourism, petroleum refining and manufacturing, although New Jersey's manufacturing industry has experienced a downward trend in the last few years. New Jersey is a major recipient of federal assistance and, of all the states, is among the highest in the amount of federal aid received. Therefore, a decrease in federal financial assistance may adversely affect the financial condition of New Jersey and its political subdivisions and instrumentalities. While New Jersey's economic base has become more diversified over time and thus its economy appears to be less vulnerable during recessionary periods, a recurrence of high levels of unemployment could adversely affect New Jersey's overall economy and the ability of New Jersey and its political subdivisions and instrumentalities to meet their financial obligations. In addition, New Jersey maintains a balanced budget which restricts total appropriation increases to only 5% annually with respect to any municipality or county. This balanced budget plan may adversely affect a particular municipality's or county's ability to repay its obligations.

     The State of New Jersey and its political subdivisions, agencies and public authorities are authorized to issue two general classes of indebtedness: general obligation bonds and revenue bonds. Both classes of bonds may be included in the Fund's portfolio. The repayment of principal and interest on general obligation bonds is secured by the full faith and credit of the issuer, backed by the issuer's taxing authority, without recourse to any special project or source of revenue. Special obligation or revenue bonds may be repaid only from revenues received in connection with the project for which the bonds are issued, special excise taxes, or other special revenue sources and generally are issued by entities without taxing power. Neither the State of New Jersey nor any of its subdivisions is liable for the repayment of principal or interest on revenue bonds except to the extent stated in the preceding sentences.

     General obligation bonds of the State are repaid from revenues obtained through the State's general taxing authority. An inability to increase taxes may adversely affect the State's ability to authorize or repay debt.

     Public authorities, private non-profit corporations, agencies and similar entities of New Jersey ("Authorities") are established for a variety of beneficial purposes, including economic development, housing and mortgage financing, health care facilities and public transportation. The Authorities are not operating entities of the State of New Jersey, but are separate legal entities that are managed independently. The State oversees the Authorities by appointing the governing boards, designating management, and by significantly influencing operations. The Authorities are not subject to New Jersey constitutional restrictions on the incurrence of debt, applicable to the State of New Jersey itself, and may issue special obligation or private activity bonds in legislatively authorized amounts.

     An absence or reduction of revenue will affect a bond-issuing Authority's ability to repay debt on special obligation bonds and no assurance can be given that sufficient revenues will be obtained to make such payments, although in some instances repayment may be guaranteed or otherwise secured.

     Various Authorities have issued bonds for the construction of health care facilities, transportation facilities, office buildings and related facilities, housing facilities, pollution control facilities, water and sewage facilities and power and electric facilities. Each of these facilities may incur different difficulties in meeting its debt repayment obligations. Hospital facilities, for example, are subject to changes in Medicare and Medicaid reimbursement regulations, attempts by Federal and state legislatures to limit the costs of health care and management's ability to complete construction projects on a timely basis as well as to maintain projected rates of occupancy and utilization. At any given time, there are several proposals pending on a federal and state level concerning health care which may further affect a hospital's debt service obligation.

     Housing facilities may be subject to increases in operating costs, management's ability to maintain occupancy levels, rent restrictions and availability of federal or state subsidies, while power and electric facilities may be subject to increased costs resulting from environmental restrictions, fluctuations in fuel costs, delays in licensing procedures and the general regulatory framework in which these facilities operate. All of these entities are constructed and operated under rigid regulatory guidelines.

     Some entities which financed facilities with proceeds of private activity bonds issued by the New Jersey Economic Development Authority, a major issuer of special obligation bonds, have defaulted on their debt service obligations. Because these special obligation bonds were repayable only from revenue received from the specific projects which they funded, the New Jersey Economic Development Authority was unable to repay the debt service to bondholders for such facilities. Each issue of special obligation bonds, however, depends on its own revenue for repayment, and thus these defaults should not affect the ability of the New Jersey Economic Development Authority to repay obligations on other bonds that it issues in the future.

     The State has experienced a gradual economic recovery in the past five years. While unemployment in manufacturing has declined, employment gains have been recorded in business services, construction and retail sectors. Business investment expenditures and consumer spending have also increased substantially in the State as well as in the Nation. To the extent that any adverse conditions exist in the future which affect the obligor's ability to repay debt, the value of the New Jersey Municipal Bond Fund may be immediately and substantially affected.

     Certain litigation is pending against the State in which the State has a potential for either a significant loss of revenue or a significant unanticipated expenditure including as of August 1, 1999, suits relating to the following matters: (i) A coalition of churches and church leaders in Hudson County have filed suit asserting the State-owned Liberty State Park in Jersey City violates environmental standards; (ii) Representatives of the trucking industry have filed a constitutional challenge to annual hazardous and solid waste licensure renewal fees; (iii) Several suits have been filed against the State to compel the State to close the spending gap between poor urban school districts and wealthy rural school districts; (iv) a group of insurance companies have filed a constitutional challenge to the challenge to the State's assessment of monies pursuant to the Fair Automobile Insurance Reform Act of 1990; (v) A class action consisting of prisoners with serious mental disorders has been filed against officers of the Department of Corrections, alleging sex discrimination, violation of the Americans with Disabilities Act of 1990, and constitutional violations; (vi) A class action brought in federal court challenging the State's method of determining the monthly needs of a spouse of an institutionalized person under the Medicare Catastrophic Act is now being appealed to the U.S. Supreme Court by the plaintiff; (vii) Several suits have been filed against the State in federal court alleging that the State committed securities fraud and environmental violations in the financing of a new Atlantic City highway and tunnel; (viii) A class action filed against the State alleging the State's breach of contract for not paying certain Medicare co-insurance and deductibles has been appealed by the plaintiff; and (ix) An action has been filed challenging the State's issuance of bonds to fund the accrued liability in its pension funds under the Pension Bond Financing Act of 1997. (x) Several cases have been filed by state hospitals with respect to Medicaid hospital reimbursement that challenge the state's compliance with federal regulations and the correctness of reimbursement rates. This Chapter 11 case commenced when United Hospital closed and demands that the bankruptcy court take jurisdiction of and decide certain Medicaid reimbursement matters pending in New Jersey administrative proceedings or the New Jersey appellate courts. (xi) Several plaintiffs have filed a complaint seeking damages and injunctive relief on constitutional grounds on behalf of individuals who did not obtain an increase in welfare benefits under the "family cap" provisions of the State Work First New Jersey Act. (xii) Several cases have been filed by various hospitals alleging the $10 per adjusted hospital admission charge is a "tax" as opposed to a "regulatory fee" and is in violation of the State's constitution. (xiii)The owner of a resource recovery facility in South Camden who filed suit to have the county's solid waste process halted to clarify bid specifications has filed a motion for leave to appeal to the Supreme Court of New Jersey.


     Although the New Jersey Municipal Bond Fund generally intends to invest its assets primarily in New Jersey Municipal Securities rated within the four highest rating categories assigned by S&P or Moody's, there can be no assurance that such ratings will remain in effect until such obligations mature or are redeemed or will not be revised downward or withdrawn. Such revisions or withdrawals may have an adverse affect on the market price of such securities.

         Although there can be no assurance that such conditions will continue, the State's general obligation bonds are currently rated "AA+" by S&P and "Aa1" by Moody's.

SPECIAL CONSIDERATIONS RELATING TO NEW YORK MUNICIPAL SECURITIES


     Certain substantial issuers of New York municipal securities (including issuers whose obligations may be acquired by the Fund) have experienced serious financial difficulties in recent years. These difficulties have at times jeopardized the credit standing and impaired the borrowing abilities of all New York issuers and have generally contributed to higher interest costs for their borrowings and fewer markets for their outstanding debt obligations. Although several different issues of municipal securities of New York State and its agencies and instrumentalities and of New York City have been downgraded by Standard & Poor's and Moody's in recent years, of Standard & Poor's and Moody's have recently placed the debt obligations of New York State and New
York City on CreditWatch with positive implications and upgraded the debt obligations of New York City, respectively. Strong demand for New York municipal securities has also at times had the effect of permitting New York municipal securities to be issued with yields relatively lower, and after issuance, to trade in the market at prices relatively higher, than comparably rated municipal obligations issued by other jurisdictions. A recurrence of the financial difficulties previously experienced by certain issuers of New York municipal securities could result in defaults or declines in the market values of those issuers' existing obligations and, possibly, in the obligations of other issuers of New York municipal securities. Although as of the date of this statement of additional information, no issuers of New York municipal securities are in default with respect to the payment of their municipal securities, the occurrence of any such default could affect adversely the market values and marketability of all New York municipal securities and, consequently, the net asset value of the Fund's portfolio.


     Some of the significant financial considerations relating to the New York Tax Exempt Fund's investments in New York Municipal Securities are summarized below. This summary information is not intended to be a complete description and is principally derived from the Annual Information Statement of the State of New York as supplemented and contained in official statements relating to issues of New York Municipal Securities that were available prior to the date of this Statement of Additional Information. The accuracy and completeness of the information contained in those official statements have not been independently verified.


     STATE ECONOMY. New York is one of the most populous states in the nation and has a relatively high level of personal wealth. The State's economy is diverse with a comparatively large share of the nation's finance, insurance, transportation, communications and services employment, and a very small share of the nation's farming and mining activity. The State's location and its excellent air transport facilities and natural harbors have made it an important link in international commerce. Travel and tourism constitute an important part of the economy. Like the rest of the nation, New York has a declining proportion of its workforce engaged in manufacturing, and an increasing proportion engaged in service industries.


     State per capita personal income has historically been significantly higher than the national average, although the ratio has varied substantially. Because New York City (the "City") is a regional employment center for a multi-state region, State personal income measured on a residence basis understates the relative importance of the State to the national economy and the size of the base to which State taxation applies.


     There can be no assurance that the State economy will not experience worse-than-predicted results, with corresponding material and adverse effects on the State's projections of receipts and disbursements.


     STATE BUDGET. The State Constitution requires the governor (the "Governor") to submit to the State legislature (the "Legislature") a balanced executive budget which contains a complete plan of expenditures for the ensuing fiscal year and all moneys and revenues estimated to be available therefor, accompanied by bills containing all proposed appropriations or reappropriations and any new or modified revenue measures to be enacted in connection with the executive budget. The entire plan constitutes the proposed State financial plan for that fiscal year. The Governor is required to submit to the Legislature quarterly budget updates which include a revised cash-basis state financial plan, and an explanation of any changes from the previous state financial plan.


     State law requires the Governor to propose a balanced budget each year. In recent years, the State has closed projected budget gaps of $5.0 billion (1995-96), $3.9 billion (1996-97), $2.3 billion (1997-98), and less than $1 billion (1998-99). The State's current fiscal year began on April 1, 1999 and ends on March 31, 2000. On March 31, 1999, the State adopted the debt service portion of the State budget for the 1999-2000 fiscal year; four months later, on August 4, 1999, it enacted the remainder of the budget. The Governor approved the budget as passed by the Legislature. Prior to passing the budget in its entirety for the current fiscal year, the State enacted appropriations that permitted the State to continue its operations.


     In 1999-2000, General Fund disbursements, including transfer to support capital projects, debt service and other funds, are estimated at $37.36 billion, an increase of $868 million or 2.38 percent over 1998-99. Projected spending under the 1999-2000 enacted budget is $215 million above the Governor's Executive Budget recommendations, including 30-day amendments. This change is the net result of spending actions that occurred during negotiations on the Budget. The increase in General Fund spending is comprised of $1.1 billion in legislative additions to the Executive Budget (primarily in education), offset by various actions, including re-estimates of required spending based on year-to-date results and the identification of certain other resources that offset spending, such as $250 million from commencing the process of privatizing the Medical Malpractice Insurance Association (MMIA), $250 million from the retention of the Debt Reduction Reserve Fund within the General Fund and about $100 million in excess fund balances. The MMIA was established in 1983 to provide excess liability insurance to doctors and medical providers. Legislation enacted with the 1999-2000 budget initiates the process of MMIA privatization and transfers excess fund balances to the State.


     The 1999-2000 enacted budget provides for $831 million in new funding for public schools, the largest year-to-year increase in State history. The budget also enacts several new tax cuts valued at $375 million when fully phased in by 2003-04. None of the $1.82 billion cash surplus from 1998-99 is assumed to support spending in 1999-2000, but instead is reserved to help offset the costs of previously enacted tax cuts that take effect after 1999-2000.


     The 1999-2000 Financial Plan projects a closing balance of $2.85 billion in the General Fund. The balance is comprised of the $1.82 billion surplus from 1998-99 that has been set aside to finance already-enacted tax cuts, $473 million in the Tax Stabilization Reserve Fund (TSRF), $250 million in the Debt Reduction Reserve Fund (DRRF), $107 million in the Contingency Reserve Fund
(CRF), and $200 million in the Community Projects Fund (CPF), which finances legislative initiatives. The State expects to close 1999-2000 with cash balances in these funds at their highest level ever.


     Preliminary analysis by Division of Budget ("DOB") indicates that the State will have a 2000-01 budget gap of approximately $1.9 billion, or about $300 million above the 1999-2000 Executive Budget estimate (after adjusting for the projected costs of collective bargaining). This estimate includes an assumption for the projected costs of new collective bargaining agreements, $500 million in assumed operating efficiencies, as well as the planned application of approximately $615 million of the $1.82 billion tax reduction reserve. In recent years, the State has closed projected budget gaps which DOB estimates at $5.0 billion (1995-96), $3.9 billion (1996-97), $2.3 billion (1997-98), and less than
$1 billion (1998-99). DOB will formally update its projections of receipts and disbursements for future years as part of the Governor's 2000-01 Executive Budget submission. The revised expectations for these years will reflect the cumulative impact of tax reductions and spending commitments enacted over the last several years as well as new 2000-01 Executive Budget recommendations.

     The General Fund is the principal operating fund of the State and is used to account for all financial transactions except those required to be accounted for in another fund. It is the State's largest fund and received almost all State taxes and other resources not dedicated to particular purposes. In the State's 1999-2000 fiscal year, the General Fund (exclusive of transfers) is expected to account for approximately 47.1 percent of all Governmental Funds disbursements and 69.3 percent of total State Funds disbursements. General Fund moneys are also transferred to other funds, primarily to support certain capital projects and debt service payments in other fund types.


     Total receipts and transfers from other funds are projected to be $39.31 billion in 1999-2000, an increase of $2.57 billion over 1998-99. Total General Fund disbursements and transfers to other funds are projected to be $37.36 billion, an increase of $868 million over 1998-99. Total General Fund receipts and transfers in 1999-2000 are now projected to be $39.31 billion, an increase of $2.57 billion from the $36.74 billion recorded in 1998-99. This total includes $35.93 billion in tax receipts, $1.36 billion in miscellaneous receipts, and $2.02 billion in transfers from other funds. The transfer of the $1.82 billion surplus recorded in 1998-99 to the 1999-2000 fiscal period has the effect of exaggerating the growth in State receipts from year to year by depressing reported 1998-99 figures and inflating 1999-2000 projections.


     Receipts from user taxes and fees are projected to total $7.35 billion, an increase of $105 million from reported collections in the prior year. The sales tax component of this category accounts for virtually all of the 1999-2000 growth. Growth in base sales tax yield, after adjusting for tax law and other changes, is projected at 5.6 percent. Modest increases in motor fuel and auto rental tax receipts over 1998-99 levels are also expected. However, receipts from other user taxes and fees are estimated to decline by $177 million.


     The yield of other excise taxes in this category, particularly the cigarette and alcoholic beverage taxes, show long-term declining trends. General Fund declines in 1999-2000 motor vehicle fee receipts, in contrast, reflect statutory fee reductions and an increased amount of collections earmarked to the Dedicated Highway and Bridge Trust Fund.


     Significant statutory changes in this category during the 1999-2000 legislative session include: delaying until March 1, 2000 the implementation of the exemption from State sales tax of clothing and footwear priced under $110; providing week-long sales tax exemptions in September 1999 and January 2000 for clothing and footwear priced under $500; enactment of a variety of small sales tax exemptions including certain equipment used in providing telecommunications service for sale, property and services used in theatrical productions, computer hardware used to design Internet web sites, and building materials used in farming; a reduction in the beer tax rate; and an expanded exemption from the alcoholic beverage tax for small brewers.


     Following the pattern of the last two fiscal years, education programs receive the largest share of new funding contained in the 1999-2000 Financial Plan. School aid is expected to grow by $831 million or 8.58 percent over 1998-99 levels (on a State fiscal year basis). Outside of education, the largest growth in spending is for State Operations ($207 million, including $100 million reserved for possible collective bargaining costs); Debt Service ($183 million), and mental hygiene programs, including funding for a cost of living increase for care providers ($114 million). These increases were offset, in part, by spending reductions or actions in health and social welfare ($280 million), and in general State charges ($222 million).


     Under the 1999-2000 enacted budget, General Fund spending on school aid is projected at $10.52 billion on a State fiscal year basis, an increase of $831 million from the prior year. The budget provides additional funding for operating aid, building aid, and several other targeted aid programs. It also funds the balance of aid payable for the 1998-99 school year that is due primarily in the first quarter of the 1999-2000 fiscal year. For all other educational programs, disbursements are projected to grow by $78 million to $2.99 billion.


     Many complex political, social and economic forces influence the State's economy and finances, which may in turn affect the State's Financial Plan. These forces may affect the State unpredictably from fiscal year to fiscal year and are influenced by governments, institutions, and organizations that are not subject to the State's control. The State Financial Plan is also necessarily based upon forecasts of national and State economic activity. Economic forecasts have frequently failed to predict accurately the timing and magnitude of changes in the national and the State economies. The DOB believes that its projections of receipts and disbursements relating to the current State Financial Plan, and the assumptions on which they are based, are reasonable. The projections assume no changes in federal tax law, which could substantially alter the current receipts forecast. In addition, these projections do not include funding for new collective bargaining agreements after the current contracts expire. Actual results, however, could differ materially and adversely from their projections, and those projections may be changed materially and adversely from time to time.


     DEBT LIMITS AND OUTSTANDING DEBT. There are a number of methods by which the State of New York may incur debt. Under the State Constitution, the State may not, with limited exceptions for emergencies, undertake long-term general obligation borrowing (I.E., borrowing for more than one year) unless the borrowing is authorized in a specific amount for a single work or purpose by the Legislature and approved by the voters. There is no limitation on the amount of long-term general obligation debt that may be so authorized and subsequently incurred by the State.


     The State may undertake short-term borrowings without voter approval (i) in anticipation of the receipt of taxes and revenues, by issuing tax and revenue anticipation notes, and (ii) in anticipation of the receipt of proceeds from the sale of duly authorized but unissued general obligation bonds, by issuing bond anticipation notes. The State may also, pursuant to specific constitutional authorization, directly guarantee certain obligations of the State of New York's authorities and public benefit corporations ("Authorities"). Payments of debt service on New York State general obligation and New York State-guaranteed bonds and notes are legally enforceable obligations of the State of New York.


     The State employs additional long-term financing mechanisms, lease-purchase and contractual-obligation financings, which involve obligations of public authorities or municipalities that are State-supported but are not general obligations of the State. Under these financing arrangements, certain public authorities and municipalities have issued obligations to finance the construction and rehabilitation of facilities or the acquisition and rehabilitation of equipment, and expect to meet their debt service requirements through the receipt of rental or other contractual payments made by the State. Although these financing arrangements involve a contractual agreement by the State to make payments to a public authority, municipality or other entity, the State's obligation to make such payments is generally expressly made subject to appropriation by the Legislature and the actual availability of money to the State for making the payments. The State has also entered into a contractual-obligation financing arrangement with the LGAC to restructure the way the State makes certain local aid payments.


     Sustained growth in the State's economy could contribute to closing projected budget gaps over the next several years, both in terms of higher-than-projected tax receipts and in lower-than-expected entitlement spending. The State assumes that the 2000-01 Financial Plan will achieve $500 million in savings from initiatives by State agencies to deliver services more efficiently, workforce management efforts, maximization of federal and non-General Fund spending offsets, and other actions necessary to help bring projected disbursements and receipts into balance. The projections do not assume any gap-closing benefit from the potential settlement of State claims against the tobacco industry.


     Spending from Debt Service Funds are estimated at $3.64 billion in 1999-2000, up $370 million or 11.31 percent from 1998-99. Transportation purposes, including debt service on bonds issued for State and local highway and bridge programs financed through the New York State Thruway Authority and supported by the Dedicated Highway and Bridge Trust Fund, account for $124 million of the year-to-year growth. Debt service for educational purposes, including State and City University programs financed through the Dormitory Authority, will increase by $80 million. The remaining growth is for a variety of programs in mental health and corrections, and for general obligation financings.


     On January 13, 1992, S&P reduced its ratings on the State's general obligation bonds from A to A- and, in addition, reduced its ratings on the State's moral obligation, lease purchase, guaranteed and contractual obligation debt. On August 28, 1997, S&P revised its ratings on the State's general obligation bonds from A- to A and revised its ratings on the State's moral obligation, lease purchase, guaranteed and contractual obligation debt. On March 5, 1999, S&P affirmed its A rating on the State's outstanding bonds.


     On January 6, 1992, Moody's reduced its ratings on outstanding limited-liability State lease purchase and contractual obligations from A to Baal. On February 28, 1994, Moody's reconfirmed its A rating on the State's general obligation long-term indebtedness. On March 20, 1998, Moody's assigned the highest commercial paper rating of P-1 to the short-term notes of the State. On March 5, 1999, Moody's affirmed its A2 rating with a stable outlook to the State's general obligations.


     New York State has never defaulted on any of its general obligation indebtedness or its obligations under lease-purchase or contractual-obligation financing arrangements and has never been called upon to make any direct payments pursuant to its guarantees.

     LITIGATION. Certain litigation pending against New York State or its officers or employees could have a substantial or long-term adverse effect on New York State finances. Among the more significant of these cases are those that involve (1) the validity of agreements and treaties by which various Indian tribes transferred title to New York State of certain land in central and upstate New York; (2) certain aspects of New York State's Medicaid policies, including its rates, regulations and procedures; (3) challenges to the constitutionality of Public Health Law 2807-d, which imposes a gross receipts tax from certain patient care services; (4) action seeking enforcement of certain sales and excise taxes and tobacco products and motor fuel sold to non-Indian consumers on Indian reservations; (5) a challenge to the Governor's application of his constitutional line item veto authority; and (6) a challenge to the enactment of the CLEAN WATER/CLEAN AIR BOND ACT OF 1996.


     Several actions challenging the constitutionality of legislation enacted during the 1990 legislative session which changed actuarial funding methods for determining state and local contributions to state employee retirement systems have been decided against the State. As a result, the Comptroller developed a plan to restore the State's retirement systems to prior funding levels. Such funding is expected to exceed prior levels by $116 million in fiscal 1996-97, $193 million in fiscal 1997-98, peaking at $241 million in fiscal 1998-99. Beginning in fiscal 2001-02, State contributions required under the Comptroller's plan are projected to be less than that required under the prior funding method. As a result of the United States Supreme Court decision in the case of STATE OF DELAWARE V. STATE OF NEW YORK, on January 21, 1994, the State entered into a settlement agreement with various parties. Pursuant to all agreements executed in connection with the action, the State was required to make aggregate payments of $351.4 million. Annual payments to the various parties will continue through the State's 2002-03 fiscal year in amounts which will not exceed $48.4 million in any fiscal year subsequent to the State's 1994-95 fiscal year. Litigation challenging the constitutionality of the treatment of certain moneys held in a reserve fund was settled in June 1996 and certain amounts in a Supplemental Reserve Fund previously credited by the State against prior State and local pension contributions were paid in 1998.


     The legal proceedings noted above involve State finances, State programs and miscellaneous cure rights, tort, real property and contract claims in which the State is a defendant and the monetary damages sought are substantial, generally in excess of $100 million. These proceedings could affect adversely the financial condition of the State in the current fiscal year or thereafter. Adverse developments in these proceedings, other proceedings for which there are unanticipated, unfavorable and material judgments, or the initiation of new proceedings could affect the ability of the State to maintain a balanced financial plan. An adverse decision in any of these proceedings could exceed the amount of the reserve established in the State's financial plan for the payment of judgments and, therefore, could affect the ability of the State to maintain a balanced financial plan.


     Although other litigation is pending against New York State, except as described herein, no current litigation involves New York State's authority, as a matter of law, to contract indebtedness, issue its obligations, or pay such indebtedness when it matures, or affects New York State's power or ability, as a matter of law, to impose or collect significant amounts of taxes and revenues.

     AUTHORITIES. The fiscal stability of New York State is related, in part, to the fiscal stability of its Authorities, which generally have responsibility for financing, constructing and operating revenue-producing public benefit facilities. Authorities are not subject to the constitutional restrictions on the incurrence of debt which apply to the State itself, and may issue bonds and notes within the amounts of, and as otherwise restricted by, their legislative authorization. The State's access to the public credit markets could be impaired, and the market price of its outstanding debt may be materially and adversely affected, if any of the Authorities were to default on their respective obligations, particularly with respect to debt that is State-supported or State-related.


     Authorities are generally supported by revenues generated by the projects financed or operated, such as fares, user fees on bridges, highway tolls and rentals for dormitory rooms and housing. In recent years, however, New York State has provided financial assistance through appropriations, in some cases of a recurring nature, to certain of the Authorities for operating and other expenses and, in fulfillment of its commitments on moral obligation indebtedness or otherwise, for debt service. This operating assistance is expected to continue to be required in future years. In addition, certain statutory arrangements provide for State local assistance payments otherwise payable to localities to be made under certain circumstances to certain Authorities. The State has no obligation to provide additional assistance to localities whose local assistance payments have been paid to Authorities under these arrangements. However, in the event that such local assistance payments are so diverted, the affected localities could seek additional State funds.


     In February 1997, the Job Development Authority ("JDA") issued approximately $85 million of State-guaranteed bonds to refinance certain of its outstanding bonds and notes in order to restructure and improve JDA's capital structure. Due to concerns regarding the economic viability of its programs, JDA's loan and loan guarantee activities had been suspended since 1995. As a result of the structural imbalances in JDA's capital structure, and defaults in its loan portfolio and loan guarantee program incurred between 1991 and 1996, JDA would have experienced a debt service cash flow shortfall had it not completed its recent refinancing. JDA anticipates that it will transact additional refinancings in 1999, 2000 and 2003 to complete its long-term plan of finance and further alleviate cash flow imbalances which are likely to occur in future years. JDA recently resumed its lending activities under a revised set of lending programs and underwriting guidelines.


     NEW YORK CITY AND OTHER LOCALITIES. The fiscal health of the State may also be impacted by the fiscal health of its localities, particularly the City, which has required and continues to require significant financial assistance from the State. The City depends on State aid both to enable the City to balance its budget and to meet its cash requirements. There can be no assurance that there will not be reductions in State aid to the City from amounts currently projected or that State budgets will be adopted by the April 1 statutory deadline or that any such reductions or delays will not have adverse effects on the City's cash flow or expenditures. In addition, the Federal budget negotiation process could result in a reduction in or a delay in the receipt of Federal grants which could have additional adverse effects on the City's cash flow or revenues.

     In 1975, New York City suffered a fiscal crisis that impaired the borrowing ability of both the City and New York State. In that year the City lost access to the public credit markets. The City was not able to sell short-term notes to the public again until 1979. In 1975, S&P suspended its A rating of City bonds. This suspension remained in effect until March 1981, at which time the City received an investment grade rating of BBB from S&P.


     On July 2, 1985, S&P revised its rating of City bonds upward to BBB+ and on November 19, 1987, to A-. On February 3, 1998 and again on May 27, 1998, S&P assigned a BBB+ rating to the City's general obligation debt and placed the ratings on CreditWatch with positive implications. On March 9, 1999, S&P assigned its A- rating to Series 1999H of New York City general obligation bonds and affirmed the A- rating on various previously issued New York City bonds.


     Moody's ratings of City bonds were revised in November 1981 from B (in effect since 1977) to Bal, in November 1983 to Baa, in December 1985 to Baal, in May 1988 to A and again in February 1991 to Baal. On February 25, 1998, Moody's upgraded approximately $28 billion of the City's general obligations from Baal to A3. On June 9, 1998, Moody's affirmed its A3 rating to the City's general obligations and stated that its outlook was stable.


     On March 8, 1999, Fitch IBCA upgraded New York City's $26 billion outstanding general obligation bonds from A- to A.


     New York City is heavily dependent on New York State and federal assistance to cover insufficiencies in its revenues. There can be no assurance that in the future federal and State assistance will enable the City to make up its budget deficits. To help alleviate the City's financial difficulties, the Legislature created the Municipal Assistance Corporation ("MAC") in 1975. Since its creation, MAC has provided, among other things, financing assistance to the City by refunding maturing City short-term debt and transferring to the City funds received from sales of MAC bonds and notes. MAC is authorized to issue bonds and notes payable from certain stock transfer tax revenues, from the City's portion of the State sales tax derived in the City and, subject to certain prior claims, from State per capita aid otherwise payable by the State to the City. Failure by the State to continue the imposition of such taxes, the reduction of the rate of such taxes to rates less than those in effect on July 2, 1975, failure by the State to pay such aid revenues and the reduction of such aid revenues below a specified level are included among the events of default in the resolutions authorizing MAC's long-term debt. The occurrence of an event of default may result in the acceleration of the maturity of all or a portion of MAC's debt. MAC bonds and notes constitute general obligations of MAC and do not constitute an enforceable obligation or debt of either the State or the City.


     Since 1975, the City's financial condition has been subject to oversight and review by the New York State Financial Control Board (the "Control Board") and since 1978 the City's financial statements have been audited by independent accounting firms. To be eligible for guarantees and assistance, the City is required during a "control period" to submit annually for Control Board approval, and when a control period is not in effect for Control Board review, a financial plan for the next four fiscal years covering the City and certain agencies showing balanced budgets determined in accordance with GAAP. New York State also established the Office of the State Deputy Comptroller for New York City ("OSDC") to assist the Control Board in exercising its powers and responsibilities. On June 30, 1986, the City satisfied the statutory requirements for termination of the control period. This means that the Control Board's powers of approval are suspended, but the Board continues to have oversight responsibilities.


     On June 10, 1997, the City submitted to the Control Board the Financial Plan (the "1998-2001 Financial Plan") for the 1998 through 2001 fiscal years, relating to the City, the Board of Education ("BOE") and City University of New York ("CUNY") and reflected the City's expense and capital budgets for the 1998 fiscal year, which were adopted on June 6, 1997. The 1998-2001 Financial Plan projected revenues and expenditures for the 1998 fiscal year balanced in accordance with GAAP. The 1998-99 Financial Plan projected General Fund receipts (including transfers from other funds) of $36.22 billion, an increase of $1.02 billion over the estimated 1997-1998 level. Recurring growth in the State General Fund tax base is projected to be approximately six percent during 1998-99, after adjusting for tax law and administrative changes. This growth rate is lower than the rates for 1996-97 or 1997-98, but roughly equivalent to the rate for 1995-96.


     Although the City has consistently maintained balanced budgets and is projected to achieve balanced operating results for the current fiscal year, there can be no assurance that the gap-closing actions proposed in the 1998-2001 Financial Plan can be successfully implemented or that the City will maintain a balanced budget in future years without additional State aid, revenue increases or expenditure reductions. Additional tax increases and reductions in essential City services could adversely affect the City's economic base.


     The projections set forth in the 1998-2001 Financial Plan were based on various assumptions and contingencies which are uncertain and which may not materialize. Changes in major assumptions could significantly affect the City's ability to balance its budget as required by State law and to meet its annual cash flow and financing requirements. Such assumptions and contingencies include the condition of the regional and local economies, the impact on real estate tax revenues of the real estate market, wage increases for City employees consistent with those assumed in the 1998-2001 Financial Plan, employment growth, the ability to implement proposed reductions in City personnel and other cost reduction initiatives, the ability of the Health and Hospitals Corporation and the BOE to take actions to offset reduced revenues, the ability to complete revenue generating transactions, provision of State and Federal aid and mandate relief and the impact on City revenues and expenditures of Federal and State welfare reform and any future legislation affecting Medicare or other entitlements.


     Implementation of the 1998-2001 Financial Plan is also dependent upon the City's ability to market its securities successfully. The City's financing program for fiscal years 1998 through 2001 contemplates the issuance of $5.7 billion of general obligation bonds and $5.7 billion of bonds to be issued by the proposed New York City Transitional Finance Authority (the "Finance Authority") to finance City capital projects. The Finance Authority, was created as part of the City's effort to assist in keeping the City's indebtedness within the forecast level of the constitutional restrictions on the amount of debt the City is authorized to incur. Despite this additional financing mechanism, the City currently projects that, if no further action is taken, it will reach its debt limit in City fiscal year 1999-2000. Indebtedness subject to the constitutional debt limit includes liability on capital contracts that are expected to be funded with general obligation bonds, as well as general obligation bonds. On June 2, 1997, an action was commenced seeking a declaratory judgment declaring the legislation establishing the Transitional Finance Authority to be unconstitutional. If such legislation which is currently on appeal to the Court of Appeals were voided, projected contracts for the City capital projects would exceed the City's debt limit. Future developments concerning the City or entities issuing debt for the benefit of the City, and public discussion of such developments, as well as prevailing market conditions and securities credit ratings, may affect the ability or cost to sell securities issued by the City or such entities and may also affect the market for their outstanding securities.


     The City Comptroller and other agencies and public officials have issued reports and made public statements which, among other things, state that projected revenues and expenditures may be different from those forecast in the City's financial plans. It is reasonable to expect that such reports and statements will continue to be issued and to engender public comment.


     The City since 1981 has fully satisfied its seasonal financing needs in the public credit markets, repaying all short-term obligations within their fiscal year of issuance. Although the City's 1998 fiscal year financial plan projected $2.4 billion of seasonal financing, the City expected to undertake only approximately $1.4 billion of seasonal financing. The City issued $2.4 billion of short-term obligations in fiscal year 1997. The delay in the adoption of the State's budget in certain past fiscal years has required the City to issue short-term notes in amounts exceeding those expected early in such fiscal years.


     Certain localities, in addition to the City, have experienced financial problems and have requested and received additional New York State assistance during the last several State fiscal years. The potential impact on the State of any future requests by localities for additional assistance is not included in the State's projections of its receipts and disbursements for the fiscal year.


     Fiscal difficulties experienced by the City of Yonkers ("Yonkers") resulted in the re-establishment of the Financial Control Board for the City of Yonkers (the "Yonkers Board") by New York State in 1984. The Yonkers Board is charged with oversight of the fiscal affairs of Yonkers. Future actions taken by the State to assist Yonkers could result in increased State expenditures for extraordinary local assistance.


     On June 30, 1998, the City of Yonkers satisfied the statutory conditions for ending the supervision of its finances by a State-ordered control board. Pursuant to State law, the control board's powers over City finances lapsed six months after the satisfaction of these conditions, on December 31, 1998.


     Beginning in 1990, the City of Troy experienced a series of budgetary deficits that resulted in the establishment of a Supervisory Board for the City of Troy in 1994. The Supervisory Board's powers were increased in 1995, when Troy MAC was created to help Troy avoid default on certain obligations. The legislation creating Troy MAC prohibits the city of

Troy from seeking federal bankruptcy protection while Troy MAC bonds are outstanding. Troy MAC has issued bonds to effect a restructuring of the City of Troy's obligations.


     The 1998-99 budget included $29.4 million in unrestricted aid targeted to 57 municipalities across the State. Other assistance for municipalities with special needs totals more than $25.6 million. Twelve upstate cities received $24.2 million in one-time assistance from a cash flow acceleration of State aid.


     Municipalities and school districts have engaged in substantial short-term and long-term borrowings. State law requires the Comptroller to review and make recommendations concerning the budgets of those local government units other than New York City that are authorized by State law to issue debt to finance deficits during the period that such deficit financing is outstanding.


     From time to time, federal expenditure reductions could reduce, or in some cases eliminate, federal funding of some local programs and accordingly might impose substantial increased expenditure requirements on affected localities. If the State, the City or any of the Authorities were to suffer serious financial difficulties jeopardizing their respective access to the public credit markets, the marketability of notes and bonds issued by localities within the State could be adversely affected. Localities also face anticipated and potential problems resulting from certain pending litigation, judicial decisions and long-range economic trends. Long-range potential problems of declining urban population, increasing expenditures and other economic trends could adversely affect localities and require increasing the State assistance in the future.


     YEAR 2000 COMPLIANCE. The State is currently addressing Year 2000 ("Y2K") data processing compliance issues. Since its inception, the computer industry has used a two-digit date convention to represent the year. In the year 2000, the date field will contain "00" and, as a result, many computer systems and equipment may not be able to process dates properly or may fail since they may not be able to distinguish between the years 1900 and 2000. The Year 2000 issue not only affects computer programs, but also the hardware, software and networks on which they operate. In addition, any system or equipment that is dependent on an embedded chip, such as telecommunication equipment and security systems, may also be adversely affected.


     In April 1999, the State Comptroller released an audit on the State's Year 2000 compliance. The audit, which reviewed the State's Y2K compliance activities through October 1998, found that the State had made progress in achieving Y2K compliance, but needed to improve its activities in several areas, including data interchanges and contingency planning.


     The Office for Technology (OFT) will continue to monitor compliance progress for the States mission-critical and high-priority systems and is reporting compliance progress to the Governor's Office on a quarterly basis. The 1999-2000 enacted budget allocates $19 million for priority embedded systems and $20 million for unanticipated expenses related to bringing technology into Y2K compliance. OFT reports that as of June 1999, the State had completed over 98 percent of the overall compliance effort for its mission-critical systems; 55 of the 56 systems are now Year 2000 compliant. As of June 1999, the State had completed 87 percent of the overall compliance effort on the high-priority systems; 236 systems are now Year 2000 compliant. The State has also procured independent validation and verification services from a qualified vendor to perform an automated review of code that has been fixed and a testing review process for all mission-critical systems which is scheduled to be completed by September 1999.


     While New York State is taking what it believes to be appropriate action to address Year 2000 compliance, there can be no guarantee that all of the State's systems and equipment will be Year 2000 compliant and that there will not be an adverse impact upon State operations or finances as a result. Since Year 2000 compliance by outside parties is beyond the State's control to remediate, the failure of outside parties to achieve Year 2000 compliance could have an adverse impact on State operations or finances as well.

SPECIAL CONSIDERATIONS RELATING TO CONNECTICUT MUNICIPAL SECURITIES

     The following information is a brief summary of factors affecting the economies and financial strengths of the State of Connecticut, its municipalities and its political subdivisions and does not purport to be a complete description of such factors. Other factors will affect issuers. The summary is based primarily upon one or more publicly available offering statements relating to debt offerings of this State of Connecticut that were available prior to the date of this Statement of Additional Information. The accuracy and completeness of the information contained in such offering statements have not been independently verified.

     The ability of the issuers of Connecticut Municipal Securities to pay the principal and interest on their obligations may be impacted by a variety of factors relating to the economy of Connecticut and to the fiscal stability of issuers of Connecticut Municipal Securities. The latter may include such matters as the ability of issuers to raise sufficient tax and other revenues to meet their needs, the availability of aid from other governmental bodies, and the burdens that may be imposed on issuers by law or necessity. To the extent that the Fund invests in obligations that are not general obligations of their issuers, payments of principal and interest will depend on all factors affecting the revenue sources from which payments thereon are to be derived. The value of the obligations held by the Fund would be adversely affected not only by any actual inability of their issuers to pay the principal and interest thereon, but also by a public perception that such ability is in doubt.


     Manufacturing has historically been of prime economic importance to Connecticut (sometimes referred to as the "State"). The State's manufacturing industry is diversified, with transportation equipment (primarily aircraft engines, helicopters and submarines) the dominant industry, followed by fabricated metals, non-electrical machinery, and electrical equipment. As a result of a rise in employment in service-related industries and a decline in manufacturing employment, however, manufacturing accounted for only 17.09% of total non-agricultural employment in Connecticut in 1997. Defense-related business represents a relatively high proportion of the manufacturing sector. On a per capita basis, defense awards to Connecticut have traditionally been among the highest in the nation, and reductions in defense spending have had a substantial adverse impact on Connecticut's economy.


     The average annual unemployment rate in Connecticut increased from a low of 3.0% in 1988 to a high of 7.6% in 1992 and, after a number of important changes in the method of calculation, was reported to be 5.8% in 1996. Average per capita personal income of Connecticut residents increased in every year from 1989 to 1997, rising from $25,443 to $36,434. However, pockets of significant unemployment and poverty exist in several Connecticut cities and towns.


     For the four fiscal years ended June 30, 1991, the General Fund experienced operating deficits but, for the eight fiscal years ended June 30, 1999, the General Fund recorded operating surpluses, based on Connecticut's budgetary method of accounting. General Fund budgets adopted for the biennium ending
June 30, 2001, authorize expenditures of $10,581,600,000 for the 1999-2000 fiscal year and $11,085,200,000 for the 2000-2001 fiscal year and project surpluses of $64,400,000 and $4,800,000, respectively, for those years. As of August 31, 1999, the Comptroller estimated expenditures of $10,689,600,000 and a surplus of only $11,200,000 for the 1999-2000 fiscal year. Connecticut's general obligation bonds are rated Aa3 by Moody's and AA by Fitch. On
October 8, 1998, S&P upgraded its ratings of Connecticut's general obligations bonds from AA- to AA.


     The State's primary method for financing capital projects is through the sale of general obligation bonds. These bonds are backed by the full faith and credit of the State. As of October 15, 1999, the State had authorized direct general obligation bond indebtedness totaling $13,310,385,000, of which $11,144,149,000 had been approved for issuance by the State Bond Commission and $9,625,537,000 had been issued. As of October 15, 1999, net State direct general obligation indebtedness outstanding was $6,890,968,000.


     In 1995, the State established the University of Connecticut as a separate corporate entity to issue bonds and construct certain infrastructure improvements. The University was authorized to issue bonds totaling $962,000,000 by June 30, 2005, that are secured by a State debt service commitment to finance the improvements, $359,475,000 of which were outstanding on October 15, 1999.

     In addition, the State has limited or contingent liability on a significant amount of other bonds. Such bonds have been issued by the following quasi-public agencies: the Connecticut Housing Finance Authority, the Connecticut Development Authority, the Connecticut Higher Education Supplemental Loan Authority, the Connecticut Resources Recovery Authority and the Connecticut Health and Educational Facilities Authority. Such bonds have also been issued by the cities of Bridgeport and West Haven and the Southeastern Connecticut Water Authority. As of December 1, 1998, the amount of bonds outstanding on which the State has limited or contingent liability totaled $4,154,900,000.


     In 1984, the State established a program to plan, construct and improve the State's transportation system (other than Bradley International Airport). The total cost of the program through June 30, 2002, is currently estimated to be $12.6 billion, to be met from federal, state, and local funds. The State expects to finance most of its $5.1 billion share of such cost by issuing $4.6 billion of special tax obligation ("STO") bonds. The STO bonds are payable solely from specified motor fuel taxes, motor vehicle receipts, and license, permit and fee revenues pledged therefor and credited to the Special Transportation Fund, which was established to budget and account for such revenues.


     The State, its officers and its employees are defendants in numerous lawsuits. Although it is not possible to determine the outcome of these lawsuits, the Attorney General has opined that an adverse decision in any of the following cases might have a significant impact on the State's financial position: (i) an action on behalf of all persons with traumatic brain injury who have been placed in certain State hospitals, and other persons with acquired brain injury who are in the custody of the Department of Mental Health and Addiction Services, claiming that their constitutional rights are violated by placement in State hospitals alleged not to provide adequate treatment and training, and seeking placement in community residential settings with appropriate support services; (ii) litigation involving claims by Indian tribes to portions of the State's land area; (iii) an action by certain students and municipalities claiming that the State's formula for financing public education violates the State's Constitution and seeking a declaratory judgment and injunctive relief; (iv) an action for money damages for the death of a young physician killed in an automobile accident allegedly as a result of negligence of the State; and (v) actions by several hospitals claiming partial refunds of taxes imposed on hospital gross earnings to the extent such taxes related to tangible personal property transferred in the provision of services to patients.


     As a result of litigation on behalf of black and Hispanic school children in the City of Hartford seeking "integrated education" within the Greater Hartford metropolitan area, on July 9, 1996, the State Supreme Court directed the legislature to develop appropriate measures to remedy the racial and ethnic segregation in the Hartford public schools. The Superior Court ordered the State to show cause as to whether there has been compliance with the Supreme Court's ruling and concluded that the State had complied but that the plaintiffs had not allowed the State sufficient time to take additional remedial steps. Accordingly, the plaintiffs might be able to pursue their claim at a later date. The fiscal impact of this matter might be significant but is not determinable at this time.


     The State's Department of Information Technology is reviewing the State's Year 2000 exposure and developing plans for modification or replacement of existing software that it believes will prevent significant operations problems. There is a risk that the plan will not be completed on time, that planned testing will not reveal all problems, or that systems of others on whom the State relies will not be timely updated. If the necessary remediations are not completed in a timely fashion, the Year 2000 problem may have a material impact on the operations of the State.


     General obligation bonds issued by municipalities are payable primarily from ad valorem taxes on property located in the municipality. A municipality's property tax base is subject to many factors outside the control of the municipality, including the decline in Connecticut's manufacturing industry. Certain Connecticut municipalities have experienced severe fiscal difficulties and have reported operating and accumulated deficits. The most notable of these is the City of Bridgeport, which filed a bankruptcy petition on June 7, 1991. The State opposed the petition. The United States Bankruptcy Court for the District of Connecticut held that Bridgeport had authority to file such a petition but that its petition should be dismissed on the grounds that Bridgeport was not insolvent when the petition was filed.
State legislation enacted in 1993 prohibits municipal bankruptcy filings without the prior written consent of the Governor. Regional economic difficulties, reductions in revenues, and increased expenses could lead to further fiscal problems for the State and its political subdivisions, authorities, and agencies. Difficulties in payment of debt service on borrowings could result in declines, possibly severe, in the value of their outstanding obligations, increases in their future borrowing costs, and impairment of their ability to pay debt service on their obligations.


     In addition to general obligation bonds backed by the full faith and credit of the municipality, certain municipal authorities finance projects by issuing bonds that are not considered to be debts of the municipality. Such bonds may be repaid only from revenues of the financed project, the revenues from which may be insufficient to service the related debt obligations.


PORTFOLIO TURNOVER


     Each Fund may sell a portfolio investment soon after its acquisition if Fleet believes that such a disposition is consistent with the Fund's investment objective. Portfolio investments may be sold for a variety of reasons, such as a more favorable investment opportunity or other circumstances bearing on the desirability of continuing to hold such investments. A portfolio turnover rate of 100% or more is considered high, although the rate of portfolio turnover will not be a limiting factor in making portfolio decisions. A high rate of portfolio turnover may result in the realization of substantial capital gains and involves correspondingly greater transaction costs. To the extent that net capital gains are realized, distributions derived from such gains are treated as ordinary income for federal income tax purposes.


                               INVESTMENT LIMITATIONS


     In addition to each Fund's investment objective as stated in its Prospectuses, the following investment limitations are matters of fundamental policy and may not be changed with respect to any Fund without the affirmative vote of the holders of a majority of its outstanding shares (as defined under "Miscellaneous").

          No Fund may:

     1. Make loans, except that (i) each Fund may purchase or hold debt instruments in accordance with its investment objective and policies, and may enter into repurchase agreements with respect to portfolio securities, and (ii) each Fund may lend portfolio securities against collateral consisting of cash or securities which are consistent with its permitted investments, where the value of the collateral is equal at all times to at least 100% of the value of the securities loaned.

     2. Borrow money or issue senior securities, except that each Fund may borrow from domestic banks for temporary purposes and then in amounts not in excess of 10% of the value of its total assets at the time of such borrowing (provided that each Fund may borrow pursuant to reverse repurchase agreements in accordance with its investment policies and in amounts not in excess of 10% of the value of its total assets at the time of such borrowing); or mortgage, pledge, or hypothecate any assets except in connection with any such borrowing and in amounts not in excess of the lesser of the dollar amounts borrowed or 10% of the value of its total assets at the time of such borrowing. No Fund will purchase securities while borrowings (including reverse repurchase agreements) in excess of 5% of its total assets are outstanding.

     3. Invest more than 10% (15% with respect to the New Jersey Municipal Bond Fund) of the value of its net assets in illiquid securities, including repurchase agreements with remaining maturities in excess of seven days, time deposits with maturities in excess of seven days, restricted securities, non-negotiable time deposits and other securities which are not readily marketable.

     4. Purchase any securities which would cause 25% or more of the value of a Fund's total assets at the time of purchase to be invested in the securities of one or more issuers conducting their principal business activities in the same industry; provided, however, that there is no limitation with respect to securities issued or guaranteed by the U.S. Government, any state, territory or possession of the U. S. Government, the District of Columbia, or any of their authorities, agencies, instrumentalities or political subdivisions.

     5. Purchase securities on margin (except such short-term credits as may be necessary for the clearance of purchases), make short sales of securities, or maintain a short position.

     6. Act as an underwriter within the meaning of the Securities Act of 1933; except insofar as a Fund might be deemed to be an underwriter upon disposition of restricted portfolio securities; and except to the extent that the purchase of securities directly from the issuer thereof in accordance with the Fund's investment objective, policies and limitations may be deemed to be underwriting.

     7. Purchase or sell real estate; except that each Fund may invest in Municipal Securities secured by real estate or interests therein; however, the Funds will not purchase or sell interests in real estate limited partnerships.

     8. Purchase or sell commodities or commodity contracts or invest in oil, gas, or other mineral exploration or development programs or mineral leases; provided however, that the Funds may enter into municipal bond index futures contracts and interest rate futures contracts to the extent permitted under the Commodity Exchange Act and the 1940 Act.

     9. Invest in or sell put options, call options, straddles, spreads, or any combination thereof.

     10. Invest in companies for the purpose of exercising management or control.

     11. Purchase securities of other investment companies except in connection with a merger, consolidation, reorganization, or acquisition of assets; provided, however, that each Fund may acquire such securities in accordance with the 1940 Act.

     12. Invest in industrial revenue bonds where the payment of principal and interest are the responsibility of a company (including its predecessors) with less than three years of continuous operation.

     13. Purchase foreign securities, except that the Funds may purchase certificates of deposit, bankers' acceptances, or other similar obligations issued by U.S. branches of foreign banks or foreign branches of U.S. banks.

     In addition, the Tax-Exempt Bond Fund may not:

     14. Purchase securities of any one issuer, other than obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, if immediately after such purchase more than 5% of the value of its total assets would be invested in the securities of such issuer, except that up to 25% of the value of its total assets may be invested without regard to this limitation.

     In addition, the New Jersey Municipal Bond, New York Municipal Bond, Connecticut Municipal Bond, Massachusetts Municipal Bond and Rhode Island Municipal Bond Funds may not:

     15. Purchase securities of any one issuer, other than obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, if immediately after such purchase more than 5% of the value of its total assets would be invested in the securities of such issuer, except that up to 50% of the value of a Fund's total assets may be invested without regard to this 5% limitation, provided that no more than 25% of the value of a Fund's total assets are invested in the securities of any one issuer.

     With respect to Investment Limitation No. 2 above, each Fund intends to limit any borrowings (including reverse repurchase agreements) to not more than 10% of the value of its total assets at the time of such borrowing.

     Except as stated otherwise, a percentage limitation is satisfied at the time of investment, a later increase in such percentage resulting from a change in the value of a Fund's portfolio securities generally will not constitute a violation of the limitation. If the value of a Fund's holdings of illiquid securities at any time exceeds the percentage limitation applicable at the time of acquisition due to subsequent fluctuations in value or other reasons, the Board of Trustees will consider what actions, if any, are appropriate to maintain adequate liquidity.


                        VALUATION OF PORTFOLIO SECURITIES

     The Funds' assets are valued for purposes of pricing sales and redemptions by an independent pricing service ("Service") approved by Galaxy's Board of Trustees. When, in the judgment of the Service, quoted bid prices for portfolio securities are readily available and are representative of the bid side of the market, these investments are valued at the mean between quoted bid prices (as obtained by the Service from dealers in such securities) and asked prices (as calculated by the Service based upon its evaluation of the market for such securities). Other investments are carried at fair value as determined by the Service, based on methods which include consideration of yields or prices of bonds of comparable quality, coupon, maturity and type; indications as to values from dealers; and general market conditions. The Service may also employ electronic data processing techniques and matrix systems to determine value. Short-term securities are valued at amortized cost, which approximates market value. The amortized cost method involves valuing a security at its cost on the date of purchase and thereafter assuming a constant amortization to maturity of the difference between the principal amount due at maturity and cost.


                 ADDITIONAL PURCHASE AND REDEMPTION INFORMATION

     Shares in each Fund are sold on a continuous basis by Galaxy's distributor, Provident Distributors, Inc. ("PDI"). PDI is a registered broker/dealer with its principal offices at Four Falls Corporate Center, 6th Floor, West Conshohocken, Pennsylvania 19428. PDI has agreed to use appropriate efforts to solicit all purchase orders.


         This Statement of Additional Information provides additional purchase and redemption information for Trust Shares and Retail A Shares of each Fund and Retail B Shares of the Tax-

Exempt Bond Fund. Purchase and redemption information for Prime A Shares and Prime B Shares of the Tax-Exempt Bond Fund are described in a separate prospectus and statement of additional information.


                PURCHASES OF RETAIL A SHARES AND RETAIL B SHARES

GENERAL

     Investments in Retail A Shares of the Funds are subject to a front-end sales charge. Investments in Retail B Shares of the Tax-Exempt Bond Fund are subject to a back-end sales charge. This back-end sales charge declines over time and is known as a "contingent deferred sales charge."

     Investors should read "Characteristics of Retail A Shares and Retail B Shares" and "Factors to Consider When Selecting Retail A Shares or Retail B Shares" below before deciding between the two with respect to the Tax-Exempt Bond Fund.

     PDI has established several procedures to enable different types of investors to purchase Retail A Shares of the Funds and Retail B Shares of the Tax-Exempt Bond Fund (collectively, "Retail Shares"). Retail Shares may be purchased by individuals or corporations who submit a purchase application to Galaxy, purchasing directly either for their own accounts or for the accounts of others. Retail Shares may also be purchased by FIS Securities, Inc., Fleet Securities, Inc., Fleet Enterprises, Inc., FleetBoston Corportion, its affiliates, their correspondent banks and other qualified banks, savings and loan associations and broker/dealers on behalf of their customers. Purchases may take place only on days on which PDI and Galaxy's custodian and Galaxy's transfer agent are open for business ("Business Days"). If an institution accepts a purchase order from a customer on a non-Business Day, the order will not be executed until it is received and accepted by PDI on a Business Day in accordance with PDI's procedures.


CUSTOMERS OF INSTITUTIONS

     Retail Shares purchased by institutions on behalf of their customers will normally be held of record by the institution and beneficial ownership of Retail Shares will be recorded by the institution and reflected in the account statements provided to its customers. Galaxy's transfer agent may establish an account of record for each customer of an institution reflecting beneficial ownership of Retail Shares. Depending on the terms of the arrangement between a particular institution and Galaxy's transfer agent, confirmations of Retail Share purchases and redemptions and pertinent account statements will either be sent by Galaxy's transfer agent directly to a customer with a copy to the institution, or will be furnished directly to the customer by the institution. Other procedures for the purchase of Retail Shares established by institutions in connection with the requirements of their customer accounts may apply. Customers wishing to purchase Retail Shares through their institution should contact such entity directly for appropriate purchase instructions.

OTHER PURCHASE INFORMATION

     On a Business Day when the New York Stock Exchange (the "Exchange") closes early due to a partial holiday or otherwise, Galaxy will advance the time at which purchase orders must be received in order to be processed on that Business Day.

APPLICABLE SALES CHARGE -- RETAIL A SHARES

     The public offering price for Retail A Shares of the Funds is the sum of the net asset value of the Retail A Shares purchased plus any applicable front-end sales charge as described in the applicable Prospectus. A deferred sales charge of up to 1.00% is assessed on certain redemptions of Retail A Shares that are purchased with no initial sales charge as part of an investment of $500,000 or more. A portion of the front-end sales charge may be reallowed to broker-dealers as follows:

                                                           REALLOWANCE TO
                                                              DEALERS
                                                           --------------
                                                             AS A % OF
                                                           OFFERING PRICE
AMOUNT OF TRANSACTION                                        PER SHARE
---------------------                                      --------------
Less than $50,000                                              3.25
$50,000 but less than $100,000                                 3.00
$100,000 but less than $250,000                                2.50
$250,000 but less than $500,000                                2.00
$500,000 and over                                              0.00


         The appropriate reallowance to dealers will be paid by PDI to broker-dealer organizations which have entered into agreements with PDI. The reallowance to dealers may be changed from time to time.

     In certain situations or for certain individuals, the front-end sales charge for Retail A Shares of the Funds may be waived either because of the nature of the investor or the reduced sales effort required to attract such investments. In order to receive the sales charge waiver, an investor must explain the status of his or her investment at the time of purchase. In addition to the sales charge waivers described in the applicable Prospectus, no sales charge is assessed on purchases of Retail A Shares of the Funds by the following categories of investors or in the following types of transactions:

     - purchases by directors, officers and employees of broker-dealers having agreements with PDI pertaining to the sale of Retail A Shares to the extent permitted by such organizations;

     - purchases by current and retired members of Galaxy's Board of Trustees and members of their immediate families;

     - purchases by officers, directors, employees and retirees of FleetBoston Corporation and any of its affiliates and members of their immediate families;


     - purchases by officers, directors, employees and retirees of PFPC, Inc. and members of their immediate families;

     - purchases by persons who are also plan participants in any employee benefit plan which is the record or beneficial holder of Trust Shares of the Funds or any of the other portfolios offered by Galaxy;

     - purchases by institutional investors, including but not limited to bank trust departments and registered investment advisers;

     - purchases by clients of investment advisers or financial planners who place trades for their own accounts if such accounts are linked to the master accounts of such investment advisers or financial planners on the books of the broker-dealer through whom Retail A Shares are purchased;

     - purchases by institutional clients of broker-dealers, including retirement and deferred compensation plans and the trusts used to fund these plans, which place trades through an omnibus account maintained with Galaxy by the broker-dealer; and

     - purchases prior to July 1, 1999 by former deposit customers of financial institutions (other than registered broker-dealers) acquired by FleetBoston Corporation. in February 1998.

COMPUTATION OF OFFERING PRICE - RETAIL A SHARES

     An illustration of the computation of the offering price per share of Retail A Shares of the Funds, using the value of each Fund's net assets attributable to such Shares and the number of outstanding Retail A Shares of each Fund at the close of business on October 31, 1999 and the maximum front-end sales charge of 3.75%, is as follows:


                                                                    New Jersey
                                               Tax-Exempt           Municipal
                                               Bond Fund            Bond Fund
                                               ----------          ----------
Net Assets...............................      $                    $

Outstanding Shares.......................      $                    $

Net Asset Value Per Share................      $                    $

Sales Charge (3.75% of
the offering price)......................      $                    $

Offering Price to Public.................      $                    $
                                               New York              Connecticut
                                               Municipal             Municipal
                                               Bond Fund             Bond Fund
                                               ----------          ----------
Net Assets...............................      $                    $

Outstanding Shares.......................      $                    $

Net Asset Value Per Share................      $                    $

Sales Charge (3.75% of
the offering price)......................      $                    $

Offering Price to Public.................      $                    $
                                               Massachusetts         Rhode Island
                                               Municipal             Municipal
                                               Bond Fund             Bond Fund
                                               ----------          ----------
Net Assets...............................      $                    $

Outstanding Shares.......................      $                    $

Net Asset Value Per Share................      $                    $

Sales Charge (3.75% of
the offering price)......................      $                    $

Offering Price to Public.................      $                    $

QUANTITY DISCOUNTS

     Investors may be entitled to reduced sales charges through Rights of Accumulation, a Letter of Intent or a combination of investments, as described below, even if the investor does not wish to make an investment of a size that would normally qualify for a quantity discount.

     In order to obtain quantity discount benefits, an investor must notify PDI at the time of purchase that he or she would like to take advantage of any of the discount plans described below. Upon such notification, the investor will receive the lowest applicable sales charge.

Quantity discounts may be modified or terminated at any time and are subject to confirmation of an investor's holdings through a check of appropriate records. For more information about quantity discounts, please contact PDI or your financial institution.

     RIGHTS OF ACCUMULATION. A reduced sales charge applies to any purchase of Retail A Shares of any portfolio of Galaxy that is sold with a sales charge ("Eligible Fund") where an investor's then current aggregate investment in Retail A Shares is $50,000 or more. "Aggregate investment" means the total of:
(a) the dollar amount of the then current purchase of shares of an Eligible Fund; and (b) the value (based on current net asset value) of previously purchased and beneficially owned shares of any Eligible Fund on which a sales charge has been paid. If, for example, an investor beneficially owns shares of one or more Eligible Funds with an aggregate current value of $49,000 on which a sales charge has been paid and subsequently purchases shares of an Eligible Fund having a current value of $1,000, the sales charge applicable to the subsequent purchase would be reduced to 3.50% of the offering price. Similarly, with respect to each subsequent investment, all shares of Eligible Funds that are beneficially owned by the investor at the time of investment may be combined to determine the applicable sales charge.

     LETTER OF INTENT. By completing the Letter of Intent included as part of the Account Application, an investor becomes eligible for the reduced sales charge applicable to the total number of Eligible Fund Retail A Shares purchased in a 13-month period pursuant to the terms and under the conditions set forth below and in the Letter of Intent. To compute the applicable sales charge, the offering price of Retail A Shares of an Eligible Fund on which a sales charge has been paid and that are beneficially owned by an investor on the date of submission of the Letter of Intent may be used as a credit toward completion of the Letter of Intent. However, the reduced sales charge will be applied only to new purchases.

     PFPC, Inc. ("PFPC") Galaxy's administrator, will hold in escrow Retail A Shares equal to 5% of the amount indicated in the Letter of Intent for payment of a higher sales charge if an investor does not purchase the full amount indicated in the Letter of Intent. The escrow will be released when the investor fulfills the terms of the Letter of Intent by purchasing the specified amount. If purchases qualify for a further sales charge reduction, the sales charge will be adjusted to reflect the investor's total purchases. If total purchases are less than the amount specified, the investor will be requested to remit an amount equal to the difference between the sales charge actually paid and the sales charge applicable to the total purchases. If such remittance is not received within 20 days, PFPC, as attorney-in-fact pursuant to the terms of the Letter of Intent and at PDI's direction, will redeem an appropriate number of Retail A Shares held in escrow to realize the difference. Signing a Letter of Intent does not bind an investor to purchase the full amount indicated at the sales charge in effect at the time of signing, but an investor must complete the intended purchase in accordance with the terms of the Letter of Intent to obtain the reduced sales charge. To apply, an investor must indicate his or her intention to do so under a Letter of Intent at the time of purchase.

     QUALIFICATION FOR DISCOUNTS. For purposes of applying the Rights of Accumulation and Letter of Intent privileges described above, the scale of sales charges applies to the combined purchases made by any individual and/or spouse purchasing securities for his, her or their own account or for the account of any minor children, or the aggregate investments of a trustee or custodian of any qualified pension or profit-sharing plan established (or the aggregate investment of a trustee or other fiduciary) for the benefit of the persons listed above.

     REINSTATEMENT PRIVILEGE. Investors may reinvest all or any portion of their redemption proceeds in Retail A Shares of the Funds or in Retail A Shares of another portfolio of Galaxy within 90 days of the redemption trade date without paying a sales load. Retail A Shares so reinvested will be purchased at a price equal to the net asset value next determined after Galaxy's transfer agent receives a reinstatement request and payment in proper form.

     Investors wishing to exercise this Privilege must submit a written reinstatement request to PFPC as transfer agent stating that the investor is eligible to use the Privilege. The reinstatement request and payment must be received within 90 days of the trade date of the redemption. Currently, there are no restrictions on the number of times an investor may use this Privilege.

     Generally, exercising the Reinstatement Privilege will not affect the character of any gain or loss realized on redemptions for federal income tax purposes. However, if a redemption results in a loss, the reinstatement may result in the loss being disallowed under the "wash sale" rules of the Internal Revenue Code of 1986, as amended (the "Code").

     GROUP SALES. Members of qualified groups may purchase Retail A Shares of the Funds at the following group sales rates:

                                                                                                       REALLOWANCE
                                                                  TOTAL SALES CHARGE                   TO DEALERS
                                                               ------------------------                -----------
                                                         AS A % OF              AS A % OF               AS A % OF
NUMBER OF QUALIFIED                                    OFFERING PRICE        NET ASSET VALUE         OFFERING PRICE
GROUP MEMBERS                                            PER SHARE              PER SHARE               PER SHARE
---------------------                                    ---------              ---------               ---------
50,000 but less than 250,000....................            3.00                   3.09                   3.00
250,000 but less than 500,000...................            2.75                   2.83                   2.75
500,000 but less than 750,000...................            2.50                   2.56                   2.50
750,000 and over................................            2.00                   2.04                   2.00


     To be eligible for the discount, a group must meet the requirements set forth below and be approved in advance as a qualified group by PDI. To receive the group sales charge rate, group members must purchase Retail A Shares directly from PDI in accordance with any of the procedures described in the applicable Prospectus. Group members must also ensure that their qualified group affiliation is identified on the purchase application.



     A qualified group is a group that (i) has at least 50,000 members, (ii) was not formed for the purpose of buying Fund shares at a reduced sales charge,
(iii) within one year of the initial member purchase, has at least 1% of its members invested in the Funds or any of the other investment portfolios offered by Galaxy, (iv) agrees to include Galaxy sales material in publications and mailings to members at a reduced cost or no cost, and (v) meets certain other uniform criteria. PDI may request periodic certification of group and member eligibility. PDI reserves the right to determine whether a group qualifies for a quantity discount and to suspend this offer at any time.

APPLICABLE SALES CHARGE - RETAIL B SHARES


     The public offering price for Retail B Shares of the Tax-Exempt Bond Fund is the net asset value of the Retail B Shares purchased. Although investors pay no front-end sales charge on purchases of Retail B Shares, such Shares are subject to a contingent deferred sales charge at the rates set forth below if they are redeemed within six years of purchase. Securities dealers, brokers, financial institutions and other industry professionals will receive commissions from PDI in connection with sales of Retail B Shares. These commissions may be different than the reallowances or placement fees paid to dealers in connection with sales of Retail A Shares. Certain affiliates of Fleet may, at their own expense, provide additional compensation to Fleet Enterprises, Inc., a broker-dealer affiliate of Fleet, whose customers purchase significant amounts of Retail B Shares of the Fund. See "Applicable Sales Charge -- Retail A Shares." The contingent deferred sales charge on Retail B Shares is based on the lesser of the net asset value of the Shares on the redemption date or the original cost of the Shares being redeemed. As a result, no sales charge is imposed on any increase in the principal value of an investor's Retail B Shares. In addition, a contingent deferred sales charge will not be assessed on Retail B Shares purchased through reinvestment of dividends or capital gains distributions.



     The proceeds from the contingent deferred sales charge that an investor may pay upon redemption go to PDI, which may use such amounts to defray the expenses associated with the distribution-related services involved in selling Retail B Shares.

     EXEMPTIONS FROM THE CONTINGENT DEFERRED SALES CHARGE. Certain types of redemptions may also qualify for an exemption from the contingent deferred sales charge. In addition to the sales charge exemptions described in the applicable Prospectus, the contingent deferred sales charge with respect to Retail B Shares is not assessed on: (i) redemptions in connection with required (or, in some cases, discretionary) distributions to participants or beneficiaries of an employee pension, profit-sharing or other trust or qualified retirement or Keogh plan, individual retirement account or custodial account maintained pursuant to
Section 403(b)(7) of the Code; (ii) redemptions in connection with required (or, in some cases, discretionary) distributions to participants in qualified retirement or Keogh plans, individual retirement accounts or custodial accounts maintained pursuant to Section 403(b)(7) of the Code due to death, disability or the attainment of a specified age; (iii) redemptions effected pursuant to the Fund's right to liquidate a shareholder's account if the aggregate net asset value of Retail B Shares held in the account is less than the minimum account size; (iv) redemptions in connection with the combination of the Fund with any other investment company registered under the 1940 Act by merger, acquisition of assets, or by any other transaction; (v) redemptions resulting from a tax-free return of an excess contribution pursuant to Section 408(d)(4) or (5) of the Code; or (vi) any redemption of Retail B Shares held by investors, provided the investor was the beneficial owner of shares of the Fund (or any of the other portfolios offered by Galaxy or otherwise advised by Fleet or its affiliates) before December 1, 1995. In addition to the foregoing exemptions, no contingent deferred sales charge will be imposed on redemptions made pursuant to the Systematic Withdrawal Plan, subject to the limitations set forth under "Investor Programs -- Retail A Shares and Retail B Shares -- Automatic Investment Program and Systematic Withdrawal Plan" below.

CHARACTERISTICS OF RETAIL A SHARES AND RETAIL B SHARES

     The primary difference between Retail A Shares and Retail B Shares lies in their sales charge structures and shareholder servicing/distribution expenses. An investor should understand that the purpose and function of the sales charge structures and shareholder servicing/distribution arrangements for both Retail A Shares and Retail B Shares are the same.

     Retail A Shares of the Funds are sold at their net asset value plus a front-end sales charge of up to 3.75%. This front-end sales charge may be reduced or waived in some cases. See the applicable Prospectus and "Applicable Sales Charges -- Retail A Shares" and "Quantity Discounts" above. Retail A Shares of a Fund are currently subject to ongoing shareholder servicing fees at an annual rate of up to .30% of the Fund's average daily net assets attributable to its Retail A Shares.

     Retail B Shares of the Tax-Exempt Bond Fund are sold at net asset value without an initial sales charge. Normally, however, a deferred sales charge is paid if the Shares are redeemed within six years of investment. See the applicable Prospectus and "Applicable Sales Charges -- Retail B Shares" above. Retail B Shares of the Fund are currently subject to ongoing shareholder servicing and distribution fees at an annual rate of up to .95% of the Fund's average daily net assets attributable to its Retail B Shares. These ongoing fees, which are higher than those charged on Retail A Shares, will cause Retail B Shares to have a higher expense ratio and pay lower dividends than Retail A Shares.


     Six years after purchase, Retail B Shares of the Fund will convert automatically to Retail A Shares of the Fund. The purpose of the conversion is to relieve a holder of Retail B Shares of the higher ongoing expenses charged to those shares, after enough time has passed to allow PDI to recover approximately the amount it would have received if a front-end sales charge had been charged. The conversion from Retail B Shares to Retail A Shares takes place at net asset value, as a result of which an investor receives dollar-for-dollar the same value of Retail A Shares as he or she had of Retail B Shares. The conversion occurs six years after the beginning of the calendar month in which the Shares are purchased. Upon conversion, the converted shares will be relieved of the distribution and shareholder servicing fees borne by Retail B Shares, although they will be subject to the shareholder servicing fees borne by Retail A Shares.


     Retail B Shares acquired through a reinvestment of dividends or distributions (as discussed under "Applicable Sales Charge -- Retail B Shares") are also converted at the earlier of two dates -- six years after the beginning of the calendar month in which the reinvestment occurred or the date of conversion of the most recently purchased Retail B Shares that were not acquired through reinvestment of dividends or distributions. For example, if an investor makes a one-time purchase of Retail B Shares of the Fund, and subsequently acquires additional Retail B Shares of the Fund only through reinvestment of dividends and/or distributions, all of such investor's Retail B Shares in the Fund, including those acquired through reinvestment, will convert to Retail A Shares of the Fund on the same date.

FACTORS TO CONSIDER WHEN SELECTING RETAIL A SHARES OR RETAIL B SHARES

     Investors deciding whether to purchase Retail A Shares or Retail B Shares of the Tax-Exempt Bond Fund should consider whether, during the anticipated periods of their investments in the Fund, the accumulated distribution and shareholder servicing fees and potential contingent deferred sales charge on Retail B Shares prior to conversion would be less than the initial sales charge and accumulated shareholder servicing fees on Retail A Shares purchased at the same time, and to what extent such differential would be offset by the higher yield of Retail A Shares. In this regard, to the extent that the sales charge for Retail A Shares is waived or reduced by one of the methods described above, investments in Retail A Shares become more desirable. An investment of $250,000 or more in Retail B Shares would not be in most shareholders' best interest. Shareholders should consult their financial advisers and/or brokers with respect to the advisability of purchasing Retail B Shares in amounts exceeding $250,000.

     Although Retail A Shares are subject to a shareholder servicing fee, they are not subject to the higher distribution and shareholder servicing fee applicable to Retail B Shares. For this reason, Retail A Shares can be expected to pay correspondingly higher dividends per Share. However, because initial sales charges are deducted at the time of purchase, purchasers of Retail A Shares (that do not qualify for exemptions from or reductions in the initial sales charge) would have less of their purchase price initially invested in the Fund than purchasers of Retail B Shares in the Fund.

     As described above, purchasers of Retail B Shares will have more of their initial purchase price invested. Any positive investment return on this additional invested amount would partially or wholly offset the expected higher annual expenses borne by Retail B Shares. Because the Fund's future returns cannot be predicted, there can be no assurance that this will be the case. Holders of Retail B Shares would, however, own shares that are subject to a contingent deferred sales charge of up to 5.00% upon redemption, depending upon the year of redemption. Investors expecting to redeem during this six-year period should compare the cost of the contingent deferred sales charge plus the aggregate distribution and shareholder servicing fees on Retail B Shares to the cost of the initial sales charge and shareholder servicing fees on the Retail A Shares. Over time, the expense of the annual distribution and shareholder servicing fees on the Retail B Shares may equal or exceed the initial sales charge and annual shareholder servicing fee applicable to Retail A Shares. For example, if net asset value remains constant, the aggregate distribution and shareholder servicing fees with respect to Retail B Shares of a Fund would equal or exceed the initial sales charge and aggregate shareholder servicing fees of Retail A Shares approximately six years after the purchase. In order to reduce such fees for investors that hold Retail B Shares for more than six years, Retail B Shares will be automatically converted to Retail A Shares as described above at the end of such six-year period.

                            PURCHASES OF TRUST SHARES

     Trust Shares are sold to investors maintaining qualified accounts at bank and trust institutions, including subsidiaries of FleetBoston Corporation, and to participants in employer-sponsored defined contribution plans (such institutions and plans referred to herein collectively as "Institutions"). Trust Shares sold to such investors ("Customers") will be held of record by Institutions. Purchases of Trust Shares will be effected only on days on which PDI, Galaxy's custodian and the purchasing Institution are open for business ("Trust Business Days"). If an Institution accepts a purchase order from its Customer on a non-Trust Business Day, the order will not be executed until it is received and accepted by PDI on a Trust Business Day in accordance with the foregoing procedures.

     On a Trust Business Day when the Exchange closes early due to a partial holiday or otherwise, Galaxy will advance the time at which purchase orders must be received in order to be processed on that Trust Business Day.

                 REDEMPTION OF RETAIL A SHARES, RETAIL B SHARES
                                AND TRUST SHARES

     Redemption orders are effected at the net asset value per share next determined after receipt of the order by PDI. On a Business Day or Trust Business Day when the Exchange closes early due to a partial holiday or otherwise, Galaxy will advance the time at which redemption orders must be received in order to be processed on that Business Day or Trust Business Day. Galaxy may require any information reasonably necessary to ensure that a redemption has been duly authorized. Proceeds from the redemptions of Retail B Shares of the Funds will be reduced by the amount of any applicable contingent deferred sales charge. Galaxy reserves the right to transmit redemption proceeds within seven days after receiving the redemption order if, in its judgment, an earlier payment could adversely affect a Fund.

     If the Board of Trustees determines that conditions exist which make payment of redemption proceeds wholly in cash unwise or undesirable, Galaxy may make payment wholly or partly in securities or other property. Such redemptions will only be made in "readily marketable" securities. In such an event, a shareholder would incur transaction costs in selling the securities or other property.

     Galaxy may suspend the right of redemption or postpone the date of payment for shares for more than seven days during any period when (a) trading in the markets the Funds normally utilize is restricted, or an emergency, as defined by the rules and regulations of the SEC exists making disposal of a Fund's investments or determination of its net asset value not reasonably practicable;
(b) the Exchange is closed (other than customary weekend and holiday closings); or (c) the SEC by order has permitted such suspension.

     If the Board of Trustees determines that conditions exist which make payment of redemption proceeds wholly in cash unwise or undesirable, Galaxy may make payment wholly or partly in securities or other property. Such redemptions will only be made in "readily marketable" securities. In such an event, a shareholder would incur transaction costs in selling the securities or other property. However, Galaxy has filed an election with the SEC to pay in cash all redemptions requested by a shareholder of record limited in amount during any 90-day period to the lesser of $250,000 or 1% of the net assets of a Fund at the beginning of such period. Such commitment cannot be revoked without the prior approval of the SEC.

             INVESTOR PROGRAMS - RETAIL A SHARES AND RETAIL B SHARES

     The following information supplements the description in the applicable Prospectus as to the various Investor Programs available to holders of Retail Shares of the Funds.

EXCHANGE PRIVILEGE

     The minimum initial investment to establish an account in another Fund or portfolio by exchange, except for the Institutional Government Money Market Fund, is $2,500, unless (i) the Retail Shares being redeemed were purchased through a registered representative who is a Fleet Bank employee, in which event there is no minimum investment requirement, or (ii) at the time of the exchange the investor elects, with respect to the Fund or portfolio into which the exchange is being made, to participate in the Automatic Investment Program described below, in which event there is no minimum initial investment requirement, or in the College Investment Program described below, in which event the minimum initial investment is generally $100. The minimum initial investment to establish an account by exchange in the Institutional Government Money Market Fund is $2 million.

     An exchange involves a redemption of all or a portion of the Retail Shares of a Fund and the investment of the redemption proceeds in Retail Shares of another Fund or portfolio offered by Galaxy or, with respect to Retail A Shares, otherwise advised by Fleet or its affiliates. The redemption will be made at the per share net asset value next determined after the exchange request is received. The Retail Shares of a Fund or portfolio to be acquired will be purchased at the per share net asset value next determined after acceptance of the exchange request, plus any applicable sales charge.

     Investors may find the exchange privilege useful if their investment objectives or market outlook should change after they invest in any of the Funds. For further information regarding Galaxy's exchange privilege, investors should call PFPC at 1-877-BUY-GALAXY (1-877-289-4252). Customers of institutions should call their institution for such information. Customers exercising the exchange privilege into other portfolios should request and review these portfolios' prospectuses prior to making an exchange. Telephone 1-877-BUY-GALAXY (1-877-289-4252) for a prospectus or to make an exchange.

     In order to prevent abuse of this privilege to the disadvantage of other shareholders, Galaxy reserves the right to terminate the exchange privilege of any shareholder who requests more than three exchanges a year. Galaxy will determine whether to do so based on a consideration of both the number of exchanges that any particular shareholder or group of shareholders has requested and the time period over which their exchange requests have been made, together with the level of expense to Galaxy which will result from effecting additional exchange requests. The exchange privilege may be modified or terminated at any time. At least 60 days' notice of any material modification or termination will be given to shareholders except where notice is not required under the regulations of the SEC.

     For federal income tax purposes, an exchange of shares is a taxable event and, accordingly, a capital gain or loss may be realized by an investor. Before making an exchange request, an investor should consult a tax or other financial adviser to determine the tax consequences.

RETIREMENT PLANS

     Retail Shares of the Funds are available for purchase in connection with the following tax-deferred prototype retirement plans:

     INDIVIDUAL RETIREMENT ACCOUNTS ("IRAs") (including traditional, Roth and Education IRAs and "roll-overs" from existing retirement plans), a retirement-savings vehicle for qualifying individuals. The minimum initial investment for an IRA account is $500 (including a spousal account).

     SIMPLIFIED EMPLOYEE PENSION PLANS ("SEPs"), a form of retirement plan for sole proprietors, partnerships and corporations. The minimum initial investment for a SEP account is $500.

     MULTI-EMPLOYEE RETIREMENT PLANS ("MERPs"), a retirement vehicle established by employers for their employees which is qualified under Section 401(k) and 403(b) of the Code. The minimum initial investment for a MERP is $500.

     KEOGH PLANS, a retirement vehicle for self-employed individuals. The minimum initial investment for a Keogh Plan is $500.


     Investors purchasing Retail Shares pursuant to a retirement plan are not subject to the minimum investment provisions described in the applicable Prospectus. Detailed information concerning eligibility and other matters related to these plans and the form of application is available from PDI (call 1-877-BUY-GALAXY (1-877-289-4252)) with respect to IRAs, SEPs and Keogh Plans and from Fleet Securities, Inc. (call 1-800-221-8210) with respect to MERPs.


AUTOMATIC INVESTMENT PROGRAM AND SYSTEMATIC WITHDRAWAL PLAN

     The Automatic Investment Program permits an investor to purchase Retail Shares of a Fund each month or each quarter. Provided an investor's financial institution allows automatic withdrawals, Retail Shares are purchased by transferring funds from the investor's checking, bank money market, NOW or savings account designated by the investor. The account designated will be debited in the specified amount, and Retail Shares will be purchased, on a monthly or quarterly basis, on any Business Day designated by the investor. If the designated day falls on a weekend or holiday, the purchase will be made on the Business Day closest to the designated day. Only an account maintained at a domestic financial institution which is an Automated Clearing House ("ACH") member may be so designated.

     The Systematic Withdrawal Plan permits an investor to automatically redeem Retail Shares on a monthly, quarterly, semi-annual, or annual basis on any Business Day designated by an investor, if the account has a starting value of at least $10,000. If the designated day falls on a weekend or holiday, the redemption will be made on the Business Day closest to the designated day. Proceeds of the redemption will be sent to the shareholder's address of record or financial institution within three Business Days of the redemption. If redemptions exceed purchases and dividends, the number of shares in the account will be reduced. Investors may terminate the Systematic Withdrawal Plan at any time upon written notice to PFPC,

Galaxy's transfer agent (but not less than five days before a payment date). There is no charge for this service. Purchases of additional Retail A Shares concurrently with withdrawals are ordinarily not advantageous because of the sales charge involved in the additional purchases. No contingent deferred sales charge will be assessed on redemptions of Retail B Shares made through the Systematic Withdrawal Plan that do not exceed 12% of an account's net asset value on an annualized basis. For example, monthly, quarterly and semi-annual Systematic Withdrawal Plan redemptions of Retail B Shares will not be subject to the contingent deferred sales charge if they do not exceed 1%, 3% and 6%, respectively, of an account's net asset value on the redemption date. Systematic Withdrawal Plan redemptions of Retail B Shares in excess of this limit are still subject to the applicable contingent deferred sales charge.

PAYROLL DEDUCTION PROGRAM

     To be eligible for the Payroll Deduction Program, the payroll department of an investor's employer must have the capability to forward transactions directly through the ACH, or indirectly through a third party payroll processing company that has access to the ACH. An investor must complete and submit a Galaxy Payroll Deduction Application to his or her employer's payroll department, which will arrange for the specified amount to be debited from the investor's paycheck each pay period. Retail Shares of Galaxy will be purchased within three days after the debit occurred. If the designated day falls on a weekend or non-Business Day, the purchase will be made on the Business Day closest to the designated day. An investor should allow between two to four weeks for the Payroll Deduction Program to be established after submitting an application to the employer's payroll department.

COLLEGE INVESTMENT PROGRAM


     Galaxy reserves the right to redeem accounts participating in the College Investment Program involuntarily, upon 60 days' written notice, if the account's net asset value falls below the applicable minimum initial investment as a result of redemptions. Investors participating in the College Investment Program will receive consolidated monthly statements of their accounts. Detailed information concerning College Investment Program accounts and applications may be obtained from PDI (call 1-877-BUY-GALAXY (1-877-289-4252)).


DIRECT DEPOSIT PROGRAM

     Death or legal incapacity will terminate an investor's participation in the Direct Deposit Program. An investor may elect at any time to terminate his or her participation by notifying in writing the Social Security Administration. Further, Galaxy may terminate an investor's participation upon 30 days' notice to the investor.


                                      TAXES

     Each Fund qualified during its last taxable year and intends to continue to qualify as a regulated investment company under Subchapter M of the Code, and to invest all, or substantially all, of its assets in debt obligations the interest on which is exempt for federal income tax purposes, so that the Fund itself generally will be relieved of federal income and excise taxes. If a Fund were to fail to so qualify: (1) the Fund would be taxed on its taxable income at regular corporate rates without any deduction for distributions to shareholders; and (2) shareholders would be taxed as if they received ordinary dividends, although corporate shareholders could be eligible for the dividends received deduction. For a Fund to pay tax-exempt dividends for any taxable year, at least 50% of the aggregate value of the Fund's assets at the close of each quarter of the Fund's taxable year must consist of exempt-interest obligations.

     A 4% non-deductible excise tax is imposed on regulated investment companies that fail to distribute with respect to each calendar year at least 98% of their ordinary taxable income and capital gain net income (excess of capital gains over capital losses) for the one year period ending October 31 of such calendar year. Each Fund intends to make sufficient distributions or deemed distributions of its ordinary taxable income and any capital gain net income prior to the end of each calendar year to avoid liability for this excise tax.

     The Funds will be required in certain cases to withhold and remit to the United States Treasury 31% of taxable dividends or gross sale proceeds paid to any shareholder who (i) has failed to provide a correct tax identification number, (ii) is subject to withholding by the Internal Revenue Service for failure to properly include on his or her return payments of taxable interest or dividends, or (iii) has failed to certify to the Funds that he or she is not subject to back up withholding when required to do so or that he or she is an "exempt recipient."

     Dividends declared in October, November or December of any year which are payable to shareholders of record on a specified date in such months will be deemed to have been received by shareholders and paid by a Fund on December 31 of such year if such dividends are actually paid during January of the following year.

     An investment in a Fund is not intended to constitute a balanced investment program. Shares of the Funds would not be suitable for tax-exempt institutions and may not be suitable for retirement plans qualified under Section 401 of the Code, H.R. 10 plans and individual retirement accounts because such plans and accounts are generally tax-exempt and, therefore, not only would the shareholder not gain any additional benefit from the Funds' dividends being tax-exempt, but such dividends would be ultimately taxable to the beneficiaries when distributed. In addition, the Funds may not be an appropriate investment for entities which are "substantial users" of facilities financed by "private activity bonds" or "related persons" thereof. "Substantial user" is defined under U.S. Treasury Regulations to include a non-exempt person who (i) regularly uses a part of such facilities in his or her trade or business and whose gross revenues derived with respect to the facilities financed by the issuance of bonds are more than 5% of the total revenues derived by all users of such facilities, (ii) occupies more than 5% of the usable area of such facilities or
(iii) are persons for whom such facilities or a part thereof were specifically constructed, reconstructed or acquired. "Related persons" include certain related natural persons, affiliated corporations, a partnership and its partners and an S corporation and its shareholders.

STATE AND LOCAL

     Exempt-interest dividends and other distributions paid by the Funds may be taxable to shareholders under state or local law as dividend income, even though all or a portion of such distributions may be derived from interest on tax-exempt obligations which, if realized directly, would be exempt from such income taxes.

     It is anticipated that substantially all dividends paid by the New Jersey Municipal Bond Fund will not be subject to New Jersey personal income tax. In accordance with the provisions of New Jersey law as currently in effect, distributions paid by a "qualified investment fund" will not be subject to the New Jersey personal income tax to the extent that the distributions are attributable to income received as interest or gain from New Jersey Municipal Securities (as defined above), or as interest or gain from direct U.S. Government obligations. Distributions by a "qualified investment fund" that are attributable to most other sources will be subject to the New Jersey personal income tax. Shares of the Fund are not subject to property taxation by New Jersey or its political subdivisions.

     The New Jersey personal income tax is not applicable to corporations. For all corporations subject to the New Jersey Corporation Business Tax, dividends and distributions from a "qualified investment fund" are included in the net income tax base for purposes of computing the Corporation Business Tax. Furthermore, any gain upon the redemption or sale of shares by a corporate shareholder is also included in the net income tax base for purposes of computing the Corporation Business Tax.

     With respect to the New York Municipal Bond Fund, exempt-interest dividends (as defined for federal income tax purposes), derived from interest on New York Municipal Securities (as defined above) will be exempt from New York State and New York City personal income taxes (but not corporate franchise taxes), provided the interest on such obligations is and continues to be exempt from applicable federal, New York State and New York City income taxes. To the extent that investors are subject to state and local taxes outside of New York State and New York City, dividends by the Fund may be taxable income for purposes thereof. Dividends and distributions derived from income (including capital gains on all New York Municipal Securities) other than interest on New York Municipal Securities described above are not exempt from New York State and New York City taxes. Interest or indebtedness incurred or continued by a shareholder to purchase or carry shares of the Fund is not deductible for federal, New York State or New York City personal income tax purposes.

     Dividends paid by the Connecticut Municipal Bond Fund that qualify as exempt-interest dividends for federal income tax purposes are not subject to the Connecticut personal income tax imposed on resident and non-resident individuals, trusts and estates to the extent that they are derived from Connecticut Municipal Securities (as defined above). Other Fund dividends and distributions, whether received in cash or additional shares, are subject to this tax, except that, in the case of shareholders who hold their shares of the Fund as capital assets, distributions treated as capital gain dividends for federal income tax purposes are not subject to the tax to the extent that they are derived from obligations issued by or on behalf of the State of Connecticut, its political subdivisions, or public instrumentalities, state or local authorities, districts or similar public entities created under Connecticut law. Dividends and distributions paid by the Fund that constitute items of tax preference for purposes of the federal alternative minimum tax, other than any derived from Connecticut Municipal Securities, could cause liability for the net Connecticut minimum tax applicable to investors subject to the Connecticut personal income tax who are required to pay the federal alternative minimum tax. Dividends paid by the Fund, including those that qualify as exempt-interest dividends for federal income tax purposes, are taxable for purposes of the Connecticut Corporation Business Tax; however, 70% (100% if the investor owns at least 20% of the total voting power and value of the Fund's shares) of amounts that are treated as dividends and not as exempt-interest dividends or capital gain dividends for federal income tax purposes are deductible for purposes of this tax, but no deduction is allowed for expenses related thereto. Shares of the Fund are not subject to property taxation by Connecticut or its political subdivisions.

     Distributions by the Massachusetts Municipal Bond Fund to its shareholders are exempt from Massachusetts personal income taxation to the extent they are derived from (and designated by the Fund as being derived from) (i) interest on Massachusetts Municipal Securities (as defined above), (ii) capital gains realized by the Fund from the sale of certain Massachusetts Municipal Securities, or (iii) interest on U.S. Government obligations exempt from state income taxation. Distributions from the Fund's other net investment income and short-term capital gains will be taxable as ordinary income. Distributions from the Fund's net long-term capital gains will be taxable as long-term capital gains regardless of how long the shareholder has owned Fund shares. The tax treatment of distributions is the same whether distributions are paid in cash or in additional shares of the Fund. In 1994, the Massachusetts personal income tax statute was modified to provide for graduated rates of tax (with some exceptions) on gains from the sale or exchange of capital assets held for more than one year based on the length of time the asset has been held since January 1, 1995. The Massachusetts Department of Revenue has released proposed regulations providing that the holding period of the mutual fund (rather than that of its shareholders) will be determinative for purposes of applying the revised statute to shareholders that receive capital gain distributions (other than exempt capital gain distributions, as discussed above), so long as the mutual fund separately designates the amount of such distributions attributable to each of six classes of gains from the sale or exchange of capital assets held for more than one year in a notice provided to shareholders and the Commissioner of Revenue on or before March 1 of the calendar year after the calendar year of such distributions. In the absence of such notice, the holding period of the assets giving rise to such gain is deemed to be more than one but not more than two years. Shareholders should consult their tax advisers with respect to the Massachusetts tax treatment of capital gain distributions from the Fund.

     Distributions by the Massachusetts Municipal Bond Fund to corporate shareholders, including exempt-interest dividends, may be subject to Massachusetts corporate excise tax. Fund shares are not, however, subject to property taxation by Massachusetts or its political subdivisions.

     The Rhode Island Municipal Bond Fund has received a ruling from the Rhode Island Division of Taxation to the effect that distributions by it to its shareholders are exempt from Rhode Island personal income taxation and the Rhode Island business corporation tax to the extent they are derived from (and designated by the Fund as being derived from) interest earned on Rhode Island Municipal Securities (as defined above) or obligations of the United States. Distributions from the Fund's other net investment income and short-term capital gains will be taxable as ordinary income. Distributions from the Fund's net long-term capital gains will be taxable as long-term capital gains regardless of how long the shareholder has owned Fund shares. The tax treatment of distributions is the same whether distributions are paid in cash or in additional shares of the Fund.

     The Rhode Island Municipal Bond Fund will be subject to the Rhode Island business corporation tax on its "gross income" apportioned to the State of Rhode Island. For this purpose, gross income does not include interest income earned by the Fund on Rhode Island Municipal

Securities and obligations of the United States, capital gains realized by the Fund on the sale of certain Rhode Island Municipal Securities, and 50 percent of the Fund's other net capital gains.

     Depending upon the extent of Galaxy's activities in states and localities in which its offices are maintained, in which its agents or independent contractors are located, or in which it is otherwise deemed to be conducting business, each Fund may be subject to the tax laws of such states or localities. In addition, in those states and localities that have income tax laws, the treatment of a Fund and its shareholders under such laws may differ from their treatment under federal income tax laws. Under state or local law, distributions of net investment income may be taxable to shareholders as dividend income even though a substantial portion of such distributions may be derived from interest on U.S. Government obligations which, if realized directly, would be exempt from such income taxes. Shareholders are advised to consult their tax advisers concerning the application of state and local taxes.


RIDER B

     The tax principles applicable to certain financial investments and futures contracts and options that may be acquired by a Fund are complex and, in some cases, uncertain. Such investments may cause a Fund to recognize taxable income prior to the receipt of cash, thereby requiring the Fund to liquidate other positions, or to borrow money, so as to make sufficient distributions to shareholders to avoid corporate-level tax. Moreover, some or all of the taxable income recognized may be ordinary income or short-term capital gain, so that the distributions may be taxable to shareholders as ordinary income.


MISCELLANEOUS

     Shareholders will be advised annually as to the federal income tax consequences and, with respect to shareholders of the New Jersey Municipal Bond, New York Municipal Bond, Connecticut Municipal Bond, Massachusetts Municipal Bond and Rhode Island Municipal Bond Funds, the New Jersey personal income tax, New York State and New York City personal income tax, Connecticut personal income tax, Massachusetts personal income tax and Rhode Island personal income tax consequences, respectively, of distributions made each year.

                              TRUSTEES AND OFFICERS

     The business and affairs of the Funds are managed under the direction of Galaxy's Board of Trustees in accordance with the laws of the Commonwealth of Massachusetts and the Trust's Declaration of Trust. The trustees and executive officers of Galaxy, their addresses, principal occupations during the past five years, and other affiliations are as follows:

                                             Positions                  Principal Occupation
                                             with The                   During Past 5 Years
Name and Address and Age                     Galaxy Fund                and Other Affiliations
------------------------                     -----------                ----------------------

Dwight E. Vicks, Jr.                         Chairman & Trustee         President & Director, Vicks Lithograph &
Vicks Lithograph &                                                      Printing Corporation (book manufacturing
  Printing Corporation                                                  and commercial printing); Director, Utica
Commercial Drive                                                        First Insurance Company; Trustee, Savings
P.O. Box 270                                                            Bank of Utica; Director, Monitor Life
Yorkville, NY 13495                                                     Insurance Company; Director, Commercial
Age 66                                                                  Travelers Mutual Insurance Company;
                                                                        Trustee, The Galaxy VIP Fund; Trustee,
                                                                        Galaxy  Fund II.

John T. O'Neill(1)                           President, Treasurer       Executive Vice President and CFO, Hasbro,
Hasbro, Inc.                                 & Trustee                  Inc. (toy and game manufacturer); Trustee,
1011 Newport Avenue                                                     The Galaxy VIP Fund; Trustee, Galaxy Fund
Pawtucket, RI 02862                                                     II.
Age 55

Louis DeThomasis                             Trustee                    President, Saint Mary's College of
Saint Mary's College                                                    Minnesota; Director, Bright Day Travel,
  of Minnesota                                                          Inc.; Trustee, Religious Communities Trust;
Winona, MN 55987                                                        Trustee, The Galaxy VIP Fund; Trustee,
Age 59                                                                  Galaxy Fund II.

Donald B. Miller                             Trustee                    Chairman, Horizon Media, Inc. (broadcast
10725 Quail Covey Road                                                  services); Director/Trustee, Lexington
Boynton Beach, FL 33436                                                 Funds; Chairman, Executive Committee,
Age 74                                                                  Compton International, Inc. (advertising
                                                                        agency); Trustee, Keuka College; Trustee,
                                                                        The Galaxy VIP Fund; Trustee, Galaxy Fund
                                                                        II.

James M. Seed                                Trustee                    Chairman and President, The Astra Projects,
The Astra Ventures, Inc.                                                Incorporated (land development); President,
One Citizens Plaza                                                      The Astra Ventures, Incorporated
Providence, RI 02903                                                    (previously, Buffinton Box Company -
Age 58                                                                  manufacturer of cardboard boxes);
                                                                        Commissioner,Rhode Island Investment
                                                                        Commission; Trustee, The Galaxy VIP
                                                                        Fund; Trustee, Galaxy Fund II.

                                             Positions                  Principal Occupation
                                             with The                   During Past 5 Years
Name and Address and Age                     Galaxy Fund                and Other Affiliations
------------------------                     -----------                ----------------------
Bradford S. Wellman(1)                       Trustee                    Private Investor; Vice President and
2468 Ohio Street                                                        Director, Acadia Management Company
Bangor, ME  04401                                                       (investment services); Director, Essex
Age 68                                                                  County Gas Company, until January 1994;
                                                                        Director, Maine Mutual Fire Insurance Co.;
                                                                        Member, Maine Finance Authority; Trustee,
                                                                        The Galaxy VIP Fund; Trustee, Galaxy Fund
                                                                        II.

W. Bruce McConnel, III                       Secretary                  Partner of the law firm Drinker Biddle &
One Logan Square                                                        Reath LLP, Philadelphia, Pennsylvania.
18th & Cherry Streets
Philadelphia, PA 19103
Age 57

Jylanne Dunne                                Vice President and         Vice President, PFPC Inc.
PFPC Inc.                                    Assistant Treasurer
4400 Computer Drive
Westborough, MA 01581-5108
Age 40

William Greilich                             Vice President             Vice President, PFPC Inc. 1991-96;
PFPC Inc.                                                               Vice President and Division Manager,
4400 Computer Drive                                                     PFPC Inc., 1996-present.
Westborough, MA 01581-5108
Age 46

-------------------------

1. May be deemed to be an "interested person" within the definition set forth in Section 2(a)(19) of the 1940 Act.

     Effective May 28, 1999, each trustee receives an annual aggregate fee of $45,000 for his services as a trustee of Galaxy, The Galaxy VIP Fund ("Galaxy VIP") and Galaxy Fund II ("Galaxy II") (collectively, the "Trusts"), plus an additional $3,500 for each in-person Galaxy Board meeting attended and $1,500 for each in-person Galaxy VIP or Galaxy II Board meeting attended not held concurrently with an in-person Galaxy meeting, and is reimbursed for expenses incurred in attending all meetings. Each trustee also receives $750 for each telephone Board meeting in which the trustee participates, $1,000 for each in-person Board committee meeting attended and $500 for each telephone Board committee meeting in which the trustee participates.

The Chairman of the Boards of the Trusts is entitled to an additional annual aggregate fee in the amount of $4,000, and the President and Treasurer of the Trusts is entitled to an additional annual aggregate fee of $2,500 for their services in these respective capacities. The foregoing trustees' and officers' fees are allocated among the portfolios of the Trusts based on their relative net assets. Prior to May 28, 1999, each Trustee was entitled to receive an annual aggregate fee of $40,000 for his services as a Trustee of the Trusts plus an additional $2,500 for each in-person Galaxy Board meeting attended, with all other fees being the same as those currently in effect.

     Effective March 1, 1996, each trustee became entitled to participate in The Galaxy Fund, The Galaxy VIP Fund and Galaxy Fund II Deferred Compensation Plans (the "Original Plans"). Effective January 1, 1997, the Original Plans were merged into The Galaxy Fund/The Galaxy VIP Fund/Galaxy Fund II Deferred Compensation Plan (together with the Original Plans, the "Plan"). Under the Plan, a trustee may elect to have his deferred fees treated as if they had been invested by the Trusts in the shares of one or more portfolios in the Trusts, or other types of investment options, and the amount paid to the trustees under the Plan will be determined based upon the performance of such investments. Deferral of trustees' fees will have no effect on a portfolio's assets, liabilities, and net income per share, and will not obligate the Trusts to retain the services of any trustee or obligate a portfolio to any level of compensation to the trustee. The Trusts may invest in underlying securities without shareholder approval.

     No employee of PFPC receives any compensation from Galaxy for acting as an officer. No person who is an officer, director or employee of Fleet or any of its affiliates, serves as a trustee, officer or employee of Galaxy. The trustees and officers of Galaxy own less than 1% of its outstanding shares.

     The following chart provides certain information about the fees received by Galaxy's trustees in the most recently completed fiscal year.




                                                                    Pension or
                                                                    Retirement        Total Compensation
                                                                 Benefits Accrued    from Galaxy and Fund
                                       Aggregate Compensation     as Part of Fund      Complex* Paid to
      Name of Person/Position                from Galaxy             Expenses              Trustees
-------------------------------------------------------------------------------------------------------------------
Bradford S. Wellman                            $                       None                 $
Trustee
-------------------------------------------------------------------------------------------------------------------
Dwight E. Vicks, Jr.                           $                       None                 $
Chairman and Trustee
-------------------------------------------------------------------------------------------------------------------
Donald B. Miller**                             $                       None                 $
Trustee
-------------------------------------------------------------------------------------------------------------------
Rev. Louis DeThomasis                          $                       None                 $
Trustee
-------------------------------------------------------------------------------------------------------------------
John T. O'Neill                                $                       None                 $
President, Treasurer
and Trustee
-------------------------------------------------------------------------------------------------------------------
James M. Seed**                                $                       None                 $
Trustee
-------------------------------------------------------------------------------------------------------------------

----------------------

* The "Fund Complex" consists of Galaxy, The Galaxy VIP Fund and Galaxy Fund II, which comprise a total of 43 separate portfolios.

** Deferred compensation (including interest) in the amounts of $______ and $______ accrued during Galaxy's fiscal year ended October 31, 1999 for Messrs. Miller and Seed, respectively.

SHAREHOLDER AND TRUSTEE LIABILITY

     Under Massachusetts law, shareholders of a business trust may, under certain circumstances, be held personally liable as partners for the obligations of the trust. However, Galaxy's Declaration of Trust provides that shareholders shall not be subject to any personal liability for the acts or obligations of Galaxy, and that every note, bond, contract, order or other undertaking made by Galaxy shall contain a provision to the effect that the shareholders are not personally liable thereunder. The Declaration of Trust provides for indemnification out of the trust property of any shareholder held personally liable solely by reason of his or her being or having been a shareholder and not because of his or her acts or omissions outside such capacity or some other reason. The Declaration of Trust also provides that Galaxy shall, upon request, assume the defense of any claim made against any shareholder for any act or obligation of Galaxy, and shall satisfy any judgment thereon. Thus, the risk of shareholder liability is limited to circumstances in which Galaxy itself would be unable to meet its obligations.

     The Declaration of Trust states further that no trustee, officer or agent of Galaxy shall be personally liable for or on account of any contract, debt, claim, damage, judgment or decree arising out of or connected with the administration or preservation of the trust estate or the conduct of any business of Galaxy; nor shall any trustee be personally liable to any person for any action or failure to act except by reason of his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties as trustee. The Declaration of Trust also provides that all persons having any claim against the trustees or Galaxy shall look solely to the trust property for payment.

     With the exceptions stated, the Declaration of Trust provides that a trustee is entitled to be indemnified against all liabilities and expenses reasonably incurred by him in connection with the defense or disposition of any proceeding in which he may be involved or with which he may be threatened by reason of his being or having been a trustee, and that the Board of Trustees shall indemnify representatives and employees of Galaxy to the same extent to which they themselves are entitled to indemnification.


                               INVESTMENT ADVISER

     Fleet serves as investment adviser to the Funds. In its advisory agreement, Fleet has agreed to provide investment advisory services to the Funds as described in the Prospectuses. Fleet has also agreed to pay all expenses incurred by it in connection with its activities under the advisory agreement other than the cost of securities (including brokerage commissions) purchased for the Funds. See "Expenses" below.

     For the services provided and expenses assumed with respect to the Funds, Fleet is entitled to receive advisory fees, computed daily and paid monthly, at the annual rate of .75% of the average daily net assets of each Fund. Fleet is currently waiving a portion of the advisory fees payable to it by the Funds so that it is entitled to receive advisory fees at the annual rate of .55% of each Fund's average daily net assets, but Fleet may in its discretion revise or discontinue this waiver at any time. During the last three fiscal years, Galaxy paid advisory fees (net of fee waivers and/or expense reimbursements) to Fleet as set forth below:


                                                                         FOR THE FISCAL YEAR ENDED OCTOBER 31:
FUND                                                                    1999             1998              1997
----                                                                    ----             ----              ----
Tax-Exempt Bond......................................................  $                $864,035          $789,598
New Jersey Municipal Bond............................................  $                $  7,348(1)           *
New York Municipal Bond..............................................  $                $406,853          $351,041
Connecticut Municipal Bond...........................................  $                $118,625          $ 74,799
Massachusetts Municipal Bond.........................................  $                $184,536          $102,040
Rhode Island Municipal Bond..........................................  $                $ 60,214          $ 37,641

-----------------------


*        Not in operation during the period.
(1) For the period from April 3, 1998 (commencement of operations) through October 31, 1998.

         During the last three fiscal years, Fleet waived advisory fees as set forth below:


                                                                         FOR THE FISCAL YEAR ENDED OCTOBER 31:
FUND                                                                    1999             1998              1997
----                                                                    ----             ----              ----
Tax-Exempt Bond......................................................  $                $318,713          $287,127
New Jersey Municipal Bond............................................  $                $ 20,153(1)          *
New York Municipal Bond..............................................  $                $148,595          $127,651
Connecticut Municipal Bond...........................................  $                $160,488          $149,599
Massachusetts Municipal Bond.........................................  $                $246,101          $204,080
Rhode Island Municipal Bond..........................................  $                $ 80,524          $ 75,284

-----------------------

*        Not in operation during the period.
(1) For the period from April 3, 1998 (commencement of operations) through October 31, 1998.

         During the last three fiscal years, Fleet reimbursed expenses as follows:


                                                                         FOR THE FISCAL YEAR ENDED OCTOBER 31:
FUND                                                                    1999             1998              1997
----                                                                    ----             ----              ----
Tax-Exempt Bond......................................................  $                 $12,427           $73,334
New Jersey Municipal Bond............................................  $                 $ 2,729(1)           *
New York Municipal Bond..............................................  $                 $ 1,784           $48,842
Connecticut Municipal Bond...........................................  $                 $     0           $     0
Massachusetts Municipal Bond.........................................  $                 $     0           $     0
Rhode Island Municipal Bond..........................................  $                 $     0           $   538


-----------------------

*        Not in operation during the period.
(1) For the period from April 3, 1998 (commencement of operations) through October 31, 1998.

     The advisory agreement provides that Fleet shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Funds in connection with the performance of its duties under the advisory agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of Fleet in the performance of its duties or from reckless disregard by it of its duties and obligations thereunder. Unless sooner terminated, the advisory agreement will continue in effect with respect to a particular Fund from year to year as long as such continuance is approved at least annually (i) by the vote of a majority of trustees who are not parties to such advisory agreement or interested persons (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval; and (ii) by Galaxy's Board of Trustees, or by a vote of a majority of the outstanding shares of such Fund. The term "majority of the outstanding shares of such Fund" means, with respect to approval of an advisory agreement, the vote of the lesser of (i) 67% or more of the shares of the Fund present at a meeting, if the holders of more than 50% of the outstanding shares of the Fund are present or represented by proxy, or (ii) more than 50% of the outstanding shares of the Fund. The advisory agreement may be terminated by Galaxy or by Fleet on sixty days' written notice, and will terminate immediately in the event of its assignment.

     The organizational arrangements of Fleet require that all investment decisions with respect to the Funds be made by Fleet's Tax-Exempt Investment Policy Committee and no one person is responsible for making recommendations to that Committee.

     Fleet is authorized to allocate purchase and sale orders for portfolio securities to certain financial institutions, including, to the extent permitted by law or order of the SEC, financial institutions that are affiliated with Fleet or that have sold shares of the Funds, if Fleet believes that the quality of the transaction and the commission are comparable to what they would be with other qualified brokerage firms.

AUTHORITY TO ACT AS INVESTMENT ADVISER

     Banking laws and regulations currently prohibit a bank holding company registered under the Bank Holding Company Act of 1956, as amended, or any bank or non-bank affiliate thereof from sponsoring, organizing, controlling, or distributing the shares of a registered, open-end investment company continuously engaged in the issuance of its shares, and prohibit banks generally from issuing, underwriting, selling, or distributing securities such as shares of the Funds, but do not prohibit such a bank holding company or its affiliates or banks generally from acting as investment adviser, transfer agent, or custodian to such an investment company or from purchasing shares of such a company as agent for and upon the order of customers. Fleet, the custodian and institutions which agree to provide shareholder support services that are banks or bank affiliates are subject to such banking laws and regulations. Should legislative, judicial or administrative action prohibit or restrict the activities of such companies in connection with their services to the Funds, Galaxy might be required to alter materially or discontinue its arrangements with such companies and change its method of operation. It is anticipated, however, that any resulting change in the Funds' method of operation would not affect a Fund's net asset value per share or result in financial loss to any shareholder.

                                  ADMINISTRATOR

     PFPC (formerly known as First Data Investor Services Group, Inc.), located at 4400 Computer Drive, Westborough, Massachusetts 01581-5108, serves as the Funds' administrator. PFPC is a majority-owned subsidiary of PNC Bank Corp.


     PFPC generally assists the Funds in their administration and operation. PFPC also serves as administrator to the other portfolios of Galaxy. For the services provided to the Funds, PFPC is entitled to receive administration fees based on the combined average daily net assets of the Funds and the other portfolios offered by

Galaxy with an October 31 fiscal year end, computed daily and paid monthly, at the following rates, effective September 10, 1998:

           COMBINED AVERAGE DAILY NET ASSETS            ANNUAL RATE
           --------------------------------             -----------
           Up to $2.5 billion..........................   0.090%
           From $2.5 to $5 billion.....................   0.085%
           From $5 to $12 billion......................   0.075%
           From $12 to $15 billion.....................   0.065%
           From $15 to $18 billion.....................   0.060%
           Over $18 billion............................  0.0575%

         Prior to September 10, 1998, Galaxy paid PFPC administration fees based on the combined average daily net assets of the Funds and all other portfolios offered by Galaxy at the following annual rates:

         COMBINED AVERAGE DAILY NET ASSETS             ANNUAL RATE
         --------------------------------              -----------
         Up to $2.5 billion..........................   0.090%
         From $2.5 to $5 billion.....................   0.085%
         Over $5 billion.............................   0.075%

PFPC also receives a separate annual fee from each Galaxy portfolio for certain fund accounting services.


     From time to time, PFPC may waive voluntarily all or a portion of the administration fee payable to it by the Funds. For the fiscal year ended October 31, 1999 PFPC received administration fees at the effective annual rate
of      % of each Fund's average daily net assets.


     Under the administration agreement between Galaxy and PFPC (the "Administration Agreement"), PFPC has agreed to maintain office facilities for Galaxy, furnish Galaxy with statistical and research data, clerical, accounting, and bookkeeping services, certain other services such as internal auditing services required by Galaxy, and compute the net asset value and net income of the Funds. PFPC prepares the Funds' annual and semi-annual reports to the SEC, federal and state tax returns, and filings with state securities commissions, arranges for and bears the cost of processing share purchase and redemption orders, maintains the Funds' financial accounts and records, and generally assists in all aspects of Galaxy's operations. Unless otherwise terminated, the Administration Agreement will remain in effect until May 31, 2001 and thereafter will continue from year to year upon annual approval of Galaxy's Board of Trustees.

     During the last three fiscal years, PFPC received administration fees (net of fee waivers) as set forth below:



                                                                         FOR THE FISCAL YEAR ENDED OCTOBER 31:
FUND                                                                    1999           1998              1997
----                                                                    ----           ----              ----
Tax-Exempt Bond.....................................................    $            $127,627          $117,223
New Jersey Municipal Bond........................................ ..    $                - (1)                *
New York Municipal Bond.............................................    $              $9,775           $26,292
Connecticut Municipal Bond..........................................    $             $29,946           $     0
Massachusetts Municipal Bond........................................    $             $46,188            $2,406
Rhode Island Municipal Bond.........................................    $             $15,172           $12,293


--------------------------------
*        Not in operation during the period.
(1) For the period from April 3, 1998 (commencement of operations) through October 31, 1998.

         During the last three fiscal years, PFPC waived administration fees as set forth below:



                                                                         FOR THE FISCAL YEAR ENDED OCTOBER 31:
FUND                                                                    1999            1998              1997
----                                                                    ----            ----              ----
Tax-Exempt Bond....................................................    $                   $0                $0
New Jersey Municipal Bond..........................................    $               $3,235(1)              *
New York Municipal Bond............................................    $              $50,001           $25,827
Connecticut Municipal Bond.........................................    $                   $0           $39,755
Massachusetts Municipal Bond.......................................    $                   $0           $30,919
Rhode Island Municipal Bond........................................    $                   $0                $0


--------------------------------
*        Not in operation during the period.
(1) For the period from April 3, 1998 (commencement of operations) through October 31, 1998.


                          CUSTODIAN AND TRANSFER AGENT

     The Chase Manhattan Bank ("Chase Manhattan"), located at One Chase Manhattan Plaza, New York, New York 10081, a wholly-owned subsidiary of The Chase Manhattan Corporation, serves as the custodian of the Funds' assets pursuant to a Global Custody Agreement.

     Under the Global Custody Agreement, Chase Manhattan has agreed to: (i) maintain a separate account or accounts in the name of each Fund; (ii) hold and disburse portfolio securities on account of each Fund; (iii) collect and make disbursements of money on behalf of each Fund; (iv) collect and receive all income and other payments and distributions on account of each Fund's portfolio securities; (v) respond to correspondence from security brokers and others relating to its duties; and (vi) make periodic reports to the Board of Trustees concerning the Funds' operations. Chase Manhattan is authorized to select one or more banks or trust companies to serve as sub-custodian for the Funds, provided that Chase Manhattan shall remain responsible for the performance of all of its duties under the custodian agreement and shall be liable to the Funds for any loss which shall occur as a result of the failure of a sub-custodian to exercise reasonable care with respect to the safekeeping of the Funds' assets. The assets of the Funds are held under bank custodianship in compliance with the 1940 Act.

     PFPC serves as the Funds' transfer and dividend disbursing agent pursuant to a Transfer Agency and Services Agreement (the "Transfer Agency Agreement"). Communications to PFPC should be directed to PFPC at P.O. Box 5108, 4400 Computer Drive, Westborough, Massachusetts 01581. Under the Transfer Agency Agreement, PFPC has agreed to: (i) issue and redeem shares of each Fund; (ii) transmit all communications by each Fund to its shareholders of record, including reports to shareholders, dividend and distribution notices and proxy materials for meetings of shareholders; (iii) respond to correspondence by security brokers and others relating to its duties; (iv) maintain shareholder accounts; and (v) make periodic reports to the Board of Trustees concerning Galaxy's operations.


                                    EXPENSES

     Fleet and PFPC bear all expenses in connection with the performance of their services for the Funds, except that Galaxy bears the expenses incurred in the Funds' operations including: taxes; interest; fees (including fees paid to its trustees and officers who are not affiliated with PFPC); SEC fees; state securities fees; costs of preparing and printing prospectuses for regulatory purposes and for distribution to existing shareholders; advisory, administration, shareholder servicing, Rule 12b-1 distribution (if applicable), fund accounting and custody fees; charges of the transfer agent and dividend disbursing agent; certain insurance premiums; outside auditing and legal expenses; costs of independent pricing services; costs of shareholder reports and meetings; and any extraordinary expenses. The Funds also pay for brokerage fees and commissions in connection with the purchase of portfolio securities.


                             PORTFOLIO TRANSACTIONS

     Debt securities purchased or sold by the Funds are generally traded in the over-the-counter market on a net basis (i.e., without commission) through dealers, or otherwise involve transactions directly with the issuer of an instrument. The cost of securities purchased from underwriters includes an underwriting commission or concession, and the prices at which securities are purchased from and sold to dealers include a dealer's mark-up or mark-down.

     The Funds may engage in short-term trading to achieve their investment objectives. Portfolio turnover may vary greatly from year to year as well as within a particular year. In purchasing or selling securities for the Funds, Fleet will seek to obtain the best net price and the most favorable execution of orders. To the extent that the execution and price offered by more than one broker/dealer are comparable, Fleet may effect transactions in portfolio securities with broker/dealers who provide research, advice or other services such as market investment literature.

     Except as permitted by the SEC or applicable law, the Funds will not acquire portfolio securities from, make savings deposits in, enter into repurchase or reverse repurchase agreements with, or sell securities to, Fleet, PFPC, or their affiliates, and will not give preference to affiliates and correspondent banks of Fleet with respect to such transactions.


     Galaxy is required to identify any securities of its "regular brokers or dealers" that the Funds have acquired during Galaxy's most recent fiscal year. During the fiscal year ended October 31, 1999, [INSERT UPDATED REGULAR BROKER-DEALER INFO.]

     Investment decisions for each Fund are made independently from those for the other Funds and portfolios of Galaxy and for any other investment companies and accounts advised or managed by Fleet. When a purchase or sale of the same security is made at substantially the same time on behalf of a Fund, another portfolio of Galaxy, and/or another investment company or account, the transaction will be averaged as to price, and available investments allocated as to amount, in a manner which Fleet believes to be equitable to the Fund and such other portfolio, investment company or account. In some instances, this investment procedure may adversely affect the price paid or received by a Fund or the size of the position obtained or sold by such Fund. To the extent permitted by law, Fleet may aggregate the securities to be sold or purchased for a Fund with those to be sold or purchased for Galaxy's other Funds and portfolios, or other investment companies or accounts in order to obtain best execution.


                            SHAREHOLDER SERVICES PLAN

     Galaxy has adopted a Shareholder Services Plan pursuant to which it intends to enter into servicing agreements with institutions (including Fleet Bank and its affiliates). Pursuant to these servicing agreements, institutions render certain administrative and support services to customers who are the beneficial owners of Retail A Shares. Such services are provided to customers who are the beneficial owners of Retail A Shares and are intended to supplement the services provided by PFPC as administrator and transfer agent to the shareholders of record of the Retail A Shares. The Plan provides that Galaxy will pay fees for such services at an annual rate of up to .30% of the average daily net asset value of Retail A Shares owned beneficially by customers. Institutions may receive up to one-half of this fee for providing one or more of the following services to such customers: aggregating and processing purchase and redemption requests and placing net purchase and redemption orders with FD Distributors; processing dividend payments from a Fund; providing sub-accounting with respect to Retail A Shares or the information necessary for sub-accounting; and providing periodic mailings to customers. Institutions may also receive up to one-half of this fee for providing one or more of these additional services to such customers: providing customers with information as to their positions in Retail A Shares; responding to customer inquiries; and providing a service to invest the assets of customers in Retail A Shares.

     Although the Shareholder Services Plan has been approved with respect to both Retail A Shares and Trust Shares of the Funds, as of the date of this Statement of Additional Information, Galaxy has entered into servicing agreements under the Shareholder Services Plan only with respect to Retail A Shares of each Fund, and to limit the payment under these servicing agreements for each Fund to an aggregate fee of not more than .15% (on an annualized basis) of the average daily net asset value of the Retail A Shares of the Fund beneficially owned by customers of institutions. Galaxy understands that institutions may charge fees to their customers who are the beneficial owners of Retail A Shares in connection with their accounts with such institutions. Any such fees would be in addition to any amounts which may be received by an institution under the Shareholder Services Plan. Under the terms of each servicing agreement entered into with Galaxy, institutions are required to provide to their customers a schedule of any fees that they may charge in connection with customer investments in Retail A Shares. As of October 31, 1999, Galaxy had entered into Servicing Agreements only with Fleet Bank and affiliates.

     Each Servicing Agreement between Galaxy and a Service Organization relating to the Services Plan requires that, with respect to those Funds which declare dividends on a daily basis, the Service Organization agrees to waive a portion of the servicing fee payable to it under the Services Plan to the extent necessary to ensure that the fees required to be accrued with respect to the Retail A Shares of such Funds on any day do not exceed the income to be accrued to such Retail A Shares on that day.

     During the last three fiscal years, Galaxy made payments to Service Organizations with respect to Retail A Shares as shown in the table below:


                                            FOR THE FISCAL YEAR ENDED OCTOBER 31:
FUND                                        1999         1998              1997
----                                        ----         ----              ----
Tax-Exempt Bond..........................   $         $38,181          $37,652
New Jersey Municipal Bond................   $         $   386(1)              *
New York Municipal Bond..................   $         $64,145          $56,596
Connecticut Municipal Bond...............   $         $37,207          $32,160
Massachusetts Municipal Bond.............   $         $58,742          $40,842
Rhode Island Municipal Bond..............   $         $     0          $     0


----------------------
*        Not in operation during the period.
(1) For the period from April 3, 1998 (commencement of operations) through October 31, 1998.

     Galaxy's Servicing Agreements are governed by the Services Plan that has been adopted by Galaxy's Board of Trustees in connection with the offering of Retail A Shares of each Fund. Pursuant to the Services Plan, the Board of Trustees reviews, at least quarterly, a written report of the amounts paid under the Servicing Agreements and the purposes for which the expenditures were made. In addition, the arrangements with Service Organizations must be approved annually by a majority of Galaxy's trustees, including a majority of the trustees who are not "interested persons" of Galaxy as defined in the 1940 Act and who have no direct or indirect financial interest in such arrangements (the "Disinterested Trustees").

     The Board of Trustees has approved Galaxy's arrangements with Service Organizations based on information provided by Galaxy's service contractors that there is a reasonable likelihood that the arrangements will benefit the Funds and their shareholders by affording Galaxy greater flexibility in connection with the efficient servicing of the accounts of the beneficial owners of Retail A Shares of the Funds. Any material amendment to Galaxy's arrangements with Service Organizations must be approved by a majority of Galaxy's Board of Trustees (including a majority of the Disinterested Trustees). So long as Galaxy's arrangements with Service Organizations are in effect, the selection and nomination of the members of Galaxy's Board of Trustees who are not "interested persons" (as defined in the 1940 Act) of Galaxy will be committed to the discretion of such Disinterested Trustees.

                         DISTRIBUTION AND SERVICES PLAN

     Galaxy has adopted a Distribution and Services Plan pursuant to Rule 12b-1 under the 1940 Act (the "Rule") with respect to Retail B Shares of the Tax-Exempt Bond Fund (the "12b-1 Plan"). Under the 12b-1 Plan, Galaxy may pay
(a) PDI or another person for expenses and activities intended to result in the sale of Retail B Shares, including the payment of commissions to broker-dealers and other industry professionals who sell Retail B Shares and the direct or indirect cost of financing such payments, (b) institutions for shareholder liaison services, which means personal services for holders of Retail B Shares and/or the maintenance of shareholder accounts, such as responding to customer inquiries and providing information on accounts, and (c) institutions for administrative support services, which include but are not limited to (i) transfer agent and sub-transfer agent services for beneficial owners of Retail B Shares; (ii) aggregating and processing purchase and redemption orders; (iii) providing beneficial owners with statements showing their positions in Retail B Shares; (iv) processing dividend payments; (v) providing sub-accounting services for Retail B Shares held beneficially; (vi) forwarding shareholder communications, such as proxies, shareholder reports, dividend and tax notices, and updating prospectuses to beneficial owners; and (vii) receiving, translating and transmitting proxies executed by beneficial owners.


     Under the 12b-1 Plan for Retail B Shares, payments by Galaxy (i) for distribution expenses may not exceed the annualized rate of .65% of the average daily net assets attributable to the Fund's outstanding Retail B Shares, and
(ii) to an institution for shareholder liaison services and/or administrative support services may not exceed the annual rates of .15% and .15%, respectively, of the average daily net assets attributable to the Fund's outstanding Retail B Shares which are owned of record or beneficially by that institution's customers for whom the institution is the dealer of record or shareholder of record or with whom it has a servicing relationship. As of the date of this Statement of Additional Information, Galaxy intends to limit the Fund's payments for shareholder liaison and administrative support services under the 12b-1 Plan to an aggregate fee of not more than .15% (on an annualized basis) of the average daily net asset value of Retail B Shares owned of record or beneficially by customers of institutions.

     Payments for distribution expenses under the 12b-1 Plan are subject to the Rule. The Rule defines distribution expenses to include the cost of "any activity which is primarily intended to result in the sale of shares issued by" Galaxy. The Rule provides, among other things, that an investment company may bear such expenses only pursuant to a plan adopted in accordance with the Rule. In accordance with the Rule, the 12b-1 Plan provides that a report of the amounts expended under the 12b-1 Plan, and the purposes for which such expenditures were incurred, will be made to the Board of Trustees for its review at least quarterly. The 12b-1 Plan provides that it may not be amended to increase materially the costs which Retail B Shares of a Fund may bear for distribution pursuant to the 12b-1 Plan without shareholder approval, and that any other type of material amendment must be approved by a majority of the Board of Trustees, and by a majority of the trustees who are neither "interested persons" (as defined in the 1940 Act) of Galaxy nor have any direct or indirect financial interest in the operation of the 12b-1 Plan or in any related agreements (the "12b-1 Trustees"), by vote cast in person at a meeting called for the purpose of considering such amendments.

     During the last three fiscal years, Retail B Shares of the Tax-Exempt Bond Fund bore the following distribution fees and shareholder servicing fees under the 12b-1 Plan:


                                                                               SHAREHOLDER
FOR THE FISCAL YEAR ENDED OCTOBER 31:                   DISTRIBUTION FEES     SERVICING FEES
-------------------------------------                   -----------------     --------------
1999................................................... $                      $
1998................................................... $15,405                $3,555
1997................................................... $ 7,788                $1,784


During these periods, all amounts paid under the 12b-1 Plan were attributable to payments to broker-dealers.


     Galaxy's Board of Trustees has concluded that there is a reasonable likelihood that the 12b-1 Plan will benefit the Fund and holders of Retail B Shares. The 12b-1 Plan is subject to annual reapproval by a majority of the 12b-1 Trustees and is terminable at any time with respect to the Fund by a vote of a majority of such Trustees or by vote of the holders of a majority of the Retail B Shares of the Fund. Any agreement entered into pursuant to the 12b-1 Plan with a Service Organization is terminable with respect to the Fund without penalty, at any time, by vote of a majority of the 12b-1 Trustees, by vote of the holders of a majority of the Retail B Shares of the Fund, by PDI or by the Service Organization. An agreement will also terminate automatically in the event of its assignment.


     As long as the 12b-1 Plan is in effect, the nomination of the trustees who are not interested persons of Galaxy (as defined in the 1940 Act) must be committed to the discretion of the 12b-1 Trustees.


                                   DISTRIBUTOR

     PDI serves as Galaxy's distributor. PDI is a registered broker-dealer with principal offices located at Four Falls Corporate Center, 6th floor, West Conshohocken, Pennsylvania 19428-2961. Jane Haegele is the sole shareholder of PDI.


     Unless otherwise terminated, the Distribution Agreement between Galaxy and PDI remains in effect until November 30, 2000, and thereafter will continue from year to year upon annual approval by Galaxy's Board of Trustees, or by the vote of a majority of the outstanding shares of Galaxy and by the vote of a majority of the Board of Trustees of Galaxy who are not parties to the Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. The Agreement will terminate in the event of its assignment, as defined in the 1940 Act.


     PDI is entitled to the payment of a front-end sales charge on the sale of Retail A Shares of the Funds as described in the applicable Prospectus and this Statement of Additional Information. Prior to ______, 1999, First Data Distributors, Inc. ("FD Distributors"), a wholly-owned subsidiary of Investor Services Group, served as Galaxy's distributor and was entitled to the payment of the front-end sales charge on Retail A Shares of the Funds. During the last three fiscal years, FD Distributors received front-end sales charges in connection with Retail A Share purchases as follows:


                                               FOR THE FISCAL YEAR ENDED OCTOBER 31:
FUND                                           1999          1998              1997
----                                           ----          ----              ----
Tax-Exempt Bond..............................  $          $ 18,288         $ 19,403
New Jersey Municipal Bond....................  $          $  4,020(1)              *
New York Municipal Bond......................  $          $ 71,005         $ 49,295
Connecticut Municipal Bond...................  $          $ 54,683         $ 46,322
Massachusetts Municipal Bond.................  $          $175,611         $140,492
Rhode Island Municipal Bond..................  $          $ 38,348         $ 22,941

----------------------
*        Not in operation during the period.

(1) For the period from April 3, 1998 (commencement of operations) through October 31, 1998.

FD Distributors retained none of the amounts shown in the table above.

     PDI is also entitled to the payment of contingent deferred sales charges upon the redemption of Retail B Shares of the Tax-Exempt Bond Fund. Prior to ______, 1999, FD Distributors was entitled to the payment of such contingent deferred sales charges. For the fiscal years ended October 31, 1999, October 31, 1998 and October 31, 1997, FD Distributors received contingent deferred sales charges in connection with Retail B Share redemptions of the Tax-Exempt Bond Fund in the amounts of $_________ , $7,124 and $5,353, respectively. FD Distributors retained none of this amount.

     The following table shows all sales charges, commissions and other compensation received by FD Distributors directly or indirectly from the Funds during the fiscal year ended October 31, 1999:



                          Net Underwriting        Compensation on     Brokerage Commissions
                            Discounts and         Redemption and        in Connection with         Other
         Fund              Commissions(1)          Repurchase(2)        Fund Transactions      Compensation(3)
         ----             ----------------        ---------------     ---------------------  ---------------------
Tax-Exempt
  Bond
                               $                   $                       $                      $
New Jersey
  Municipal
  Bond

                               $                   $                       $                      $
New York
  Municipal
  Bond
                               $                   $                       $                      $
Connecticut
  Municipal
  Bond

                               $                   $                       $                      $
Massachusetts
  Municipal
  Bond

                               $                   $                       $                      $
Rhode Island
  Municipal
  Bond

                               $                   $                       $                      $


----------------------

(1) Represents amounts received from front-end sales charges on Retail A Shares and commissions received in connection with sales of Retail B Shares.
(2) Represents amounts received from contingent deferred sales charges on Retail B Shares. The basis on which such sales charges are paid is described in the Prospectus relating to Retail B Shares. All such amounts were paid to affiliates of Fleet.
(3) Represents payments made under the Shareholder Services Plan and Distribution and Services Plan during the fiscal year ended October 31, 1999, which includes fees accrued in the fiscal year ended October 31, 1998 which were paid in 1999 (see "Shareholder Services Plan" and "Distribution and Services Plan" above).


                                    AUDITORS

     [          ], independent auditors, with offices at [                    ],
serve as auditors for Galaxy. The financial highlights for the respective Funds included in their Prospectuses and the financial statements for the Funds contained in Galaxy's Annual Report to Shareholders with respect to the Funds (the "Annual Report") and

[               ] into this Statement of Additional Information for the
fiscal year ended October 31, 1999 have been audited by [                 ].
For the respective fiscal years and periods prior to October 31, 1999, the financial highlights for the Funds included in the Prospectuses and the financial statements for such years and periods contained in the Annual
Report were audited by [                 ], Galaxy's former auditors.


                                     COUNSEL

     Drinker Biddle & Reath LLP (of which W. Bruce McConnel, III, Secretary of Galaxy, is a partner), One Logan Square, 18th & Cherry Streets, Philadelphia, Pennsylvania 19103, are counsel to Galaxy, will pass upon certain legal matters on its behalf, and has reviewed the portion of this Statement of Additional Information and the Prospectuses with respect to the New Jersey Municipal Bond Fund concerning New Jersey taxes and the description of special considerations relating to New Jersey Municipal Securities. The law firm of Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York 10022, serves as special New York counsel to Galaxy and has reviewed the portion of this Statement of Additional Information and the Prospectuses with respect to the New York Municipal Bond Fund concerning New York taxes and the description of special considerations relating to New York Municipal Securities. The law firm of Day, Berry & Howard, Cityplace, Hartford, Connecticut 06103-3499 serves as special Connecticut counsel to Galaxy and has reviewed the portion of this Statement of Additional Information and the Prospectuses with respect to the Connecticut Municipal Bond Fund concerning Connecticut taxes and the description of special considerations relating to Connecticut Municipal Securities. The law firm of Ropes & Gray, One International Place, Boston, Massachusetts 02110-2624 serves as special Massachusetts counsel and special Rhode Island counsel to Galaxy and has reviewed the portion of this Statement of Additional Information and the Prospectuses with respect to the Massachusetts Municipal Bond Fund concerning Massachusetts taxes and the description of special considerations relating to Massachusetts Municipal Securities and the portion of this Statement of Additional Information and the Prospectus with respect to the Rhode Island Municipal Bond Fund concerning Rhode Island taxes and the description of Special Considerations relating to Rhode Island Municipal Securities.

                        PERFORMANCE AND YIELD INFORMATION

     Investment returns and principal values will vary with market conditions so that an investor's shares, when redeemed, may be worth more or less than their original cost. Past performance is no guarantee of future results. Unless otherwise indicated, total return figures include changes in share price, deduction of any applicable sales charge, and reinvestment of dividends and capital gains distributions, if any.

     The Funds' 30-day (or one month) standard yields are calculated separately for each series of shares in each Fund in accordance with the method prescribed by the SEC for mutual funds:

                                                 6
                           YIELD = 2[((a-b)/cd+1)-1]


Where:    a =      dividends and interest earned by a Fund during the period;

          b =      expenses accrued for the period (net of reimbursements);

          c = average daily number of shares outstanding during the period, entitled to receive dividends; and

          d = maximum offering price per share on the last day of the period.

For the purpose of determining net investment income earned during the period (variable "a" in the formula), dividend income on equity securities held by a Fund is recognized by accruing 1/360 of the stated dividend rate of the security each day that the security is in the Fund. Except as noted below, interest earned on debt obligations held by a Fund is calculated by computing the yield to maturity of each obligation based on the market value of the obligation (including actual accrued interest) at the close of business on the last business day of each month, or, with respect to obligations purchased during the month, the purchase price (plus actual accrued interest) and dividing the result by 360 and multiplying the quotient by the market value of the obligation (including actual accrued interest) in order to determine the interest income on the obligation for each day of the subsequent month that the obligation is held by the Fund. For purposes of this calculation, it is assumed that each month contains 30 days. The maturity of an obligation with a call provision is the next call date on which the obligation reasonably may be expected to be called or, if none, the maturity date. With respect to debt obligations purchased at a discount or premium, the formula generally calls for amortization of the discount or premium. The amortization schedule will be adjusted monthly to reflect changes in the market value of such debt obligations. Expenses accrued for the period (variable "b" in the formula) include all recurring fees charged by a Fund to all shareholder accounts in proportion to the length of the base period and the Fund's mean (or median) account size. Undeclared earned income will be subtracted from the offering price per share (variable "d" in the formula).

     Interest earned on tax-exempt obligations that are issued without original issue discount and have a current market discount is calculated by using the coupon rate of interest instead of the yield to maturity. In the case of tax-exempt obligations that are issued with original issue discount but which have discounts based on current market value that exceed the then-remaining portion of the original issue discount (market discount), the yield to maturity is the imputed rate based on the original issue discount calculation. On the other hand, in the case of tax-exempt obligations that are issued with original issue discount but which have discounts based on current market value that are less than the then-remaining portion of the original issue discount (market premium), the yield to maturity is based on the market value.

     With respect to mortgage or other receivables-backed obligations that are expected to be subject to monthly payments of principal and interest ("pay-downs"), (i) gain or loss attributable to actual monthly pay-downs are accounted for as an increase or decrease to interest income during the period, and (ii) each Fund may elect either (a) to amortize the discount and premium on the remaining security, based on the cost of the security, to the weighted average maturity date, if such information is available, or to the remaining term of the security, if any, if the weighted average date is not available or (b) not to amortize discount or premium on the remaining security.

     The "tax-equivalent" yield of the New Jersey Municipal Bond, New York Municipal Bond, Connecticut Municipal Bond, Massachusetts Municipal Bond and Rhode Island Municipal Bond Funds is computed by: (a) dividing the portion of each Fund's yield (calculated as above) that is exempt from both federal and state income taxes by one minus a stated combined federal and state income tax rate; (b) dividing the portion of the Fund's yield (calculated as above) that is exempt from federal income tax only by one minus a stated federal income tax rate; and (c) adding the figures resulting from (a) and (b) above to that portion, if any, of the yield that is not exempt from federal income tax. The tax-equivalent yield of the Tax-Exempt Bond Fund is computed by (a) dividing the portion of the yield (calculated as above) that is exempt from federal income tax by one minus a stated federal income tax rate and (b) adding that figure to that portion, if any, of the yield that is not exempt from federal income tax.


     Based on the foregoing calculations, the standard yields and tax-equivalent yields for Retail A Shares and Trust Shares of the Funds for the 30-day period ended October 31, 1999 were as set forth below:




                                                            RETAIL A                             TRUST
FUND                                               STANDARD       TAX-EQUIVALENT       STANDARD       TAX-EQUIVALENT
----                                               --------       --------------       --------       --------------
Tax-Exempt Bond......................                 %                %                  %                  %
New Jersey Municipal Bond............                 %                %                  %                  %
New York Municipal Bond..............                 %                %                  %                  %
Connecticut Municipal Bond...........                 %                %                  %                  %
Massachusetts Municipal Bond.........                 %                %                  %                  %
Rhode Island Municipal Bond..........                 %                %                  *                 *

----------------------
*        The Rhode Island Municipal Bond Fund does not offer Trust Shares.

     Based on the foregoing calculations, (i) the standard yield for Retail B Shares of the Tax-Exempt Bond Fund for the 30-day period ended October 31, 1999 was ____%, and (ii) the tax-equivalent yield for Retail B Shares of the Tax-Exempt Bond Fund for the 30-day period ended October 31, 1999 was ____%.

     Each Fund that advertises its "average annual total return" computes such return separately for each series of shares by determining the average annual compounded rate of return during specified periods that equates the initial amount invested to the ending redeemable value of such investment according to the following formula:


                                              1/n
                               T = [(ERV/P)-1]

     Where:        T =    average annual total return;

                 ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the l, 5 or 10 year (or other) period at the end of the applicable period (or a fractional portion thereof);

                   P =    hypothetical initial payment of $1,000; and

                   n =    period covered by the computation, expressed in years.

     Each Fund that advertises its "aggregate total return" computes such returns separately for each series of shares by determining the aggregate compounded rates of return during specified periods that likewise equate the initial amount invested to the ending redeemable value of such investment. The formula for calculating aggregate total return is as follows:

         Aggregate Total Return =   [(ERV/P)-1]

     The calculations are made assuming that (1) all dividends and capital gain distributions are reinvested on the reinvestment dates at the price per share existing on the reinvestment date, (2) all recurring fees charged to all shareholder accounts are included, and (3) for any account fees that vary with the size of the account, a mean (or median) account size in the Fund during the periods is reflected. The ending redeemable value (variable "ERV" in the formula) is determined by assuming complete redemption of the hypothetical investment after deduction of all nonrecurring charges at the end of the measuring period. In addition, the Funds' Retail Shares average annual return and aggregate total return quotations will reflect the deduction of the maximum sales load charged in connection with purchases of Retail A shares or redemptions of Retail B shares, as the case may be.

     The aggregate total returns for Retail A Shares and Trust Shares of the Funds from the date of initial public offering through October 31, 1999 are set forth below:



FUND                                        RETAIL A             TRUST
----                                        --------             -----
Tax-Exempt Bond......................            %(1)               %(1)
New Jersey Municipal Bond............            %(2)               %(2)
New York Municipal Bond..............            %(3)               %(3)
Connecticut Municipal Bond...........            %(4)               %(4)
Massachusetts Municipal Bond.........            %(5)               %(5)
Rhode Island Municipal Bond..........            %(6)               %*


----------------------

* The Rhode Island Municipal Bond Fund does not offer Trust Shares.
(1) For the period from December 30, 1991 (initial public offering date) through October 31, 1999.
(2) For the period from April 3, 1998 (initial public offering date) through October 31, 1999.
(3) For the period from December 31, 1991 (initial public offering date) through October 31, 1999.
(4) For the period from March 16, 1993 (initial public offering date) through October 31, 1999.
(5) For the period from March 12, 1993 (initial public offering date) through October 31, 1999.
(6) For the period from December 20, 1994 (initial public offering date) through October 31, 1999.


     The aggregate total return for Retail B Shares of the Tax-Exempt Bond Fund from March 4, 1996 (initial public offering date) through October 31, 1999 was _____%.

     The average annual total returns for Retail A Shares and Trust Shares (as applicable) of the Funds for the one-year and five-year periods (as applicable) ended October 31, 1999 are as set forth below:



                                                      RETAIL A                                 TRUST
FUND                                        ONE-YEAR           FIVE-YEAR            ONE-YEAR           FIVE-YEAR
----                                        --------           ---------            --------           ---------
Tax-Exempt Bond..............................     %                %                    %                  %
New Jersey Municipal Bond....................     %                %*                   %                  %*
New York Municipal Bond......................     %                %                    %                  %
Connecticut Municipal Bond...................     %                %                    %                  %
Massachusetts Municipal Bond.................     %                %                    %                  %
Rhode Island Municipal Bond..................     %                %*                   %**                %**

----------------------
*        Not offered during the full period.
**       The Rhode Island Municipal Bond Fund does not offer Trust Shares.

         The average annual total return for Retail B Shares of the Tax-Exempt Bond Fund for the one-year period ended October 31, 1999 was ____%.

TAX EQUIVALENCY TABLES - NEW JERSEY MUNICIPAL BOND AND NEW YORK MUNICIPAL BOND FUNDS

     The New Jersey Municipal Bond and New York Municipal Bond Funds may use tax-equivalency tables in advertising and sales. These tables are intended to demonstrate the advantages of investing in tax free investments such as the New Jersey Municipal Bond and New York Municipal Bond Funds. The tax exempt yields used here are hypothetical and no assurance can be made that the Fund will obtain any particular yield. A Fund's yield fluctuates as market conditions change.

     The tax brackets and related yield calculations are based on the expected 2000 Federal and state marginal tax rates. The combined Federal and state rate reflects an assumed deduction of the state tax liability. In fact, however, certain limitations on this deductibility may apply. Also, the tables do not reflect the phase out of personal exemptions and itemized deductions which will apply to certain higher income taxpayers.

     Investors are urged to consult their tax advisors as to these matters.

New Jersey 1999
Equivalent yields: Tax-exempt

                                         New Jersey      New Jersey Tax Equivalent Yields:**
$ Taxable Income*     State     Federal   & Federal      -----------------------------------
  Single              Rate      Rate     Effective Rate  1.5%
--------------------------------------------------------------------------------------------
0-20,000              1.40%     15.0%       16.19%       1.79%
20,001-25,750         1.75%     15.0%       16.49%       1.80%
25,751-35,000         1.75%     28.0%       29.26%       2.12%
35,001-40,000         3.50%     28.0%       30.52%       2.16%
40,001-62,450         5.525%    28.0%       31.98%       2.21%
62,451-75,000         5.525%    31.0%       34.81%       2.30%
75,001-130,250        6.37%     31.0%       35.40%       2.32%
130,251-283,150       6.37%     36.0%       40.08%       2.50%
Over 283,150          6.37%     39.6%       43.45%       2.65%
--------------------------------------------------------------------------------------------
                     New Jersey Tax Equivalent Yields:**
$ Taxable Income*    -----------------------------------------------------------------------
  Single             2.0%    2.5%    3.0%    3.5%    4.0%    4.5%    5.0%    5.5%     6.0%
-------------------------------------------------------------------------------------------
0-20,000             2.39%   2.98%   3.58%   4.18%   4.77%   5.37%   5.97%   6.56%    7.16%
20,001-25,750        2.39%   2.99%   3.59%   4.19%   4.79%   5.39%   5.99%   6.59%    7.18%
25,751-35,000        2.83%   3.53%   4.24%   4.95%   5.65%   6.36%   7.07%   7.77%    8.48%
35,001-40,000        2.88%   3.60%   4.32%   5.04%   5.76%   6.48%   7.20%   7.92%    8.64%
40,001-62,450        2.94%   3.68%   4.41%   5.15%   5.88%   6.62%   7.35%   8.09%    8.82%
62,451-75,000        3.07%   3.84%   4.60%   5.37%   6.14%   6.90%   7.67%   8.44%    9.20%
75,001-130,250       3.10%   3.87%   4.64%   5.42%   6.19%   6.97%   7.74%   8.51%    9.29%
130,251-283,150      3.34%   4.17%   5.01%   5.84%   6.68%   7.51%   8.34%   9.18%   10.01%
Over 283,150         3.54%   4.42%   5.30%   6.19%   7.07%   7.96%   8.84%   9.73%   10.61%
-------------------------------------------------------------------------------------------

                                                     New Jersey    New Jersey Tax Equivalent Yields:**
$ Taxable Income            State       Federal      & Federal     -----------------------------------
  Married Filing Jointly    Rate        Rate       Effective rate   1.5%        2.0%
------------------------------------------------------------------------------------------------------
0-20,000                    1.40%       15.0%         16.19%        1.79%       2.39%
20,001-43,050               1.75%       15.0%         16.49%        1.80%       2.39%
43,051-50,000               1.75%       28.0%         29.26%        2.12%       2.83%
50,001-70,000               2.45%       28.0%         29.76%        2.14%       2.85%
70,001-80,000               3.50%       28.0%         30.52%        2.16%       2.88%
80,001-104,050              5.525%      28.0%         31.98%        2.21%       2.94%
104,051-150,000             5.525%      31.0%         34.81%        2.30%       3.07%
150,001-158,550             6.37%       31.0%         35.40%        2.32%       3.10%
158,551-283,150             6.37%       36.0%         40.08%        2.50%       3.34%
Over 283,150                6.37%       39.6%         43.45%        2.65%       3.54%
------------------------------------------------------------------------------------------------------
                            New Jersey Tax Equivalent Yields:**
$ Taxable Income            ---------------------------------------------------------------
  Married Filing Jointly    2.5%    3.0%    3.5%    4.0%    4.5%    5.0%    5.5%     6.0%
-------------------------------------------------------------------------------------------
0-20,000                    2.98%   3.58%   4.18%   4.77%   5.37%   5.97%   6.56%    7.16%
20,001-43,050               2.99%   3.59%   4.19%   4.79%   5.39%   5.99%   6.59%    7.18%
43,051-50,000               3.53%   4.24%   4.95%   5.65%   6.36%   7.07%   7.77%    8.48%
50,001-70,000               3.56%   4.27%   4.98%   5.70%   6.41%   7.12%   7.83%    8.54%
70,001-80,000               3.60%   4.32%   5.04%   5.76%   6.48%   7.20%   7.92%    8.64%
80,001-104,050              3.68%   4.41%   5.15%   5.88%   6.62%   7.35%   8.09%    8.82%
104,051-150,000             3.84%   4.60%   5.37%   6.14%   6.90%   7.67%   8.44%    9.20%
150,001-158,550             3.87%   4.64%   5.42%   6.19%   6.97%   7.74%   8.51%    9.29%
158,551-283,150             4.17%   5.01%   5.84%   6.68%   7.51%   8.34%   9.18%   10.01%
Over 283,150                4.42%   5.30%   6.19%   7.07%   7.96%   8.84%   9.73%   10.61%
-------------------------------------------------------------------------------------------

* This amount represents taxable income as defined in the Internal Revenue Code. It is assumed that taxable income for New Jersey tax purposes is the same as defined in the Internal Revenue Code. In fact, however, New Jersey taxable income may differ due to differences in exemptions, itemized deductions and other items.

** Each entry represents the taxable yield that is the equivalent to the specified Federal and New Jersey tax-exempt yield for a New Jersey taxpayer in the specified income bracket.

NEW YORK STATE AND CITY: 1999

Equivalent yields: Tax-exempt



Taxable Income*                           State             New York State   New York State
------------------------------  State     City     Federal   and Federal    City and Federal
     Single       City rate***  rate    Combined    rate    Effective Date  Effective Rate**
---------------------------------------------------------------------------------------------
    0 - 8,000        3.05%        4%    7.04950%     15%        18.40%          20.99%
 8,001 - 11,000      3.05%      4.5%    7.54950%     15%        18.83%          21.42%
 11,001 - 12,000     3.05%     5.25%    8.29950%     15%        19.46%          22.05%
 12,001 - 13,000     3.71%     5.25%    8.96355%     15%        19.46%          22.62%
 13,001 - 20,000     3.71%      5.9%    9.61355%     15%        20.02%          23.17%
 20,001 - 25,000     3.71%     6.85%   10.56355%     15%        20.82%          23.98%
 25,001 - 25,750     3.77%     6.85%   10.62055%     15%        20.82%          24.03%
 25,751 - 50,000     3.77%     6.85%   10.62055%     28%        32.93%          35.65%
 50,001 - 61,450     3.83%     6.85%   10.62055%     28%        32.93%          35.69%
61,451 - 130,250     3.83%     6.85%   10.67755%     31%        35.73%          38.37%
130,251 - 283,150    3.83%     6.85%   10.67755%     36%        40.38%          42.83%
    over 283,150     3.83%     6.85%   10.67755%   39.6%        43.74%          46.05%
---------------------------------------------------------------------------------------------

                      New York Tax Equivalent Yields:****
Taxable Income*
------------------   ---------------------------------------------------------------------------
     Single            1.5%     2.0%     2.5%    3.0%    3.5%    4.0%     5.0%    5.5%    6.0%
------------------------------------------------------------------------------------------------
    0 - 8,000          1.90%    2.53%    3.16%   3.80%   4.43%   5.06%    6.33%   6.96%   7.59%
 8,001 - 11,000        1.91%    2.55%    3.18%   3.82%   4.45%   5.09%    6.36%   7.00%   7.64%
 11,001 - 12,000       1.92%    2.57%    3.21%   3.85%   4.49%   5.13%    6.41%   7.06%   7.70%
 12,001 - 13,000       1.94%    2.58%    3.23%   3.88%   4.52%   5.17%    6.46%   7.11%   7.75%
 13,001 - 20,000       1.95%    2.60%    3.25%   3.90%   4.56%   5.21%    6.51%   7.16%   7.81%
 20,001 - 25,000       1.97%    2.63%    3.29%   3.95%   4.60%   5.26%    6.58%   7.23%   7.89%
 25,001 - 25,750       1.97%    2.63%    3.29%   3.95%   4.61%   5.27%    6.58%   7.24%   7.90%
 25,751 - 50,000       2.33%    3.11%    3.88%   4.66%   5.44%   6.22%    7.77%   8.55%   9.32%
 50,001 - 61,450       2.33%    3.11%    3.89%   4.66%   5.44%   6.22%    7.77%   8.55%   9.33%
61,451 - 130,250       2.43%    3.25%    4.06%   4.87%   5.68%   6.49%    8.11%   8.92%   9.74%
130,251 - 283,150      2.62%    3.50%    4.37%   5.25%   6.12%   7.00%    8.75%   9.62%  10.50%
    over 283,150       2.78%    3.71%    4.63%   5.55%   6.49%   7.41%    9.27%  10.19%  11.12%
------------------------------------------------------------------------------------------------


Taxable Income*                           State             New York State   New York State
------------------------------  State     City     Federal   and Federal    City and Federal
     Joint        City rate***  rate    Combined    rate    Effective Date  Effective Rate**
---------------------------------------------------------------------------------------------
   0 - 16,000        3.05%        4%    7.04950%     15%        18.40%          20.99%
 16,001 - 21,600     3.05%      4.5%    7.54950%     15%        18.83%          21.42%
 21,601 - 22,000     3.71%      4.5%    8.21355%     15%        18.83%          21.88%
 22,001 - 26,000     3.71%     5.25%    8.96355%     15%        19.46%          22.62%
 26,001 - 40,000     3.71%      5.9%    9.61355%     15%        20.02%          23.17%
 40,001 - 43,050     3.71%     6.85%   10.56355%     15%        20.82%          23.98%
 43,051 - 45,000     3.71%     6.85%   10.56355%     28%        32.93%          35.61%
 45,001 - 90,000     3.77%     6.85%   10.62055%     28%        32.93%          35.65%
90,001 - 104,050     3.83%     6.85%   10.67755%     28%        32.93%          35.69%
104,051 - 158,550    3.83%     6.85%   10.67755%     31%        35.73%          38.37%
158,551 - 283,150    3.83%     6.85%   10.67755%     36%        40.38%          42.83%
  over 283,150       3.83%     6.85%   10.67755%   39.6%        43.74%          46.05%
---------------------------------------------------------------------------------------------

                      New York Tax Equivalent Yields:****
Taxable Income*
------------------   ---------------------------------------------------------------------------
     Joint             1.5%     2.0%     2.5%    3.0%    3.5%    4.0%     5.0%    5.5%    6.0%
------------------------------------------------------------------------------------------------
   0 - 16,000          1.90%    2.53%    3.16%   3.80%   4.43%   5.06%    6.33%   6.96%   7.59%
 16,001 - 21,600       1.91%    2.55%    3.18%   3.82%   4.45%   5.09%    6.36%   7.00%   7.64%
 21,601 - 22,000       1.92%    2.56%    3.20%   3.85%   4.49%   5.13%    6.41%   7.05%   7.69%
 22,001 - 26,000       1.94%    2.59%    3.23%   3.88%   4.52%   5.17%    6.46%   7.11%   7.75%
 26,001 - 40,000       1.95%    2.60%    3.25%   3.90%   4.56%   5.21%    6.51%   7.16%   7.81%
 40,001 - 43,050       1.97%    2.63%    3.29%   3.95%   4.60%   5.26%    6.58%   7.23%   7.89%
 43,051 - 45,000       2.33%    3.11%    3.88%   4.66%   5.44%   6.21%    7.76%   8.54%   9.32%
 45,001 - 90,000       2.33%    3.11%    3.88%   4.66%   5.44%   6.22%    7.77%   8.55%   9.32%
90,001 - 104,050       2.33%    3.11%    3.89%   4.66%   5.44%   6.22%    7.77%   8.55%   9.33%
104,051 - 158,550      2.43%    3.25%    4.06%   4.87%   5.68%   6.49%    8.11%   8.92%   9.74%
158,551 - 283,150      2.62%    3.50%    4.37%   5.25%   6.12%   7.00%    8.75%   9.62%  10.50%
  over 283,150         2.78%    3.71%    4.63%   5.56%   6.49%   7.41%    9.27%  10.19%  11.12%
------------------------------------------------------------------------------------------------

* This amount represents taxable income as defined in the Internal Revenue Code. It is assumed that taxable income as defined in the Internal Revenue Code is the same as under the New York State or City Personal Income Tax law; however, New York state or city taxable income may differ due to differences in exemptions, itemized deductions, and other items.

** For federal tax purposes, these combined rates reflect the applicable marginal rates for 1998, including indexing for inflation. These rates include the effect of deducting state and city taxes on your Federal return. For New York purposes, these combined rates reflect the expected New York State and New York City tax and surcharge rates for 1998.

*** The New York city rate is comprised of the tax base rate, city surcharge, and the additional city surcharge for 1998.

****     These represent New York State, City, and Federal Equivalent Yields.

TAX-EQUIVALENCY TABLES - CONNECTICUT MUNICIPAL BOND, MASSACHUSETTS MUNICIPAL BOND, AND RHODE ISLAND MUNICIPAL BOND FUNDS


       The Connecticut Municipal Bond, Massachusetts Municipal Bond and Rhode Island Municipal Bond Funds may use tax-equivalency tables in advertising and sales literature. The interest earned by the Municipal Securities in the Funds' respective portfolios generally remains free from federal regular income tax, and from the regular personal income tax imposed by Connecticut, Massachusetts and Rhode Island, respectively. Some portion of the Funds' income may, however, be subject to the federal alternative minimum tax and state and local regular or alternative minimum taxes. As the tables below indicate, "tax-free" investments may be attractive choices for investors, particularly in times of narrow spreads between "tax-free" and taxable yields.


       The charts below are for illustrative purposes only and use tax brackets that were in effect beginning January 1, 1999. These are not indicators of past or future performance of the Connecticut Municipal Bond, Massachusetts Municipal Bond and Rhode Island Municipal Bond Funds.


       Note: The maximum marginal tax rate for each bracket was used in calculating the taxable yield equivalent for each chart. Furthermore, additional state and local taxes paid on comparable taxable investments were not used to increase federal deductions. Moreover, the charts do not reflect the possible effect of all items relating to the effective marginal tax rate, such as alternative minimum tax, personal exemptions, tax credits, the phase-out of exemptions or credits, itemized deductions (including the federal deduction for state taxes paid) or the possible partial disallowance of deductions.


       Connecticut Note: The charts below do not address taxable equivalent yields applicable to married taxpayers filing separate returns or heads of households.


       Investors are urged to consult their own tax advisors as to these matters.



                        TAXABLE YIELD EQUIVALENT FOR 1999
                              STATE OF CONNECTICUT
Federal Tax Bracket:           15.00%       28.00%             31.00%                36.00%                39.60%
Combined Federal and State:    19.50%       32.50%             35.50%                40.50%                44.10%
Joint Return:                  $1-43,050    $43,051-104,050    $104,051-158,550      $158,551-283,150      Over $283,151
Single Return:                 $1-25,750    $25,751-62,450     $62,451-130,250       $130,251-283,150      Over $283,151
Tax-Exempt Yield:

                            TAXABLE YIELD EQUIVALENT
1.50%                          1.86%        2.22%              2.33%                  2.52%                 2.68%
2.00%                          2.48%        2.96%              3.10%                  3.36%                 3.58%
2.50%                          3.11%        3.70%              3.88%                  4.20%                 4.47%
3.00%                          3.73%        4.44%              4.65%                  5.04%                 5.37%
3.50%                          4.35%        5.19%              5.43%                  5.88%                 6.26%
4.00%                          4.97%        5.93%              6.20%                  6.72%                 7.16%
4.50%                          5.59%        6.67%              6.98%                  7.56%                 8.05%
5.00%                          6.21%        7.41%              7.75%                  8.40%                 8.94%
5.50%                          6.83%        8.15%              8.53%                  9.24%                 9.84%
6.00%                          7.45%        8.89%              9.30%                 10.08%                10.73%



                        TAXABLE YIELD EQUIVALENT FOR 1999
                          COMMONWEALTH OF MASSACHUSETTS
Federal Tax Bracket:           15.00%       28.00%             31.00%                36.00%                39.60%
Combined Federal and State:    20.95%       33.95%             36.95%                41.95%                45.55%
Joint Return:                  $1-43,050    $43,051-104,050    $104,051-158,550      $158,551-283,150      Over $283,151
Single Return:                 $1-25,750    $25,751-62,450     $62,451-130,250       $130,251-283,150      Over $283,151
Tax-Exempt Yield:



                            TAXABLE YIELD EQUIVALENT
1.50%                          1.90%        2.27%              2.38%                  2.58%                 2.75%
2.00%                          2.53%        3.03%              3.17%                  3.45%                 3.67%
2.50%                          3.16%        3.79%              3.97%                  4.31%                 4.59%
3.00%                          3.80%        4.54%              4.76%                  5.17%                 5.51%
3.50%                          4.43%        5.30%              5.55%                  6.03%                 6.43%
4.00%                          5.06%        6.06%              6.34%                  6.89%                 7.35%
4.50%                          5.69%        6.81%              7.14%                  7.75%                 8.26%
5.00%                          6.33%        7.57%              7.93%                  8.61%                 9.18%
5.50%                          6.96%        8.33%              8.72%                  9.47%                10.10%
6.00%                          7.59%        9.08%              9.52%                 10.34%                11.02%

                        TAXABLE YIELD EQUIVALENT FOR 1999
                              STATE OF RHODE ISLAND
Federal Tax Bracket:           15.00%       28.00%             31.00%                36.00%                39.60%
Combined Federal and State:    18.98%       35.42%             39.22%                45.54%                50.09%
Joint Return:                  $0-43,050    $43,051-104,050    $104,051-158,550      $158,551-283,150      Over $283,151
Single Return:                 $0-25,750    $25,751-62,450     $62,451-130,250       $130,251-283,150      Over $283,151
Tax-Exempt Yield:



                            TAXABLE YIELD EQUIVALENT
1.50%                          1.85%        2.32%              2.47%                  2.75%                 3.01%
2.00%                          2.47%        3.10%              3.29%                  3.67%                 4.01%
2.50%                          3.09%        3.87%              4.11%                  4.59%                 5.01%
3.00%                          3.70%        4.65%              4.94%                  5.51%                 6.01%
3.50%                          4.32%        5.42%              5.76%                  6.43%                 7.01%
4.00%                          4.94%        6.19%              6.58%                  7.34%                 8.01%
4.50%                          5.55%        6.97%              7.40%                  8.26%                 9.02%
5.00%                          6.17%        7.74%              8.23%                  9.18%                10.02%
5.50%                          6.79%        8.52%              9.05%                 10.10%                11.02%
6.00%                          7.41%        9.29%              9.87%                 11.02%                12.02%

PERFORMANCE REPORTING

       From time to time, in advertisements or in reports to shareholders, the performance of the Funds may be quoted and compared to that of other mutual funds with similar investment objectives and to stock or other relevant bond indices or to rankings prepared by independent services or other financial or industry publications that monitor the performance of mutual funds. For example, the performance of the Funds may be compared to data prepared by Lipper Analytical Services, Inc., a widely recognized independent service which monitors the performance of mutual funds.


       Performance data as reported in national financial publications including, but not limited to, MONEY MAGAZINE, FORBES, BARRON'S, THE WALL STREET JOURNAL, and THE NEW YORK TIMES, or publications of a local or regional nature, may also be used in comparing the performance of the Funds. Performance data will be calculated separately for Trust Shares, Retail A Shares, Retail B Shares, Prime A Shares and Prime B Shares of the Funds.


       The standard yield is computed as described above. Each Fund may also advertise its "effective yield" which is calculated similarly but, when annualized, the income earned by an investment in a Fund is assumed to be reinvested. Each Fund may also quote its "tax equivalent yield" which demonstrates the level of taxable yield necessary to produce an after-tax equivalent yield to the Fund's tax-free yield. It is calculated as described above. A Fund's tax-equivalent yield will always be higher than its yield.

       The Funds may also advertise their performance using "average annual total return" figures over various periods of time. Such total return figures reflect the average percentage change in the value of an investment in a Fund from the beginning date of the measuring period to the end of the measuring period and are calculated as described above. Average total return figures will be given for the most recent one-, five- and ten-year periods (if applicable), and may be given for other periods as well, such as from the commencement of a Fund's operations, or on a year-by-year basis. Each Fund may also use "aggregate total return" figures for various periods, representing the cumulative change in the value of an investment in a Fund for the specified period. Both methods of calculating total return reflect the maximum front-end sales load charged by the Funds for Retail A Shares and the applicable contingent deferred sales charge for Retail B Shares of the Tax-Exempt Bond Fund and assume that dividends and capital gains distributions made by a Fund during the period are reinvested in Fund shares.

       The Funds may also advertise total return data without reflecting the sales charges imposed on the purchase of Retail A Shares or the redemption of Retail B Shares in accordance with the rules of the SEC. Quotations that do not reflect the sales charges will be higher than quotations that do reflect the sales charges.

       The performance of the Funds will fluctuate and any quotation of performance should not be considered as representative of the future performance of the Funds. Since yields fluctuate, yield data cannot necessarily be used to compare an investment in a Fund's shares with bank deposits, savings accounts and similar investment alternatives which often provide an agreed or guaranteed fixed yield for a stated period of time. Shareholders should remember that performance data are generally functions of the kind and quality of the instruments held in a portfolio, portfolio maturity, operating expenses, and market conditions. Any additional fees charged by institutions with respect to accounts of customers that have invested in shares of a Fund will not be included in performance calculations.

       The portfolio managers of the Funds and other investment professionals may from time to time discuss in advertising, sales literature or other material, including periodic publications, various topics of interest to shareholders and prospective investors. The topics may include but are not limited to the advantages and disadvantages of investing in tax-deferred and taxable investments; Fund performance and how such performance may compare to various market indices; shareholder profiles and hypothetical investor scenarios; the economy; the financial and capital markets; investment strategies and techniques; investment products; and tax, retirement and investment planning.

                                  MISCELLANEOUS

       As used in this Statement of Additional Informational, "assets belonging to" a particular Fund or series of a Fund means the consideration received by Galaxy upon the issuance of shares in that particular Fund or series of the Fund, together with all income, earnings, profits, and proceeds derived from the investment thereof, including any proceeds from the sale of such investments, any funds or payments derived from any reinvestment of such proceeds and a portion of any general assets of Galaxy not belonging to a particular series or Fund. In determining the net asset value of a particular series of a Fund, assets belonging to the particular series of the Fund are charged with the direct liabilities in respect of that series and with a share of the general liabilities of Galaxy, which are allocated in proportion to the relative asset values of the respective series and Funds at the time of allocation. Subject to the provisions of Galaxy's Declaration of Trust, determinations by the Board of Trustees as to the direct and allocable liabilities, and the allocable portion of any general assets with respect to a particular series or Fund, are conclusive.

       Shareholders will receive unaudited semi-annual reports describing the Funds' investment operations and annual financial statements audited by independent certified public accountants.

       A "vote of the holders of a majority of the outstanding shares" of a particular Fund or a particular series of shares in a Fund means, with respect to the approval of an investment advisory agreement, a distribution plan or a change in an investment objective or fundamental investment policy, the affirmative vote of the holders of the lesser of (a) more than 50% of the outstanding shares of such Fund or such series of shares, or (b) 67% or more of the shares of such Fund or such series of shares present at a meeting if more than 50% of the outstanding shares of such Fund or such series of shares are represented at the meeting in person or by proxy.

       As of November 30, 1999, the name, address and share ownership of the entities or persons that held of record more than 5% of the outstanding Trust Shares of each of Galaxy's investment portfolios (including shares of the Institutional Government Money Market Fund) were as follows: Money Market Fund -- Fleet New York, Fleet Investment Services, 159 East Main Street, NY/RO/TO3C, Rochester, NY 14638, Account 00000150286 (99.87%); Tax-Exempt Money Market Fund -- Fleet New York, Fleet Investment Services, 159 East Main Street, NY/RO/TO3C, Rochester, NY 14638, Account 00000007717 (100.00%); Government Money Market Fund --Fleet New York, Fleet Investment Services, 159 East Main Street, NY/RO/TO3C, Rochester, NY 14638, Account 00000012621 (98.58%); Equity Value Fund -- Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000000064 (76.43%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000003204 (14.55%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000011551 (7.23%); Equity Growth Fund -- Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000000082 (70.31%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000010017 (15.31%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000030718 (14.04%); Equity Income Fund -- Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000015771 (48.75%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000003748 (36.92%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000000037 (13.37%); International Equity Fund --Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000000073 (42.99%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000000876 (39.29%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000004088 (14.13%); Growth and Income Fund -- Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 05000503793 (76.73%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 05000503873 (19.78%); Asset Allocation Fund -- Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000000073 (93.27%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000002598 (5.98%); Small Company Equity -- Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000000046 (66.04%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000001492 (24.41%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000006102 (7.33%); Institutional Treasury Money Market Fund -- Fleet New York, Fleet Investment Services, 159 East Main Street, NY/RO/TO3C, Rochester, NY 14638, Account 00000000019 (91.11%); Luitpold Pharmaceuticals Inc., Kirk Sobecki, CFO, Attn: Harold Noviello, One Luitpold Drive, Shirley,

NY 11967, Account 05100281441 (7.02%); Small Cap Value Fund -- Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 05000503999 (48.74%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 05000503917 (31.01%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 05000503953 (19.77%); Strategic Equity Fund -- Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 5100115522 (97.48%); Intermediate Government Income Fund -- Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000038408 (38.48%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000007183 (34.80%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000000037 (26.20%); High Quality Bond Fund -- Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000000037 (62.76%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000001465 (24.53%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000006095 (12.37%); Short-Term Bond Fund -- Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000008627 (31.48%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000000064 (46.43%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000001090 (21.82%); Tax-Exempt Bond Fund -- Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000005899 (34.38%) Gales & Co, Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000000028 (38.95%); Gales and Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000000670 (26.42%); Connecticut Municipal Bond Fund -- Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000000019 (74.69%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000000037 (24.84%); Massachusetts Municipal Bond Fund -- Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000000019 (48.96%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000000073 (49.06%); Corporate Bond Fund -- Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000000046 (44.33%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000006102 (36.50%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000001492 (12.65%); New Jersey Municipal Bond Fund -- Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/T04A, 159 East Main Street, Rochester, NY 14638, Account 5100115489 (51.69%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 5100115504 (35.56%); BOB & Co., c/o Bank
of Boston, Attn: Mutual Fund Dept. 45-02-06, P.O. Box 1809, Boston, MA 02105, Account 5102076990 (12.74%); and New York Municipal Bond Fund -- Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000000019 (9.36%); Gales & Co., Fleet Investment Services, Mutual Fund Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000001107 (70.04%); Gales & Co., Fleet Investment Services, Mutual Fund Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000005292 (14.85%); BOB & Co., c/o Bank of Boston, Attn: Mutual Fund Dept. 45-02-06, P.O. Box 1809, Boston, MA 02105, Account 5102076990 (5.68%).


       As of November 30, 1999, the name, address and share ownership of the entities or persons that held of record more than 5% of the outstanding Retail A Shares of each of Galaxy's investment portfolios (including shares of the Connecticut Municipal Money Market and Massachusetts Municipal Money Market Funds) were as follows: Tax-Exempt Money Market Fund -- Ellsworth Kelly, P.O. Box 151, 45 South Street, Spencertown, NY 12165, Account 0000063825 (6.99%); U.S. Treasury Money Market Fund -- US Clearing, a Division of Fleet Securities Inc., 26 Broadway, New York, NY 10004, Account 05100115684 (10.40%);
Massachusetts Municipal Money Market Fund -- Fleet New York, Fleet Investment Services, 159 East Main St., NY/RO/TO3C, Rochester, NY 14638, Account 05100058503 (61.34%); Connecticut Municipal Money Market Fund -- Fleet New York, Fleet Investment Services, 159 East Main St., NY/RO/TO3C, Rochester, NY 14638, Account 05100058521 (48.64%); William L. Bucknall & Norma Lee Bucknall, 5 Oak Ridge Drive, Bethany, CT 06524, Account 0000002259 (5.16%); Rhode Island Municipal Bond Fund --Gales & Co., Fleet Investment Services, Mutual Funds Unit
- NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000001492 (40.88%); James R. McCulloch, c/o Microfibre, PO Box 1208, Pawtucket, RI 02860, Account 05000414933 (9.11%); New York Municipal Bond Fund -- Marilyn J. Brantley, 5954 Van Allen Road, Belfast, NY 14711, Account 05100977627 (11.78%); New Jersey Municipal Bond Fund -- Jeffery W. Golden, 7 Hampton Ridge CT, Old Tappan, NJ 07675, Account 05100780704 (16.09%); John W. Maki & Kimberly McGrath Maki JT, 1 Connet Lane, Mendham, NJ, 07945, Account 05100011377 (33.47%); US Clearing Corp., FBO 979-06374-12, 26 Broadway, New York, NY 10004-1798, Account 07000100574 (27.89%); Serene W. Peng, 70 Chelsea, Watchung, NJ 07060, Account 5101583480 (17.19%); Tax-Exempt Bond Fund -- Danny Schulman, 9 Corn Mill Ct., Upper Saddle River, NJ 07458, Account 510116598 (6.11%); and Massachusetts Municipal Bond Fund -- New England Realty Assoc., Robert Blank, Ronald Brown, Harold Brown and Carl Veleri, 39 Brighton Ave., Boston MA 02134, Account 5100587013 (6.59%).


       As of November 30, 1999, the name, address and share ownership of the entities or persons that held of record more than 5% of the outstanding Retail B Shares of each of Galaxy's investment portfolios were as follows: Money Market Fund -- Worldmark Master Fund, LLC, D. Dean Rhodes auth. officer or Richard J. Gates (investment adviser), 11466 Old Harber Road, N. Palm Beach, FL 33408, Account 5102031823 (18.24%); Worldmark Master Fund, LLC, D. Dean Rhodes auth. officer or Richard J. Gates (investment adviser) 11465 Old Harbor Road, N. Palm Beach, FL 33408, Account 5102074064 (20.78%); Intermediate Government Income Fund; Adriana Vita, 345 Park Avenue, New York, NY 10154, Account 05101563377 (8.84%); Short-Term Bond Fund -- Elizabeth Mugar, 10 Chestnut St., Apt. 1808, Springfield, MA 01103,

Account 5100760012 (7.15%); Chelsea Police Relief Assoc., John R. Phillips, Treasurer, and Michael McCona, Clerk, 180 Crescent Avenue, Chelsea, MA 02150, Account 0970036155 (13.23%); Josve Colon, Cust., Hazel Colon UGMA CT, 400 LaSalle Street, New Britain, CT 06051, Account 5101157039 (7.37%); U.S. Clearing Corp., FBO 978-02086-18, Eugene J. Margaret Dunscomb, 505 Apple Tree Lane, Brewster, NY 10509-6004, Account 70000100609 (7.09%); Tax-Exempt Bond Fund -- David Fendler & Sylvia Fendler JT WROS, 72 Brinkerhoff Ave., Stamford, CT 06905, Account 05100255354 (7.48%); Frances E. Stady, P.O. Box 433, 3176 Main Street, Yorkshire, NY 14173, Account 05102027437 (5.84%); and Strategic Equity Fund -- Betsey Tan, 7 Donovan's Lane, Natick, MA 01760, Account 05101043778 (7.41%).


       As of November 30, 1999, the name, address and share ownership of the entities or persons that held beneficially more than 5% of the outstanding Trust Shares of each of Galaxy's investment portfolios were as follows: Money Market Fund--Stable Asset Fund, c/o Norstar Trust Co., Gales & Co., 159 East Main Street, Rochester, NY 14638, (12.05%); Hope-Sayles Trust, c/o Norstar Trust Co., Gales & Co., 159 East Main Street, Rochester, NY 14638, (10.65%); Government Money Fund -- AMS Trust Account, c/o Norstar Trust Co., Gales & Co., 159 East Main Street, Rochester, NY 14638, (9.76%); Beacon Mutual Insurance Co., c/o Norstar Trust Co., Gales & Co., 159 East Main, Rochester, NY 14638 (6.33%); U.S. Treasury Money Fund -- Loring Walcott Client Sweep Acct., c/o Norstar Trust Co., Gales & Co., 159 East Main, Rochester, NY 14638, (23.17%); Equity Value Fund--Fleet Savings Plus-Equity Value, c/o Norstar Trust Co., Gales & Co., 159 East Main, Rochester, NY 14638, (24.21%); Equity Growth Fund--Fleet Savings Plus-Equity Growth, c/o Norstar Trust Co., Gales & Co., 159 East Main, Rochester, NY 14638, (23.54%); Nusco Retiree Health VEBA Trust, c/o Norstar Trust Co., Gales & Co., 159 East Main, Rochester, NY 14638, (6.82%); International Equity Fund--FFG International Equity Fund, c/o Norstar Trust Co., Gales & Co., 159 East Main, Rochester, NY 14638, (12.68%); Fleet Savings Plus-Intl. Equity, c/o Norstar Trust Co., Gales & Co., 159 East Main, Rochester, NY 14638, (9.82%); Intermediate Government Income Fund -- Nusco Retiree Health VEBA Trust, c/o Norstar Trust Co., Gales & Co., 159 East Main, Rochester, NY 14638 (6.44%); Strategic Equity Fund--FFG Retirement & Pension VDG, c/o Fleet Financial Group, 159 East Main, Rochester, NY 14638, (93.39%); High Quality Bond Fund--Fleet Savings Plus Plan-HQ Bond, c/o Norstar Trust Co., Gales & Co., 159 East Main, Rochester, NY 14638 (19.60%); Asset Allocation Fund--Fleet Savings Plus-Asset Allocation, c/o Norstar Trust Co., Gales & Co., 159 East Main, Rochester, NY 14638, (26.52%); Small Company Equity Fund--Fleet Savings Plus-Small Company, c/o Norstar Trust Co., Gales & Co., 159 East Main, Rochester, NY 14638, (33.58%); Tax Exempt Bond Fund -- Nusco Retiree Health VEBA Trust, c/o Norstar Trust Co., Gales & Co., 159 East Main, Rochester, NY 14638, (37.64%); Corporate Bond Fund--Cole Hersee Pension Plan, c/o Norstar Trust Co., Gales & Co., 159 East Main, Rochester, NY 14638, (8.40%); Growth Income Fund--Fleet Savings Plus-Growth Income, c/o Norstar Trust Co., Gales & Co., 159 East Main, Rochester, NY 14638, (43.81%); Crumpton & Knowles IARP, c/o Norstar Trust Co., Gales & Co., 159 East Main, Rochester, NY 14638 (10.11%); Small Cap Value Fund--FFG Emp. Ret. Misc. Assets SNC, c/o Norstar Trust Co., Gales & Co., 159 East Main, Rochester, NY 14638, (25.16%); Institutional Government Fund -- IBEW Local #99 Annuity, c/o Norstar Trust Co., Gales & Co., 159 East Main Street, Rochester, NY 14638 (5.26%); New Jersey Municipal Bond Fund--Perillo Tours, c/o Norstar Trust Co., Gales & Co., 159 East Main, Rochester, NY 14638, (22.47%); Royal Chambord IMA, c/o Norstar Trust Co., Gales & Co., 159 East Main, Rochester, NY, 14638, (11.24%); McKee Wendell A. Marital Trust, c/o Norstar Trust Co., Gales & Co., 159 East Main, Rochester,

NY 14638, (11.16%); Varco Inc. IMA, c/o Norstar Trust Co., Gales & Co., 159 East Main, Rochester, NY 14638, (5.62%); and Tiernan Diana V IA, c/o Norstar Trust Co., Gales & Co., 159 East Main, Rochester, NY 14638, (5.10%).


       As of November 30, 1999, the name, address and share ownership of the entities or persons that held of record or beneficially more than 5% of the outstanding A Prime Shares of Galaxy's Asset Allocation, Equity Income, Growth and Income, Strategic Equity, Equity Value, Equity Growth, International Equity, Small Cap Value, Small Company Equity, Short-Term Bond, Intermediate Government Income, High Quality Bond and Tax-Exempt Bond Funds were as follows: Asset Allocation Fund--U.S. Clearing, A Division of Fleet Securities, Inc., FBO #147-97697-11, Ray Wayne Prince, 11010 Stephens Road, Berlin Heights, OH 44814-9673 (18.52%); U.S. Clearing, A Division of Fleet Securities, Inc., FBO #135-29801-11, Joseph P. Quinn & Genevieve H. Quinn Trust, 725 N. Riverside Drive, Apt. 405, Pompano Beach, FL 33062-4536 (12.47%); U.S. Clearing, A Division of Fleet Securities, Inc., FBO #175-97327-10, Margaret Ann Gillenwater, 2525 E. Prince Road #23, Tucson, AZ 85716-1146 (11.92%); U.S. Clearing, A
Division of Fleet Securities, Inc., FBO #114-97238-17, Sara Mallow, 936 Broadway, New York, NY 10010-6013 (25.26%); U.S. Clearing, A Division of Fleet Securities, Inc., FBO #166-88586-13, Pamela Ann Radamaker, 1001 Tramway Blvd. NE, Albuquerque, NM 87112-6280 (10.72%); U.S. Clearing, A Division of Fleet Securities, Inc., FBO #114-23817-12, John R. Johnson, P.O. Box 4338, Deerfield Beach, FL 33442-4338 (8.31%); Growth and Income Fund--U.S. Clearing, A Division of Fleet Securities Inc., FBO #160-27022-17, Linda Shaw, Trustee for the Linda
J. Shaw Trust, 920 Meadows Road, Geneva, IL 60134-3052 (34.66%); U.S. Clearing, A Division of Fleet Securities Inc., FBO #113-27816-16, Pamela M. Fein, 68 Oak Ridge Drive, Bethany, CT 06524-3118 (29.85%); U.S. Clearing, A Division of Fleet Securities Inc., FBO #175-97327-10, Margaret Ann Gillenwater, 2525 E. Prince Road #23, Tucson, AZ 85716-1146 (23.43%); U.S. Clearing, A Division of Fleet Securities Inc., FBO #103-80080-19, Saint Clare School Endowment Fund, Attn: Fr. O'Shea/Andrew J. Houvouras and/or Bruce Blatman, 821 Prosperity Farms Road, No. Palm Beach, FL 33408-4299 (6.09%); Equity Growth Fund--U.S. Clearing, A Division of Fleet Securities Inc., FBO #104-32732-16, Hilda Brandt, 3900 North Charles Street, Baltimore, MD 21218-1724 (50.91%); U.S. Clearing, A Division of Fleet Securities Inc., FBO #114-97236-17, Sara Mallow, 936 Broadway, New York, NY 10010-6013 (26.57%); U.S. Clearing, A Division of Fleet Securities Inc., FBO #120-97689-18, Yook Y. Doo, 4634 Robinson St., Flushing, NY 11355-3445 (8.84%);
U.S. Clearing, A Division of Fleet Securities Inc., FBO #021-90471-15, Mabel L. Bowman, 35634 Meyers Ct., Fremont, CA 84536-2540 (7.00%); U.S. Clearing, A Division of Fleet Securities Inc., FBO #143-27206-11, Mary V. Mastroianni & Pasqual Mastroianni JT Ten, 1811 Randolph Road, Schenectady, NY 12308-2021 (5.44%); International Equity Fund--U.S. Clearing, A Division of Fleet Securities Inc., FBO #125-98055-11, Albert F. Twanmo, 6508 81st St., Cabin John, MD 20818-1203 (94.66%); Small Cap Value Fund U.S. Clearing, A Division of Fleet Securities Inc., FBO # 104-32732-16, Hilda Brandt, 3900 North Charles Street, Baltimore, MD 21218-1724 (26.87%); U.S. Clearing, A Division of Fleet Securities Inc., FBO # 150-98301-11, N. Clifford Nelson Jr., 58 Middlebury Road, Orchard Park, NY 14127-3581 (16.93%); U.S. Clearing, A Division of Fleet Securities Inc., FBO # 102-60254-19, Frederick W. Geissinger, 601 NW 2nd Street, Evansville, IN 47708-1013 (16.81%); U.S. Clearing, A Division of Fleet Securities Inc., FBO # 103-97564-14, Thomas X. McKenna, 170 Turtle Creek Drive, Tequesta, FL 33469-1547 (12.55%); U.S. Clearing, A Division of Fleet Securities Inc., FBO # 103-31296-18, Edward U.

Roddy III, 109 Angler Avenue, Palm Beach, FL 33480-3101 (8.27%); U.S. Clearing, A Division of Fleet Securities Inc., FBO # 180-24606-24, Gary R. Plemons, P.O. Box 190, Madisonville, TN 37354-0190 (5.56%); U.S. Clearing, A Division of Fleet Securities Inc., FBO # 165-26664-29, Special Risk Underwriters, P.O. Box 54699, Phoenix, AZ 85078-4699 (5.31%); High Quality Bond Fund - U.S. Clearing, A Division of Fleet Securities Inc., FBO # 103-30971-12, Doris G. Schack, FBO # 103-30971-12, Doris G. Schack Living Trust, 9161 East Evans, Scottsdale, AZ 85260-7575 (72.18%); U.S. Clearing, A Division of Fleet Securities Inc., FBO # 013-02964-11, Jane L. Grayhurst, 770 Boylston St., Apt. 10G, Boston, MA 02199-7709 (15.46%); U.S. Clearing, A Division of Fleet Securities, Inc., FBO #132-90090-11, Virginia Holmes, 303 Bella Vista Drive, Ithaca, NY 14850-5774 (12.10%).


       As of November 30, 1999, the name, address and share ownership of the entities or persons that held of record or beneficially more than 5% of the outstanding B Prime Shares of Galaxy's Asset Allocation, Equity Income, Growth and Income, Strategic Equity, Equity Value, Equity Growth, International Equity, Small Cap Value, Small Company Equity, Short-Term Bond, Intermediate Government Income, High Quality Bond and Tax-Exempt Bond Funds were as follows: Asset Allocation Fund -- U.S. Clearing, A Division of Fleet Securities Inc., FBO # 138-97818-14, Carol Y. Foster, 524 Marie Ave., Blountstown, FL 32424-1218 (10.07%); U.S. Clearing, A Division of Fleet Securities Inc., FBO # 102-92974-11, Ann E. Herzog, 74 Tacoma St., Staten Island, NY 10304-4222 (9.61%); U.S. Clearing, A Division of Fleet Securities Inc., FBO # 166-98559-16, Ann P. Sargent, 422 Los Encinos Ave., San Jose, CA 95134-1336 (6.40%); U.S. Clearing, A Division of Fleet Securities Inc., FBO # 166-97970-19, Alicia E. Schober, 10139 Ridgeway Drive, Cupertino, CA 95014-2658 (6.22%); U.S. Clearing, A Division of Fleet Securities Inc., FBO # 19414889-16, Paul R. Thornton & Karin
Z. Thornton, JT TEN, 1207 Oak Glen Lane, Sugar Land, TX 77479-6175 (5.70%); U.S. Clearing, A Division of Fleet Securities, Inc., FBO #147-29049-19, Randall Prince, Rt. 1, Box 865, Turtletown, TN 37391-9700 (6.06%); Growth and Income Fund - U.S. Clearing, A Division of Fleet Securities Inc., FBO # 147-97497-13, Martin Allen Sante, 15222 Birch Lakeshore Drive, Vandalia, MI 49095-9741 (27.18%); U.S. Clearing, A Division of Fleet Securities Inc., FBO #103-31744-16, Irwin Luftig & Elaine Luftig, 6119 Bear Creek Ct., Lake Worth, FL 33467-6812 (19.02%); Linda M. Berke & Michael E. Berke, JT WROS, 30941 Westwood Rd., Farmington Hills, MI 48331-1466 (15.25%); U.S. Clearing, A Division of Fleet Securities Inc., FBO # 147-29019-15, Walter W. Quan, 2617 Skyline Drive, Lorain, OH 44053-2243 (14.87%); U.S. Clearing, A Division of Fleet Securities Inc., FBO #014-90365-19, Peter Burr Bickford, 65 A Lazell St., Hingham, MA 02043-4403 (7.44%); U.S. Clearing, A Division of Fleet Securities Inc., FBO #108-00116-10, Michael Kennedy & Carleen Kennedy, JT WROS, 12 Walton Avenue, Locust Valley, NY 11560-1227 (5.48%); Equity Growth Fund - U.S. Clearing, A Division of Fleet Securities Inc., FBO # 111-98315-17, Thomas J. Bernfeld, 185 West End Ave., Apt. 21D, New York, NY 10023-5548 (29.52%); U.S. Clearing, A Division of Fleet Securities Inc., FBO # 166-31108-13, Frank Catanho, Trustee of the Frank Catanho 1996 Trust dated 10/22/96, 24297 Mission Blvd., Hayward, CA 94544-1020 (19.07%);
U.S. Clearing, A Division of Fleet Securities Inc., FBO # 183-97247-11, W.P. Fleming, 66500 E. 253rd, Grove, OK 74344-6163 (8.77%); U.S. Clearing, A Division of Fleet Securities Inc., FBO # 131-96122-18, Elaine B. Odessa, 9 Newman Rd., Pawtucket, RI 02860-8183 (6.66%); International Equity Fund - U.S. Clearing, A Division of Fleet Securities Inc., FBO # 102-5924-17, Church & Friary of St. Francis of Assisi, c/o Fr.

Ronald P. Stark OFM, 135 West 31st St., New York, NY 10001-3405 (82.40%); Small Cap Value Fund - U.S. Clearing, A Division of Fleet Securities Inc., FBO # 147-97574-19, Ray William Mominey, 1340 San Cristobal Villa, Punta Gorda, FL 33983-6616 (15.90%); U.S. Clearing, A Division of Fleet Securities Inc., FBO # 111-98315-17, Thomas J. Bernfeld, 185 West End Ave., Apt. 21D, New York, NY 10023-5548 (10.13%); U.S. Clearing, A Division of Fleet Securities Inc., FBO # 107-30623-15, Andrejs Zvejnieks, 2337 Christopher Walk, Atlanta, GA 30327-1110 (6.86%); E-Trade: Cust. for the rollover IRA, FBO Rufus O. Eddins, Jr., A/C # 11042697, 360 Dominion Circle, Knoxville, TN 37922-2750 (5.34%); U.S. Clearing, A Division of Fleet Securities Inc., FBO # 221-97250-13, Micheal A. Veschi, 106 Exmoor Court, Leesburg, VA 20176-2049 (5.13%); High Quality Bond Fund - U.S. Clearing, A Division of Fleet Securities Inc., FBO # 200-70099-19, Neil C. Feldman, 41 Windham Way, Englishtown, NJ 07726-8216 (25.37%); U.S. Clearing, A Division of Fleet Securities Inc., FBO # 119-97697-10, Ira Sornborg, 4219 Nautilus Ave., Brooklyn, NY 11224-1019 (10.23%); U.S. Clearing, A Division of Fleet Securities Inc., FBO # 216-12779-14, Les H. Galex & Nan Galex, JT TEN, 7540 Farragut St., Hollywood, FL 33024-2626 (8.11%); U.S. Clearing, A Division of Fleet Securities Inc., FBO # 102-93287-11, Marjorie Dion, 301 Raimond St., Yaphank, NY 11980-9725 (7.31%); U.S. Clearing, A Division of Fleet Securities Inc., FBO # 102-68909-11, Marjorie Dion, 301 Raimond St., Yaphank, NY 11980-9725 (8.61%); U.S. Clearing, A Division of Fleet Securities Inc., FBO # 147-24459-13, Jay Robert Klein, 26800 Amhearst Circle, #209, Cleveland, OH 44122-7572 (8.40%); U.S. Clearing, A Division of Fleet Securities Inc., FBO # 157-98031-13, Patricia Fusco, 112 E. Chapel Ave., Cherry Hill, NJ 08034-1204 (6.53%); U.S. Clearing, A Division of Fleet Securities, Inc., FBO # 216-13463-13, Jerry H. Dunmire, 5151 SW 89 Terrace, Cooper City, FL 33328-3631 (6.48%).


       As of November 30, 1999, the name, address and share ownership of the entities or persons that held of record or beneficially more than 5% of the outstanding shares of Galaxy's Prime Reserves, Government Reserves and Tax Exempt Reserves were as follows: Prime Reserves -- U.S. Clearing, 26 Broadway, New York, NY 10004 (6.96%); Government Reserves -- U.S. Clearing, 26 Broadway, New York, NY 10004 (100.00%); and Tax Exempt Reserves -- U.S. Clearing, 26 Broadway, New York, NY 10004 (100.00%).


       As of November 30, 1999, no entity or person held of record or beneficially more than 5% of the outstanding Retail A and Retail B Shares of Galaxy's Equity Income, New York Municipal Bond, Connecticut Municipal Bond, Massachusetts Municipal Bond, Rhode Island Municipal Bond, Massachusetts Municipal Money Market, Connecticut Municipal Money Market and Short Term Bond Funds.

                              FINANCIAL STATEMENTS

       Galaxy's Annual Report to Shareholders with respect to the Funds for the fiscal year ended October 31, 1999 [has been filed] with the SEC. The financial
statements contained in such Annual Reports are [             ] into this
Statement of Additional Information. The financial statements and financial highlights for the Funds for the fiscal year ended October 31, 1999 have been
audited by Galaxy's independent accountants, [                    ], whose
reports thereon also appears in such Annual Report and [                     ].
The financial statements in such Annual Report have been [                 ] in
reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                   APPENDIX A

COMMERCIAL PAPER RATINGS

          A Standard & Poor's ("S&P") commercial paper rating is a current assessment of the likelihood of timely payment of debt having an original maturity of no more than 365 days. The following summarizes the rating categories used by Standard and Poor's for commercial paper:

          "A-1" - Obligations are rated in the highest category indicating that the obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitment on these obligations is extremely strong.

          "A-2" - Obligations are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitment on the obligation is satisfactory.

          "A-3" - Obligations exhibit adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

          "B" - Obligations are regarded as having significant speculative characteristics. The obligor currently has the capacity to meet its financial commitment on the obligation; however, it faces major ongoing uncertainties which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

          "C" - Obligations are currently vulnerable to nonpayment and are dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

          "D" - Obligations are in payment default. The "D" rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period. The "D" rating will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

          Moody's commercial paper ratings are opinions of the ability of issuers to repay punctually senior debt obligations not having an original maturity in excess of one year, unless explicitly noted. The following summarizes the rating categories used by Moody's for commercial paper:

          "Prime-1" - Issuers (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics: leading market positions in well-established industries; high rates of return on funds employed; conservative capitalization structure with moderate reliance on debt and ample asset protection; broad margins in earnings coverage of fixed financial charges and high internal cash generation; and well-established access to a range of financial markets and assured sources of alternate liquidity.

          "Prime-2" - Issuers (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

          "Prime-3" - Issuers (or supporting institutions) have an acceptable ability for repayment of senior short-term debt obligations. The effect of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

          "Not Prime" - Issuers do not fall within any of the Prime rating categories.


          The three rating categories of Duff & Phelps for investment grade commercial paper and short-term debt are "D-1," "D-2" and "D-3." Duff & Phelps employs three designations, "D-1+," "D-1" and "D-1-," within the highest rating category. The following summarizes the rating categories used by Duff & Phelps for commercial paper:

          "D-1+" - Debt possesses the highest certainty of timely payment. Short-term liquidity, including internal operating factors and/or access to alternative sources of funds, is outstanding, and safety is just below risk-free U.S. Treasury short-term obligations.

          "D-1" - Debt possesses very high certainty of timely payment. Liquidity factors are excellent and supported by good fundamental protection factors. Risk factors are minor.

          "D-1-" - Debt possesses high certainty of timely payment. Liquidity factors are strong and supported by good fundamental protection factors. Risk factors are very small.

          "D-2" - Debt possesses good certainty of timely payment. Liquidity factors and company fundamentals are sound. Although ongoing funding needs may enlarge total financing requirements, access to capital markets is good. Risk factors are small.

          "D-3" - Debt possesses satisfactory liquidity and other protection factors qualify issues as to investment grade. Risk factors are larger and subject to more variation. Nevertheless, timely payment is expected.

          "D-4" - Debt possesses speculative investment characteristics. Liquidity is not sufficient to insure against disruption in debt service. Operating factors and market access may be subject to a high degree of variation.

          "D-5" - Issuer has failed to meet scheduled principal and/or interest payments.


          Fitch IBCA short-term ratings apply to debt obligations that have time horizons of less than 12 months for most obligations, or up to three years for U.S. public finance securities. The following summarizes the rating categories used by Fitch IBCA for short-term obligations:

          "F1" - Securities possess the highest credit quality. This designation indicates the strongest capacity for timely payment of financial commitments and may have an added "+" to denote any exceptionally strong credit feature.

          "F2" - Securities possess good credit quality. This designation indicates a satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of the higher ratings.

          "F3" - Securities possess fair credit quality. This designation indicates that the capacity for timely payment of financial commitments is adequate; however, near-term adverse changes could result in a reduction to non-investment grade.

          "B" - Securities possess speculative credit quality. This designation indicates minimal capacity for timely payment of financial commitments, plus vulnerability to near-term adverse changes in financial and economic conditions.

          "C" - Securities possess high default risk. This designation indicates that default is a real possibility and that the capacity for meeting financial commitments is solely reliant upon a sustained, favorable business and economic environment.

          "D" - Securities are in actual or imminent payment default.


          Thomson BankWatch short-term ratings assess the likelihood of an untimely payment of principal and interest of debt instruments with original maturities of one year or less. The following summarizes the ratings used by Thomson BankWatch:

          "TBW-1" - This designation represents Thomson BankWatch's highest category and indicates a very high likelihood that principal and interest will be paid on a timely basis.

          "TBW-2" - This designation represents Thomson BankWatch's second-highest category and indicates that while the degree of safety regarding timely repayment of principal and interest is strong, the relative degree of safety is not as high as for issues rated "TBW-1."

          "TBW-3" - This designation represents Thomson BankWatch's lowest investment-grade category and indicates that while the obligation is more susceptible to adverse developments (both internal and external) than those with higher ratings, the capacity to service principal and interest in a timely fashion is considered adequate.

          "TBW-4" - This designation represents Thomson BankWatch's lowest rating category and indicates that the obligation is regarded as non-investment grade and therefore speculative.


CORPORATE AND MUNICIPAL LONG-TERM DEBT RATINGS

          The following summarizes the ratings used by Standard & Poor's for corporate and municipal debt:

          "AAA" - An obligation rated "AAA" has the highest rating assigned by Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

          "AA" - An obligation rated "AA" differs from the highest rated obligations only in small degree. The obligor's capacity to meet its financial commitment on the obligation is very strong.

          "A" - An obligation rated "A" is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

          "BBB" - An obligation rated "BBB" exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

          Obligations rated "BB," "B," "CCC," "CC" and "C" are regarded as having significant speculative characteristics. "BB" indicates the least degree of speculation and "C" the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

          "BB" - An obligation rated "BB" is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

          "B" - An obligation rated "B" is more vulnerable to nonpayment than obligations rated "BB," but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

          "CCC" - An obligation rated "CCC" is currently vulnerable to nonpayment, and is dependent upon favorable business, financial and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

          "CC" - An obligation rated "CC" is currently highly vulnerable to nonpayment.

          "C" - The "C" rating may be used to cover a situation where a bankruptcy petition has been filed or similar action has been taken, but payments on this obligation are being continued.

          "D" - An obligation rated "D" is in payment default. The "D" rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period. The "D" rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

          PLUS (+) OR MINUS (-) - The ratings from "AA" through "CCC" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

          "r" - This symbol is attached to the ratings of instruments with significant noncredit risks. It highlights risks to principal or volatility of expected returns which are not addressed in the credit rating. Examples include: obligations linked or indexed to equities, currencies, or commodities; obligations exposed to severe prepayment risk - such as interest-only or principal-only mortgage securities; and obligations with unusually risky interest terms, such as inverse floaters.

          The following summarizes the ratings used by Moody's for corporate and municipal long-term debt:

          "Aaa" - Bonds are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

          "Aa" - Bonds are judged to be of high quality by all standards. Together with the "Aaa" group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in "Aaa" securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat larger than the "Aaa" securities.

          "A" - Bonds possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

          "Baa" - Bonds are considered as medium-grade obligations, (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

          "Ba," "B," "Caa," "Ca," and "C" - Bonds that possess one of these ratings provide questionable protection of interest and principal ("Ba" indicates speculative elements; "B" indicates a general lack of characteristics of desirable investment; "Caa" are of poor standing; "Ca" represents obligations which are speculative in a high degree; and "C" represents the lowest rated class of bonds). "Caa," "Ca" and "C" bonds may be in default.

          Con. (---) - Bonds for which the security depends upon the completion of some act or the fulfillment of some condition are rated conditionally. These are bonds secured by (a) earnings of projects under construction, (b) earnings of projects unseasoned in operating experience, (c) rentals which begin when facilities are completed, or (d) payments to which some other limiting condition attaches. Parenthetical rating denotes probable credit stature upon completion of construction or elimination of basis of condition.

          Note: Moody's applies numerical modifiers 1, 2, and 3 in each generic rating classification from "Aa" through "Caa." The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of its generic rating category.

          The following summarizes the long-term debt ratings used by Duff & Phelps for corporate and municipal long-term debt:

          "AAA" - Debt is considered to be of the highest credit quality. The risk factors are negligible, being only slightly more than for risk-free U.S. Treasury debt.

          "AA" - Debt is considered to be of high credit quality. Protection factors are strong. Risk is modest but may vary slightly from time to time because of economic conditions.

          "A" - Debt possesses protection factors which are average but adequate. However, risk factors are more variable in periods of greater economic stress.

          "BBB" - Debt possesses below-average protection factors but such protection factors are still considered sufficient for prudent investment. Considerable variability in risk is present during economic cycles.

          "BB," "B," "CCC," "DD," and "DP" - Debt that possesses one of these ratings is considered to be below investment grade. Although below investment grade, debt rated "BB" is deemed likely to meet obligations when due. Debt rated "B" possesses the risk that obligations will not be met when due. Debt rated "CCC" is well below investment grade and has considerable uncertainty as to timely payment of principal, interest or preferred dividends. Debt rated "DD" is a defaulted debt obligation, and the rating "DP" represents preferred stock with dividend arrearages.

          To provide more detailed indications of credit quality, the "AA," "A," "BBB," "BB" and "B" ratings may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within these major categories.

          The following summarizes the ratings used by Fitch IBCA for corporate and municipal bonds:

          "AAA" - Bonds considered to be investment grade and of the highest credit quality. These ratings denote the lowest expectation of credit risk and are assigned only in case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

          "AA" - Bonds considered to be investment grade and of very high credit quality. These ratings denote a very low expectation of credit risk and indicate very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

          "A" - Bonds considered to be investment grade and of high credit quality. These ratings denote a low expectation of credit risk and indicate strong capacity for timely payment of financial commitments. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

          "BBB" - Bonds considered to be investment grade and of good credit quality. These ratings denote that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity.

          "BB" - Bonds considered to be speculative. These ratings indicate that there is a possibility of credit risk developing, particularly as the result of adverse economic changes over time; however, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade.

          "B" - Bonds are considered highly speculative. These ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is contingent upon a sustained, favorable business and economic environment.

          "CCC," "CC," "C" - Bonds have high default risk. Default is a real possibility, and capacity for meeting financial commitments is solely reliant upon sustained, favorable business or economic developments. "CC" ratings indicate that default of some kind appears probable, and "C" ratings signal imminent default.

          "DDD," "DD" and "D" - Bonds are in default. Securities are not meeting obligations and are extremely speculative. "DDD" designates the highest potential for recovery of amounts outstanding on any securities involved and "D" represents the lowest potential for recovery.

          To provide more detailed indications of credit quality, the Fitch IBCA ratings from and including "AA" to "B" may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within these major rating categories.

          Thomson BankWatch assesses the likelihood of an untimely repayment of principal or interest over the term to maturity of long term debt and preferred stock which are issued by United States commercial banks, thrifts and non-bank banks; non-United States banks; and broker-dealers. The following summarizes the rating categories used by Thomson BankWatch for long-term debt ratings:

          "AAA" - This designation indicates that the ability to repay principal and interest on a timely basis is extremely high.

          "AA" - This designation indicates a very strong ability to repay principal and interest on a timely basis, with limited incremental risk compared to issues rated in the highest category.

          "A" - This designation indicates that the ability to repay principal and interest is strong. Issues rated "A" could be more vulnerable to adverse developments (both internal and external) than obligations with higher ratings.

          "BBB" - This designation represents the lowest investment-grade category and indicates an acceptable capacity to repay principal and interest. Issues rated "BBB" are more vulnerable to adverse developments (both internal and external) than obligations with higher ratings.

          "BB," "B," "CCC," and "CC" - These designations are assigned by Thomson BankWatch to non-investment grade long-term debt. Such issues are regarded as having speculative characteristics regarding the likelihood of timely payment of principal and interest. "BB" indicates the lowest degree of speculation and "CC" the highest degree of speculation.

          "D" - This designation indicates that the long-term debt is in default.

          PLUS (+) OR MINUS (-) - The ratings from "AAA" through "CC" may include a plus or minus sign designation which indicates where within the respective category the issue is placed.


MUNICIPAL NOTE RATINGS

          A Standard and Poor's rating reflects the liquidity concerns and market access risks unique to notes due in three years or less. The following summarizes the ratings used by Standard & Poor's Ratings Group for municipal notes:

          "SP-1" - The issuers of these municipal notes exhibit a strong capacity to pay principal and interest. Those issues determined to possess very strong characteristics are given a plus (+) designation.

          "SP-2" - The issuers of these municipal notes exhibit satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

          "SP-3" - The issuers of these municipal notes exhibit speculative capacity to pay principal and interest.


          Moody's ratings for state and municipal notes and other short-term loans are designated Moody's Investment Grade ("MIG") and variable rate demand obligations are designated Variable Moody's Investment Grade ("VMIG"). Such ratings recognize the differences between short-term credit risk and long-term risk. The following summarizes the ratings by Moody's Investors Service, Inc. for short-term notes:

          "MIG-1"/"VMIG-1" - This designation denotes best quality. There is present strong protection by established cash flows, superior liquidity support or demonstrated broad-based access to the market for refinancing.

          "MIG-2"/"VMIG-2" - This designation denotes high quality, with margins of protection that are ample although not so large as in the preceding group.

          "MIG-3"/"VMIG-3" - This designation denotes favorable quality, with all security elements accounted for but lacking the undeniable strength of the preceding grades. Liquidity and cash flow protection may be narrow and market access for refinancing is likely to be less well established.

          "MIG-4"/"VMIG-4" - This designation denotes adequate quality. Protection commonly regarded as required of an investment security is present and although not distinctly or predominantly speculative, there is specific risk.

          "SG" - This designation denotes speculative quality. Debt instruments in this category lack of margins of protection.

          Fitch IBCA and Duff & Phelps use the short-term ratings described under Commercial Paper Ratings for municipal notes.

                                   APPENDIX B

       As stated above, the Funds may enter into futures transactions for hedging purposes. The following is a description of such transactions.

I.     INTEREST RATE FUTURES CONTRACTS

       USE OF INTEREST RATE FUTURES CONTRACTS. Bond prices are established in both the cash market and the futures market. In the cash market, bonds are purchased and sold with payment for the full purchase price of the bond being made in cash, generally within five business days after the trade. In the futures market, only a contract is made to purchase or sell a bond in the future for a set price on a certain date. Historically, the prices for bonds established in the futures markets have tended to move generally in the aggregate in concert with the cash market prices and have maintained fairly predictable relationships. Accordingly, the Funds may use interest rate futures contracts as a defense, or hedge, against anticipated interest rate changes and not for speculation. As described below, this would include the use of futures contract sales to protect against expected increases in interest rates and futures contract purchases to offset the impact of interest rate declines.

       The Funds presently could accomplish a similar result to that which they hope to achieve through the use of futures contracts by selling bonds with long maturities and investing in bonds with short maturities when interest rates are expected to increase, or conversely, selling short-term bonds and investing in long-term bonds when interest rates are expected to decline. However, because of the liquidity that is often available in the futures market, the protection is more likely to be achieved, perhaps at a lower cost and without changing the rate of interest being earned by the Funds, through using futures contracts.

       DESCRIPTION OF INTEREST RATE FUTURES CONTRACTS. An interest rate futures contract sale would create an obligation by a Fund, as seller, to deliver the specific type of financial instrument called for in the contract at a specific future time for a specified price. A futures contract purchase would create an obligation by the Fund, as purchaser, to take delivery of the specific type of financial instrument at a specific future time at a specific price. The specific securities delivered or taken, respectively, at settlement date, would not be determined until at or near that date. The determination would be in accordance with the rules of the exchange on which the futures contract sale or purchase was made.

       Although interest rate futures contracts by their terms call for actual delivery or acceptance of securities, in most cases the contracts are closed out before the settlement date without the making or taking of delivery of securities. Closing out a futures contract sale is effected by a Fund's entering into a futures contract purchase for the same aggregate amount of the specific type of financial instrument and the same delivery date. If the price of the sale exceeds the price of the offsetting purchase, the Fund immediately is paid the difference and thus realizes a gain. If the offsetting purchase price exceeds the sale price, the Fund pays the difference and realizes a loss. Similarly, the closing out of a futures contract purchase is effected by a Fund entering into a futures contract sale. If the offsetting sale price exceeds the purchase price, the Fund realizes a gain, and if the purchase price exceeds the offsetting sale price, the Fund realizes a loss.

       Interest rate futures contracts are traded in an auction environment on the floors of several exchanges -- principally, the Chicago Board of Trade, the Chicago Mercantile Exchange and the New York Futures Exchange. The Funds would deal only in standardized contracts on recognized exchanges. Each exchange guarantees performance under contract provisions through a clearing corporation, a nonprofit organization managed by the exchange membership.

       A public market now exists in futures contracts covering various financial instruments including long-term United States Treasury Bonds and Notes; Government National Mortgage Association (GNMA) modified pass-through mortgage backed securities; three-month United States Treasury Bills; and ninety-day commercial paper. The Funds may trade in any interest rate futures contracts for which there exists a public market, including, without limitation, the foregoing instruments.

       EXAMPLE OF FUTURES CONTRACT SALE. The Funds would engage in an interest rate futures contract sale to maintain the income advantage from continued holding of a long-term bond while endeavoring to avoid part or all of the loss in market value that would otherwise accompany a decline in long-term securities prices. Assume that the market value of a certain security held by a particular Fund tends to move in concert with the futures market prices of long-term United States Treasury bonds ("Treasury bonds"). Fleet wishes to fix the current market value of this portfolio security until some point in the future. Assume the portfolio security has a market value of 100, and Fleet believes that, because of an anticipated rise in interest rates, the value will decline to 95. The Fund might enter into futures contract sales of Treasury bonds for an equivalent of
98. If the market value of the portfolio security does indeed decline from 100 to 95, the equivalent futures market price for the Treasury bonds might also decline from 98 to 93.

       In that case, the five point loss in the market value of the portfolio security would be offset by the five point gain realized by closing out the futures contract sale. Of course, the futures market price of Treasury bonds might well decline to more than 93 or to less than 93 because of the imperfect correlation between cash and futures prices mentioned below.

       Fleet could be wrong in its forecast of interest rates, and the equivalent futures market price could rise above 98. In this case, the market value of the portfolio securities, including the portfolio security being protected, would increase. The benefit of this increase would be reduced by the loss realized on closing out the futures contract sale.

       If interest rate levels did not change, the Fund in the above example might incur a loss of 2 points (which might be reduced by an offsetting transaction prior to the settlement date). In each transaction, transaction expenses would also be incurred.

       EXAMPLE OF FUTURES CONTRACT PURCHASE. A Fund would engage in an interest rate futures contract purchase when it is not fully invested in long-term bonds but wishes to defer for a time the purchase of long-term bonds in light of the availability of advantageous interim investments, e.g., shorter term securities whose yields are greater than those available on long-term bonds. A Fund's basic motivation would be to maintain for a time the income advantage from investing in the short-term securities; the Fund would be endeavoring at the same time to eliminate the effect of all or part of an expected increase in market price of the long-term bonds that the Fund may purchase.

       For example, assume that the market price of a long-term bond that the Fund may purchase, currently yielding 10%, tends to move in concert with futures market prices of Treasury bonds. Fleet wishes to fix the current market price (and thus 10% yield) of the long-term bond until the time (four months away in this example) when it may purchase the bond. Assume the long-term bond has a market price of 100, and Fleet believes that, because of an anticipated fall in interest rates, the price will have risen to 105 (and the yield will have dropped to about 9 1/2%) in four months. The Fund might enter into futures contracts purchases of Treasury bonds for an equivalent price of 98. At the same time, the Fund would assign a pool of investments in short-term securities that are either maturing in four months or earmarked for sale in four months, for purchase of the long-term bond at an assumed market price of 100. Assume these short-term securities are yielding 15%. If the market price of the long-term bond does indeed rise from 100 to 105, the equivalent futures market price for Treasury bonds might also rise from 98 to 103. In that case, the 5 point increase in the price that the Fund pays for the long-term bond would be offset by the 5 point gain realized by closing out the futures contract purchase.

       Fleet could be wrong in its forecast of interest rates; long-term interest rates might rise to above 10%; and the equivalent futures market price could fall below 98. If short-term rates at the same time fall to 10% or below, it is possible that the Fund would continue with its purchase program for long-term bonds. The market price of available long-term bonds would have decreased. The benefit of this price decrease, and thus yield increase, will be reduced by the loss realized on closing out the futures contract purchase.

       If, however, short-term rates remained above available long-term rates, it is possible that the Fund would discontinue its purchase program for long-term bonds. The yield on short-term securities in the portfolio, including those originally in the pool assigned to the particular long-term bond, would remain higher than yields on long-term bonds. The benefit of this continued incremental income will be reduced by the loss realized on closing out the futures contract purchase. In each transaction, expenses would also be incurred.

II.    MUNICIPAL BOND INDEX FUTURES CONTRACTS

       A municipal bond index assigns relative values to the bonds included in the index and the index fluctuates with changes in the market values of the bonds so included. The Chicago Board of Trade has designed a futures contract based on the Bond Buyer Municipal Bond Index. This Index is composed of 40 term revenue and general obligation bonds, and its composition is updated regularly as new bonds meeting the criteria of the Index are issued and existing bonds mature. The Index is intended to provide an accurate indicator of trends and changes in the municipal bond market. Each bond in the Index is independently priced by six dealer-to-dealer municipal bond brokers daily. The 40 prices then are averaged and multiplied by a coefficient. The coefficient is used to maintain the continuity of the Index when its composition changes. The Chicago Board of Trade, on which futures contracts based on this Index are traded, as well as other U.S. commodities exchanges, are regulated by the Commodity Futures Trading Commission. Transactions on such exchange are cleared through a clearing corporation, which guarantees the performance of the parties to each contract.

       The Tax-Exempt Bond Fund, New Jersey Municipal Bond, New York Municipal Bond Fund, Connecticut Municipal Bond Fund, Massachusetts Municipal Bond Fund and Rhode Island Municipal Bond Fund will sell index futures contracts in order to offset a decrease in market value of their respective portfolio securities that might otherwise result from a market decline. A Fund may do so either to hedge the value of its portfolio as a whole, or to protect against declines occurring prior to sales of securities, in the value of the securities to be sold. Conversely, a Fund will purchase index futures contracts in anticipation of purchases of securities. In a substantial majority of these transactions, a Fund will purchase such securities upon termination of the long futures position, but a long futures position may be terminated without a corresponding purchase of securities.

       Closing out a futures contract sale prior to the settlement date may be effected by a Fund's entering into a futures contract purchase for the same aggregate amount of the index involved and the same delivery date. If the price in the sale exceeds the price in the offsetting purchase, the Fund is paid the difference and thus realizes a gain. If the offsetting purchase price exceeds the sale price, the Fund pays the difference and realizes a loss. Similarly, the closing out of a futures contract purchase is effected by a Fund's entering into a futures contract sale. If the offsetting sale price exceeds the purchase price, the Fund realizes a gain, and if the purchase price exceeds the offsetting sale price, the Fund realizes a loss.

EXAMPLE OF A MUNICIPAL BOND INDEX FUTURES CONTRACT

       Consider a portfolio manager holding $1 million par value of each of the following municipal bonds on February 2 in a particular year.

                                                                                Current Price
                                                                                (points and
                                                               Maturity        thirty-seconds
Issue                      Coupon           Issue Date            Date           of a point)
------------------------------------------------------         --------------------------------
Ohio HFA                   9 3/8             5/05/83            5/1/13           94-2
NYS Power                  9 3/4             5/24/83            1/1/17           102-0
San Diego, CA IDR          10                6/07/83            6/1/18           100-14
Muscatine, IA Elec         10 5/8            8/24/83            1/1/08           103-16
Mass Health & Ed           10                9/23/83            7/1/16           100-12

       The current value of the portfolio is $5,003,750.

       To hedge against a decline in the value of the portfolio, resulting from a rise in interest rates, the portfolio manager can use the municipal bond index futures contract. The current value of the Municipal Bond Index is 86-09. Suppose the portfolio manager takes a position in the futures market opposite to his or her cash market position by selling 50 municipal bond index futures contracts (each contract represents $100,000 in principal value) at this price.

       On March 23, the bonds in the portfolio have the following values:

                     Ohio HFA                  81-28
                     NYS Power                 98-26
                     San Diego, CA IDB         98-11
                     Muscatine, IA Elec        99-24
                     Mass Health & Ed          97-18

       The bond prices have fallen, and the portfolio has sustained a loss of $130,312. This would have been the loss incurred without hedging. However, the Municipal Bond Index also has fallen, and its value stands at 83-27. Suppose now the portfolio manager closes out his or her futures position by buying back 50 municipal bond index futures contracts at this price.

       The following table provides a summary of transactions and the results of the hedge.

                                          Cash Market                      Futures Market
                                          -----------                      --------------
       February 2                         $5,003,750 long posi-            Sell 50 Municipal Bond
                                          tion in municipal                futures contracts at
                                          bonds                            86-09

       March 23                           $4,873,438 long posi-            Buy 50 Municipal Bond
                                          tion in municipal                futures contracts at
                                          bonds                            83-27
                                          ---------------------            ---------------------

                                          $130,312 Loss                    $121,875 Gain

       While the gain in the futures market did not entirely offset the loss in the cash market, the $8,437 loss is significantly lower than the loss which would have been incurred without hedging.

         The numbers reflected in this appendix do not take into account the effect of brokerage fees or taxes.

III.   MARGIN PAYMENTS

       Unlike purchases or sales of portfolio securities, no price is paid or received by a Fund upon the purchase or sale of a futures contract. Initially, the Fund will be required to deposit with the broker or in a segregated account with Galaxy's custodian an amount of cash or cash equivalents, known as initial margin, based on the value of the contract. The nature of initial margin in futures transactions is different from that of margin in security transactions in that futures contract margin does not involve the borrowing of funds by the customer to finance the transactions. Rather, the initial margin is in the nature of a performance bond or good faith deposit on the contract which is returned to the Fund upon termination of the futures contract assuming all contractual obligations have been satisfied. Subsequent payments, called variation margin, to and from the broker, will be made on a daily basis as the price of the underlying instruments fluctuates making the long and short positions in the futures contract more or less valuable, a process known as marking-to-the-market. For example, when a particular Fund has purchased a futures contract and the price of the contract has risen in response to a rise in the underlying instruments, that position will have increased in value and the Fund will be entitled to receive from the broker a variation margin payment equal to that increase in value. Conversely, where the Fund has purchased a futures contract and the price of the futures contract has declined in response to a decrease in the underlying instruments, the position would be less valuable and the Fund would be required to make a variation margin payment to the broker. At any time prior to expiration of the futures contract, Fleet may elect to close the position by taking an opposite position, subject to the availability of a secondary market, which will operate to terminate the Fund's position in the futures contract. A final determination of variation margin is then made, additional cash is required to be paid by or released to the Fund, and the Fund realizes a loss or gain.

IV.    RISKS OF TRANSACTIONS IN FUTURES CONTRACTS

       There are several risks in connection with the use of futures by the Funds as hedging devices. One risk arises because of the imperfect correlation between movements in the price of the futures and movements in the price of the instruments that are the subject of the hedge. The price of the futures may move more than or less than the price of the instruments being hedged. If the price of the futures moves less than the price of the instruments which are the subject of the hedge, the hedge will not be fully effective but, if the price of the instruments being hedged has moved in an unfavorable direction, a Fund would be in a better position than if it had not hedged at all. If the price of the instruments being hedged has moved in a favorable direction, this advantage will be partially offset by the loss on the futures. If the price of the futures moves more than the price of the hedged instruments, the Funds involved will experience either a loss or gain on the futures, which will not be completely offset by movements in the price of the instruments which are the subject of the hedge. To compensate for the imperfect correlation of movements in the price of instruments being hedged and movements in the price of futures contracts, a Fund may buy or sell futures contracts in a greater dollar amount than the dollar amount of instruments being hedged if the volatility over a particular time period of the prices of such instruments has been greater than the volatility over such time period of the futures, or if otherwise deemed to be appropriate by the investment adviser. Conversely, a Fund may buy or sell fewer futures contracts if the volatility over a particular time period of the prices of the instruments being hedged is less than the volatility over such time period of the futures contract being used, or if otherwise deemed to be appropriate by Fleet. It is also possible that, where a Fund had sold futures to hedge its portfolio against a decline in the market, the market may advance and the value of instruments held in the Fund may decline. If this occurred, the Fund would lose money on the futures and also experience a decline in value in its portfolio securities.

       Where futures are purchased to hedge against a possible increase in the price of securities before a Fund is able to invest its cash (or cash equivalents) in an orderly fashion, it is possible that the market may decline instead; if the Fund then concludes not to invest its cash at that time because of concern as to possible further market decline or for other reasons, the Fund will realize a loss on the futures contract that is not offset by a reduction in the price of the instruments that were to be purchased.

       In instances involving the purchase of futures contracts by a Fund, an amount of cash and cash equivalents, equal to the market value of the futures contracts, will be deposited in a segregated account with Galaxy's custodian and/or in a margin account with a broker to collateralize the position and thereby insure that the use of such futures is unleveraged.

       In addition to the possibility that there may be an imperfect correlation, or no correlation at all, between movements in the futures and the instruments being hedged, the price of futures may not correlate perfectly with movement in the cash market due to certain market distortions. Rather than meeting additional margin deposit requirements, investors may close futures contracts through off-setting transactions that could distort the normal relationship between the cash and futures markets. Second, with respect to financial futures contracts, the liquidity of the futures market depends on participants entering into off-setting transactions rather than making or taking delivery. To the extent participants decide to make or take delivery, liquidity in the futures market could be reduced thus producing distortions. Third, from the point of view of speculators, the deposit requirements in the futures market are less onerous than margin requirements in the securities market. Therefore, increased participation by speculators in the futures market may also cause temporary price distortions. Due to the possibility of price distortion in the futures market, and because of the imperfect correlation between the movements in the cash market and movements in the price of futures, a correct forecast of general market trends or interest rate movements by the adviser may still not result in a successful hedging transaction over a short time frame.

       Positions in futures may be closed out only on an exchange or board of trade which provides a secondary market for such futures. Although the Funds intend to purchase or sell futures only on exchanges or boards of trade where there appear to be active secondary markets, there is no assurance that a liquid secondary market on any exchange or board of trade will exist for any particular contract or at any particular time. In such event, it may not be possible to close a futures investment position, and in the event of adverse price movements, a Fund would continue to be required to make daily cash payments of variation margin. However, in the event futures contracts have been used to hedge portfolio securities, such securities will not be sold until the futures contract can be terminated. In such circumstances, an increase in the price of the securities, if any, may partially or completely offset losses on the futures contract. However, as described above, there is no guarantee that the price of the securities will in fact correlate with the price movements in the futures contract and thus provide an offset on a futures contract.

       Further, it should be noted that the liquidity of a secondary market in a futures contract may be adversely affected by "daily price fluctuation limits" established by commodity exchanges which limit the amount of fluctuation in a futures contract price during a single trading day. Once the daily limit has been reached in the contract, no trades may be entered into at a price beyond the limit, thus preventing the liquidation of open futures positions. The trading of futures contracts is also subject to the risk of trading halts, suspensions, exchange or clearing house equipment failures, government intervention, insolvency of a brokerage firm or clearing house or other disruptions of normal activity, which could at times make it difficult or impossible to liquidate existing positions or to recover excess variation margin payments.

       Successful use of futures by the Funds is also subject to Fleet's ability to predict correctly movements in the direction of the market. For example, if a particular Fund has hedged against the possibility of a decline in the market adversely affecting securities held by it and securities prices increase instead, the Fund will lose part or all of the benefit to the increased value of its securities which it has hedged because it will have offsetting losses in its futures positions. In addition, in such situations, if the Fund has insufficient cash, it may have to sell securities to meet daily variation margin requirements. Such sales of securities may be, but will not necessarily be, at increased prices which reflect the rising market. The Funds may have to sell securities at a time when it may be disadvantageous to do so.